UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. 1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Ridgewood Electric Power Trust III
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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Ridgewood Renewable Power
Ridgewood Electric Power Trust III
Ridgewood Electric Power Trust IV
Consent to the Sale of Landfill-Gas Businesses

Enclosed is a notice of solicitation of consents, including a consent statement and a shareholder consent card, all of which relate to the proposed sale of two landfill-gas businesses: (i) Rhode Island LFG Genco, LLC, owned by Ridgewood Electric Power Trust I (through its 100% ownership of Ridgewood Olinda, LLC), Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV and Ridgewood Power B Fund/Providence Expansion (each a “Trust” and collectively the “Trusts”), and (ii) Brea Parent 2007, LLC, wholly owned by Ridgewood Electric Power Trust I. The proposed sale of both landfill-gas businesses and specified related transactions, all on the terms and conditions described in the consent statement, are collectively referred to as the “Sale.” As the landfill-gas businesses represent all, or substantially all, of the assets of the respective Trusts, the Sale will result in the subsequent liquidation and dissolution of each Trust pursuant to a plan of liquidation and dissolution for each Trust.

Ridgewood Renewable Power, as the Managing Shareholder of the Trusts, has approved the Sale and recommends that you approve the Sale.

If the holders of a majority of each of the Trusts do not approve the Sale, the Sale will not close, the Trusts will be required to pay termination expenses to the buyer and the Trusts’ assets could experience a significant devaluation. If you own investments in more than one Trust, you will receive a separate consent statement and consent card for each of the Trusts in which you hold an interest. You will need to complete and timely return a separate consent card for each investment, as we cannot take your consent decision with respect to one investment and apply it to your other investment(s).

A failure to submit your consent card, or an abstention, will have the same effect as not approving the Sale and will constitute your rejection of the Sale.

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT CARD BY
MAIL OR BY FAX TO (201) 447-0474 AS SOON AS POSSIBLE, BUT IN NO
EVENT LATER THAN 5:00 P.M. EASTERN TIME ON WEDNESDAY, SEPTEMBER 22, 2010,
SO THAT YOUR CONSENT COUNTS.

The consent statement is dated August 25, 2010, and is first being mailed to shareholders on or about August 25, 2010.

Sincerely,
Robert E. Swanson
Chairman

RIDGEWOOD ELECTRIC POWER TRUST III
RIDGEWOOD ELECTRIC POWER TRUST IV

1314 King Street
Wilmington, Delaware 19801
(302) 888-7444

NOTICE OF SOLICITATION OF CONSENTS

To:	Holders of Investor Shares of Beneficial Interest of Ridgewood Electric Power Trust III
and Ridgewood Electric Power Trust IV

Ridgewood Renewable Power LLC (“RRP” or the “Managing Shareholder”), as the Managing Shareholder of Ridgewood Electric Power Trust III (“Trust III”) and Ridgewood Electric Power Trust IV (“Trust IV”), is soliciting, on behalf of each of Trust III and Trust IV, the approval of the holders of investor shares of beneficial interest (“shareholders”) of Trust III and Trust IV of the proposed sale of the landfill-gas business located in Rhode Island, owned by Ridgewood Electric Power Trust I (“Trust I”) (through its 100% ownership of Ridgewood Olinda, LLC), Trust III, Trust IV and Ridgewood Power B Fund/Providence Expansion (“B Fund” and collectively with Trust I, Trust III and Trust IV, the “Trusts”), which is being sold together with a landfill-gas business located in California that is wholly owned by Trust I. The Managing Shareholder is concurrently soliciting the separate consent of the shareholders of Trust I and the B Fund to the Sale.

Rhode Island LFG Genco LLC, a Delaware limited liability company (“RILG”), directly and indirectly through its wholly owned subsidiaries, owns and operates existing landfill-gas-fired electricity generating facilities currently with total electricity generating capacity of approximately 20.4 megawatts (“MW”), located at the Central Landfill in Johnston, Rhode Island. RILG is currently in the process of expanding the electric generating capacity at this landfill to 39.7MW. RILG is owned 19.6% by Trust III, 35.2% by Trust IV, 6.8% by Trust I and 38.4% by B Fund.

Brea Parent 2007, LLC, a Delaware limited liability company (“Brea”), directly and indirectly through its wholly owned subsidiaries, owns and operates an existing landfill-gas-fired electricity generating facility currently with total electricity generating capacity of approximately 5.6MW, located at the Olinda Alpha Landfill in Brea, California. Brea is currently in the process of expanding the electric generating capacity at this landfill to 38.1MW. Trust I owns all of the outstanding membership interests of Brea.

The proposed sale of both landfill-gas businesses and specified related transactions are collectively referred to as the “Sale;” provided, that the “Sale” means,

•	with respect to Trust III, Trust IV and the B Fund, the proposed sale of their membership interests in RILG and specified related transactions; and

•	with respect to Trust I, the proposed sale of its membership interests in RILG and Brea and specified related transactions, in each case, on the terms and conditions described in the consent statement that accompanies this notice.

The parties to the Sale are:

•	Trust I, as the seller of Brea;

•	Trusts I, III, IV and B Fund, as sellers of RILG; and

•	MIP II Biopower LLC (“Buyer”) as the buyer. Buyer is a newly-formed Delaware limited liability company controlled by funds managed or advised by affiliates of

Macquarie Group Limited, a multi-billion-dollar global provider of banking, financial, advisory, investment and funds management services. In 2007, a company controlled by funds managed or advised by affiliates of Macquarie Group Limited purchased the United Kingdom landfill-gas business previously managed by the Managing Shareholder. Buyer is to be funded by Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P., who together have committed to provide to Buyer, pursuant to and subject to the terms of an equity commitment letter, the funds required to be paid by Buyer to the Trusts to consummate the Sale.

In connection with the Sale, Brea and RILG have each entered into engineering, procurement and construction contracts (“EPC Contracts”) for the expansion and development of the RILG and Brea landfill-gas operations. The RILG EPC Contract is with DCO Energy, LLC (“DCO-NJ”), a New Jersey limited liability company and the Brea EPC Contract is with DCO California, Inc. (“DCO-CA”), a New Jersey corporation. DCO-NJ and DCO-CA are under common ownership.

The Sale must be approved by shareholders holding a majority of the shares of each of the four Trusts or the Sale will not close, the Trusts will be required to pay termination expenses to the Buyer and the Trusts’ assets could experience a significant devaluation.

If shareholder consent from each of the Trusts is not received for the Sale, the Sale will not be consummated, the landfill-gas businesses will continue to be owned by their respective Trusts and the Managing Shareholder will search for other buyers or financing alternatives to finance the development of the landfills. However, without obtaining an alternative buyer or securing additional financing, the Managing Shareholder does not believe the Trusts have the capability to provide internally generated funding to complete the development of the landfill-gas businesses. An inability to continue the development of the landfill-gas businesses could result in the loss of gas rights from the landfills, a loss of grants and incentives that have been awarded to the businesses, a sale at a substantially reduced price than the proposed Sale, or the abandonment of the Trusts’ landfill-gas businesses.

The Sale is subject to a number of customary closing conditions, and conditions related to the proposed expansion of the landfill-gas businesses by Buyer after the closing, including that Buyer is able to obtain the debt financing required to finance the future development of the expansions, the continued qualification for certain cash grants and incentives in connection with the development of the expansions, and the execution and delivery of a number of commercial agreements between the businesses and third parties with respect to the expansions. A description of these and other material conditions required to be satisfied or waived by the parties to consummate the Sale is provided in the accompanying consent statement and set forth in the Interest Purchase Agreement, a copy of which is attached to the consent statement as Annex A.

The Managing Shareholder originally expected that your consent to approve the Sale would not be solicited until Buyer had obtained commitments from its lenders for the financing of the future expansion of the landfill-gas businesses. However, the Managing Shareholder has become able to mail the consent statement much sooner than expected. As a result, the Managing Shareholder has concluded that it is in the best interests of the Trusts and their respective shareholders to proceed with the consent solicitation as quickly as possible, even though Buyer has not yet obtained debt financing commitments from its lenders. As discussed above, Buyer has received equity commitments from Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P. for the funds required to pay the full amount of the Sale proceeds to the Trusts. However, Buyer will not be obligated to close the Sale unless its debt financing required for the expansion of the landfill-gas businesses closes at the same time. The

Managing Shareholder continues to believe that this condition to the closing of the Sale will be satisfied.

The approval of the holders of a majority of the shares of each of the Trusts (other than the interest in each Trust that represents the beneficial interests and management rights of the Managing Shareholder in its capacity as Managing Shareholder) is required under the terms of the Interest Purchase Agreement and because the Sale constitutes a sale of all, or substantially all, of the assets of each Trust under the Amended Declaration of Trust for each Trust. This approval must be obtained prior to the closing of the Sale.

Each Trust is a Delaware trust and the respective Amended Declaration of Trust for each Trust requires the Managing Shareholder to sell the remaining assets, if any, of each Trust within a “reasonable time” following the sale of all, or substantially all, of the assets of each Trust. Because the Managing Shareholder has determined that the Sale triggers this requirement with respect to each of the Trusts, the Managing Shareholder anticipates that it will liquidate and dissolve each Trust in a timely manner following the closing of the Sale, as discussed in the consent statement, pursuant to a Plan of Liquidation and Dissolution for each Trust. Copies of the plans for Trust III and Trust IV are annexed to the consent statement as Annex F and G, respectively. Certain matters that could delay the liquidation and dissolution of the Trusts are discussed in the consent statement.

Only shareholders of record of Trust III and Trust IV at the close of business on August 25, 2010 are entitled to receive this notice of solicitation and to approve the Sale as set forth in this consent statement. Shareholders of record of Trust I and B Fund will receive substantially similar, but separate, consent statements and consent cards. The period during which consents will be solicited pursuant to the consent statement will begin on the date hereof and will continue until 5:00 p.m. Eastern Time on Wednesday, September 22, 2010. We refer to this period as the solicitation period. Consent cards received prior to 5:00 p.m. Eastern Time on the last day of the solicitation period will be effective, provided that the consent card has been properly executed.

As of the date of the consent statement, there were 391.8444 Trust III shares outstanding and 476.8 Trust IV shares outstanding. Each outstanding share is entitled to one vote. Your consent will apply to each share you hold as of the record date. If you own a fractional share, your consent will apply with respect to that fractional share and will be treated as a consent of a fraction of a share. If you deliver a consent with respect to a fractional share, your consent will be combined with the consents of other fractional shares.

If you are a shareholder in more than one Trust, you will receive a separate consent statement and consent card for each of the Trusts in which you hold an interest. You will need to complete and timely return a separate consent card for each investment, as we cannot take your consent decision with respect to one investment and apply it to your other investment(s).

The consent statement and consent card are furnished by the Managing Shareholder, on behalf of Trust III and Trust IV, to shareholders of Trust III and Trust IV to solicit their written consent to take action as specified herein without the necessity of holding a special meeting of shareholders, as permitted by Delaware law and the respective Amended Declarations of Trust for Trust III and Trust IV.

The consents will be tabulated at the Managing Shareholder’s principal offices, located at 14 Philips Parkway, Montvale, New Jersey 07645-1811, promptly following the expiration of the solicitation period.

To assist in the sale process, the Managing Shareholder appointed an independent Special Committee and engaged the investment banking firm of Ewing Bemiss and Co. (“Ewing Bemiss”). After careful consideration, including reviewing the report of the Special Committee and the fairness opinion of Ewing Bemiss, the Managing Shareholder has determined that the Sale is advisable and in the best interests of each Trust, and its respective shareholders, and has approved the Sale. The Managing Shareholder recommends that the shareholders of each of the Trusts approve the Sale.

The accompanying consent statement provides a detailed description of the material terms of the Sale. Shareholders are requested to approve the Sale by signing and dating the consent card, checking the box on the consent card corresponding to “Approve,” which indicates your approval of the Sale, and timely delivering the consent card to the Managing Shareholder as described in the accompanying consent statement. Not approving the Sale, or an abstention with respect to the approval of the Sale, may be indicated by signing and dating the consent card, checking the box that corresponds to “Not Approve” or “Abstain,” respectively, and delivering the consent card to the Managing Shareholder. If you “Abstain” or do not timely return your consent card, it will have the same effect as not approving the Sale.

It is very important that you timely deliver your consent card to the Managing Shareholder. Your failure to submit your consent card will have the same effect as not approving the Sale. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING CONSENT CARD BY FAXING IT TO (201) 447-0474 OR BY MAILING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE PRIOR TO 5:00 P.M. EASTERN TIME ON WEDNESDAY, SEPTEMBER 22, 2010.

Returning the consent card will not deprive you of your right to revoke your consent, or to change your consent card, prior to the expiration of the solicitation period.

By Order of the Managing Shareholder

Robert E. Swanson, Chairman

Montvale, New Jersey
August 25, 2010

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Sale, passed upon the merits or fairness of the Sale or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Annex A:	Interest Purchase Agreement
Annex B:	Opinion of Ewing Bemiss & Co.
Annex C:	Report of the Special Committee
Annex D:	Opinion of Duff & Phelps LLC
Annex E:	Projections Relating to the Sale
Annex F:	Ridgewood Electric Power Trust III Plan of Liquidation and Dissolution
Annex G:	Ridgewood Electric Power Trust IV Plan of Liquidation and Dissolution
Annex H:	Financial Statements and Management’s Discussion and Analysis for Ridgewood Electric Power Trust III
Annex I:	Financial Statements and Management’s Discussion and Analysis for Ridgewood Electric Power Trust IV

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this consent statement and may not contain all of the information that is important to you. You are urged to carefully read this entire consent statement, including the annexes. For additional information regarding the topics discussed below, please refer to the corresponding sections in the solicitation statement.

As used in this consent statement, the terms “we,” “us” and “our” refer to Ridgewood Renewable Power LLC, as the Managing Shareholder of Trust I, Trust III, Trust IV and the B Fund.

Parties to the Sale (page 6); Solicitation of Consents of Shareholders (page 11)

Ridgewood Electric Power Trust I (“Trust I”), through its 100% ownership of Ridgewood Olinda LLC, Ridgewood Electric Power Trust III (“Trust III”), Ridgewood Electric Power Trust IV (“Trust IV”) and Ridgewood Power B Fund/Providence Expansion (“B Fund” and collectively with Trust I, Trust III and Trust IV, the “Trusts”) are Delaware trusts and collectively own all of the outstanding membership interests in Rhode Island LFG Genco LLC (“RILG”), a Delaware limited liability company, which together with its wholly owned subsidiaries, have ownership of landfill-gas-fired electricity generating facilities and contractual rights to all the landfill gas produced at the Central Landfill in Johnston, Rhode Island. RILG is owned 6.8% by Trust I, 19.6% by Trust III, 35.2% by Trust IV and 38.4% by B Fund. Trust I owns 100% of the outstanding membership interests in Brea Parent 2007, LLC (“Brea”), a Delaware limited liability company, which together with its wholly owned subsidiaries, have ownership of landfill-gas-fired electricity generating facilities and contractual rights to all of the landfill gas produced at the Olinda Alpha Landfill in Brea, California. Ridgewood Renewable Power LLC is the Managing Shareholder of each of the Trusts and the Managing Member of RILG and Brea.

The Trusts, as Sellers, have entered into an Interest Purchase Agreement, dated July 26, 2010, with MIP II Biopower LLC (“Buyer”), as the Buyer. Buyer is a newly-formed Delaware limited liability company controlled by funds managed or advised by affiliates of Macquarie Group Limited (“Macquarie”), a multi-billion-dollar global provider of banking, financial, advisory, investment and funds management services. In 2007, a company controlled by funds managed or advised by affiliates of Macquarie purchased the United Kingdom landfill-gas business previously managed by the Managing Shareholder. Buyer is to be funded by Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P., who together have committed to provide to Buyer, pursuant to and in accordance with the terms of an equity commitment letter, the funds required to be paid by Buyer to the Trusts to consummate the Sale. The proposed sale of both landfill-gas businesses and specified related transactions are collectively referred to as the “Sale;” provided; that the “Sale” means,

•	with respect to Trust III, Trust IV and the B Fund, the proposed sale of their membership interests in RILG and specified related transactions; and

•	with respect to Trust I, the proposed sale of its membership interests in RILG and Brea and specified related transactions,

in each case, on the terms and conditions described in this consent statement.

In addition, Brea and RILG have each entered into engineering, procurement and construction contracts (“EPC Contracts”) with DCO Energy, LLC (“DCO-NJ”), a New Jersey limited liability company, with respect to RILG, and DCO California, Inc. (“DCO-CA”), a New Jersey corporation with respect to Brea, for the expansion and development of the RILG and Brea landfill-gas operations. DCO-NJ and DCO-CA are under common ownership.

The Sale is conditioned upon, among other things, approval of the Sale by each of the four Trusts. If those approvals are not obtained prior to December 31, 2010, either party will have the right to terminate the Interest Purchase Agreement. Closing of the Sale is also subject to a number of additional customary closing conditions and conditions related to the proposed expansion of the landfill-gas businesses by Buyer after closing, including that Buyer is able to obtain the debt financing required to finance the future development of the expansions, the continued qualification for certain cash grants and incentives in connection with the development of the expansions, and the execution and delivery of a number of commercial agreements between the businesses and third parties with respect to the expansions. While Buyer has not yet obtained debt commitment letters from its lenders to provide the debt financing required for the expansions, as of the date of this consent statement the Managing Shareholder believes that the closing condition related to Buyer obtaining third-party debt financing can be met. If any of the material conditions to the debt financing are not satisfied, however, it should be expected that the debt financing will not occur and the Sale likely will not close. A description of the material conditions required to be satisfied or waived by the parties to consummate the Sale is provided in this consent statement and set forth in the Interest Purchase Agreement, a copy of which is attached to the consent statement as Annex A.

Consent statements are being furnished in connection with the solicitation by the Managing Shareholder, on behalf of the Trusts, of the approval of the holders of investor shares of beneficial interest (“shareholders”) of each Trust to consummate the Sale. The approval of the holders of a majority of the shares of each Trust (other than the interest in each Trust that represents the beneficial interests and management rights of the Managing Shareholder in its capacity as Managing Shareholder (the “Management Share”)) is required under the terms of the Interest Purchase Agreement and because the Sale constitutes a sale of all, or substantially all, of the assets of each Trust under the Amended Declaration of Trust for each Trust.

If you are a shareholder of more than one Trust, you will receive a separate consent statement and consent card with respect to your interests in each Trust and will need to separately complete and timely submit each consent.

The Managing Shareholder, on behalf of each Trust, recommends that the shareholders of each of the Trusts approve the Sale.

The Declaration of Trust for each of the Trusts, as amended, requires the Managing Shareholder to sell the remaining assets of the applicable Trust, if any, within a “reasonable time” following the sale of all, or substantially all, of the assets of that Trust. Because the Managing Shareholder has determined that the Sale triggers this requirement with respect to each of the Trusts, the Managing Shareholder anticipates that it will liquidate and dissolve each Trust in a timely manner following the closing of the Sale, pursuant to a Plan of Liquidation and Dissolution, a form of which, for Trust III and Trust IV, is annexed to this consent statement as Annex F and G, respectively (each a “Plan of Liquidation and Dissolution”).

The Purchase Price (page 16)

Pursuant to the Interest Purchase Agreement, the Trusts will sell to Buyer all of their respective limited liability company membership interests in each of RILG and Brea. The Managing Shareholder estimates that the aggregate amount of proceeds to be received by the Trusts for RILG and Brea to be $18,902,984 and $7,710,815, respectively, calculated as follows:

•	a base amount equal to $17,500,000 for RILG and $7,500,000 for Brea,

•	plus an estimated $1,950,000 and $465,000 for RILG and Brea, respectively, for the net working capital of RILG and Brea as of the closing of the Sale, including Closing Date

Specified Assets and Closing Date Specified Liabilities (as those terms are defined in the Interest Purchase Agreement),

•	less an estimated $547,016 for RILG and $254,185 for Brea, for payments to be made by Buyer to employees working at RILG and Brea as retention bonuses and severance payments.

The above amounts will be paid in cash at the closing of the Sale, except:

•	The purchase price is subject to upward or downward adjustment based on changes in the swap rate (as defined in the Interest Purchase Agreement) on the closing date of the Sale as compared to the swap rate on July 15, 2010. For every basis point (0.01%) change in the swap rate, the price paid for RILG will change by $77,000 and the price paid for Brea will change by $33,000. However, the adjustment to the combined purchase price for RILG and Brea cannot exceed $5,000,000. If interest rates were to increase such that the purchase price for RILG and Brea were to decrease by more than $5,000,000, if not for this limit, Buyer would have the right to terminate the Interest Purchase Agreement. Based on the Managing Shareholder’s estimates of the swap rate for August 23, 2010, based on the swap index published by the Federal Reserve Board and discussions with swap dealers, the purchase price for RILG and Brea, calculated as of that date, would increase by the maximum amount of $3.5 million and $1.5 million, respectively. The Managing Shareholder cannot predict what the swap rate will be on the closing date of the Sale.

•	The Trusts have agreed to indemnify Buyer for losses that result from matters specified in the Interest Purchase Agreement. Buyer is holding back from the purchase price at closing $3,000,000 for RILG and $2,000,000 for Brea (the “Holdbacks”) to be used for any indemnification claims made by Buyer and to pay any amounts owed by the Trusts to Buyer for any purchase price adjustments determined after the closing of the Sale. These Holdbacks, based on the respective ownership by the Trusts, equate to $2,204,000 for Trust I, $588,000 for Trust III, $1,056,000 for Trust IV and $1,152,000 for B Fund. Any indemnification claims by Buyer for breaches of representations and warranties and covenants to be performed by the Trusts prior to the closing of the Sale under the terms of the Interest Purchase Agreement must be made within 9 months of the closing, except for claims related to certain representations and warranties regarding the Trust’s ownership of the equity interests in Brea and RILG and certain other fundamental matters. While the Managing Shareholder cannot know with certainty, the Managing Shareholder does not believe there will be any indemnification claims filed by Buyer. If this is the case, the entire amount of the Holdbacks would be remitted to the Trusts, plus interest, at the end of 9 months after the closing of the Sale, other than any funds that may have been used for the post-closing purchase price adjustments. The amounts held back are several, meaning that amounts held back from the sale of RILG, for example, cannot be used to pay claims related to Brea.

•	The purchase price paid at closing will include a portion of the estimated working capital of RILG and Brea as of that date (estimated to be $1.0 million for RILG and $0.2 million for Brea). After the closing, the parties will calculate a true-up payment in the amount of the difference between the estimated purchase price paid at closing, including the estimated values for working capital, and the final purchase price, including actual values for working capital. The true-up payment is expected to be made within 90 days after closing. To the extent Buyer is required to make a payment to the Trusts based on the true-up, that payment will be made upon final determination of the purchase price. To the extent that the Trusts are required to make a payment to Buyer based on the true-up, that payment will come out of the Holdbacks discussed above.

Distribution of Net Proceeds of the Sale to Shareholders of the Trusts (page 35)

The table below shows the estimated amount of proceeds (net of estimated transaction-related fees and expenses and assuming distribution of the full amount of the Holdbacks) of the Sale to each of the Trusts as well as estimated distributions from the Trusts to their respective shareholders. The Sale proceeds will be distributed to each of the Trusts in accordance with their respective ownership of RILG and Brea. The table also reflects estimated transaction-related fees and expenses, outstanding obligations of the Trusts, estimated liquidation expenses and Managing Shareholder participation in investor distributions. This table contains estimates; actual amounts may vary and such variance may be material.

	Trust I	Trust III	Trust IV	B Fund	Total

Estimated Proceeds from the Sale(1)	$8,996,218	$3,704,985	$6,653,850	$7,258,746	$26,613,799
Estimated Transaction Fees and Expenses(2)	(1,126,648)	(463,997)	(833,300)	(909,055)	(3,333,000)

Estimated Net Sale Proceeds to Trusts	7,869,570	3,240,988	5,820,550	6,349,691	23,280,799
Net Working Capital of the Trusts(3)	(3,760,000)	(600,000)	7,030,000	(950,000)	1,720,000
Estimated Wind-down Expenses(4)	(200,000)	(400,000)	(400,000)	(200,000)	(1,200,000)
Participation of Managing Shareholder(5)	(781,914)	(22,410)	(596,451)	(269,079)	(1,669,854)

Estimated Investor Distributions(6)(7)	$3,127,656	$2,218,578	$11,854,099	$4,930,612	$22,130,945

Estimated Investor Distributions Per Share(6)(7)	$29,646	$5,662	$24,862	$60,911

(1)	Estimated proceeds from the Sale is based on the respective purchase prices of each of Brea and RILG as reflected in the Interest Purchase Agreement. Brea proceeds of $7,710,815 are allocated fully to Trust I, RILG proceeds of $18,902,984 are allocated among the Trusts based on each Trust’s respective ownership percentage of RILG.

(2)	See “The Sale – Fees and Expenses of the Sale” for a discussion of the estimated fees and expenses expected to be incurred by the Trusts in connection with the Sale.

(3)	Represents estimated current assets less estimated current liabilities of each Trust upon the closing of the Sale, including amounts loaned to each Trust by the Managing Shareholder. For detailed financial information of Trust III and Trust IV as of June 30, 2010, please refer to Annex H and I, respectively.

(4)	Represents estimated amounts needed to wind down and liquidate the remaining activities of the Trusts. Primarily represents legal, accounting and tax fees as well as management fees to the Managing Shareholder. Actual amounts may vary based on the actual length of time each Trust remains open after the closing of the Sale.

(5)	Represents amounts due to the Managing Shareholder as a result of distributions to shareholders. To the extent that the actual distributions to shareholders differ from the amounts reflected above, the amount of profit participation by the Managing Shareholder will also change.

(6)	The Managing Shareholder, Robert E. Swanson, who controls the Managing Shareholder, and Mr. Swanson’s spouse are beneficial owners of less than 1% of shares of each of the Trusts and will participate in the net proceeds of the Sale to such Trusts’ investors on a pro rata basis.

(7)	A project subsidiary wholly owned by Trust III received a letter from Pacific Gas and Electric Company (“PG&E”), the project’s sole customer, in which PG&E alleged that this project subsidiary owes PG&E $6.3 million due to the facility failing to deliver power under its power sale agreement with PG&E. The Managing Shareholder believes PG&E may assert similar claims for a similar amount with respect to another project subsidiary wholly owned by Trust III. In addition, each of these project subsidiaries is the tenant under a long-term ground lease. One of the project subsidiaries has not paid rent under its lease since December 2009 and recently received a letter from the landlord under the lease asserting that the project subsidiary is in default under the lease. As of the date of this consent statement, neither PG&E nor the landlord has commenced any legal proceeding regarding these alleged claims or possible claims. The Managing Shareholder believes that even if these alleged claims, or possible claims, are potentially recoverable, they would be recoverable only against the Trust III project subsidiaries and not against Trust III directly. However, if PG&E or the landlord were to commence one or more legal proceedings, whether against either of the project subsidiaries or against Trust III, this development could delay or reduce distributions to shareholders of Trust III as well as delay the dissolution and liquidation of Trust III. Notwithstanding these claims, and potential claims, at the date of this consent statement the Managing Shareholder expects that Trust III will make a distribution to its shareholders of a portion of the proceeds received by it from the Sale promptly after the closing of the Sale (such partial distribution estimated to be approximately $900,000 at the date of this consent statement, or approximately $2,300 per share), and the Managing Shareholder is not aware of any other matters that could reasonably be expected to delay this partial distribution to shareholders of Trust III. The Managing Shareholder is unaware at the date of this consent statement of any claim that would interfere with distributions to, or the dissolution and liquidation of, the other Trusts.

A change in the proceeds from the Sale as a result of a change in the swap rate could have a significant impact on estimated investor distributions. For example, if the Sale proceeds were to decrease/increase by the maximum $5,000,000 ($1,500,000 with respect to Brea and $3,500,000 with respect to RILG), estimated distributions per investor share would decrease/increase by approximately $13,100 for Trust I, approximately $1,700 for Trust III, approximately $2,100 for Trust IV and for B Fund, either decrease by approximately $13,800 or increase by approximately $12,500. For the B Fund, the decrease does not equal the increase due to differences in the Managing Shareholder’s participation. Based on the Managing Shareholder’s estimates of the swap rate for August 23, 2010, based on the swap index published by the Federal Reserve Board and discussions with swap dealers, the purchase price for RILG and Brea, calculated as of that date, would increase by the maximum amount of $3.5 million and $1.5 million, respectively. The Managing Shareholder cannot predict what the swap rate will be on the closing date of the Sale.

No assurances can be given as to the amount or timing of distributions to shareholders of the Trusts. The amount and timing of any distributions are not currently determinable and will not be determinable until made, as they will be based on the assessments of the Managing Shareholder of various conditions existing at the time of any such distributions, including: the actual amounts of the transaction fees and expenses that the above table indicates will reduce the proceeds from the Sale, the timing, and amount, of releases of the Holdbacks, the already existing obligations of the Trusts, estimates of wind-down and liquidation expenses of each Trust, including management fees that would be due to the Managing Shareholder, and the estimated expenses associated with operating a liquidating trust for a particular Trust, if such a liquidating trust is established.

Background of and Reasons for the Sale (page 17)

Early in 2007, the Managing Shareholder began to evaluate the long-term liquidity alternatives for certain assets owned by the trusts it manages, including the Trusts. The Managing Shareholder met with Ewing Bemiss & Co. (“Ewing Bemiss”) on July 31, 2007 to review the various portfolios of assets held by the trusts and to provide Ewing Bemiss’s current views of market values and the risks and benefits associated with a potential sale of those assets, including whether it was advisable to bundle all the trusts’ assets together into one transaction. In considering the liquidity alternatives of the various assets of the trusts, the Managing Shareholder considered the following alternatives:

•	continuing to hold the assets on a long-term basis;

•	selling of minority interests;

•	selling of majority interests;

•	a public offering of some or all of the trusts’ assets; or

•	selling of 100% of the interests in the assets.

The Managing Shareholder determined that the best liquidity alternative for the trusts’ shareholders was a sale of all of the trusts’ assets. By the end of 2007, the Managing Shareholder had also concluded that attempting a single sale transaction was not advisable. As a result, the Managing Shareholder determined to proceed with separate sales processes, based on asset type, for assets held by the trusts. In order to enhance the value of RILG and Brea, the Managing Shareholder decided to defer the sale process for RILG and Brea while a variety of development activities were undertaken, including the following:

•	renegotiating the existing gas rights agreements with the owners of the landfills, in order to obtain rights to significant additional amounts of landfill gas, which would support construction of additional generating facilities at each of these landfills;

•	designing and engineering the proposed new generating facilities at each landfill;

•	applying for necessary permits, including air permits, to construct and operate the new facilities; and

•	arranging for power sales agreements, interconnection agreements, construction contracts and other arrangements that would enable the new generating facilities to sell their additional output and deliver that output to the transmission grid.

The Managing Shareholder, on behalf of the Trusts, retained engineering and other professional service firms and has been carrying out these activities since 2007. In November 2008, the Managing Shareholder determined that sufficient developmental milestones had been achieved to commence the sales process for both RILG and Brea.

On November 14, 2008, the Managing Shareholder retained Ewing Bemiss to serve as the exclusive financial advisor to the Trusts for the sale of RILG and Brea. Since the two facilities were substantially similar in terms of technology and equipment selection, the Managing Shareholder believed that both projects would benefit from being offered together as a package and instructed Ewing Bemiss to prepare the marketing materials on that basis. Despite the difficult economic conditions during the fourth quarter of 2008, the Managing Shareholder concluded that it was advisable for the sale process to move ahead.

Ewing Bemiss began contacting potential buyers on December 5, 2008. Ewing Bemiss contacted 100 potential buyers and sent out 29 information memoranda containing detailed information about RILG and Brea, and received 13 preliminary indications of interest. Generally speaking, the range of these preliminary indications was between $65 million and $22 million. In the opinion of the Managing Shareholder, the relatively wide range of pricing indications reflected a number of factors including:

•	the potential purchasers’ varying assessments of the development risks associated with the construction elements of the expansions of RILG and Brea;

•	varying assumptions regarding the capital costs of the expansions and the long-term expectations of operating costs and revenue streams; and

•	the access that the potential purchasers had to debt and equity financing and varying return expectations.

This range also reflected the nature of the investment in RILG and Brea. Since Brea and RILG are relatively small projects with relatively large expansion opportunities, a substantial portion of the value of RILG and Brea is made up of the rights to develop the expansions. Because the cost of building the expansions is large in relation to the value of the rights to develop the projects, relatively small adjustments in economic assumptions regarding the expansions would have a relatively large effect on the perceived value of the development rights of RILG and Brea and therefore, on the prices offered to purchase RILG and Brea.

Five parties were invited to conduct additional due diligence. On April 30, 2009, two parties submitted additional proposals and after further discussions both parties submitted revised bids. On May 12, 2009, the Managing Shareholder agreed to enter into a 90-day period of exclusive negotiations with one of the potential buyers based on its proposal of $55 million of overall transaction consideration, with $13 million payable at closing and the remainder to be paid when RILG and Brea met certain operational milestones. On August 9, 2009, the parties executed a 90-day extension of the exclusive negotiating period, and modified the terms of the proposed acquisition to contemplate an aggregate transaction consideration of $53 million, consisting of $29 million at closing for RILG and a one-year option to purchase Brea for $24 million. The option structure was intended to address ongoing uncertainty about when a required air permit for Brea would be issued. However, as the negotiations progressed, the Managing Shareholder became concerned about the buyer’s commitment to and progress in pursuing the transaction. Certain financial grants and tax incentives available for the expansion of RILG and Brea would be lost if the projects were not under construction by December 31, 2010, so timely completion of a transaction with a committed purchaser was essential. The Managing Shareholder concluded that a timely, successful transaction with the potential buyer was unlikely. On November 11, 2009, the Managing Shareholder notified the potential buyer that discussions with it were being discontinued.

Ewing Bemiss immediately prepared updated marketing materials for RILG and Brea and contacted a total of 24 potential purchasers, some of whom had not participated in the prior sales process. At the same time, the Managing Shareholder issued formal bid packages to 10 engineering firms to solicit proposals for the engineering, procurement and construction contracts for the RILG and Brea expansions. The Managing Shareholder received three proposals for the acquisition of RILG and Brea. One of the proposals, which was not in writing, indicated a relatively low purchase price and did not address any of the other important terms and conditions for the proposed transaction. The Managing Shareholder did not pursue this proposal.

A second proposal was from a well known private equity firm with substantial financial resources. This proposal contemplated an aggregate transaction value of $70 million, with $35 million ($17.5 million for each of RILG and Brea) to be paid at closing and up to another $35 million ($17.5 million for each of RILG and Brea) to be paid after each of the expansions had achieved commercial operation. The Managing Shareholder responded that the contingent payment feature would be unattractive for the Trust’s shareholders since the anticipated construction periods would likely extend for approximately two years. The potential buyer confirmed orally that it would be willing to pay $55 million in cash at closing.

The third potential purchaser was Macquarie Infrastructure Partners II (“MIP II”), a billion dollar plus unlisted infrastructure fund that focuses on investment in infrastructure projects. MIP II is managed by an affiliate of Macquarie. The Managing Shareholder was familiar with Macquarie’s operations since a Macquarie-managed European infrastructure fund had purchased, in 2007, a U.K. landfill gas business that was managed by the Managing Shareholder. During January 2010, the Managing Shareholder had a variety of meetings and conference calls with MIP II. After these discussions, MIP II proposed an aggregate purchase price for RILG and Brea of $95 million based on the expansion plant performance forecast by the Managing Shareholder and an alternate price of $60 million based on a more conservative level of plant performance assumed by MIP II. After further discussions regarding the Managing Shareholder’s assumptions regarding expansion plant performance, MIP II revised its purchase price to $81 million and the parties agreed to pursue exclusive negotiations. The aggregate acquisition price proposed by MIP II, along with the satisfactory experience of the Managing Shareholder with a Macquarie buyer in a previous transaction and the evidence of commitment and resources on the part of MIP II observed during the discussions with MIP II to this point, caused the Managing Shareholder to conclude that the proposal from MIP II was advantageous to the shareholders of the Trusts and superior to the alternate proposal. On February 5, 2010, the parties signed an agreement to undertake a 66-day period of exclusive negotiations with respect to the proposed acquisition of RILG and Brea for an aggregate transaction price of $81 million, subject to certain adjustments, payable at closing. MIP II’s proposal included typical conditions, including financing conditions and due diligence requirements. The formal kick-off meeting for the MIP II transaction was held in Macquarie’s New York offices on February 10, 2010.

MIP II commenced its due diligence and the parties extended MIP II’s exclusivity period three times, the last time in June 30, 2010 to July 30, 2010.

Issues raised by MIP II as a result of its due diligence and other developments related to RILG and Brea had significant impacts on the purchase price MIP II was willing to offer for Brea and RILG, including the following:

•	a substantial increase ($51 million) in the construction costs for the RILG and Brea expansions compared to non-binding price indications obtained by the Managing Shareholder in August 2009, which were used in the marketing materials originally provided to prospective purchasers, including MIP II;

•	a significant decline in the amount of waste inputs at the RILG landfill site and MIP II’s concern that as a result the amount of landfill gas fuel available for the RILG expansion could be significantly less than the Managing Shareholder had initially forecast;

•	MIP II’s conclusion that certain operating costs would be materially higher than had been assumed by the Managing Shareholder and that the generating equipment to be used in the expansions would be less efficient than had been forecast by the Managing Shareholder;

•	the amount of certain U.S. federal tax deductions and cash grants available for the expansion of RILG and Brea;

•	a new, more favorable contract for the output of the RILG expansion; and

•	a decline in long-term interest rates, which reduced the borrowing costs of MIP II for the expansion of RILG and Brea.

The net impact of these factors was to reduce the combined purchase price for RILG and Brea to $25 million. As part of this process, the Managing Shareholder concluded that the positions taken by MIP II regarding these matters were substantially similar to positions that other potential acquirers could reasonably be expected to take.

During this time the Managing Shareholder contacted MIP II’s prospective lenders. Representatives of Ridgewood contacted two of the lenders and asked questions about their commitment to the transaction, issues the lender considered important in the transaction, and the process and timetable for providing a letter of commitment. In each case Ridgewood received satisfactory responses to these inquiries.

The parties, including their respective legal counsel, had a number of face-to-face and conference call negotiating sessions and prepared, exchanged and reviewed drafts of the various transaction documents and determined that the combined purchase price of $25 million would be $17.5 million for RILG and $7.5 million for Brea.

After evaluating the qualitative and quantitative factors discussed above and under “The Sale,” and considering the report of the Special Committee and the fairness opinion of Ewing Bemiss, each of which is discussed below, the Managing Shareholder determined that the Sale is advisable and in the best interests of each Trust and its respective shareholders. In reaching its conclusion, the Managing Shareholder did not identify any negative factors associated with the Sale, but recognized that the Sale precludes the opportunity for increased values for RILG and Brea that could result from:

•	improvements in the regulatory incentive environment for RILG and Brea;

•	improvements in the capital markets and economic conditions; or

•	sustained increases in the price of electricity in the markets into which RILG and Brea sell electricity, which would benefit RILG and Brea but for the long-term power sales agreements they each entered in anticipation of the Sale.

The Managing Shareholder concluded that the likelihood of increased values of RILG and Brea were not sufficiently likely or predictable enough to justify not proceeding with the Sale.

The Interest Purchase Agreement was executed and delivered by all parties on July 26, 2010.

Interests of the Managing Shareholder, Executive Officers and Other Parties (page 43)

In considering the recommendation of the Managing Shareholder for the approval of the Sale, you should be aware that

•	each Trust and its shareholders may have interests in the Sale that may be in addition to, or different from, the interests of the other Trusts (and their respective shareholders); and

•	the Managing Shareholder, and its executive officers, may have interests in the Sale that may be in addition to, or different from, the interests of the Trusts (and their respective shareholders).

Neither the Managing Shareholder nor any of the Trusts have independent directors, and thus determinations regarding the Sale have been made on behalf of the Trusts solely by the Managing Shareholder. To assist in the sale process and afford independent representation of the interests of the Trusts, the Managing Shareholder appointed a Special Committee, comprised of two individuals who are independent of the Managing Shareholder and the Trusts, to report to the Managing Shareholder with respect to the advisability of the Sale by the Trusts. The Special Committee reviewed the sale process as it was occurring and the terms of the Sale and was advised by its own financial advisor and legal counsel. The Special Committee concluded that the Sale is advisable for each of the Trusts. See “The Transaction – The Special Committee”.

Pursuant to the respective Amended Declaration of Trust for each Trust, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions to shareholders are to be allocated 99% to the holders of investor shares of beneficial interest (including the Managing Shareholder and its affiliates, to the extent that it or they hold such shares) and 1% to the Managing Shareholder, as holder of the Management Share in each Trust. After “payout,” distributions are allocated, if applicable, with respect to Trusts I, III and IV, 80% to the shareholders and 20% to the Managing Shareholder and, with respect to B Fund, 75% to the shareholders and 25% to the Managing Shareholder. Trust I has previously reached payout and Trust IV and the B Fund are expected to reach payout as a result of the Sale. Trust III is not expected to reach payout.

The Managing Shareholder has adopted the Senior Executive Bonus Plan (the “Plan”), which provides for incentive payments to the participants in the Plan. Any incentive payments made pursuant to this Plan will be borne entirely by the Managing Shareholder and not by any of the Trusts. Pursuant to the Plan, once the relevant Trust reaches payout, three officers of the Managing Shareholder, including Randall D. Holmes, President and Chief Executive Officer of the Trusts and the Managing Shareholder, will receive from the Managing Shareholder, incentive payments equal to a percentage of the amount received by the Managing Shareholder resulting from the Sale (30% of any Sale proceeds the Managing Shareholder receives from Trust I and 25% of any Sale proceeds the Managing Shareholder receives from each of the other Trusts). As a result, the respective sales prices for RILG and Brea have a significant impact on the total amount the Managing Shareholder, and thus the Plan participants, will receive upon completion of the Sale. As of the date of this consent statement, the Sale is estimated to generate payments of $1,669,854 to the Managing Shareholder by the Trusts. Based on that estimate, $456,560 would be paid to the Plan as incentive payments for the Plan participants, of which Mr. Holmes would be entitled to $228,280. Additionally, Mr. Holmes and the other two officers of the Managing Shareholder have entered into employment agreements with an affiliate of Buyer, which become effective at closing.

When entering into the Plan, the Managing Shareholder believed that a purchaser of assets may wish to secure the services of one or more of the Plan participants, but that there could be no assurance that the purchaser would offer to continue any or all of a participant’s employment arrangements on the same terms and conditions as the participant was receiving from the Managing Shareholder. As a result, if the Managing Shareholder were to request that a Plan participant provide continued assistance in the New York metropolitan area to a reputable purchaser, in order to secure a successful transition of operations to that purchaser, then each Plan participant agreed to provide the required assistance for up to one year after the closing of a sale so long as the Managing Shareholder agreed to pay that participant 75% of the difference, if any, of the amount by which the total compensation provided by the Managing Shareholder to the Plan participant as of the relevant closing date is greater than the total compensation provided from time to time thereafter by the purchaser to the Plan participant. The payments would be made by the Managing Shareholder for one year from the date the Plan participant is employed by the purchaser, whether or not the Plan participant remains in the purchaser’s employ for that one year period, unless termination of employment is a result of death or disability, in which case payments would cease on that date. The exact amounts to be paid to the Plan participants by the Managing Shareholder as a result of their anticipated employment with an affiliate of Buyer are not currently determinable and are dependent on the date, and circumstances, of any termination of employment. However, the amount that each of the Plan participants could receive ranges from $0 to $375,000. Any amounts paid to the participants will be paid by the Managing Shareholder and not the Trusts.

Fairness of the Sale and Opinion of Ewing Bemiss & Co. (page 27); Special Committee (page 29)

In approving the Sale and making its recommendation that the shareholders of the Trusts approve the Sale, the Managing Shareholder considered the opinion of its financial advisor, Ewing Bemiss, that, as of July 26, 2010, and based on and subject to the matters described in their opinion, the Sale on the terms contemplated by the Interest Purchase Agreement and the other Sale documents including the proceeds from the Sale to be received by each of the Trusts is, in each case, fair from a financial point of view to each Trust. The full text of this opinion is attached as Annex B to this consent statement. Shareholders are urged to read the opinion of Ewing Bemiss in its entirety.

In addition to the assistance provided by Ewing Bemiss, to assist in the sale process and afford independent representation of the interests of the Trusts, the Managing Shareholder appointed a Special Committee, comprised of two individuals who are independent of the Managing Shareholder and the Trusts, to report to the Managing Shareholder with respect to the advisability of the Sale by the Trusts. The Special Committee reviewed the sale process as it was occurring and the terms of the Sale and was advised by its own financial advisor and legal counsel. As a result of its analysis, the Special Committee concluded that the Sale is advisable for each of the Trusts. The report of the Special Committee is attached as Annex C and the opinion of its financial advisor, Duff & Phelps LLC (“Duff & Phelps”), is attached as Annex D to this consent statement. See “The Transaction – The Special Committee”.

The Interest Purchase Agreement (page 47)

The Interest Purchase Agreement provides that the Trusts will sell and transfer their respective interests in RILG and Brea to Buyer for a combined base purchase price of $25,000,000; plus the amount of working capital of RILG and Brea (which amount may be negative); minus the indebtedness of RILG and Brea; plus a swap rate adjustment (which amount may be negative); minus amounts paid for retention bonuses and severance payments to employees working at RILG and Brea; and minus selling expenses incurred by RILG and Brea not paid as of the closing of the Sale.

The Interest Purchase Agreement provides, among other things, a detailed description of the conditions to the completion of the Sale, termination provisions, representations and warranties made by each of the parties to the agreement, indemnity provisions relating to the breach of such representations and warranties and other matters, and covenants relating to the conduct of the business of RILG and Brea by the Trusts until the closing of the Sale.

Conditions to Closing of the Sale

The closing of the Sale is subject to various customary closing conditions, including obtaining orders required to be issued by the Federal Energy Regulatory Commission, and conditions related to the proposed expansion of the landfill-gas businesses by Buyer after the closing, including that Buyer is able to obtain the debt financing required to finance the future development of the expansions, the continued qualification for certain cash grants in connection with the development of the expansions, and the execution and delivery of a number of commercial agreements between the businesses and third parties with respect to the expansions. The Sale is also conditioned on the approval of the Sale by the shareholders of each of the Trusts. As of the date of this consent statement, the Managing Shareholder believes that the closing condition related to Buyer obtaining third-party debt financing can be met. If any of the conditions to the debt financing are not satisfied, however, it should be expected that the debt financing will not occur and the Sale likely will not close.

It is anticipated that the closing of the Sale will take place within twelve business days after the date on which all of the closing conditions to be satisfied prior to closing are either satisfied or waived by the party for whose benefit the particular closing condition exists. The Managing Shareholder currently anticipates that closing will occur in October or November 2010. No assurance can be given that the closing will occur at all, or that if it does occur, that it will occur on or about the time currently anticipated by the Managing Shareholder.

Representations and Warranties; Indemnification; Holdback

The Interest Purchase Agreement contains customary representations, warranties and covenants. The Interest Purchase Agreement contains indemnification provisions obligating the Trusts to indemnify

Buyer for breaches of representations, warranties, covenants and agreements as well as certain matters relating to the transfer of employees working at RILG and Brea to Buyer.

In connection with the indemnification obligations of the Trusts and a post-closing purchase price true-up payment, Buyer will hold back $5,000,000 of the combined purchase price for a period of 9 months after the closing of the Sale. This Holdback amount is comprised of $2,000,000 from the portion of the purchase price related to Brea and $3,000,000 from the portion related to RILG. In most cases, access to this Holdback will be Buyer’s only recourse for the Trusts’ breach of a representation or warranty.

Termination; Termination Fees and Expenses

The Interest Purchase Agreement may be terminated by Buyer and/or the Managing Shareholder (on behalf of the Trusts) under specified circumstances, and in some cases the Trusts would be obligated to pay a termination fee of $1,125,000 and/or reimburse Buyer for specified expenses. As of the date of this consent statement, Buyer estimates that its out-of-pocket costs, fees and expenses through closing will total approximately $3 million. If the Sale does not close by December 31, 2010 either Buyer or the Managing Shareholder could terminate the Interest Purchase Agreement.

Other Sale Agreements

In connection with the Sale, and as contemplated by the Interest Purchase Agreement, the following agreements also have been or will be entered into:

•	An Employee Transfer Agreement, which addresses certain matters related to employees working at RILG and Brea, including among other things offers of employment with Buyer or its affiliates, participation in Buyer or its affiliates employee benefit plans, and payment of specified retention bonuses and severance benefits.

•	A Transition Services Agreement, under which Ridgewood Power Management LLC (“RPM”), an affiliate of the Managing Shareholder will agree to provide office space, payroll services, computer and phone services, and accounting and administrative services and other services to Buyer, its parent company and RILG and Brea (including their respective subsidiaries) for up to six months after the closing of the Sale. Buyer will pay RPM $100,000 per month for the provision of the services and may terminate the agreement at any time upon 30 days notice.

•	Individual Employment Agreements, between an affiliate of Buyer and Mr. Holmes and two other senior officers of the Managing Shareholder.

•	EPC Contracts, which address the engineering, procurement and construction services to be provided for the expansion and development of RILG and Brea.

Failure to Approve or Close the Sale (page 35)

If the shareholders of each of the Trusts do not timely approve the Sale, the Sale will not close and the Interest Purchase Agreement and the other Sale agreements may terminate. Additionally, even if the needed shareholder approvals are obtained, the Sale may still not close if various additional closing conditions are not satisfied. If the Sale does not close, the landfill-gas businesses will continue to be owned by their respective Trusts and the Managing Shareholder will search for other buyers or financing alternatives to finance the expansion and development of the landfills. However, without obtaining an alternative buyer or securing additional financing, the Managing Shareholder does not believe the Trusts have the capability to provide internally generated funding to complete the planned expansion of the landfill-gas businesses. The inability to complete the development of the landfill-gas businesses could result in the abandonment of those businesses, a sale of those businesses at a substantially reduced price compared to the proposed Sale, a loss of grants and incentives that have been awarded to the businesses and the potential forfeiture of RILG’s and Brea’s respective contracted gas rights. Additionally, if the shareholders of each of the Trusts do not timely approve the Sale, the Trusts must reimburse Buyer for its reasonable documented out-of-pocket costs, fees and expenses incurred in connection the Sale and may, under certain circumstances, be required to pay a termination fee of $1,125,000 to Buyer. As of the date of this consent statement, Buyer estimates that its out-of-pocket costs, fees and expenses through closing will total approximately $3 million.

IF HOLDERS OF A MAJORITY OF THE SHARES OF EACH TRUST DO NOT TIMELY CONSENT, THE SALE WILL NOT CLOSE, THE TRUSTS WILL BE REQUIRED TO PAY TERMINATION EXPENSES TO THE BUYER AND THE TRUSTS’ ASSETS COULD EXPERIENCE A SIGNIFICANT DEVALUATION.

Liquidation and Dissolution of each of the Trusts (page 39)

If all required approvals are obtained and the Sale is subsequently consummated, the Managing Shareholder intends to proceed to liquidate and dissolve each Trust within a reasonable time after the closing of the Sale in accordance with the Plan of Liquidation and Dissolution of each Trust. A form of the Plan of Liquidation and Dissolution for each of Trust III and Trust IV is attached to this consent statement as Annex F and G, respectively.

The Managing Shareholder anticipates that upon completion of the Sale, and settlement of outstanding liabilities to which a Trust is subject, each Trust would be liquidated and dissolved. The Managing Shareholder may, pending settlement of these obligations, form one or more liquidating trusts for one or more of the Trusts, and in the case of Trust III and Trust IV, during such time, they may be subject to certain reduced ongoing periodic reporting obligations to the United States Securities and Exchange Commission (“SEC”). Upon dissolution of the respective Trusts, it is anticipated that Trust III and Trust IV will each liquidate and file a Form 15 with the SEC suspending and ultimately terminating their obligation to file periodic and current reports with the SEC. The Managing Shareholder cannot predict how long the Trusts will remain in existence after the closing of the Sale since it is unable to predict how long it will take to wind down their operations.

If the Managing Shareholder establishes one or more liquidating trusts, they would be established subsequent to the closing of the Sale. Shareholders of each applicable Trust would be beneficiaries of the liquidating trust for that Trust in the same proportion as they are owners of shares in the Trust as of the date determined by the Managing Shareholder. The beneficial interests would confer upon holders solely the right to payment of funds remaining in each such liquidating trust, if any, following the settlement or other disposition of any pending matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Amended Declaration of Trust for the applicable Trust, such as the right to vote on matters specified therein, or otherwise.

Each liquidating trust, as well as the obligations and wind-up matters assigned to each such liquidating trust, would be administered by the Managing Shareholder, or its designee, and would be subject to their complete and exclusive management discretion.

Certain Federal Income Tax Consequences (page 60)

The Sale is expected to result in capital transactions equal to the difference between the purchase price, less transaction expenses, and the tax bases in RILG and Brea. For Brea, this is expected to be a capital gain and for RILG, a capital loss. Since RILG, Brea and the Trusts are treated as partnerships for income tax purposes, neither the Trusts, RILG nor Brea will incur any income tax liability in connection with the Sale. Rather, all gains and losses will be allocated to the shareholders of the Trusts who will be required to pay tax on their respective allocable share of the gains while losses would be usable subject to certain limitations. It is anticipated that such gains or losses will be considered long term capital; however a portion of any capital gains will be treated as ordinary income to the extent of depreciation recapture of property held by RILG and Brea.

Each Trust intends to liquidate by distributing any remaining cash to the shareholders of the Trusts. However, as part of each Trust’s overall liquidation, the Managing Shareholder may transfer a portion of the net assets and liabilities to one or more liquidating trusts following the Sale. In the event that the Managing Shareholder creates such liquidating trusts, the shareholders of the applicable Trust will be treated as having received their final liquidating distributions upon the creation of the liquidating trust since the cash and other assets transferred to the liquidating trust will be treated as having actually been distributed to the shareholders of the applicable Trust and each shareholder’s basis in the liquidating trust will equal the net of assets and liabilities transferred to the liquidating trust.

A portion of the proceeds of the Sale to the Sellers of RILG may be remitted to the State of Rhode Island to satisfy the requirements of Rhode Island’s 6% withholding on gains attributable to a sale of partnership interests. Additionally, a portion of the proceeds of the Sale to Trust I relating to the sale of Brea may be remitted to the State of California to satisfy the requirements of California’s 7% withholding on gains attributable to a sale of partnership interests.

For a more detailed explanation of the U.S. federal income tax consequences of the Sale, subsequent transfers relating to the Trusts and the liquidation and dissolution of the Trusts, see “Certain Material U.S. Federal Income Tax Consequences”.

Tax matters are complex, and the tax consequences of the Sale and the liquidation and dissolution of the Trusts and their effect on you will depend on the facts of your particular situation. You are urged to consult with your own tax advisor with respect to your own individual tax consequences.

Commitments and Contingencies (The Businesses page 6 and The Sellers page 9)

Under the EPC Contracts, RILG and Brea have each agreed to the commencement of interim construction at the landfills at a cost not to exceed $375,000 each. This will be an expense of each of RILG and Brea regardless of the closing of the Sale. If the Sale closes, any amounts expended on this interim construction will be reimbursed to the Trusts by Buyer at closing through the working capital adjustment to the purchase price.

Under the Interest Purchase Agreement, if the shareholders of each of the Trusts do not timely approve the Sale, the Trusts must reimburse Buyer for its reasonable documented out-of-pocket costs, fees and expenses incurred in connection the Sale and may be required, in certain circumstances, to pay a termination fee of $1,125,000 to Buyer. As of the date of this consent statement, Buyer estimates that its out-of-pocket costs, fees and expenses through closing will total approximately $3 million.

In connection with RILG’s obligation to expand its electricity generating capacity, RILG is obligated to construct a new electric generating facility at the landfill, with an estimated future cost of construction of approximately $130 million, and to assume primary responsibility for costs associated with the landfill gas collection system at the landfill as of the first to occur of the commencement of operation of the new electric generating facility or December 31, 2014. As part of this commitment, the Managing Shareholder has also agreed, whether the Sale closes or not, to undertake site preparation work at an estimated cost of $500,000, with up to $500,000 being loaned to RILG by the landfill owner.

If Brea defaults on its gas rights agreement with the County of Orange, California before constructing flare capacity required under the agreement, depending on the level of gas projected to be produced at the landfill at the time of such default, Brea may be obligated to pay the County of Orange $1,500,000.

A project subsidiary wholly owned by Trust III, which is unrelated to RILG or Brea, received a letter from PG&E, the project’s sole customer, in which PG&E alleged that this project subsidiary owes PG&E $6.3 million due to the facility failing to deliver power under its power sale agreement with PG&E. The Managing Shareholder believes PG&E may assert similar claims for a similar amount with respect to another project subsidiary wholly owned by Trust III, which is also unrelated to RILG or Brea. In addition, each of these project subsidiaries is the tenant under a long-term ground lease. One of the project subsidiaries has not paid rent under its lease since December 2009 and recently received a letter from the landlord under the lease asserting that the project subsidiary is in default under the lease. As of the date of this consent statement, neither PG&E nor the landlord has commenced any legal proceeding regarding these alleged claims or possible claims. The Managing Shareholder believes that even if these alleged claims, or possible claims, are potentially recoverable, they would be recoverable only against the Trust III project subsidiaries and not against Trust III directly. However, if PG&E or the landlord were to commence one or more legal proceedings, whether against either of the project subsidiaries or against Trust III, this development could delay or reduce distributions to shareholders of Trust III as well as delay the dissolution and liquidation of Trust III. Notwithstanding these claims, and potential claims, at the date of this consent statement the Managing Shareholder expects that Trust III will make a distribution to its shareholders of a portion of the proceeds received by it from the Sale promptly after the closing of the Sale (such partial distribution estimated to be approximately $900,000 at the date of this consent statement, or approximately $2,300 per share), and the Managing Shareholder is not aware of any other matters that could reasonably be expected to delay this partial distribution to shareholders of Trust III. The Managing Shareholder is unaware at the date of this consent statement of any claim that would interfere with distributions to, or the dissolution and liquidation of, the other Trusts.

QUESTIONS AND ANSWERS ABOUT THE SOLICITATION

Q:	Who is soliciting my consent?

A: Consents are being sought on behalf of Trust I, Trust III, Trust IV and the B Fund by RRP, as the Managing Shareholder of each of the Trusts.

Q:	What am I being asked to approve?

A: Each Trust requests that its respective shareholders approve the Sale. The “Sale” means,

•	with respect to Trust III, Trust IV and the B Fund, the proposed sale of their membership interests in RILG and specified related transactions; and

•	with respect to Trust I, the proposed sale of its membership interests in RILG and Brea and specified related transactions,

in each case, on the terms and conditions described in this consent statement.

Q:	Will a meeting be held to vote on the Sale?

A: No. This consent statement and accompanying consent card are furnished so that the shareholders of each Trust may take action by shareholder consent as specified herein (and in accordance with the respective Amended Declaration of Trust for each Trust) without the necessity of holding a special meeting of shareholders.

Q:	Who is entitled to consent to approve the Sale?

A: Only shareholders of record of each Trust, as of the record date, will be entitled to notice of, and to consent to approve, the Sale.

Q:	When is the record date?

A: The record date for determining shareholders entitled to notice of, and consent to, the request for approval of the Sale is August 25, 2010.

Q:	What number of consents is required to approve the Sale?

A: The written, unrevoked consent of the holders of a majority of the shares of each of the Trusts, in each case excluding the Management Share held by the Managing Shareholder in each Trust, outstanding as of the record date is required to approve the Sale. As of the record date there were 391.8444 Trust III shares outstanding and 476.8 Trust IV shares outstanding. Each share is entitled to one vote.

Q:	Why are the consents required?

A: The approval of the shareholders of each Trust is required under the terms of the Interest Purchase Agreement and because the Sale constitutes a sale of all, or substantially all, of the assets of each Trust under the Amended Declaration of Trust for each Trust.

Q:	How many votes do I have?

A: Each share is entitled to one vote. If you properly execute and timely return a form of consent for a Trust, your consent will apply to each share of that Trust you hold as of the record date. If you own a fractional share, your consent will apply with respect to that fractional share and will be treated as a consent of a fraction of a share. If you deliver a consent with respect to a fractional share, your consent will be combined with the consents of other fractional shares.

Q:	How long is the solicitation period?

A: The period during which consents will be solicited will begin on the date of this consent statement and will continue until September 22, 2010. We refer to this period as the solicitation period. Consent cards received prior to 5:00 p.m. Eastern Time on the last day of the solicitation period will be effective, provided that the consent card has been properly executed.

Shareholders are asked to give their written consent to the proposal to approve the Sale no later than 5:00 p.m. Eastern Time on Wednesday, September 22, 2010, by completing and returning the enclosed consent card by faxing it to (201) 447-0474 or by mailing it to the Managing Shareholder at 14 Philips Parkway, Montvale, New Jersey 07645-1811.

Q:	What should I do now?

A: After carefully reading and considering the information contained in the consent statement, the Managing Shareholder recommends that you approve the Sale by marking, signing, dating and returning the enclosed consent card by mail or by faxing it to (201) 447-0474. If you are a shareholder of more than one Trust, you will need to separately complete and timely submit a consent card for each Trust in which you hold an interest. You will receive a separate consent solicitation statement and consent card for each Trust in which you hold an interest.

Q:	Do I need the signature of anyone with whom I own a share jointly?

A: Yes. If a share or fractional share is held through joint ownership, then each owner of the share or fractional share needs to sign the consent card.

Q:	May I change my consent after I have mailed or faxed my signed consent card?

A: Yes. If you submit a consent card and then you wish to revoke or change your consent, you will need to fax or mail your written revocation or new consent so that it is received by the Managing Shareholder, at (201) 447-0474 or at 14 Philips Parkway, Montvale, New Jersey 07645-1811, respectively, prior to the expiration of the solicitation period.

Q:	How are consents counted?

A: If you:

•	mark “Approve” and properly sign, date and return the enclosed consent card and do not properly revoke or change your consent prior to the expiration of the solicitation period, the shares represented by your consent card will be counted as consenting to the approval of the Sale;

•	mark “Not Approve” and properly sign, date and return the enclosed consent card and do not properly revoke or change your consent prior to the expiration of the solicitation period, the shares represented by your consent card will be counted as not consenting to the approval of the Sale;

•	properly sign, date and return the enclosed consent card but do not indicate how you would like to exercise your consent by so indicating on the card, the shares represented thereby will be counted as consenting to the approval of the Sale;

•	properly sign, date and return the enclosed consent card and affirmatively elect to “Abstain” from consenting, it will have the same effect as not consenting to the approval of to the Sale; or

•	do not timely return your consent card, it will have the same effect as not consenting to the approval of the Sale.

Q:	What if I do not consent to approve the Sale?

A: If holders of a majority of the shares of each Trust do not timely consent, the Sale will not close, the Trusts will be required to pay termination expenses to the Buyer and the Trusts’ assets could experience a significant devaluation.

Q:	How does the Managing Shareholder recommend that I exercise my consent?

A: The Managing Shareholder recommends approval of the Sale. After evaluating the factors discussed under the heading “The Sale – Recommendation of the Managing Shareholder”, including the fairness opinion of Ewing Bemiss & Co. and the report of the Special Committee, the Managing Shareholder determined that the Sale is advisable and in the best interests of each Trust and its respective shareholders. Accordingly, the Managing Shareholder recommends that the shareholders of each of the Trusts approve the Sale.

Q:	Where and when will the consents be tabulated?

A: The consents will be tabulated at the Managing Shareholder’s principal offices, located at 14 Philips Parkway, Montvale, New Jersey 07645-1811 promptly following the close of the solicitation period.

Q:	Besides the approval of the Sale by each of the Trusts, what other conditions must be met to close the Sale?

A: The closing of Sale is also subject to required orders being issued by the Federal Energy Regulatory Commission, as well as a number of customary closing conditions, and conditions related to the proposed expansion of the landfill-gas businesses by Buyer after the closing, including, among other things, that Buyer is able to obtain the debt financing required to finance the future development of the expansions, the continued qualification for certain cash grants and incentives in connection with the development of the expansions, and the execution and delivery of a number of commercial agreements between the businesses and third parties with respect to the expansions. If these conditions are not satisfied, or waived, even if the Sale is approved by the shareholders of the Trusts, the Sale likely will not close.

Q:	How can I find out the result of the consent solicitation?

A: The Managing Shareholder will promptly notify shareholders in writing of the results of the consent solicitation following the tabulation of consents.

Q:	What will I receive if the Sale is approved and consummated?

A: As soon as practicable following the consummation of the Sale, you will receive a portion of the net proceeds of the Sale collected at closing and allocated to each Trust that is proportionate to your ownership of such Trust. In addition, if after the closing of the Sale, the Managing Shareholder liquidates a particular Trust, you would receive your pro rata beneficial interest in the remaining assets, if any, of that Trust. However, as discussed under “Distribution of Net Proceeds of the Sale to Shareholders of the Trusts” and “Liquidation and Dissolution”, a portion of the distributions to Trust III could be delayed, or reduced, due to claims and potential claims affecting projects owned by Trust III.

Q:	What are the consequences of the consummation of the Sale?

A: Immediately after the consummation of the Sale, the Trusts will no longer own any interests in RILG or Brea and the Managing Shareholder will begin winding down the Trusts.

Q:	Who bears the cost of the consent solicitation?

A: All of the Trusts are paying for the solicitation of the consents, including the preparation and distribution of the consent statements, in accordance with their respective share of the proceeds of the Sale. As a part of this process, the Trusts will reimburse trustees, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding consent materials to holders of shares in the Trusts. See “The Sale – Fees and Expenses of the Sale”. The Managing Shareholder, on behalf of the Trusts, may solicit consents through the mail, telephone or other electronic means or in person and will not receive additional compensation for soliciting consents, although the Trusts will reimburse the Managing Shareholder for its out-of-pocket expenses. The Managing Shareholder currently does not expect to use an outside solicitation firm. Any additional transaction expenses incurred in connection with the Sale will be paid for by the Trusts in accordance with their respective share of the Sale proceeds.

Q:	Who can help answer my other questions?

A: Shareholders who have questions may contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 14 Philips Parkway, Montvale, New Jersey 07645-1811, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

FORWARD-LOOKING STATEMENTS

This consent statement, and many of the documents referred to in this consent statement, contain forward-looking statements. Forward-looking statements may be based on estimates or assumptions and include information concerning possible or assumed future results of operations and financial condition of RILG, Brea and the Trusts, the expected completion and timing of the Sale and other information relating to the Sale. There are forward-looking statements throughout this consent statement, including, among others, under the headings “Summary Term Sheet” and “The Sale” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar words or expressions. You should be aware that forward-looking statements involve significant known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Trusts. These forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to publicly update or revise any forward-looking statements made in this consent statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	whether the shareholders of the Trusts timely approve the Sale;

•	the occurrence of events, changes or other circumstances that could give rise to the termination of the Interest Purchase Agreement or other Sale agreements;

•	costs incurred in connection the Sale and the liquidation of the Trusts;

•	the actual timing of the completion of the liquidation process, including the amount and timing of any liquidating distributions;

•	the outcome of any legal proceedings or claims that may be initiated against or involving the Trusts or their subsidiaries, including, without limitation, the claims and potential claims against projects owned by Trust III; and

•	the tax consequences of the Sale or the liquidation and dissolution of the Trusts.

Shareholders and other readers are urged to consider these factors, and additional factors discussed elsewhere in this consent statement, in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements. You should not rely on these forward-looking statements without considering all of the things that could make them inaccurate. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements made here or elsewhere in this consent statement, including the annexes.

PARTIES INVOLVED IN THE SALE

The parties to the Sale are:

•	Trust I, as the Seller of Brea;

•	Trusts I, III, IV and B Fund, as Sellers of RILG; and

•	MIP II Biopower LLC (“Buyer”) as the buyer. Buyer is a newly-formed Delaware limited liability company controlled by funds managed or advised by affiliates of Macquarie Group Limited (“Macquarie”), a multi-billion-dollar global provider of banking, financial, advisory, investment and funds management services. In 2007, a company controlled by funds managed or advised by affiliates of Macquarie purchased the United Kingdom landfill-gas business previously managed by the Managing Shareholder.

In connection with the Sale, Brea and RILG have each entered into an engineering, procurement and construction contract (“EPC Contract”) for the expansion and development of the RILG and Brea landfill-gas operations. The RILG EPC Contract is with DCO Energy, LLC (“DCO”), a New Jersey limited liability company and the Brea EPC Contract is with DCO California, Inc. (“DCO-CA”), a New Jersey corporation. DCO-NJ and DCO-CA are under common ownership.

Trust I owns 100% of the outstanding membership interests in Brea. The following table sets forth the membership interests of the Trusts in RILG:

Ownership in
Trust	RILG

Trust I (through Ridgewood Olinda)	6.8%
Trust III	19.6%
Trust IV	35.2%
B Fund	38.4%

The Assets

The assets of the Trusts being sold under the Interest Purchase Agreement are the Trusts’ limited liability company membership interests in RILG and Brea, which represent 100% of the interests of both RILG and Brea.

The Businesses

RILG

Ridgewood Providence Power Partners, L.P. (“Ridgewood Providence”) was formed in February 1996 as a Delaware limited partnership and, in April 1996, Ridgewood Providence purchased substantially all of the net assets of Northeastern Landfill Power Joint Venture. The assets acquired included a 13.8MW capacity electrical generating station and associated gas treatment system, produced at the Central Landfill in Johnston, Rhode Island (the “Johnston Landfill”). The Johnston Landfill is owned by the Rhode Island Resource Recovery Corporation, a state-owned enterprise (“RIRRC”). The project includes nine reciprocating engine generator sets (“gensets”) fueled by methane gas produced by and collected from the Johnston Landfill. Prior to the reorganization discussed below, Trust III owned 35.7% of Ridgewood Providence and the remaining 64.3% interest was owned by Trust IV.

In April 2002, the Managing Shareholder formed Ridgewood Rhode Island Generation LLC (“RRIG”) through a joint venture between Trust I (15%), through Ridgewood Olinda, LLC and B Fund (85%) for the purpose of utilizing a portion of the supply of gas from the Johnston Landfill that was in excess of the quantity that could be used by Ridgewood Providence. The RRIG project currently is a 6.6MW facility and includes four gensets. In 2009, RRIG’s capacity declined by 2.6MW, from 9.2MW, as two gensets were decommissioned.

RILG was formed in October 2007 as a Delaware limited liability company. On November 17, 2008, the Trusts entered, directly or indirectly, through one or more subsidiaries, into a series of agreements relating to the operations of Ridgewood Providence and RRIG at the Johnston Landfill. The principal purpose of these agreements was to consolidate the activities of the Trusts at the Johnston Landfill under one entity, RILG, for the purposes of developing a new electric generating facility and consolidating all the Johnston Landfill gas rights under one entity. The Trusts contributed certain membership, partnership and economic interests that they held in Ridgewood Providence, RRIG, Rhode Island Gas Management LLC and Ridgewood Providence Power Corporation to RILG, in exchange for their allocable interests in RILG. As a result of the reorganization, the Trusts, directly or indirectly, own all of the equity interests in RILG.

The RILG assets currently have a combined 20.4MW of electrical generating capacity and are operated under contract by Ridgewood Power Management LLC (“RPM”), an affiliate of the Managing Shareholder, on an at-cost basis.

The electricity produced by Ridgewood Providence was historically sold to New England Power Service Company (“NEP”) under a long-term electric power sales contract, which was scheduled to expire in 2020. In July 2009, NEP elected to exercise a one-time option to terminate its long-term contract with Ridgewood Providence, effective January 2010. Currently, RILG sells all of its electrical output in the spot or day-ahead wholesale electricity market. Effective September 1, 2010, RILG will begin selling all of its electricity under a long-term fixed price contract with built in cost escalations to Connecticut Municipal Electric Energy Cooperative (“CMEEC”). Renewable Portfolio Standards Attributes (“RPS Attributes”) generated as a result of the volume of electricity produced by RILG are currently sold in the open market, but upon the commencement of delivery of power under the agreement with CMEEC, all RPS Attributes will be sold to CMEEC at a contracted price of $25 per megawatt hour, which is currently above spot market prices.

Under the site lease and gas rights agreement entered into in connection with the RILG consolidation, RIRRC granted rights to 100% of the current and future landfill gas produced at the Johnston Landfill to RILG and RILG agreed to construct a new generating facility to bring total production to 39.7MW. Effective with the commercial operation of the new generating facility, RILG will pay a royalty of 15% of gross revenue to RIRRC, net of certain credits, from all sources including electricity, capacity and RPS Attributes. RILG will also pay monthly rent of $3,400 (escalated for inflation beginning in 2010) for the land on which a collection facility is intended to be built. The payment arrangements under the prior arrangements will continue in place until the new generating facility begins commercial operation. Under the prior RPS Attribute agreement between Ridgewood Providence and RIRRC, Ridgewood Providence is required to effectively pay 30% net revenue royalties from the sale of its RPS Attributes to RIRRC. In addition, Ridgewood Providence is also required to pay, as royalty, 18% of power generation revenue to RIRRC. RRIG is required to pay 15% net revenue royalties derived from the sale of its RPS Attributes to RIRRC, net of certain adjustments.

The new site lease and gas rights agreement also requires that Ridgewood Providence terminate operation of its existing facility, decommission the facility and turn it over to RIRRC, if requested to do so by RIRRC, but no earlier than December 31, 2011 (subject to acceleration with a payment by RIRRC).

In connection with RILG’s obligation to expand its electricity generating capacity, RILG is obligated to construct a new 33MW electric generating facility at the Johnston Landfill, with an estimated future cost of construction of approximately $130 million, and to assume primary responsibility for costs associated with the landfill gas collection system at the landfill as of the first to occur of the commencement of operation of the new electric generating facility or December 31, 2014. As part of this commitment, the Managing Shareholder has also agreed, whether the Sale closes or not, to undertake site preparation work at an estimated cost of $500,000, with up to $500,000 being loaned to RILG by RIRRC.

On November 3, 2009, RILG received notice from the United States Department of Energy (“DOE”) that it had been awarded a grant of $15 million towards development costs relating to the RILG expansion. The grant is subject to various final closing conditions, including DOE approval of a plan to finance the expansion construction to be submitted by RILG prior to December 31, 2010.

Brea

Brea consists of a 5.6MW capacity electrical generating station and associated gas treatment system located at the Olinda Alpha Landfill (the “Olinda Landfill”) in Brea, California. The Olinda Landfill is owned and operated by the County of Orange, California. Trust I purchased its initial project interest in Olinda in 1994 and acquired the balance of the plant and operating control in 1997.

The existing landfill methane gas-to-electricity generating facility at the Olinda Landfill consists of three reciprocating gensets and has been in operation since 1982. In April 2007, Brea assumed responsibility for operation and maintenance of the gas collection system at the Olinda Landfill and RPM operates, on Brea’s behalf, both the landfill gas collection system and the electricity generating facilities on an integrated at-cost basis.

The electricity and RPS Attributes produced by Brea are currently sold to the City of Anaheim, California under a long-term agreement that terminates up to 33 years after completion of the expansion discussed below.

Brea is developing a 32.5MW expansion project at an estimated cost of approximately $120 million. As part of its development work, in April 2008, Brea negotiated to acquire the rights to 100% of the landfill gas produced at the Olinda Landfill for a period of 13 years from the commercial operation date of the expansion, plus the option to extend for up to two 10-year terms. Under the agreement Brea is required to pay 50% of revenue from the sale of products generated by flares to the County of Orange. For all other products sold at less than market price, Brea is required to pay 12.5% of the gross revenue, calculated as if they had been sold at market price, to the County of Orange. For all other products sold at or above market price, Brea is required to pay 9.5% of gross revenue to the County of Orange. Royalties are subject to an escalating minimum annual royalty beginning July 1, 2010, dependent in part, on the level of gas produced from the Olinda Landfill. If Brea fails to comply with its expansion obligations, it could forfeit its contracted gas rights and license to utilize the site. In addition, if Brea defaults on its gas rights agreement with the County of Orange before constructing flare capacity required under the agreement, depending on the level of gas projected to be produced at the landfill at the time of any such default, Brea may be obligated to pay the County of Orange $1,500,000.

Pursuant to the gas rights agreement, Brea is responsible for the costs of operating and maintaining the gas collection, condensate and flare systems. The County of Orange is responsible for the costs of constructing and expanding those systems, as needed to maintain compliance with federal, state and local laws, subject to an annual contribution of $100,000 toward these costs from Brea. Brea is also responsible for the costs of all capital additions to the gas collection system made at its request.

On November 3, 2009, Brea received notice from the DOE that it had been awarded a grant of $10 million towards development costs relating to the Brea expansion. The grant is subject to various final closing conditions, including DOE approval of a plan to finance the expansion construction to be submitted by Brea prior to December 31, 2010.

The Buyer

MIP II Biopower LLC (“Buyer”) is a newly-formed Delaware limited liability company controlled by funds managed or advised by affiliates of Macquarie. Macquarie, an Australia-based company, employs over 14,600 people and is a multi-billion-dollar global provider of banking, financial, advisory, investment and funds management services. Macquarie shares are listed on the Australian Securities Exchange under the symbol “MQG”. In 2007, a company controlled by funds managed or advised by affiliates of Macquarie purchased the United Kingdom landfill-gas business previously managed by the Managing Shareholder. The business address of Buyer is 125 West 55th Street, Level 15, New York, NY 10019 with a telephone number of (212) 231-1000.

Buyer is to be funded by Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P., who together have committed to provide to Buyer, pursuant to and subject to the terms of an equity commitment letter, the funds required to be paid by Buyer to the Trusts to consummate the Sale.

The Sale is subject to a number of customary closing conditions, and conditions related to the proposed expansion of the landfill-gas businesses by Buyer after the closing, including that Buyer is able to obtain the debt financing required to finance the future development of the expansions, the continued qualification for certain cash grants and incentives in connection with the development of the expansions, and the execution and delivery of a number of commercial agreements between the businesses and third parties with respect to the expansions.

The Sellers (the Trusts)

The Trusts’ business address is 1314 King Street, Wilmington, Delaware 19801 and their phone number is (302) 888-7444. The Managing Shareholder has direct and exclusive control over the management and operations of the Trusts. The Trusts do not have employees and their activities are performed by employees of the Managing Shareholder or its affiliates. The Trusts were formed to make investments in projects and businesses in the energy infrastructure sectors. The Trusts have focused primarily on small-scale electricity generation projects using renewable sources of fuel. These projects allowed the Trusts to develop secure long-term positions in attractive specialty markets for products and services provided by their projects and companies.

Trusts I, III and B Fund have limited cash resources. As a result, the Managing Shareholder has advanced funds to these trusts, and anticipates continuing to do so until the closing of the Sale, in order for these trusts to pay their outstanding obligations. These advanced amounts do not bear interest and will be repaid from the proceeds of the Sale on a priority basis. Amounts expected to be repaid to the Managing Shareholder are included in amounts reflected as “Estimated Transaction Fees and Expenses” and “Net Working Capital of the Trusts” under “The Sale – Distribution of Net Proceeds of the Sale to Shareholders of the Trusts” appearing elsewhere in this consent statement.

Ridgewood Electric Power Trust I

Trust I is a Delaware trust formed on May 9, 1994 to acquire all of the assets and to carry on the business of Ridgewood Energy Electric Power, L.P. (“REEP”). REEP raised $10.5 million in a single private offering concluded in early 1992. In June 1994, with the approval of its partners, REEP was combined into Trust I, which acquired all of REEP’s assets and which became liable for all of REEP’s obligations. In exchange for their interests in REEP, the investors in REEP received an equivalent number of shares of beneficial interest in Trust I. REEP was subsequently dissolved. Trust I’s only operating assets are its 6.8% ownership of RILG and its 100% ownership of Brea.

Ridgewood Electric Power Trust III

Trust III is a Delaware trust formed on December 6, 1993. Trust III owns 19.6% of RILG. Trust III also owns 100% of the interests in two electrical cogeneration projects located in Northern California, which are currently not operating, with a prior total capacity of 14.2MW (the “Norcals”). The Managing Shareholder does not have any current plans to resume operations of the Norcals.

One of the Norcals has received a letter from its sole customer, Pacific Gas and Electric Company (“PG&E”), in which PG&E alleged that this project subsidiary owes PG&E $6.3 million due to the facility failing to deliver power under its power sale agreement with PG&E. The Managing Shareholder believes PG&E may assert similar claims for a similar amount with respect to the other Norcal project wholly owned by Trust III. In addition, each of the Norcals is the tenant under a long-term ground lease. One of the Norcals has not paid rent under its lease since December 2009 and recently received a letter from the landlord under the lease asserting that the Norcal is in default under the lease. As of the date of this consent statement, neither PG&E nor the landlord has commenced any legal proceeding regarding these alleged claims or possible claims. The Managing Shareholder believes that even if these alleged claims, or possible claims, are potentially recoverable, they would be recoverable only against the Norcals and not against Trust III directly. However, if PG&E or the landlord were to commence one or more legal proceedings, whether against either of the Norcals or against Trust III, this development could delay or reduce distributions to shareholders of Trust III as well as delay the dissolution and liquidation of Trust III.

Trust III sold whole and fractional shares of beneficial interest pursuant to a private placement offering, which was completed in May 1995. After payment of offering fees, commissions and expenses, the offering provided approximately $32.9 million for investments and operating expenses.

The most recent audited annual and unaudited interim financial statements of Trust III, as well as management’s discussion and analysis of Trust III’s financial condition and results of operations, are included as Annex H to this consent statement.

Ridgewood Electric Power Trust IV

Trust IV is a Delaware trust formed on September 8, 1994. The sole remaining investment in Trust IV is its 35.2% ownership of RILG.

Trust IV sold whole and fractional shares of beneficial interest pursuant to a private placement offering, which was completed in September 1996. After payment of offering fees, commissions and expenses, the offering provided approximately $39.5 million for investments and operating expenses.

The most recent audited annual and unaudited interim financial statements of Trust IV, as well as management’s discussion and analysis of Trust IV’s financial condition and results of operations, are included as Annex I to this consent statement.

Ridgewood Power B Fund/Providence Expansion

B Fund is a Delaware trust formed on June 25, 2002. The sole investment B Fund made is its 38.4% ownership of RILG.

B Fund sold whole and fractional shares of beneficial interest pursuant to a private placement offering, which was completed in February 2003. After payment of offering fees, commissions and expenses, the offering provided approximately $6.7 million for investments and operating expenses.

Legal Proceedings

Neither RILG, Brea nor the Trusts are subject to any legal proceedings. However, the Trusts, RILG and/or Brea may become subject to legal proceedings in the future. The ultimate legal and financial liability with respect to any such future matters cannot currently be determined. Claims, and potential claims, against projects owned by Trust III are discussed under “Ridgewood Electric Power Trust III” above.

The Managing Shareholder – Ridgewood Renewable Power LLC

The Managing Shareholder, Ridgewood Renewable Power LLC, is a New Jersey limited liability company that is controlled by Robert E. Swanson, who is the manager, chairman and, together with his family trusts, owner of all of its membership interests.

The Managing Shareholder serves as the managing shareholder of the Trusts, as well as Ridgewood Electric Power Trust V and The Ridgewood Power Growth Fund, each affiliated Delaware trusts.

For additional information regarding the Managing Shareholder and its role, and interests, in the Sale, see “The Sale,” “Interests of the Managing Shareholder, Executive Officers and Other Parties” and “Management of the Trusts.”

SOLICITATION OF CONSENTS OF SHAREHOLDERS

The Proposal; Purpose of the Solicitation

The consent being sought is being solicited by the Managing Shareholder on behalf of each Trust. The Managing Shareholder, on behalf of each Trust, requests that the respective shareholders of each Trust approve the Sale. The Sale means,

•	with respect to Trust III, Trust IV and the B Fund, the proposed sale of their membership interests in RILG and specified related transactions; and

•	with respect to Trust I, the proposed sale of its membership interests in RILG and Brea and specified related transactions,

in each case, on the terms and conditions described in this consent statement.

See “The Sale” for a detailed description of the Sale and related transactions.

If you are a shareholder in more than one Trust, you will receive a separate consent statement and consent card for each of the Trusts in which you hold an interest and you will need to separately complete and timely submit each such consent as we cannot take your consent decision with respect to one investment and apply it to your other investment(s).

Legal Authority

The business and operations of each of the Trusts are governed by the Delaware Statutory Trust Act. The Delaware Statutory Trust Act broadly permits the governing instrument of a Delaware trust to regulate the trust’s activities. Section 3806(b)(3) of the Delaware Statutory Trust Act permits a Delaware trust’s governing instrument to “contain any provision relating to the management of the business and affairs of the statutory trust, and the rights, duties and obligations of the trustees, beneficial owners and other persons, which is not contrary to any provision or requirement of” the Delaware Statutory Trust Act, including “the sale, lease, exchange, transfer, pledge or other disposition of all or any part of the assets of the statutory trust or the assets of any series, or the dissolution of the statutory trust.” The Delaware Statutory Trust Act also permits the governing instrument of a Delaware trust to include provisions regarding record dates and shareholder meetings. Pursuant to Section 3806(b)(5) of the Delaware Statutory Trust Act, the governing instrument may “set forth provisions relating to notice of the time, place or purpose of any meeting at which any matter is to be voted on, waiver of any such notice, action by consent without a meeting, the establishment of record dates, quorum requirements, voting in person, by proxy or in any other manner, or any other matter with respect to the exercise of any such right to vote.” The governing instrument of each of the Trusts contains such provisions governing the sale of trust assets and action by consent without a meeting. The Managing Shareholder, on behalf of each of the Trusts, is seeking shareholder approval of the Sale by written consent instead of by a vote taken at meetings of the respective shareholders of each Trust.

Consents Required

The approval of the shareholders of each Trust (other than the Management Share held by the Managing Shareholder for each Trust) is required under the terms of the Interest Purchase Agreement and because the Sale constitutes a sale of all, or substantially all, of the assets of each Trust under the Amended Declaration of Trust for each Trust. Other than cash and short-term working capital components, and in the case of Trust III, two non-operating projects with negligible value, each of the four Trusts has no other assets other than its respective equity interest in RILG and/or Brea. As a result, the Managing Shareholder has concluded in regards to each of the Trusts, that the equity interests in RILG and/or Brea represent substantially all of each Trust’s assets.

This consent statement contains disclosure regarding the interests of the Managing Shareholder, its officers and certain other parties related to the Managing Shareholders and the Trusts. The interests of the Managing Shareholder, its officers and these parties may not be the same as those of the Trusts or their respective shareholders. See “Interests of the Managing Shareholder, Executive Officers and Other Parties – Relationship with, and Payments to, the Managing Shareholder and Affiliates.”

The statutory authority governing a Delaware trust does not contain a provision requiring a shareholder vote on a proposed sale of substantially all the assets of a Delaware trust or requiring such a trust to be liquidated upon the consummation of such a sale. However, the Amended Declaration of Trust for each Trust does contain such a provision. Section 12.3(b) of the Amended Declaration of Trust for each Trust requires the Managing Shareholder to obtain shareholder approval of any sale or transfer of all or substantially all of the Trust’s assets that is made other than in the ordinary course of operations, and Section 14.1(b) of the Amended Declaration of Trust for each Trust requires that the Trust be dissolved and its business wound up following the sale of all or substantially all of the property of the Trust, unless the Trust is otherwise continued as described below.

Under the Amended Declaration of Trust of each Trust, the sale of all or substantially all of the assets of a Trust is an event of dissolution. As a result, upon the closing of the Sale each Trust will automatically commence its liquidation and dissolution, except that each Trust may be continued under certain situations based on actions taken by the Managing Shareholder and/or the shareholders of each respective Trust.

Despite the occurrence of an event of dissolution, the Amended Declaration of Trust and the Delaware Statutory Trust Act each provide that each Trust may be continued by the Managing Shareholder and/or the shareholders of each respective Trust after taking specified actions. However, the Managing Shareholder has determined that it will not approve a continuation of any Trust and does not believe that a continuation permitted by the Delaware Statutory Trust Act will occur. Accordingly, the Managing Shareholder expects that if the shareholders of the Trusts approve the Sale, following the closing of the Sale, each Trust will each become subject to its respective Plan of Dissolution and Liquidation. A form of the Plan of Liquidation and Dissolution for each of Trust III and Trust IV is attached to this consent statement as Annex F and G, respectively. See “Liquidation and Dissolution – Liquidation and Dissolution of each of the Trusts.”

The written, unrevoked consents of the holders of a majority of the shares of each Trust outstanding as of the record date, but excluding the Management Share held by the Managing Shareholder in each Trust, must be timely delivered to the Managing Shareholder to approve the Sale. You have one vote for each Trust share you own as of the record date. If you consent, your consent will apply to each share you hold as of the record date. If you own a fractional share within a Trust, your consent will apply with respect to the fractional share that you own in that Trust and will be treated as a consent of a fraction of a share. If you deliver a consent with respect to a fractional share, your consent will be combined with the consents of other fractional shares.

The solicitation period will begin on the date hereof and will continue until September 22, 2010. We refer to this period as the solicitation period. The deadline for the delivery to the Managing Shareholder of written consents is 5:00 p.m. Eastern Time on the last day of the solicitation period. Shareholders are asked to give their written consent to the proposal to approve the Sale no later than Wednesday, September 22, 2010, by returning the enclosed consent card by faxing it to (201) 447-0474 or mailing it to Ridgewood Renewable Power LLC at 14 Philips Parkway, Montvale, New Jersey 07645-1811.

If you are a shareholder in more than one Trust, you will receive a separate consent statement and consent card for each of the Trusts in which you hold an interest. You will need to complete and timely return a separate consent card for each investment, as we cannot take your consent decision with respect to one investment and apply it to your other investment(s).

Record Date

The record date for determining shareholders entitled to notice of, and consent to, the Sale is August 25, 2010. Only shareholders of record as of that date are entitled to notice of, and to consent to, the proposal. As of the record date, Trust III had approximately 860 shareholders and 391.8444 shares outstanding and eligible to consent to the Sale while Trust IV had approximately 1,065 shareholders and 476.8 shares outstanding and eligible to consent to the Sale. Neither Trust III nor Trust IV has any other class of securities outstanding that is entitled to consent to the approval of the Sale.

Date, Time and Place of Tabulation of Consents

The consents will be tabulated at the Managing Shareholder’s principal offices, located at 14 Philips Parkway, Montvale, New Jersey 07645-1811 promptly following the expiration of the solicitation period. The period during which consents will be solicited pursuant to the consent statement will begin on the date hereof and will continue until 5:00 pm Eastern Time on Wednesday, September 22, 2010.

All properly completed consents received before the expiration of the solicitation period will be counted as consents by the holder. If you sign, date and timely return a consent card, but provide no instructions, unless you properly revoke or change your consent, your shares represented by the consent card will be counted as consenting to the approval of the Sale.

Tabulation inspectors, who will tabulate the written consents, will be employees of the Managing Shareholder. Failure to execute and timely deliver a consent card, or an abstention, will have the same effect as not approving the Sale. The Managing Shareholder will promptly notify shareholders in writing of the results of the consent solicitation following the tabulation of consents.

Shareholders who have questions or requests for assistance in completing and submitting consent cards should contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 14 Philips Parkway, Montvale, New Jersey 07645-1811, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

Revocability of Consents

You can revoke or change your consent card at any time before the expiration of the solicitation period, if you:

•	send a written, dated notice to the Managing Shareholder, at 14 Philips Parkway, Montvale, New Jersey 07645-1811, stating that you would like to revoke your consent; or

•	complete, date, sign and submit a new consent card that is received by the Managing Shareholder no later than 5:00 p.m. Eastern Time on Wednesday, September 22, 2010, the expiration of the solicitation period.

The delivery of a subsequently dated consent card which is properly marked, dated, signed and delivered to the Managing Shareholder will constitute a revocation of any earlier consent. If you have instructed a custodian, trustee or other person to consent to approve the Sale, not to approve the Sale or to abstain with respect to the Sale, with respect to your shares, you must follow the directions provided by such person to change those instructions.

Effectiveness of Consents

The actions proposed in this consent statement will be adopted if upon the expiration of the solicitation period, properly completed, unrevoked consents approving the Sale have been signed by the holders of a majority of the shares of each Trust outstanding as of the record date (other than the Management Share held by the Managing Shareholder in each Trust), and such consents have been submitted to the Managing Shareholder. The failure to execute and timely return a consent has the same effect as not consenting to the approval of the Sale.

Abstentions

Abstentions will have the same effect as not consenting to the approval of the Sale.

Cost of Solicitation of Consents

The Trusts are paying for distributing and soliciting the consents. As a part of this process, they will reimburse trustees, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding consent materials to holders of shares, and such expenses will be allocated among the Trusts. See “The Sale – Fees and Expenses of the Sale”. The Managing Shareholder may solicit consents, on behalf of the Trusts, through the mail, telephone or other electronic means or in person and will not receive additional compensation for soliciting consents, but the Trusts will reimburse the Managing Shareholder for its out-of-pocket expenses. The Managing Shareholder currently does not expect to use an outside consent solicitation firm.

Shareholder Proposals

If the Sale is approved by a majority of the shareholders of each of the Trusts and the Sale is consummated, the Managing Shareholder plans to liquidate and dissolve each Trust in a timely manner following the closing of the Sale and does not expect to hold any future meetings of shareholders of any Trust (or to solicit any future consents from any Trust’s shareholders). However, if the Sale is not consummated, shareholders of each Trust will continue to be entitled to attend and participate in meetings of shareholders to the extent they are currently entitled to do so under the Amended Declaration of Trust for that Trust. Neither the Delaware Statutory Trust Act nor the Amended Declaration of Trust for each Trust require the Trust to hold annual meetings as each Trust does not have a board of directors or similar body and the Managing Shareholder serves in that role for the life of the Trust, except in certain circumstances. None of the Trusts has held any annual meetings of shareholders.

Under the Amended Declaration of Trust for each Trust, however, the Managing Shareholder may call meetings of the shareholders on matters pertaining to the Trust’s business and activities. Shareholders holding 10% or more of the outstanding shares entitled to vote on a matter may also call a meeting regarding that matter by giving notice to the Trust demanding a meeting and stating the purposes therefore. After calling a meeting, or within 20 days after receipt of a written request meeting the requirements of the preceding sentence, the Trust will mail to all shareholders entitled to vote at the meeting written notice of the place and purposes of the meeting and, in the case of Trust I, the meeting will be held on a date not less than 7 days nor more than 21 days after the Trust mails the notice of meeting to the shareholders, and, in the case of Trust III, Trust IV and B Fund, the meeting will be held on a date not less than 15 days nor more than 45 days after such Trust mails the notice of meeting to the shareholders.

The Managing Shareholder may also solicit written consents from Trust shareholders in lieu of holding a meeting of shareholders. In addition, shareholders of a Trust holding 10% or more of the outstanding shares entitled to vote on a matter may demand a solicitation of consents regarding that matter by giving notice to a Trust stating the purpose of the consent solicitation and including a form of consent. In either case, such Trust will effect a solicitation of consents by giving those shareholders who may vote a notice of solicitation stating the purpose of the consent solicitation, a form of consent and the date on which the consents are expected to be tabulated, which, in the case of Trust I, will be not less than 7 days nor more than 21 days after the Trust transmits the notice of solicitation for consents, and, in the case of Trust III, Trust IV and B Fund, will be not less than 15 days nor more than 45 days after such Trust transmits the notice of solicitation for consents. If shareholders holding 10% or more of the outstanding shares entitled to vote on a matter demand a consent solicitation regarding that matter, such Trust must transmit the notice of solicitation not later than 20 days after receipt of the demand.

Recommendation of the Managing Shareholder

The Managing Shareholder has approved the Sale and recommends that the shareholders of each of the Trusts approve the Sale.

THE SALE

The Purchase Price

Pursuant to the Interest Purchase Agreement, the Trusts will sell to Buyer all of their respective limited liability company membership interests in each of RILG and Brea. The Managing Shareholder estimates that the aggregate amount of proceeds to be received by the Trusts for RILG and Brea to be $18,902,984 and $7,710,815, respectively, calculated as follows:

•	a base amount equal to $17,500,000 for RILG and $7,500,000 for Brea,

•	plus an estimated $1,950,000 and $465,000 for RILG and Brea, respectively, for the net working capital of RILG and Brea as of the closing of the Sale, including Specified Assets and Specified Liabilities (as those terms are defined in the Interest Purchase Agreement),

•	less an estimated $547,016 for RILG and $254,185 for Brea, for payments to be made by Buyer to employees working at RILG and Brea as retention bonuses and severance payments.

The above amounts will be paid in cash at the closing of the Sale, except:

•	The purchase price is subject to upward or downward adjustment based on changes in the swap rate (as defined in the Interest Purchase Agreement) on the closing date of the Sale as compared to the swap rate on July 15, 2010. For every basis point (0.01%) change in the swap rate, the price paid for RILG will change by $77,000 and the price paid for Brea will change by $33,000. However, the adjustment to the combined purchase price for RILG and Brea cannot exceed $5,000,000. If interest rates were to increase such that the purchase price for RILG and Brea were to decrease by more than $5,000,000, if not for this limitation, Buyer would have the right to terminate the Interest Purchase Agreement. Based on the Managing Shareholder’s estimates of the swap rate for August 23, 2010, based on the swap index published by the Federal Reserve Board and discussions with swap dealers, the purchase price for RILG and Brea, calculated as of that date, would increase by the maximum amount of $3.5 million and $1.5 million, respectively. The Managing Shareholder cannot predict what the swap rate will be on the closing date of the Sale.

•	The Trusts have agreed to indemnify Buyer for losses that result from matters specified in the Interest Purchase Agreement. Buyer is holding back from the purchase price at closing $3,000,000 for RILG and $2,000,000 for Brea (the “Holdbacks”) to be used for any indemnification claims made by Buyer and to pay any amounts owed by the Trusts to Buyer for any purchase price adjustments determined after the closing of the Sale. These Holdbacks, based on the respective ownership by the Trusts, equate to $2,204,000 for Trust I, $588,000 for Trust III, $1,056,000 for Trust IV and $1,152,000 for B Fund. Any indemnification claims by Buyer for breaches of representations and warranties and covenants to be performed by the Trusts prior to the closing of the Sale under the terms of the Interest Purchase Agreement must be made within 9 months of the closing. While the Managing Shareholder cannot know with certainty, the Managing Shareholder does not believe there will be any indemnification claims filed by Buyer. If this is the case, the entire amount of the Holdbacks would be remitted to the Trusts, plus interest, at the end of 9 months after the closing of the Sale, other than any funds that may have been used for the post-closing purchase price adjustments. The amounts held back are severable, meaning that amounts held back from the sale of RILG, for example, cannot be used to pay claims relative to Brea.

•	The purchase price paid at closing will include a portion of the estimated working capital of RILG and Brea as of that date (estimated to be $1.0 million for RILG and $0.2 million for Brea). After the closing, the parties will calculate a true-up payment in the amount of the difference between the estimated purchase price paid at closing, including the estimated values for working capital, and the final purchase price, including actual values for working capital. The true-up payment is expected to be made within 90 days after closing. To the extent Buyer is required to make a payment to the Trusts based on the true-up, that payment will be made upon final determination of the purchase price. To the extent that the Trusts are required to make a payment to Buyer based on the true-up, that payment will come out of the Holdbacks discussed above.

Background of and Reasons for the Sale

Early in 2007, the Managing Shareholder began to evaluate the long-term liquidity alternatives for certain assets owned by the trusts it manages, including the Trusts. The Managing Shareholder contacted Ewing Bemiss & Co. (“Ewing Bemiss”) a firm well known in the renewable power sector, to discuss the possibility of engaging that firm as its financial advisor in this evaluation. The Managing Shareholder was, at that time, familiar with Ewing Bemiss from its role as one of the leading investment banks in the renewable power sector, the sector in which the trusts operate. Through prior experience, the Managing Shareholder had found that Ewing Bemiss was a knowledgeable and professional representative of sellers in other sale transactions.

Because of the Managing Shareholder’s years of experience in the renewable power sector, it understood that the sector was highly specialized, that investors in the sector were generally knowledgeable and sophisticated, and that the typical transaction size in the sector was smaller than transactions in other sectors. Also, the Managing Shareholder was generally familiar with the investment banking and financial advisory firms that participated in the sector. Ewing Bemiss had been an active participant in the renewable power sector for many years and had served as a financial advisor on a large number of the merger and acquisition transactions in the sector. Because of its activities, Ewing Bemiss had developed relationships with many of the investors that participated in the sector, and had built an organization and infrastructure capable of conducting and managing the sophisticated and detailed sales processes that were typical in the sector, including providing appropriate investment banking and advisory services and issuing fairness opinions. Within the highly specialized niche of renewable power, the Managing Shareholder believed that Ewing Bemiss was the most qualified firm that offered a beneficial balance of advisory service and investment banking capabilities and appropriate firm size.

Ewing Bemiss met with the Managing Shareholder on July 31, 2007 to review the various portfolios of assets held by the trusts managed by the Managing Shareholder, and to provide Ewing Bemiss’s current views of market values and the risks and benefits associated with a potential sale of those assets. That review included a discussion regarding whether it was advisable to bundle all the trusts’ assets together into one transaction. During the next two months, the Managing Shareholder met with Ewing Bemiss multiple times to discuss marketing approaches, background and resources, and to negotiate a compensation structure. On September 21, 2007, the Managing Shareholder, on behalf of the trusts, retained Ewing Bemiss as exclusive financial advisor in connection with potential sale or other disposition transactions for all of the projects owned by the trusts.

Through the balance of 2007, in conjunction with the Managing Shareholder, Ewing Bemiss continued to analyze the various assets managed by the Managing Shareholder, including valuation and assessment of strengths and risks in various marketing strategies. The Managing Shareholder and Ewing Bemiss worked together to prepare financial analyses and to compile information and diligence materials that would be necessary to support anticipated marketing efforts that the trusts might undertake. In considering the liquidity alternatives of the various assets of the trusts, the Managing Shareholder considered the alternatives of:

•	continuing to hold the assets on a long-term basis;

•	selling of minority interests;

•	selling of majority interests;

•	a public offering of some or all of the trusts’ assets; or

•	selling of 100% of the interests in the assets.

In evaluating these alternatives, the Managing Shareholder determined that:

•	Continuing to hold the assets on a long-term basis was not an advisable alternative. Many of the assets of the trusts had been operating for many years and were facing capital expenditures for needed upgrades and expansions. In addition, many of the original power sales agreements for the projects had expired, so project revenues and cash flows were subject to volatility from sales of electricity and RPS Attributes on the “spot” market. Further, some of the trusts were required to incur substantial and ongoing additional costs in order to comply with the compliance and audit requirements applicable to companies whose securities are registered with the SEC.

•	Selling a portion of an interest in the assets of the trusts, whether a majority position or a minority position, was not likely to be advisable because (i) the potential buyers were unlikely to pay a full price for less than 100% of the interests, (ii) the residual interests held by the trusts would likely be subordinated to the interests acquired by the potential buyers and subject to restrictions on cash flow and liquidity events, and (iii) if the sale was for a majority of the interests, the potential buyers would likely insist on the ability to control the operations of the underlying assets, which could impact distributable cash flows.

•	A public offering involving the assets of the trusts was not advisable because, in the aggregate, the trusts’ assets represented a portfolio of projects that was too small, too diverse, and too limited in expansion opportunities and other future prospects to result in a successful public offering.

As a result, the Managing Shareholder determined, and Ewing Bemiss concurred, that the liquidity alternative that would best meet the needs of the trusts’ shareholders was a sale of 100% of the interests in the trusts’ assets.

By the end of 2007, the Managing Shareholder had reached the conclusion, with which Ewing Bemiss concurred, that based on its analysis of a variety of factors, including all of the varied types of trust assets, attempting a single sale transaction was not advisable. This conclusion was based primarily on the following key factors:

•	If all the facilities were “bundled” together in a single sale transaction, the estimated overall transaction size would likely have been a comparatively large transaction in the renewable power sector, and there was a risk that the size might serve to eliminate a significant number of potential investors that might not have the financial resources to complete the entire transaction.

•	Many investors in the renewable energy sector specialize in a single technology. Bundling such a diverse group of assets would create a risk that a highly qualified investor, who would otherwise be interested in acquiring one type of asset, might decline to participate in the sale process because the investor did not want to take on the risk of acquiring assets with which the investor was not comfortable or had insufficient prior experience.

•	The trusts’ assets had differing development profiles. Some projects were completely developed and fully operational. In contrast, RILG and Brea had existing operations, but the primary value of these projects was in their development and expansion opportunities.

As a result of these considerations, the Managing Shareholder determined to proceed with separate sales processes, based on asset type, for assets held by the trusts. In order to enhance the value of RILG and Brea, the Managing Shareholder decided to defer the sale process for RILG and Brea while a variety of development activities were undertaken, including the following:

•	renegotiating the existing gas rights agreements with the County of Orange, California, the owner of the Olinda Landfill, and RIRRC, the owner of the Johnston Landfill, in order to obtain rights to significant additional amounts of landfill gas, which would support construction of additional generating facilities at each of these landfills;

•	designing and engineering the proposed new generating facilities at each landfill;

•	applying for necessary permits, including air permits, to construct and operate the new facilities; and

•	arranging for power sales agreements, interconnection agreements, construction contracts and other arrangements that would enable the new generating facilities to sell their additional output and deliver that output to the transmission grid.

The Managing Shareholder, on behalf of the Trusts, retained engineering and other professional service firms and has been carrying out these activities since 2007.

During 2007, the Managing Shareholder completed negotiations for expanded gas rights for Brea and entered into negotiations with RIRRC to develop a plan for the redevelopment of generating facilities at the Johnston Landfill. This proposal included the construction of a new landfill gas-to-electricity generating facility that would be much larger than the existing facilities. The management of RIRRC was in favor of the proposal for the expansion and the parties negotiated the terms and form of an amended and restated gas rights agreement that was acceptable to both parties. However, due to the resignation of several RIRRC Commissioners, there was an insufficient number of Commissioners to constitute the quorum required to approve the revised gas agreement needed for the expansion, delaying the execution of this critical agreement by several months. In July 2008, the Governor of the State of Rhode Island assumed direct control over RIRRC’s operations by means of an emergency Executive Order. As a result, the Managing Shareholder and RIRRC were then able to complete all of the necessary contractual arrangements, and on November 17, 2008, RIRRC and RILG entered into an agreement whereby RILG secured additional gas rights.

In November 2008, the Managing Shareholder determined that sufficient developmental milestones had been achieved to commence the sales process for both RILG and Brea. The necessary gas rights agreements for both expansion projects had been signed and the Rhode Island air permit for RILG had been received. A Brea power sales agreement had been signed and the Managing Shareholder believed that receipt of the California air permit for Brea was imminent.

On November 14, 2008, the Managing Shareholder retained Ewing Bemiss to serve as the exclusive financial advisor to the Trusts in connection with the sale of RILG and Brea. Since the two facilities were substantially similar in terms of technology and equipment selection, the Managing Shareholder believed, and Ewing Bemiss concurred, that both projects would benefit from being offered together as a package, and instructed Ewing Bemiss to prepare the marketing materials on that basis.

When the Managing Shareholder was considering these matters in the fourth quarter of 2008, the financial markets were extremely volatile as credit markets had seized, equity markets had experienced sharp declines and general economic conditions were in a state of considerable turmoil. During this period of time the U.S. Federal government was engaged in emergency monetary actions and many large financial and industrial firms such as Lehman Brothers, AIG, Merrill Lynch and General Motors were either entering bankruptcy or were negotiating bailouts with federal authorities. In this period of historic uncertainty, the Managing Shareholder expected that any potential purchaser of RILG and Brea would be extremely cautious in making long-term investments, would require high rates of equity return (by recent historical standards) and would be subject to difficult credit market conditions for the financing required to pursue the acquisition and complete the expansions.

Notwithstanding the economic conditions at the time, the Managing Shareholder concluded that it was advisable for the sale process to move ahead. This conclusion was based primarily on the following factors:

•	the Managing Shareholder could not reliably determine how long any delay would last due to the uncertainty as to when general economic conditions would materially improve and financial markets would return to more normal circumstances;

•	the relatively small size of the RILG and Brea operations at the time and concerns regarding their ability to continue to operate on a stand-alone basis absent a sale;

•	construction milestones under certain agreements, including the power sales agreement for Brea and agreements with the landfill site operators, that, if not met, could have a substantial negative impact on RILG and Brea, including the risk of losing the Brea power sales agreement and the gas rights associated with the agreements with the landfill site operators;

•	development activities with long lead times otherwise would have to be suspended and it was unclear whether these activities would be capable of restarting without additional cost and delay; and

•	there were no clear benefits to be obtained by delaying or postponing the sales efforts.

Ewing Bemiss began contacting potential buyers on December 5, 2008. Ewing Bemiss contacted 100 potential buyers and sent out 29 information memoranda containing detailed information about RILG and Brea. Officers of the Managing Shareholder, including Randall Holmes, Doug Wilson and Stephen Galowitz, made 14 management presentations to potential buyers as arranged by Ewing Bemiss. Ewing Bemiss and the Managing Shareholder

established January 30, 2009, as the date by which potential purchasers should provide a preliminary indication of interest for Brea and RILG, and Ewing Bemiss received 13 preliminary indications of interest. Generally speaking, the range of these preliminary indications was between $65 million and $22 million. In the opinion of the Managing Shareholder, the relatively wide range of pricing indications reflected a number of factors including:

•	the potential purchasers’ varying assessments of the development risks associated with the construction elements of the expansions of RILG and Brea;

•	varying assumptions regarding the capital costs of the expansions and the long-term expectations of operating costs and revenue streams; and

•	the access that the potential purchasers had to debt and equity financing and varying return expectations.

This range also reflected the nature of the investment in RILG and Brea. Since Brea and RILG are relatively small projects with relatively large expansion opportunities, a substantial portion of the value of RILG and Brea is made up of the rights to develop the expansions. Because the cost of building the expansions is large in relation to the value of the rights to develop the projects, relatively small adjustments in economic assumptions regarding the expansions would have a relatively large effect on the perceived value of the development rights of RILG and Brea and therefore, on the prices offered to purchase RILG and Brea.

With the assistance of Ewing Bemiss, the Managing Shareholder selected five parties that would be invited to conduct additional due diligence based on the Managing Shareholder’s assessment of both the price offered in the initial indications of interest and the potential buyer’s financing capability. However, during this time, the Managing Shareholder learned that there was an indefinite delay in obtaining the air permit required for the Brea expansion.

On April 30, 2009, two parties submitted additional proposals, which were subject to financing and other conditions. Both proposals included contingent purchase price payments, reflecting, in part, the uncertainty surrounding obtaining the air permit for Brea. One of these proposals was from a U.S. subsidiary of a large foreign enterprise (referred to herein as “Subco”). After further discussions with both parties submitting bids, on May 12, 2009, the Managing Shareholder, on behalf of the Trusts, agreed to enter into a 90-day period of exclusive negotiations with Subco, based on a Subco proposal of $55 million of overall transaction consideration, with (i) $13 million payable at closing, (ii) $22 million to be paid when the RILG expansion was ready to commence construction, (iii) $15 million to be paid when the Brea expansion was ready to commence construction, and (iv) $5 million to be paid when a long-term power sales agreement meeting certain criteria was obtained for the output of the RILG expansion.

During the 90-day negotiating period, representatives of the Managing Shareholder and Subco worked to advance the proposed transaction, commencing with a kick-off meeting on May 18, 2009 at Subco’s offices attended by Messrs. Holmes, Wilson and Galowitz of the Managing Shareholder, Mary Bacon of Ewing Bemiss and representatives of Subco. Thereafter, Subco visited both landfill sites, developed plans for obtaining bank financing and performed its technical due diligence. On August 9, 2009, the parties executed a 90-day extension of the exclusive negotiating period, and modified the terms of the proposed acquisition to contemplate an aggregate transaction consideration of $53 million, consisting of a payment at closing for RILG of $29 million and the grant of a one-year option to Subco to purchase Brea for a price of $24 million. The option structure for Brea was suggested by Subco as a means to address the ongoing uncertainty about when the air permit for Brea would be issued.

The parties continued to pursue the revised transaction on an exclusive basis, with many face-to-face meetings, including meetings with counsel and technical experts, and telephone conferences and e-mail exchanges. Drafts of proposed sale agreements and other necessary documents were prepared, exchanged and negotiated, and additional due diligence investigations were carried out and reports prepared by Subco.

As the negotiations with Subco progressed after August 9, 2009, the Managing Shareholder became concerned about the manner in which the proposed transaction was developing. These concerns included the following:

•	Subco indicated that it had a finite budget for capital available for new investment, and that the RILG and Brea transactions were competing for this investment capital with other attractive investment opportunities that were available to Subco from the older, and more established, parts of its business.

•	Subco indicated that certain senior members of Subco’s management were opposed in principle to the acquisition of RILG and Brea because these transactions might be considered outside Subco’s core business strategy.

•	Subco had not yet demonstrated to the Managing Shareholder tangible progress in its attempts to arrange the debt financing necessary for Subco to construct the RILG and Brea expansions.

•	Despite developments that indicated that the Brea air permit would be issued in January 2010, Subco persisted with transaction proposals, including an option to purchase Brea, that were inconsistent with the Managing Shareholder’s objective of consummating the sale of both RILG and Brea to Subco in a single transaction.

Messrs. Holmes, Wilson and Galowitz, and Ms. Bacon attended a meeting with Subco on November 2, 2009, during which the parties reviewed the transaction status and considered whether to further extend Subco’s exclusivity period. On November 3, 2009, the Managing Shareholder received word that RILG and Brea had been awarded grants from the Department of Energy of approximately $15 million and $10 million, respectively. Managing Shareholder representatives did not believe, after the meeting with Subco, that Subco had provided satisfactory assurance with respect to the concerns described above. On November 11, 2009, the Managing Shareholder reviewed the status of the negotiations in a teleconference that included Ms. Bacon. The Managing Shareholder concluded that, based on its unresolved concerns regarding the continued pursuit of a transaction with Subco, a timely, successful transaction with Subco was unlikely. In addition, the ARRA Grants and the availability for the projects of 1603 Grants in lieu of investment tax credits would be lost if the projects were not under construction by December 31, 2010, so timely completion of a transaction with a committed purchaser was essential. Given these conclusions and the extended period of time expected to be required to locate and complete a transaction with an alternate buyer, any further extension of Subco’s exclusive negotiating period would not be advisable for the shareholders of the Trusts. Later that day, Subco was notified that discussions with Subco were being discontinued.

Immediately after the negotiations with Subco were terminated, Ewing Bemiss prepared updated marketing materials for RILG and Brea. Ewing Bemiss contacted a total of 24 potential purchasers, some of whom had not participated in the prior sales process, and sent out 14 sets of updated marketing materials. During December 2009 and January 2010, Messrs. Holmes, Wilson and Galowitz made presentations to three potential purchasers and had telephone conference calls with two other potential purchasers. Also during such time, the Managing Shareholder issued formal bid packages to 10 engineering firms to solicit proposals for the engineering, procurement and construction contracts for each of the expansion efforts. The list of bidders included the engineering firms that had previously provided pricing indications to the Managing Shareholder in August 2009.

On January 22, 2010, the air permit for the Brea expansions was issued by the South Coast Air Quality Management District.

As a result of the meetings and telephone conference calls with potential purchasers, the Managing Shareholder received a total of three proposals for the acquisition of RILG and Brea. Two of these proposals were in writing, and one was made orally. The oral proposal indicated a relatively low purchase price for the entities, and did not address any of the other important terms and conditions for the proposed transaction. The Managing Shareholder concluded that the oral proposal did not represent a serious proposal and it was not pursued.

One of the written proposals received by the Managing Shareholder was from a well known private equity firm with substantial financial resources. The initial proposal was based on financial assumptions for RILG and Brea as set forth in the updated marketing materials prepared by Ewing Bemiss, and was subject to typical conditions, including financing conditions and successful completion of due diligence. This proposal contemplated an aggregate transaction value of $70 million, with $35 million, $17.5 million for each of RILG and Brea, to be paid at the closing of the sale. In addition, there would be subsequent payments of up to another $35 million, $17.5 million for each of RILG and Brea, which payments would be made only after each of the expansions had been constructed as planned and had achieved commercial operation. The Managing Shareholder concluded that the contingent feature of the second set of payments would be unattractive to shareholders of the Trusts, since the anticipated construction periods would likely extend for approximately two years. The Managing Shareholder requested that the private equity fund consider the amount that it would be prepared to pay in a single all-cash payment at closing and received oral confirmation that in those circumstances, the overall aggregate transaction consideration for both RILG and Brea would be reduced to $55 million.

One of the potential purchasers was Macquarie Infrastructure Partners II (comprised of Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P.), a billion dollar plus unlisted infrastructure fund that focuses on investment in infrastructure projects (“MIP II”). MIP II is managed by Macquarie Infrastructure Partners Inc. (“MIP Inc.”), an affiliate of Macquarie Group Limited (“Macquarie”), a global provider of banking, financial, advisory, investment and funds management services that is headquartered in Sydney, Australia. The Managing Shareholder was familiar with Macquarie’s operations since a Macquarie-managed European infrastructure fund had purchased, in 2007, a U.K. landfill gas business that was managed by the Managing Shareholder. The ownership structure of the U.K. landfill gas business was complicated and, in the judgment of the Managing Shareholder, the Macquarie buyer of this business proved to be a sophisticated and reliable counterparty for such a transaction. In addition to the experience the Managing Shareholder gained with Macquarie in the sale of the U.K. landfill gas business, Macquarie also became familiar with the structure and general priorities and constraints of the trusts managed by the Managing Shareholder, including the requirement that material transactions be approved by the trusts’ shareholders. This familiarity gave the Managing Shareholder added comfort in MIP II’s ability to complete a transaction.

During January 2010, representatives of the Managing Shareholder had a variety of discussions during meetings and conference calls with MIP II representatives, including a management presentation on January 5, and discussions on January 14 and January 30, that were attended by Messrs. Holmes, Wilson and Galowitz and Ms. Bacon. Mr. Paul Mitchener and,

Mr. James Cook from MIP II, along with Mr. Michael Allison, Mr. Scott Peak and Mr. Kent Draper of Macquarie Capital (USA) Inc. (“MCUSA”), the financial advisor to MIP II, participated in one or more of these meetings and teleconferences. While MIP II and MCUSA have, during the course of the transaction analysis and negotiations, received contributions from other individuals within their respective organizations, the individuals listed were the primary representatives of the Buyer in the negotiations and played an active role throughout.

After these discussions, MIP II proposed an aggregate purchase price for RILG and Brea of $95 million based on expansion plant performance as forecast by the Managing Shareholder and an alternate price of $60 million based on a more conservative level of plant performance assumed by MIP II. After discussions between the Managing Shareholder and MIP II regarding the Managing Shareholder’s assumptions regarding expansion plant performance, MIP II revised its purchase price to $81 million and the parties agreed to pursue initial exclusive negotiations. The aggregate acquisition price proposed by MIP II, along with the satisfactory experience of the Managing Shareholder with a Macquarie buyer in a previous transaction and the evidence of commitment and resources on the part of MIP II observed during the discussions with MIP II to this point, caused the Managing Shareholder to conclude that the proposal from MIP II was advantageous to the shareholders of the Trusts and superior to the alternate proposal. On February 5, 2010, the Managing Shareholder, on behalf of the Trusts, signed an agreement with MIP Inc. under which the parties agreed to undertake a 66-day period of exclusive negotiations with respect to the proposed acquisition of RILG and Brea for an aggregate transaction price of $81 million, subject to certain adjustments, payable at closing. MIP II’s proposal included typical conditions, including financing conditions and due diligence requirements.

The formal kick-off meeting for the MIP II transaction was held in Macquarie’s New York offices on February 10, 2010. Messrs. Holmes, Wilson and Galowitz attended that meeting on behalf of the Managing Shareholder, along with Ms. Bacon. At this meeting, the parties discussed plans for completing the proposed transaction, including due diligence, site visits, employee transfer arrangements, power sales negotiations for RILG, engineering contract negotiations and plans for arranging the financing for completing the acquisition transaction and for the development and expansion of RILG and Brea. At the meeting, representatives of the Managing Shareholder reported that the air permit for Brea had been obtained and that bids for the construction of the RILG and Brea expansions were expected before the end of February.

In August 2009, the consulting engineer for the Brea and RILG projects and the Managing Shareholder had solicited and received indicative pricing from experienced general contractors based on the expansion plans for the projects. These non-binding indications were used as the basis for the Managing Shareholder’s estimate of an aggregate construction cost for the projects of approximately $162 million. On February 12, 2010, the Managing Shareholder received three responses to the construction bid proposals that had been sent out in December 2009. The proposed construction costs received February 12, 2010 were substantially higher than the indicative prices that the Managing Shareholder had received the preceding August. The lowest bid submitted for the construction of the RILG and Brea expansions was $226 million. This price was $64 million higher than the $162 million estimate that the Managing Shareholder and its consulting engineering firm had developed on the basis of the August 2009 price indications, which had been used in the financial models included in the marketing materials sent to potential buyers. While the Managing Shareholder was ultimately able to negotiate the construction price down to approximately $213 million ($51 million higher than the $162 million estimate), this increase in the forecasted construction costs was a significant factor in reducing the final purchase price for RILG and Brea.

After the February 10 meeting, MIP II undertook several rounds of due diligence based on information provided by the Managing Shareholder, which were conducted by MIP II and MCUSA personnel and their consultants and advisors, including third-party tax, accounting and law firms, as well as consulting engineers. The early rounds of due diligence consisted of environmental evaluations of the RILG and Brea sites, including Phase I environmental evaluations and evaluation of the current and forecasted landfill gas fuel resources. When these evaluations were completed, MIP II and MCUSA undertook further technical, financial, tax and accounting due diligence.

MIP II and MCUSA also reviewed documents included in the electronic data rooms established by the Managing Shareholder, made several visits to the RILG and Brea sites, attended meetings and interviews with RILG and Brea site operating staff, attended several meetings with the proposed construction contracting firm and with certain key proposed suppliers of equipment to the sites and participated in numerous meetings, telephone calls and conference calls with representatives of the Managing Shareholder. The Managing Shareholder participated actively in a number of MIP II due diligence processes and analyses where MIP II judged such participation to be appropriate.

As a result of this due diligence, MIP II and MCUSA reached several conclusions which had important impacts on the purchase price for Brea and RILG, including the following:

•	Due to the recent, significant decline in the amount of waste inputs at the Johnston Landfill and concern that, over the long-term, waste inputs at the Johnston Landfill would remain significantly below historic levels, MIP II believed that the amount of landfill gas fuel available for the RILG expansion could be significantly less than the Managing Shareholder had initially forecast. Based on this belief, MIP II concluded that the size of the RILG expansion should be reduced. This reduction reduced both the future expected revenue from, and the capital expenditures required for, the expansion. However, because the revenue reduction was proportionally larger than the reduction in capital cost, the reduction in the size of the expansion reduced its value, and the price MIP II was willing to pay for RILG.

•	In assessing the operating costs and efficiencies of the expansions of the RILG and Brea projects, MIP II concluded that certain operating costs included for plant staff and equipment maintenance would be materially higher than had been assumed by the Managing Shareholder. Also, MIP II concluded that the generating equipment to be used in the expansions would be less efficient than had been forecast by the Managing Shareholder. These changes had the effect of reducing the value and price of both RILG and Brea.

•	The expansions of RILG and Brea qualify for certain U.S. federal tax deductions and cash grants, which are an important part of the value of RILG and Brea. The calculation of the amount of these benefits can be complex and the results can vary based on the appropriate application of the rules governing these benefits. In performing its analysis of these benefits, MIP II assumed a different application of these rules than the Managing Shareholder, resulting in a reduction in the value and price of both RILG and Brea.

•	During the course of the negotiations, changes in the market for renewable power in Rhode Island and certain legislative developments affecting the proposed RILG expansion created an opportunity for RILG to secure a new, more favorable long-term sales contract for its output than the contract that was anticipated at the beginning of the negotiations with MIP II. A new contract was entered into on May 21, 2010 for the output of the RILG expansion and this new contract had the effect of increasing the value and price of RILG.

•	During the time between the start of negotiations with MIP II and the entering into of the Interest Purchase Agreement, long-term interest rates declined, which reduced the borrowing costs of MIP II and had the effect of increasing the value and price of RILG and Brea.

The net impact of the above factors and the significant increase in the projected construction costs for the Brea and RILG expansions was to reduce the combined purchase price for RILG and Brea to $25 million. These changes in value and price and the underlying reasons for the changes were discussed between the Managing Shareholder and MIP II on an on-going basis. In each case, the Managing Shareholder challenged and negotiated the change of assumptions until it was satisfied that the changes were not unreasonable. As part of this process, the Managing Shareholder also assessed whether the positions taken by MIP II regarding these matters were substantially similar to positions that other potential acquirers could reasonably be expected to take. As a result of this analysis, the Managing Shareholder concluded that the positions taken by MIP II and the assumptions made by MIP II were substantially similar to those that other potential acquirers could reasonably be expected to take.

During MIP II’s due diligence period, the period of exclusivity was extended three times, to May 10, 2010 in a letter agreement dated April 9, 2010, to July 2, 2010 in a letter agreement dated April 24, 2010 and to July 30, 2010 in a letter agreement dated June 30, 2010. In connection with the letter agreement dated April 24, 2010, the Trusts agreed to compensate MIP II for up to $1.8 million of its out of pocket expenses if RILG failed to meet certain milestones regarding a new power purchase agreement. Those milestones have now been met and that contingent obligation has terminated.

As the discussions between MIP II and prospective lenders for financing the development and expansion of RILG and Brea proceeded, the Managing Shareholder was informed of the progress of those discussions and was given opportunities to have direct contact with prospective lenders. On July 7, 2010, Mr. Holmes and Mr. Andrew West, a consultant hired by the Managing Shareholder for the benefit of the Trusts, conducted a telephone interview with an officer of one such prospective lender. Mr. Holmes and Mr. West asked questions about the lender’s level of commitment to the transaction, the issues that the lender considered important in the transaction, and the process and timetable for the lender’s letter of commitment for the transaction, and received satisfactory responses to their inquiries. Later that day, Mr. West conducted a telephone interview with an officer of another prospective lender, and the substance of that telephone interview was substantially similar to the prior interview. On July 20, 2010, Mr. Galowitz hosted a site tour at the Olinda Landfill for a group of officers from prospective lenders who were conducting due diligence investigations; and on July 21, 2010, Mr. Holmes and Mr. Wilson hosted a site visit at the Johnston Landfill for the benefit of a similar group of bank officers.

Throughout the negotiations leading up to the execution of the Interest Purchase Agreement on July 26, 2010, the parties, including their respective legal counsel, had a number of face-to-face and conference call negotiating sessions and prepared, exchanged and reviewed drafts of the various transaction documents. Key discussion items in the later stages of the negotiations included the portion of the purchase price that would be held back to cover, among other things, the Trusts’ indemnification obligations; the mechanics for adjusting the purchase price to reflect changes in interest rates up to the closing date of the transaction; and the contents of draft disclosure schedules. The parties also negotiated the terms of ancillary agreements, including an equity commitment letter, transition services agreement, employee transfer agreement and other documents. It was also during this timeframe that the combined purchase price of $25 million was determined to be $17.5 million for RILG and $7.5 million for Brea. Primarily based on a discounted cash flow valuation analysis, but also allowing for qualitative factors affecting the prospects for RILG and Brea and their expansions, the Managing Shareholder determined that the values for RILG of $17.5 million and Brea of $7.5 million were reasonable, subject to receipt of the Ewing Bemiss fairness opinion and the report of the Special Committee. On July 26, 2010, Messrs. Holmes, Wilson and Galowitz met with the Special Committee and its financial and legal advisors in person and had telephonic conversations with Ewing Bemiss. Having received the Ewing Bemiss fairness opinion and the report of the Special Committee, as well as a copy of the executed equity commitment letter delivered to the Buyer, the Interest Purchase Agreement was executed and delivered by all parties that evening.

Fairness of the Sale

Ewing Bemiss provides financial advice to the Managing Shareholder and the Trusts. The Managing Shareholder (in its capacity as the Managing Shareholder of each of the Trusts) selected Ewing Bemiss for the reasons set forth under the heading “The Sale – Background of and Reasons for the Sale – Background of the Sale”. In addition to the engagement of Ewing Bemiss as advisor for purposes of the Sale, Ewing Bemiss has previously been engaged to represent the Managing Shareholder and certain trusts, including Trust IV, in prior asset sales by Trust IV and affiliated trusts and to advise the Managing Shareholder with respect to the organizational structure of the ownership of RILG.

In addition to assisting in the sales process, the Managing Shareholder also instructed Ewing Bemiss, in its capacity as an investment banker who engages in the valuation of businesses as a core part of its service offerings, to provide its opinion related to the fairness, from a financial point of view, of the proceeds from the Sale to be received by the Trusts.

In connection with the Sale, Ewing Bemiss is entitled to receive under its engagement letter, as amended, a success fee equal to $500,000 plus, if applicable, 5% of any sales proceeds in excess of $40,000,000, and a fee of $100,000 if and when Ewing Bemiss issues a fairness opinion with respect to the Sale. In connection with the sales efforts, Ewing Bemiss has also received nonrecoverable fees since the execution of the original execution letter of $135,000 and has been receiving a fee of $7,500 per month, payable monthly in advance commencing on January 1, 2010 as a retainer fee. These retainer fees are to be credited against any success fee. As of the date of this consent statement, Ewing Bemiss has received its $100,000 fee relating to the issuance of its fairness opinion in connection with the Sale. Assuming the closing of the Sale, we anticipate that Ewing Bemiss will receive a success fee of $500,000, less retainer fees paid through the time of the closing of the Sale.

Ewing Bemiss issued a fairness opinion to the Trusts as of July 26, 2010, addressing the fairness of the Sale at that time. In its opinion Ewing Bemiss concluded that the estimated aggregate proceeds from the Sale as of July 26, 2010, including estimated amounts of Surplus Working Capital, less estimated retention amounts, implies a combined enterprise value of approximately $26.6 million. Based on its analyses, Ewing Bemiss concluded that, subject to the terms of its fairness opinion, the aggregate proceeds from the Sale are fair from a financial point of view. Based on the same analyses, Ewing Bemiss also concluded, subject to the terms of its fairness opinion, the proceeds from each of the sales proceeds of RILG and Brea are fair from a financial point of view. The Managing Shareholder did not ask for a fairness opinion from Ewing Bemiss regarding distributions of proceeds of the Sale to the shareholders of the Trusts because such an opinion would, among other things, require Ewing Bemiss to make numerous assumptions concerning the amount and timing of such payments, the ultimate disposition of the Holdbacks, and ultimately the distributions to shareholders are also dependent upon the cash balances in each of the Trusts and the estimation of liabilities of each Trust and the creation of reserves, as appropriate, unrelated to the Sale.

In arriving at its assessment of value and fairness, Ewing Bemiss applied generally accepted valuation techniques which traditionally include a selected public company analysis, discounted cash flow analysis, and comparisons to selected merger and acquisition transactions, as described below to calculate a range of values for RILG and Brea as compared to the purchase consideration offered by Buyer. Based on its extensive experience with merger and acquisitions in the landfill gas to energy industry, Ewing Bemiss has concluded that the most common and most accurate method for valuing landfill gas to energy projects and portfolios is the discounted cash flow method which is used almost exclusively by buyers. The unique nature of each landfill gas project given its specific gas reserve and contractual agreements for supply and sale of the gas make the discounted cash flow valuation method the most accurate. Applying multiples derived from public comparables of cash flow, revenue or megawatt capacity to either trailing 12 month data or projected near term data does not accurately reflect the long term value for these types of assets, particularly where large expansion projects that fundamentally change the profile of the business in future years are contemplated as is the case with RILG and Brea. Ewing Bemiss used the discounted cash flow method for determining fair value for RILG and Brea and was able to benchmark the fairness of the consideration offered for each of RILG and Brea based on the imputed discount rates employed in a number of recently completed merger and acquisition transactions in the landfill gas to energy sector.

A discounted cash flow analysis is a valuation technique that derives a valuation of a company by calculating the present value of estimated future cash flows of that company. Present value refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate. Discount rates are based on several factors which account for varying levels of risk. Key factors which influence discount rates are estimates of operating risk, development risk, opportunity cost and expected returns. Through its recent direct experience in the landfill gas to energy and renewable energy industry more generally, Ewing Bemiss has calculated the imputed discount rates used in the acquisition of a number of private landfill gas to energy companies on which it worked directly. These transactions were of similar size and characteristics but did not involve public entities and therefore did not have any public disclosure of financial data. The imputed discount rates employed by buyers on these renewable energy transactions with similar characteristics to RILG and Brea including having large expansions or significant future development ranged from 8.9% to 17.4% with a median value of 12.9% on an unlevered, after tax basis. These entities had similar overall risk profiles to RILG and Brea and their future prospects. These entities had a combination of similar characteristics including that they produced and sold renewable energy from landfills, sold power on a long-term contracted basis, had similar exposure to similar development and operating risks, among other factors.

Ewing Bemiss performed a discounted cash flow analysis by calculating the present value of the combined projected free cash flows of RILG and Brea for the fiscal years 2011 through 2045, coinciding with the life of the gas curves. The projected free cash flows used in this analysis were based on estimates and projections prepared by the Managing Shareholder, on behalf of RILG and Brea, and are set forth in Annex E attached hereto, and were determined by the Managing Shareholder to be accurate and complete in all material respects and a reasonable basis for Ewing Bemiss’ evaluation. Based on the discount rates employed in these recent transactions,

Ewing Bemiss employed a discounted rate of 12.9% on an unlevered after tax basis for the analysis. The values produced in the discounted cash flow analyses performed as described above were less for each Brea and RILG than base estimated Sale proceeds of $7.5 million for Brea and $17.5 million for RILG, indicating that the Buyer utilized discount rates lower than the median value of comparable transactions.

In summary, Ewing Bemiss’ analysis based on the Discounted Cash Flow method described above produces the best measurement of the enterprise value of RILG and Brea. Ewing Bemiss was able to compare the imputed discount rates from a number of recently completed landfill gas to energy industry transactions to the imputed rate of the purchase price proposed for both RILG and Brea. As noted above, the Selected Public Company was disregarded as not relevant. Notwithstanding, the estimated proceeds from the Sale to each Brea and RILG, estimated as of July 26, 2010, is fair from a financial point of view.

The full text of the opinion of Ewing Bemiss is attached as Annex B to this consent statement. We urge shareholders to read the opinion of Ewing Bemiss in its entirety and the related analysis prepared by Ewing Bemiss.

The Special Committee

To assist in the sale process and afford independent representation of the interests of the Trusts, the Managing Shareholder appointed a Special Committee to deliver a report to the Managing Shareholder with respect to the advisability of the Sale to the Trusts. The Special Committee reviewed the sale process as it was occurring and the terms of the Sale and was advised by its own financial advisor and legal counsel. Set forth below is certain information with respect to the two members of the Special Committee, both of whom are independent of the Managing Shareholder and the Trusts. Additionally, the Special Committee issued a report to the Managing Shareholder in connection with the 2008 reorganization of Ridgewood Providence, RRIG and related entities resulting in the formation of RILG.

Joseph Ferrante, Jr., 69 has been a lawyer in private practice in Ridgewood, New Jersey for more than 25 years specializing in business, regulatory and administrative law. He received a Juris Doctorate degree from George Washington University and his undergraduate degree from Johns Hopkins University. Mr. Ferrante advises a large number of start-up and entrepreneurial companies. Mr. Ferrante served on boards of independent trustees for various trusts managed by the Managing Shareholder from the mid-1990’s until December 31, 2001, at which time the requirement for such boards were abolished.

Jonathan C. Kaledin, 52, is the Global Water Stewardship Program Director of The Nature Conservancy’s (the “Conservancy”) Blue Water Certification Program. Mr. Kaledin joined the Conservancy in 1995, and served as the New York State Counsel for the Conservancy from 1995 to June 2008, except during the 2003-2004 period, when he served as General Counsel of the Commonwealth of Massachusetts’ Executive Office of Environmental Affairs. Prior to joining the Conservancy, Mr. Kaledin practiced law in both the private and public sectors, including with the law firm of Goulston & Storrs and with the U.S. Environmental Protection Agency. He also served as Director of the National Water Education & Funding Councils from 1991 to 1995, an advocacy and public policy project aimed at publicizing clean water infrastructure funding needs in the U.S. and advocating for increased federal funding of Clean Water Act and Safe Drinking Water Act projects. Mr. Kaledin received his Juris Doctorate degree from New York University School of Law, and his Bachelor of Arts degree magna cum laude from Harvard University. Mr. Kaledin served on boards of independent trustees for various trusts managed by the Managing Shareholder from the mid-1990’s until December 31, 2001, at which time the requirement for such boards were abolished.

The members of the Special Committee are not otherwise affiliated with the Trusts or the Managing Shareholder, or any affiliates thereof. There is no relationship between either of the Special Committee members and the Managing Shareholder or any Trust that would preclude him from serving as an independent director of the Managing Shareholder or any Trust under the NASDAQ Marketplace Rules. The members of the Special Committee were selected by the Managing Shareholder based on their prior service as independent trustee for trusts managed by the Managing Shareholder and their knowledge of the renewable power business, in particular, landfill-gas-to-electricity operations.

The Special Committee selected and retained its own legal counsel, Lowenstein Sandler PC, and its own financial advisor, Duff & Phelps LLC (“Duff & Phelps”). The Special Committee delivered a written report to the Managing Shareholder that it had concluded, after receiving the opinion referred to below from Duff & Phelps and advice from its legal counsel, discussions with the Managing Shareholder, in its capacity as managing shareholder of each of the Trusts, and such other information as it deemed relevant, that the Sale is advisable for each of the Trusts.

A copy of the report of the Special Committee is attached as Annex C to this consent statement.

The Special Committee participated in various aspects of the sale process in order to carry out its obligations and functions in connection with preparing its written report to the Managing Shareholder. The Special Committee participated in numerous meetings, in person and by telephone, with its advisors, the Managing Shareholder and the advisors to the Managing Shareholder to provide both background and updates regarding developments at RILG and Brea and with respect to the sale process. In reaching its conclusions, the Special Committee considered the fact that the Managing Shareholder, its officers and other related parties have agreements or arrangements that provide them with interests that differ from those of other investors in the Trusts. The Special Committee also considered the terms in each Trust’s Declaration of Trust which provide for the Managing Shareholder to participate in the proceeds of the Sale. The Special Committee reviewed, among other things, the impact on the payments to the Managing Shareholder of changes in the relative sales prices of RILG and Brea.

Based upon, and subject to the limitations, exceptions, assumptions and qualifications set forth therein, as of July 26, 2010, Duff & Phelps rendered a fairness opinion to the Special Committee concerning the fairness, from a financial point of view, to each Trust of the proceeds of the Sale to be received by such Trust. Duff & Phelps is a leading independent financial advisory firm, offering a broad range of valuation, investment banking and consulting services, including fairness and solvency opinions, mergers and acquisitions advisory, mergers and acquisitions due diligence services, financial reporting and tax valuation, fixed asset and real estate consulting, ESOP and ERISA advisory services, legal business solutions, and dispute consulting. Duff & Phelps is regularly engaged in the valuation of businesses and securities and the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions.

Duff & Phelps rendered a written opinion to the Special Committee that, as of July 26, 2010, both (i) the Providence Consideration (as defined in the opinion) to be received by Trust III, Trust IV, the B Fund and Ridgewood Olinda and (ii) the Olinda Consideration (as defined in the opinion) to be received by Trust I in the Sale is fair, from a financial point of view, to each Trust. The descriptions of the written opinion of Duff & Phelps herein and the report of the Special Committee herein do not purport to be complete and are qualified by reference to the full text of such documents. The written opinion of Duff & Phelps is attached as Annex D to this consent statement. The opinion sets forth, among other things, assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in rendering the opinion, which should be reviewed carefully and in its entirety. The opinion is directed to the Special Committee and addresses only the fairness, from a financial point of view, to each Trust and its respective shareholders of the proceeds of the Sale to be received by such Trust. Duff & Phelps did not analyze the fairness, from a financial point of view, of the net proceeds of the Sale which are adjusted for taxes, transaction costs or other contractual obligations. The opinion may only be relied on by the Special Committee and may not be relied on by any other person or persons, including, without limitation, the boards of directors of, the board of managers of, any security holders of, creditors of or affiliated parties of the Managing Shareholder or any of the Trusts, or for any other purpose.

Shareholders are urged to read the report of the Special Committee and the opinion of Duff & Phelps, attached to this consent statement as Annex C and Annex D, respectively.

The Duff & Phelps opinion is directed to the Special Committee and:

•	does not address the merits of the underlying business decision to enter into the Sale or the relative merits of the Sale as compared to any alternative strategy or transaction or the effects of any other transaction in which RILG, Brea or any Trust might engage;

•	is not a recommendation or advice as to how the Managing Shareholder or any equity holder should act with respect to any matters relating to the Sale, or whether to proceed with the Sale or any related transaction; and

•	does not indicate that the consideration to be received by each Trust is the best possibly attainable under any circumstances; instead, it merely states that the consideration to be received by each Trust in the Sale is within a range suggested by certain financial analyses.

The decision as to whether to proceed with the Sale or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Duff & Phelps opinion is based. The opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party. The Special Committee, and not Duff & Phelps, is solely responsible for advising the Managing Shareholder as to whether the Sale is advisable for each Trust.

In rendering its opinion, Duff & Phelps conducted various analyses. Duff & Phelps did not attribute any particular weight to any specific analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by Duff & Phelps in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by Duff & Phelps. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, Duff & Phelps considered such analyses as a whole. The conclusion reached by Duff & Phelps, therefore, is based on the application of Duff & Phelps’ own experience and judgment to all analyses and factors considered by Duff & Phelps, taken as a whole. In performing its analyses, Duff & Phelps made numerous assumptions with respect to the industry outlook, general business and other conditions and matters many of which are beyond the control of the Trusts or Duff & Phelps. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty.

In connection with preparing its opinion, Duff & Phelps made such reviews, analyses and inquiries as Duff & Phelps deemed necessary and appropriate under the circumstances. Duff & Phelps’ procedures, investigations and financial analysis with regard to the Sale included, but were not limited to, the items summarized in the opinion under the caption “Scope of Analysis” contained therein. In performing its analyses, and in rendering its opinion, Duff & Phelps, with the Trusts’ consent:

•	relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions, memoranda and representations obtained from public sources or provided to it from private sources, including the Managing Shareholder, and did not independently verify such information;

•	assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same and appropriate for Duff & Phelps to utilize in Duff & Phelps’ analyses;

•	assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

•	assumed that information supplied to Duff & Phelps and representations and warranties made in all agreements provided to Duff & Phelps, including the Interest Purchase Agreement and the representation letter of the Trusts, are or were or will be, at the time they were made or are to be made accurate in all material respects;

•	assumed that all of the conditions required to implement the Sale will be satisfied and that the Sale amendments thereto or any waivers of any terms or conditions thereof;

•	assumed material compliance in a timely manner of all of the covenants required by the Interest Purchase Agreement;

•	assumed that Buyer does not make claims for indemnification;

•	relied upon the fact that the Special Committee and the Trusts have been advised by counsel as to all legal matters with respect to the Sale, including whether all procedures required by law to be taken in connection with the Sale have been duly, validly and timely taken;

•	assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Sale will be obtained at a time which will not materially adversely delay, limit, restrict, condition or otherwise affect RILG or Brea, Buyer or the Trusts or the contemplated benefits expected to be derived in the Sale;

•	assumed that there will be no adjustment to the Sale consideration resulting from working capital adjustments as provided in Section 2.1 of the Interest Purchase Agreement; and

•	assumed that interest rates as of the date hereof, which impact the adjustment of the RILG and Brea sale proceeds, will be materially similar to such interest rates at closing of the Sale.

In its analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Sale. To the extent that any of the foregoing assumptions or any of the facts on which the Duff & Phelps opinion is based proves to be untrue in any material respect, Duff & Phelps has advised the Special Committee that the Duff & Phelps opinion cannot and should not be relied upon.

Duff & Phelps did not make any independent evaluation or appraisal of the solvency of RILG or Brea or of the fair value of any specific assets or liabilities (contingent or otherwise), nor has Duff & Phelps been furnished with any evaluations, appraisals or inspection reports regarding such matters prepared by a third-party. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal, tax or accounting matter, recognizing that Duff & Phelps is not a legal, tax or accounting expert and has relied upon, without independent verification, the assessment of the Special Committee’s legal advisor and the Trusts’ accounting and tax personnel or advisors with respect to the legal, tax and accounting matters concerning the Sale. The Duff & Phelps opinion should not be construed as a credit rating, solvency opinion or an analysis of the creditworthiness of RILG or Brea.

Duff & Phelps was not requested to, and did not:

•	initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Sale, the assets, the businesses or operations of RILG or Brea, or any alternatives to the Sale;

•	negotiate the terms of the Sale, or any related agreements, and therefore, Duff & Phelps assumed that such terms are the most beneficial terms, from the Trusts’ perspective, that could, under the circumstances, be negotiated among the parties to the Sale; or

•	advise the Special Committee or any other party with respect to alternatives to the Sale.

In rendering the opinion, Duff & Phelps did not express any opinion with respect to: (i) the amount or nature of any compensation to any of the Trusts’ or Managing Shareholder’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the equity holders of each Trust in the Sale, or with respect to the fairness of any such compensation; (ii) the fairness, from a financial point of view, of the consideration to be received by any Trust in connection with the Sale vis-a-vis the fairness, from a financial point of view, of the consideration to be received by any other Trust in connection with the Sale; or (iii) the fairness of the Sale to, or any consideration received in connection therewith by, the equity holders, creditors, or other constituencies of the Trusts.

Duff & Phelps prepared its opinion effective as of July 26, 2010. The opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of such date, and the conditions and prospects, financial or otherwise, of RILG and Brea as they were represented to Duff & Phelps as of the date thereof or as they were reflected in the information and documents reviewed by Duff & Phelps. Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion coming or brought to the attention of Duff & Phelps after the date of the Duff & Phelps opinion or otherwise to update, revise or reaffirm its opinion. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Duff & Phelps opinion after the date of the opinion and prior to the completion of the Sale, Duff & Phelps reserves the right to change, modify or withdraw the opinion.

Duff & Phelps’ opinion and financial analyses were only one of many factors considered by the Special Committee in its evaluation of the Sale and should not be viewed as determinative of the views of the Special Committee with respect to the Sale.

The Duff & Phelps engagement letter dated May 13, 2008, provides that, for its services, Duff & Phelps is entitled to receive customary professional fees, which are not contingent on completion of the Sale. The engagement letter also provides that Duff & Phelps be reimbursed for its reasonable out-of-pocket expenses and that each Trust indemnify Duff & Phelps and certain related persons against liabilities arising out of Duff & Phelps’ service as a financial advisor to the Special Committee. In connection with its advisory services to the Special Committee on the Sale, including its fairness opinion, Duff & Phelps will receive a flat fee of $250,000, plus expenses, regardless of whether the Sale closes. In addition to this engagement, during the two years preceding the opinion, Duff & Phelps provided financial advisory services and a fairness opinion to the Trusts in connection with the reorganization of their interests in RILG in November 2008. Duff & Phelps also provided financial advisory services and a fairness opinion to other trusts managed by the Managing Shareholder in connection with the sale of landfill gas electricity generating assets located in the United Kingdom to a company controlled by funds managed or advised by affiliates of Macquarie in 2007. Aggregate fees to Duff & Phelps for these other services was $808,000.

Total fees paid to the Special Committee and it advisors in connection with its services consisted of approximately $45,000 paid in total to the members of the Special Committee, approximately $314,000 paid to its legal counsel and approximately $289,000 representing the fees and expenses paid to Duff & Phelps for the rendering of its fairness opinion in connection with the Sale. The Special Committee members were added to the Managing Shareholder’s directors and officers liability insurance policy. Each member of the Special Committee will be indemnified by the Managing Shareholder in regards to any claims arising from his services. In connection with the RILG reorganization, the Special Committee members were paid, in total, approximately $61,000.

Recommendation of the Managing Shareholder

After evaluating the qualitative and quantitative factors listed above, and considering the report of the Special Committee and the fairness opinion of Ewing Bemiss, the Managing Shareholder determined that the Sale is advisable and in the best interests of each Trust and its respective shareholders. Accordingly, the Managing Shareholder has approved the Sale.

In reaching its conclusion, the Managing Shareholder did not identify any negative factors associated with the Sale, but recognized that closing the Sale precludes the opportunity for increased values for RILG and Brea that could result from:

•	improvements in the regulatory incentive environment for RILG and Brea;

•	improvements in the capital markets and economic conditions; or

•	sustained increases in the price of electricity in the markets into which RILG and Brea sell electricity, which would benefit RILG and Brea but for the long-term power sales agreements they each entered in anticipation of the Sale.

The Managing Shareholder concluded that the likelihood of increased values of RILG and Brea were not sufficiently likely or predictable enough to justify not proceeding with the Sale, and accordingly, the Managing Shareholder has approved the Sale. The Managing Shareholder recommends that you approve the Sale.

Failure to Approve or Close the Sale

If holders of a majority of the shares of each Trust do not timely consent, the Sale will not close and the Interest Purchase Agreement may terminate, the Trusts will be required to pay termination expenses to the Buyer and the Trusts’ assets could experience a significant devaluation.

If the shareholders of each of the Trusts do not timely approve the Sale, or if other conditions to closing are not satisfied or waived, the Sale will not close and one or more of the parties to the Interest Purchase Agreement and the other Sale agreements will be entitled to terminate those agreements. If this were to occur, the landfill-gas businesses would continue to be owned by their respective Trusts and the Managing Shareholder would search for other buyers or financing alternatives to finance the expansion and development of the landfills. However, without obtaining an alternative buyer or securing additional financing, the Managing Shareholder does not believe the Trusts have the capability to provide internally generated funding to complete the planned expansion of either of the landfill-gas businesses. The inability to complete the development of the landfill-gas businesses could result in

•	the abandonment of those businesses,

•	a sale of those businesses at a substantially reduced price compared to the proposed Sale,

•	a loss of grants and incentives that have been awarded to the businesses, and

•	RILG and Brea each potentially forfeiting their respective contracted gas rights.

Additionally, if the shareholders of each of the Trusts do not timely approve the Sale, the Trusts must reimburse Buyer for its reasonable documented out-of-pocket costs, fees and expenses incurred in connection the Sale and may be required, in certain circumstances, to pay a termination fee of $1,125,000 to Buyer. As of the date of this consent statement, Buyer estimates that its out-of-pocket costs, fees and expenses through closing will total approximately $3 million. See the discussion regarding termination and termination fees and expenses under “The Interest Purchase Agreement and the Other Sale Agreements”.

The Managing Shareholder anticipates that prior to the closing of the Sale, each of RILG and Brea will have incurred non-refundable expenses under the EPC Contracts of up to $375,000 each for interim construction costs.

As a result of the various conditions to the closing of the Sale, there is no assurance that the Sale will be consummated even if the Trusts obtain the required approvals from the Trusts’ respective shareholders. The approval of the shareholders of each Trust of the Sale will not obligate the Sellers or the Managing Shareholder to close the Sale if the other conditions to closing set forth in the Interest Purchase Agreement are not met or waived.

Distribution of Net Proceeds of the Sale to Shareholders of the Trusts

Within a reasonable time after closing of the Sale, the Managing Shareholder intends to distribute to the shareholders of each of the Trusts the aggregate net proceeds received in the Sale:

•	less amounts not paid at closing; and

•	less such amount reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses required for the ongoing activities of the Trusts, primarily the payment of existing liabilities of the Trusts and the liquidation and dissolution of the Trusts.

The amount of this first disbursement and any subsequent disbursements are not currently determinable, as they will be based on the assessments of the Managing Shareholder of various conditions existing at the time of any such disbursement, including the amount and timing of the release of Holdback amounts for RILG and Brea.

A project subsidiary wholly owned by Trust III, which is unrelated to RILG or Brea, received a letter from its sole customer, PG&E, in which PG&E alleged that this project subsidiary owes PG&E $6.3 million due to the facility failing to deliver power under its power sale agreement with PG&E. The Managing Shareholder believes PG&E may assert similar claims for a similar amount with respect to another project subsidiary wholly owned by Trust III, which is also unrelated to RILG or Brea. In addition, each of these project subsidiaries is the tenant under a long-term ground lease. One of the project subsidiaries has not paid rent under its lease since December 2009 and recently received a letter from the landlord under the lease asserting that the project subsidiary is in default under the lease. As of the date of this consent statement, neither PG&E nor the landlord has commenced any legal proceeding regarding these alleged claims or possible claims. The Managing Shareholder believes that even if these alleged claims, or possible claims, are potentially recoverable, they would be recoverable only against the Trust III project subsidiaries and not against Trust III directly. However, if PG&E or the landlord were to commence one or more legal proceedings, whether against either of the project subsidiaries or against Trust III, this development could delay or reduce distributions to shareholders of Trust III as well as delay the dissolution and liquidation of Trust III. Notwithstanding these claims, and potential claims, at the date of this consent statement the Managing Shareholder expects that Trust III will make a distribution to its shareholders of a portion of the proceeds received by it from the Sale promptly after the closing of the Sale (such partial distribution estimated to be approximately $900,000 at the date of this consent statement, or approximately $2,300 per share), and the Managing Shareholder is not aware of any other matters that could reasonably be expected to delay this partial distribution to shareholders of Trust III. The Managing Shareholder is unaware at the date of this consent statement of any claim that would interfere with distributions to, or the dissolution and liquidation of, the other Trusts.

The table below shows the estimated amount of proceeds (net of estimated transaction-related fees and expenses and assuming distribution of the full amount of the Holdbacks) of the Sale to each of the Trusts as well as estimated distributions from the Trusts to their respective shareholders. The Sale proceeds will be distributed to each of the Trusts in accordance with their respective ownership of RILG and Brea. The table also reflects estimated transaction-related fees and expenses, outstanding obligations of the Trusts, estimated liquidation expenses and Managing Shareholder participation in investor distributions. This table contains estimates; actual amounts may vary and such variance may be material.

	Trust I	Trust III	Trust IV	B Fund	Total

Estimated Proceeds from the Sale(1)	$8,966,218	$3,704,985	$6,653,850	$7,258,746	$26,613,799
Estimated Transaction Fees and Expenses(2)	(1,126,648)	(463,997)	(833,300)	(909,055)	(3,333,000)

Estimated Net Sale Proceeds to Trusts	7,869,570	3,240,988	5,820,550	6,349,691	23,280,799
Net Working Capital of the Trusts(3)	(3,760,000)	(600,000)	7,030,000	(950,000)	1,720,000
Estimated Wind-down Expenses(4)	(200,000)	(400,000)	(400,000)	(200,000)	(1,200,000)
Participation of Managing Shareholder(5)	(781,914)	(22,410)	(596,451)	(269,079)	(1,669,854)

Estimated Investor Distributions(6)	$3,127,656	$2,218,578	$11,854,099	$4,930,612	$22,130,945

Estimated Investor Distributions Per Share(6)	$29,646	$5,662	$24,862	$60,911

(1)	Estimated proceeds from the Sale is based on the respective purchase prices of each of Brea and RILG as reflected in the Interest Purchase Agreement. Brea proceeds of $7,710,815 are allocated fully to Trust I, RILG proceeds of $18,902,984 are allocated among the Trusts based on each Trust’s respective ownership percentage of RILG.

(2)	See “The Sale – Fees and Expenses of the Sale” for a discussion of the estimated fees and expenses expected to be incurred by the Trusts in connection with the Sale.

(3)	Represents estimated current assets less estimated current liabilities of each Trust upon the closing of the Sale, including amounts loaned to each Trust by the Managing Shareholder. For detailed financial information of Trust III and Trust IV as of June 30, 2010, please refer to Annex H and I, respectively.

(4)	Represents estimated amounts needed to wind down and liquidate the remaining activities of the Trusts. Primarily represents legal, accounting and tax fees as well as management fees to the Managing Shareholder. Actual amounts may vary based on the actual length of time each Trust remains open after the closing of the Sale.

(5)	Represents amounts due to the Managing Shareholder as a result of distributions to shareholders. To the extent that the actual distributions to shareholders differ from the amounts reflected above, the amount of profit participation by the Managing Shareholder will also change.

(6)	The Managing Shareholder, Robert E. Swanson, who controls the Managing Shareholder, and Mr. Swanson’s spouse are beneficial owners of less than 1% of shares of each of the Trusts and will participate in the net proceeds of the Sale to such Trusts’ investors on a pro rata basis.

A change in the proceeds from the Sale as a result of a change in the swap rate could have a significant impact on estimated investor distributions. For example, if the Sale proceeds were to decrease/increase by the maximum $5,000,000 ($1,500,000 with respect to Brea and $3,500,000 with respect to RILG), estimated distributions per investor share would decrease/increase by approximately $13,100 for Trust I, approximately $1,700 for Trust III, approximately $2,100 for Trust IV and for B Fund, either decrease by approximately $13,800 or increase by approximately $12,500. For the B Fund, the decrease does not equal the increase due to differences in the Managing Shareholder’s participation. Based on the Managing Shareholder’s estimates of the swap rate for August 23, 2010, based on the swap index published by the Federal Reserve Board and discussions with swap dealers, the purchase price for RILG and Brea, calculated as of that date, would increase by the maximum amount of $3.5 million and $1.5 million, respectively. The Managing Shareholder cannot predict what the swap rate will be on the closing date of the Sale.

No assurances can be given as to the amount, or timing, of distributions to shareholders of the Trusts. The amount, and timing, of any distributions are not currently determinable and will not be determinable until made, as they will be based on the assessments of the Managing Shareholder of various conditions existing at the time of any such distributions, including: the actual amounts of the transaction fees and expenses that the above table indicates will reduce the proceeds from the Sale, the timing, and amount, of releases of the Holdbacks, the already existing obligations of the Trusts, estimates of wind-down and liquidation expenses of each Trust, including management fees that would be due to the Managing Shareholder, and the estimated expenses associated with operating a liquidating trust for a particular Trust, if such a liquidating trust is established.

Distributions by the Trusts

The respective Amended Declaration of Trust for each Trust provides that the cash flow of each respective Trust, less reasonable reserves that the Managing Shareholder deems necessary to cover anticipated expenses, including, without limitation, any potential claims against each Trust as reasonably determined by the Managing Shareholder to be sufficient to cover such costs and expenses, is to be distributed to shareholders of the particular Trust and the Managing Shareholder from time to time as the Managing Shareholder deems appropriate.

Pursuant to the respective Amended Declaration of Trust for each Trust, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions to shareholders are to be allocated 99% to the holders of investor shares of beneficial interest (including the Managing Shareholder and its affiliates, to the extent that it or they hold such shares) and 1% to the Managing Shareholder, as holder of the Management Share in each Trust. After “payout,” distributions are allocated, if applicable, with respect to Trusts I, III and IV, 80% to the shareholders and 20% to the Managing Shareholder and, with respect to B Fund, 75% to the shareholders and 25% to the Managing Shareholder. Trust I has previously reached payout and Trust IV and the B Fund are expected to reach payout as a result of the Sale. Trust III is not expected to reach payout.

Fees and Expenses of the Sale

Transaction expenses to be incurred subsequent to June 30, 2010 are estimated to be an aggregate of $3,333,000. Transaction expenses exclude expenses incurred prior to June 30, 2010 as those expenses are reflected as expenses in the historical financial statements of each of the Trusts. Transaction expenses include the costs of the consent solicitation for the Sale, including the preparation of the consent statements and the related filing fees, printing and mailing costs and postage, as well as fees and expenses incurred by the Trusts relating to advisory, legal, consulting, accounting and other services, including those services provided by Ewing Bemiss, the Special Committee and Duff & Phelps.

Transaction expenses related to the Sale will be allocated to each Trust in accordance with its respective share of the proceeds of the Sale, except to the extent that they can be specifically attributed to RILG and/or Brea.

For further discussion of the fees paid to Ewing Bemiss see “Fairness of the Sale” above. For further discussion of the fees paid to the Special Committee and Duff & Phelps, see “Special Committee” above.

LIQUIDATION AND DISSOLUTION

Liquidation and Dissolution of each of the Trusts

The Managing Shareholder, on behalf of each Trust, is seeking shareholder approval of the Sale. Shareholder approval is required under the Amended Declaration of Trust for each Trust because the Sale constitutes a sale of all, or substantially all, of the assets of each Trust. The approval of the shareholders of each Trust is also required under the terms of the Interest Purchase Agreement. The Amended Declaration of Trust for each Trust requires the Managing Shareholder to sell the remaining assets of the Trust within a “reasonable time” following the sale of substantially all of the Trust’s assets. Under the Amended Declaration of Trust for each Trust, the sale of all, or substantially all, of the assets of the Trust is an event of dissolution. As a result, upon the closing of the Sale, the Managing Shareholder expects that each Trust will automatically commence its liquidation and dissolution.

Despite the occurrence of an event of dissolution, the Amended Declaration of Trust and Section 3808(c) of the Delaware Statutory Trust Act each provide that each Trust may be continued by the Managing Shareholder and/or the shareholders of each respective Trust after taking specified actions. However, the Managing Shareholder has determined that it will not approve a continuation of any Trust and does not believe that a continuation permitted by the Delaware Statutory Trust Act will occur. Accordingly, the Managing Shareholder expects that if the shareholders of the Trusts approve the Sale, following the closing of the Sale, each Trust will each become subject to its respective Plan of Dissolution and Liquidation. A form of the Plan of Liquidation and Dissolution for each of Trust III and Trust IV is attached to this consent statement as Annex F and G, respectively.

If the shareholders of each Trust approve the Sale, upon the consummation of the Sale, the Plan of Liquidation and Dissolution for each Trust will become effective and, within a reasonable time, each Trust will dissolve and thereupon its affairs will be wound up in accordance with the provisions of its respective Plan of Liquidation and Dissolution and the applicable terms of its Amended Declaration of Trust, the Delaware Statutory Trust Act and the laws of the State of Delaware.

Except as discussed below under “Claims Potentially Affecting Liquidation and Dissolution of Trust III,” the Managing Shareholder anticipates that each Trust would be liquidated and dissolved within a reasonable time following the Sale and the conclusion of any matters applicable to the Trust. The Managing Shareholder intends to wind up each Trust’s affairs and distribute in liquidation its remaining cash, less such amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses of the ongoing activities of each Trust, including those costs, liabilities and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of any pending matters involving a Trust.

Under the Delaware Statutory Trust Act and the Amended Declaration of Trust for each Trust, the dissolution and winding up of each Trust does not end the existence of the Trust or cause the shareholders of the Trust to cease to be beneficial owners. The Amended Declaration of Trust for each Trust remains in full force and effect during the period of dissolution and winding up and until such time as each Trust is terminated. The shareholders will continue during such period to receive cash flow and share profits and losses for all tax and other purposes, in each case, as provided in, and in accordance with the terms of, the Amended Declaration of Trust for each Trust. Upon completion of the winding up of a particular Trust, the Managing Shareholder would cause the termination of the Trust by causing a certificate of cancellation of the Certificate of Trust for the

Trust to be filed in the Office of the Secretary of State of the State of Delaware and the Managing Shareholder would cause the cancellation of any qualifications of the Trust as a foreign trust in jurisdictions other than the State of Delaware. The Managing Shareholder would also cause each of Trust III and Trust IV to file a Form 15 terminating its respective obligations to file periodic and current reports with the United States Securities and Exchange Commission (“SEC”) under the Exchange Act. If the Managing Shareholder forms a liquidating trust for Trust III or Trust IV, however, certain reduced ongoing periodic SEC reporting obligations may be required for that Trust.

The Plan of Liquidation and Dissolution for a particular Trust will terminate upon the earlier of (i) the filing of the certificate of cancellation of the Certificate of Trust for the Trust or (ii) the continuation of the Trust pursuant to the Amended Declaration of Trust for the Trust, or pursuant to Section 3808(c) of the Delaware Statutory Trust Act.

Liquidating Trust

If after the closing of the Sale a Trust is involved in pending litigation or has other continuing obligations or receivables that are not settled or otherwise disposed of prior to liquidation and dissolution of the Trust, or if otherwise deemed necessary or appropriate by the Managing Shareholder, the Managing Shareholder may establish a liquidating trust for any particular Trust. Each liquidating trust would be a statutory trust governed by the laws of the State of Delaware. After the establishment of a liquidating trust for a particular Trust, the Managing Shareholder may assign to that liquidating trust, among other things:

•	an amount of cash or liquid short-term investments reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of any claims or liabilities involving the applicable Trust and the costs and expenses of the maintenance, administration and subsequent wind-up of the liquidating trust; and

•	all rights, obligations and liabilities, if any, relating to, or associated with, any applicable claims or liabilities or rights involving the applicable Trust and any other matters that arise during the term of the liquidating trust.

Shareholders would be beneficiaries of such liquidating trusts in the same proportion as they are owners of shares in each applicable Trust as of the date determined by the Managing Shareholder. The beneficial interests would confer upon holders solely the right to payment of funds remaining in such liquidating trusts, if any, following the disposition of any trust-related matters and payment of all related costs and expenses, and would not confer upon holders any continuing rights under the Amended Declaration of Trust for the applicable Trust, such as the right to vote on matters specified therein, or otherwise.

The beneficial interests would not be certificated but would be maintained in book-entry form by each liquidating trust. In addition, the beneficial interests in each liquidating trust would not be transferable, except by will, intestate succession or operation of law. Each liquidating trust, as well as any wind-up matters subject to each such liquidating trust, would be administered by the Managing Shareholder or its designee and would be subject to the complete and exclusive management discretion of the Managing Shareholder or its designee. If the Managing Shareholder determines to establish a liquidating trust for a particular Trust, it is anticipated that the Managing Shareholder, or its designee, would be reimbursed for expenses and would be paid a fee in connection with its administration of the liquidating trust.

Pursuant to the Plan of Liquidation and Dissolution and the agreement by which each liquidating trust is created, the Managing Shareholder would permit each liquidating trust to use the funds in such liquidating trust that are not distributed to beneficiaries of the liquidating trust only for the maintenance, settlement or other disposition of any claims or liabilities involving the applicable Trust and for the payment of expenses. A liquidating trust would not make any regular distribution of funds held in such liquidating trust or funds awarded to the applicable Trust or such liquidating trust during the term of the liquidating trust until all trust-related matters, and all related expenses, are satisfied; provided that in the event any funds are received by the applicable Trust or such liquidating trust during the term of such liquidating trust, the liquidating trust would receive and hold such funds until the liquidation and dissolution of such liquidating trust or such earlier time (or from time to time) as the manager may determine to distribute such funds, or any portion thereof, to the beneficiaries of the liquidating trust, as the manager of the liquidating trust deems appropriate.

It is intended that each liquidating trust would be liquidated and all of its remaining assets, if any, would be distributed to the beneficiaries of such liquidating trust as soon as reasonably practicable after any claims or liabilities involving the applicable Trust are settled or otherwise disposed of, and in any event upon the third anniversary of the date that assets are first transferred to each such liquidating trust; however, the final distribution date may be extended by the manager of the liquidating trust.

If the Managing Shareholder determines to establish one or more liquidating trusts for one or more of the Trusts, as described above, the liquidating trusts for Trust III and Trust IV may have reduced obligations to file periodic and current reports with the SEC. If it is determined that such liquidating trusts would be eligible for reduced reporting requirements, each such liquidating trust could elect only to issue and file with the SEC unaudited annual reports showing the assets and liabilities of such liquidating trust at the end of each fiscal year and the receipts and disbursements of such liquidating trust for the fiscal year then ended. The annual reports also would describe the changes in each such liquidating trust’s assets during the reporting period and the actions taken by such liquidating trust during the period. Although the financial statements contained in such reports may not be audited, they would be prepared in conformity with accounting principles generally accepted in the United States of America. Each such liquidating trust would also file with the SEC one or more current reports if, in the opinion of the manager of such liquidating trust, a material event relating to the liquidating trust’s assets has occurred. There can be no assurance that the SEC would permit any such reduced reporting or assurance that the SEC will not consider such liquidating trusts to be an SEC reporting company required to file periodic and current reports with the SEC. If a liquidating trust for a particular Trust is required to continue to file periodic and current reports and other reports, statements and information with the SEC, the expenses relating to those reporting obligations will be paid by the liquidating trust.

Claims Potentially Affecting Liquidation and Dissolution of Trust III

A project subsidiary wholly owned by Trust III received a letter from PG&E, the project’s sole customer, in which PG&E alleged that this project subsidiary owes PG&E $6.3 million due to the facility failing to deliver power under its power sale agreement with PG&E. The Managing Shareholder believes PG&E may assert similar claims for a similar amount with respect to another project subsidiary wholly owned by Trust III. In addition, each of these project subsidiaries is the tenant under a long-term ground lease. One of the project subsidiaries has not paid rent under its lease since December 2009 and recently received a letter from the landlord under the lease asserting that the project subsidiary is in default under the lease. As of the date of this consent statement, neither PG&E nor the landlord has commenced any legal proceeding regarding these alleged claims or possible claims. The Managing Shareholder believes that even if these alleged claims, or possible claims, are potentially recoverable, they would be recoverable only against the Trust III project subsidiaries and not against Trust III directly. However, if PG&E or the landlord were to commence one or more legal proceedings, whether against either of the project subsidiaries or against Trust III, this development could delay or reduce distributions to shareholders of Trust III as well as delay the dissolution and liquidation of Trust III. Notwithstanding these claims, and potential claims, at the date of this consent statement the Managing Shareholder expects that Trust III will make a distribution to its shareholders of a portion of the proceeds received by it from the Sale promptly after the closing of the Sale (such partial distribution estimated to be approximately $900,000 at the date of this consent statement, or approximately $2,300 per share), and the Managing Shareholder is not aware of any other matters that could reasonably be expected to delay this partial distribution to shareholders of Trust III. The Managing Shareholder is unaware at the date of this consent statement of any claim that would interfere with distributions to, or the dissolution and liquidation of, the other Trusts.

No assurances can be given as to the amount, or timing, of distributions to shareholders of the Trusts. The amount, and timing, of any distributions are not currently determinable and will not be determinable until made, as they will be based on the assessments of the Managing Shareholder of various conditions existing at the time of any such distributions, including: the actual amounts of the transaction fees and expenses that will reduce the proceeds from the Sale, the timing, and amount, of releases of the Holdbacks, the already existing obligations of the Trusts, estimates of wind-down and liquidation expenses of each Trust, including management fees that would be due to the Managing Shareholder, and the estimated expenses associated with operating a liquidating trust for a particular Trust, if such a liquidating trust is established. As a result, the Managing Shareholder is not able to predict when each of the Trusts will complete its liquidation and dissolution.

INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND OTHER PARTIES

Relationship With, and Payments to, the Managing Shareholder and its Affiliates

In considering the recommendation of the Managing Shareholder for the approval of the Sale, you should be aware that

•	each Trust and its shareholders may have interests in the Sale that may be in addition to, or different from, the interests of the other Trusts (and their respective shareholders); and

•	the Managing Shareholder and its executive officers may have interests in the Sale that may be in addition to, or different from, the interests of any of the Trusts (and their respective shareholders).

Neither the Managing Shareholder nor any of the Trusts have independent directors, and thus determinations regarding the Sale have been made for the Trusts solely by the Managing Shareholder. However, the Managing Shareholder believes that its interests and those of the shareholders of the Trusts are aligned in this respect, it is in the interests of both the Managing Shareholder, including its executive officers, and the shareholders of each of the Trusts to obtain the highest possible consideration for the assets being sold in the Sale.

To assist in the sale process and afford independent representation of the interests of the Trusts, the Managing Shareholder appointed a Special Committee, comprised of two individuals who are independent of the Managing Shareholder and the Trusts, to report to the Managing Shareholder with respect to the advisability of the Sale by the Trusts. The Special Committee reviewed the sale process as it was occurring and the terms of the Sale and was advised by its own financial advisor and legal counsel. The Special Committee concluded that the Sale is advisable for each of the Trusts.

Interests of the Managing Shareholder

Pursuant to the respective Amended Declaration of Trust for each Trust, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions, net of any amounts used to repay shareholder loans, are to be allocated 99% to the holders of investor shares of beneficial interest (including the Managing Shareholder and its affiliates, to the extent that it or they hold such shares) and 1% to the Managing Shareholder, as holder of the Management Share in each Trust. After “payout,” distributions are allocated, with respect to Trusts I, III and IV, 80% to the shareholders and 20% to the Managing Shareholder and, with respect to B Fund, 75% to the shareholders and 25% to the Managing Shareholder. Trust I has previously reached payout and Trust IV and the B Fund are expected to reach payout as a result of the Sale. Trust III is not expected to reach payout. As a result, based on the respective percentage of allocated distributions, the respective sales prices for RILG and Brea have a significant impact on the total amount the Managing Shareholder will receive upon completion of the Sale.

The Managing Shareholder and its affiliates own, directly or indirectly, investor shares of beneficial interest of each of the Trusts and will receive a pro rata share of the distributions of each of the Trusts based upon their ownership of such shares of the Trusts. See “Security Ownership of Certain Beneficial Owners and Management”.

The Managing Shareholder is currently paid a management fee for the administration of each Trust and will continue to receive that fee in connection with its administration of a particular Trust until the termination of that Trust is effected by the filing of a certificate of cancellation of the Certificate of Trust for the Trust in the Office of the Secretary of State of the State of Delaware. If a liquidating trust is established for a particular Trust, it is anticipated that the Managing Shareholder would be reimbursed for expenses and would be paid a fee in connection with its management and administration of the liquidating trust if it serves as managing shareholder of the liquidating trust. The Trusts are required to reimburse the Managing Shareholder for third-party direct expenses incurred in managing and operating the Trusts. Because the Trusts are obligated to reimburse the Managing Shareholder for all such third-party direct expenses it incurs on their behalf, there is no maximum amount that the Trusts may be required to pay to the Managing Shareholder.

In accordance with the respective Amended Declaration of Trust for each Trust, upon or prior to the first distribution after liquidation has begun, the Managing Shareholder must contribute to the capital of each Trust an amount equal to any deficit, if there is one, in the capital account of the Managing Shareholder calculated just prior to the date of such distribution. As of December 31, 2009, the last date such calculation was made, the Managing Shareholder would have been required, at that time, to contribute the following to each Trust if the Trusts had been making liquidating distributions:

Required
Trust	Contribution

Trust I	$24,554
Trust III	$145,489
Trust IV	$212,231
B Fund	$0

Ridgewood Power Management LLC (“RPM”), an affiliate of the Managing Shareholder and the Trusts, has historically provided, and continues to provide, managerial and operating services to U.S.-based projects of the Trusts and its affiliates. As part of the Sale, RPM has agreed to provide transition accounting and administrative services, as well as office space and computer and phone services, and other services to Buyer, its parent company, RILG, Brea and their respective subsidiaries subsequent to the Sale for up to six months at a monthly cost of $100,000. Buyer may terminate its agreement with RPM at any time with 30 days advance notice of termination.

At June 30, 2010, aggregate amounts payable by each Trust to the Managing Shareholder, and RPM, for outstanding management fees and Trust and other expenses paid on behalf of that Trust by the Managing Shareholder and RPM were:

Trust I – $2.6 million
Trust III – $0.3 million
Trust IV – $0
B Fund – $0.4 million

For additional information regarding the management arrangements between the Managing Shareholder and each of the Trusts, see “Management of the Trusts.”

Interests of Management

The Managing Shareholder has adopted the Senior Executive Bonus Plan (the “Plan”), which provides for incentive payments to the participants in the Plan. Any incentive payments made pursuant to this Plan will be borne entirely by the Managing Shareholder and not by any of the Trusts. Pursuant to the Plan, once a Trust reaches payout, three officers of the Managing Shareholder, including Randall D. Holmes, President and Chief Executive Officer of the Trusts and

the Managing Shareholder, will receive from the Managing Shareholder, in the aggregate, incentive payments equal to a percentage of the amount received by the Managing Shareholder resulting from the Sale (30% of any Sale proceeds the Managing Shareholder receives from Trust I and 25% of any Sale proceeds the Managing Shareholder receives from each of the other Trusts). As a result, the respective sales prices for RILG and Brea have a significant impact on the total amount the Managing Shareholder, and thus the Plan participants, will receive upon completion of the Sale. The Plan generally requires that the participant remain in the employ of the Managing Shareholder until the sale of assets has been completed, except in the case of termination of employment as a result of death or disability.

Mr. Holmes is currently entitled to receive 50% of any incentive payments made to the Plan and the two other participants are to each receive 25%. If a participant is subsequently disqualified from receiving an incentive payment under the Plan, the payment that would otherwise have been payable to such participant will be reallocated among the other participants based on their respective proportionate interests in the Plan, unless the participant is Mr. Holmes or his heirs, in which event, that portion of the incentive payment would revert to the Managing Shareholder.

As of the date of this consent statement, the Sale is estimated to generate payments of $1,669,854 to the Managing Shareholder by the Trusts. Based on that estimate, $456,560 would be paid to the Plan as incentive payments for the Plan participants, of which Mr. Holmes would be entitled to $228,280. Similar to the proceeds of the Sale to be paid to the Managing Shareholder, the respective sales prices for RILG and Brea have a significant impact on the total amount that will be paid to the Plan upon completion of the Sale.

Additionally, when entering into the Plan, the Managing Shareholder believed that a purchaser of assets may wish to secure the services of one or more of the Plan participants, but that there could be no assurance that the purchaser would offer to continue any or all of a participant’s employment arrangements on the same terms and conditions as the participant was receiving from the Managing Shareholder. As a result, if the Managing Shareholder were to request that a Plan participant provide continued assistance in the New York metropolitan area to a reputable purchaser, in order to secure a successful transition of operations to that purchaser, then each Plan participant agreed to provide the required assistance for up to one year after the closing of a sale so long as the Managing Shareholder agreed to pay that participant 75% of the difference, if any, of the amount by which the total compensation provided by the Managing Shareholder to the Plan participant as of the relevant closing date is greater than the total compensation provided from time to time thereafter by the purchaser to the Plan participant. The payments would be made by the Managing Shareholder for one year from the date the Plan participant is employed by the purchaser, whether or not the Plan participant remains in such purchaser’s employ for that one year period, unless termination of employment is a result of death or disability, in which case payments would cease on that date. The exact amounts to be paid to the Plan participants by the Managing Shareholder as a result of their anticipated employment with an affiliate of Buyer are not currently determinable and are dependent on the date, and circumstances, of any termination of employment. However, the amount that each of the Plan participants could receive ranges from $0 to $375,000. Any amounts paid to the participants will be paid by the Managing Shareholder and not the Trusts.

As part of participation in the Plan, each participant is required to execute a release in favor of the Managing Shareholder and its affiliates and a confidentiality agreement.

Mr. Holmes and the other two officers have entered into full-time employment agreements, to become effective at closing, with MIP II Greenpower LLC (“Greenpower”), an affiliate of Buyer. Mr. Holmes will be employed as president and chief executive officer of Greenpower, and the other two officers will be employed as Greenpower’s chief development officer and chief financial officer, respectively. Under their new employment agreements, each officer, including Mr. Holmes, will:

•	be entitled to an annual base salary in the amount of $400,000;

•	be eligible for an annual cash bonus targeted at 50% of base salary at the time;

•	be eligible for a completion bonus equal to at least 100% of base salary upon the completion of the construction of both Brea and RILG; and

•	be entitled to participate in any equity incentive plan generally available to senior management of Greenpower.

Each employment agreement is an “at-will” agreement and can be terminated at any time by either party, and if terminated, the executives are not eligible to receive any severance payments.

THE INTEREST PURCHASE AGREEMENT AND THE OTHER SALE AGREEMENTS

This section of the consent statement describes the material provisions of the Interest Purchase Agreement and other agreements related to the Sale, but does not purport to describe all of the terms of the Interest Purchase Agreement or such other agreements. The following summary is qualified in its entirety by reference to the complete text of the Interest Purchase Agreement, which is attached as Annex A, and is incorporated by reference into, this consent statement. We urge you to read the full text of this agreement because it is the legal document that governs the Sale. We have included this agreement in this consent statement to provide you with information about the terms of the agreement. The Interest Purchase Agreement may contain representations and warranties of the parties to the agreement made solely for the benefit of the other parties to the agreement, and used for the purpose of allocating risk between the parties. The assertions embodied in any such representations and warranties are not categorical statements of fact and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Interest Purchase Agreement. While the Trusts do not believe that the disclosure schedules contain non-public information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Interest Purchase Agreement. Moreover, any representations and warranties made by the parties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of July 26, 2010, or such other date or dates as may be specified in the Interest Purchase Agreement, and are subject to more recent developments. Accordingly, any representations and warranties in the Interest Purchase Agreement should not be read in isolation, but only in conjunction with the other information about the parties to the agreement that Trust III and Trust IV include in reports and statements they file with the SEC.

The Interest Purchase Agreement

General

In connection with the Sale, the Interest Purchase Agreement was entered into by the Trusts and Buyer on July 26, 2010. A copy of the Interest Purchase Agreement is attached to the consent statement as Annex A.

Purchase Price

Under the Interest Purchase Agreement, Buyer has agreed to pay a combined purchase price of $25,000,000: $7,500,000 for Brea and $17,500,000 for RILG. The combined purchase price, and the respective purchase price for each of Brea and RILG, will be:

•	increased or decreased by the amount of its positive working capital or negative working capital, respectively, as described below;

•	decreased for its indebtedness outstanding at the closing;

•	increased or decreased based on changes in interest rates between a specified reference date and closing, as described below;

•	decreased by any amounts paid by Buyer under the Employee Transfer Agreement described below; and

•	decreased for any fees or expenses that Brea or RILG, or their respective subsidiaries, have incurred in connection with the Sale and that remain outstanding at closing.

Purchase Price Adjustments

Working Capital Adjustment

The purchase price for each of Brea and RILG is subject to adjustment based on the amount of its working capital at closing. To the extent that working capital is positive, then the purchase price will be increased. If working capital is negative, then the purchase price will be decreased. The working capital of each of Brea and RILG will be determined by subtracting its current liabilities from its current assets. The components of current assets and current liabilities will generally be determined in accordance with generally accepted accounting principles (“GAAP”), subject to deviations from GAAP mutually agreed upon by the Trusts and Buyer. For purposes of determining working capital, the parties have agreed that certain costs to be incurred by Brea and RILG between signing and closing related to the Brea and RILG expansions, which will benefit Buyer post-closing, will be reimbursed by Buyer through the working capital adjustment. Examples of these costs include items such as costs incurred by the Trusts under the terms of the EPC Contracts described below for a portion of the work on the expansions, including engineering and site preparation work, and other related matters as mutually agreed by the parties.

Swap Rate Adjustment

The purchase price for each of Brea and RILG will be adjusted based on changes in interest rates between a specified reference date, July 17, 2010, and the closing date. The parties have agreed to calculate this adjustment based on changes in swap rates (defined as the fixed rate that may be obtained by swap dealers under a zero cost interest rate swap and based on the applicable floating rate on a floating rate loan having the terms of the debt profile expected to be obtained by Buyer to finance the expansions). The Brea purchase price will be increased or decreased by $33,000 multiplied by the number of basis points obtained by subtracting the closing date swap rate from the reference date swap rate. The reference date swap rate was determined by the parties to be 3.294% using the methodology described above. The RILG purchase price will be increased or decreased by $77,000 multiplied by the number of basis points obtained by subtracting the closing date swap rate from the reference date swap rate. If the closing date swap rate is greater than the reference date swap rate, the purchase prices for both Brea and RILG will be reduced; and if the closing date swap rate is less than the reference date swap rate, the purchase prices for both Brea and RILG will be increased. However, in either case, the combined adjustments may not exceed $5,000,000 in the aggregate. In addition, if interest rates increase such that the combined purchase price would be reduced by more than $5,000,000 without this limitation, then Buyer will have the option of terminating the Interest Purchase Agreement.

Holdbacks

Buyer will hold back $5,000,000 from the purchase price for a period of nine (9) months after the closing date (the “Holdback”). The Holdback amount is comprised of $2,000,000 from the portion of the purchase price related to Brea and $3,000,000 from the portion related to RILG. The Holdback will be used in connection with specified indemnification obligations of the Trusts and to pay any amounts owed by the Trusts to Buyer once the final purchase price is determined after the closing.

Purchase Price True-Up

The Interest Purchase Agreement provides for a true-up payment in the amount of the difference between the purchase price paid at the closing and the final purchase price. That payment is expected to be made within ninety (90) days after the closing. If the purchase price paid at the closing is less than the final purchase price, then Buyer will retain the amount of the difference from the applicable portion of the Holdback. In no event will the Trusts be required to make any additional payments with respect to any such difference.

Indemnification

Indemnification by the Trusts

Subject to limitations agreed upon by the parties, and described below, the Trusts will indemnify Buyer, its affiliates, successors and assigns, and all of their respective shareholders against losses that result from:

•	breaches of representations, warranties, covenants and agreements;

•	indebtedness or selling expenses incurred by the Trusts or certain of their affiliates in connection with the Sale and outstanding at closing; and

•	liabilities, if any, arising under the Employee Transfer Agreement described below.

Indemnification by Buyer

Subject to limitations agreed upon by the parties, and described below, Buyer will indemnify each Trust, its affiliates, successors and assigns, and all of their respective shareholders against losses that result from breaches of Buyer’s representations, warranties, covenants and agreements under the Interest Purchase Agreement.

Limitations on Indemnity Obligations

The respective indemnification obligations of the Trusts and Buyer are limited as described below:

•	Survival: The parties’ representations and warranties and covenants and agreements contemplating performance prior to closing survive the closing for nine months. The parties’ covenants and agreements contemplating performance following the closing survive in accordance with their terms.

•	Monetary limitations: Subject to customary exceptions, such as fraud, Trust I does will not have any liability for breaches of representations and warranties with respect to Brea (other than specified fundamental representations and warranties) unless the aggregate amount of all losses relating to those breaches would exceed $200,000 and then it will be liable only for losses in excess of that amount. Trust I’s aggregate liability for breaches of representations and warranties with respect to Brea (other than specified fundamental representations and warranties) will not exceed the $2,000,000 Holdback amount referenced above. Subject to customary exceptions, such as fraud, the Trusts will not have any liability for breaches of representations and warranties with respect to RILG (other than specified fundamental representations and warranties) unless the aggregate amount of all losses relating to those breaches would exceed $300,000 and then they will be liable only for losses in excess of that amount. Their aggregate liability for breaches of representations and warranties with respect to RILG (other than specified fundamental representations and warranties) will not exceed the $3,000,000 Holdback amount referenced above. Buyer cannot assert a claim for a breach of the Trusts’ representations and warranties if losses resulting from that breach do not exceed $5,000.

Buyer will not be subject to liability in excess of the purchase price for losses or damages relating to or arising out the Interest Purchase Agreement or the Sale. The Trusts’ liability for breaches of representations and warranties under the Interest Purchase Agreement, but not for the other matters described above, is limited to the purchase price.

Closing

The Sale is anticipated to occur as soon as practicable after the date on which all of the closing conditions which are to be satisfied prior to the closing, as described below, are either satisfied or waived by the party for whose benefit the particular closing condition exists, unless Buyer elects to delay the closing of the Sale for up to twelve (12) business days following such date.

The Managing Shareholder anticipates that the Sale will occur in October or November 2010. However, no assurance can be given that the Sale will occur at all, or that if it does occur, that it will occur during the time anticipated by the Managing Shareholder.

Closing Conditions

Each of the Trusts’ and Buyer’s obligations to consummate the Sale are subject to the satisfaction or waiver of specified conditions, including the following:

Conditions to the Trusts’ Obligations

The obligations of the Trusts to consummate the Sale are subject to the following conditions:

•	The representations and warranties of Buyer that are qualified by materiality or material adverse effect must be true and correct in all respects, and those not qualified by materiality or material adverse effect must be true and correct in all material respects, except that the representations and warranties with respect to organization, authorization of the transaction, and noncontravention must be true and correct in all respects, in each case at and as of the date of the Interest Purchase Agreement and at and as of the closing date with the same effect as if made at such time, except that those representations and warranties that are made as of a specified date must be true and correct as of such time.

•	Buyer must have performed and complied in all material respects with all of the covenants, agreements and obligations under the Interest Purchase Agreement required to be performed by or complied with by it at or before the closing.

•	Buyer must have received all required consents (or waivers), permits, approvals, notices and other authorizations listed in the Interest Purchase Agreement.

•	There must not be any injunction in effect, law enacted after the date of the Interest Purchase Agreement or order issued by a court of competent jurisdiction or other governmental authority, which in any such case enjoins, prohibits or restrains the consummation of the transactions contemplated by the Interest Purchase Agreement.

•	Orders under Section 203(a) of the Federal Power Act must have been issued by the Federal Energy Regulatory Commission in a form reasonably acceptable to the Trusts with respect to each of the applications filed as contemplated by the Interest Purchase Agreement.

•	A majority of the shares of each of the Trusts must have approved the Sale.

•	The execution and delivery of certain related agreements, including certain employment agreements with specified officers of the Managing Shareholder and a transition services agreement with RPM.

Conditions to Buyer’s Obligations

The obligations of Buyer to consummate the Sale are subject to the following conditions:

•	The Trusts’ representations and warranties that are qualified by materiality or material adverse effect must be true and correct in all respects and those not qualified by materiality or material adverse effect must be true and correct in all material respects, except that the representations and warranties with respect to organization, authorization of the transaction, noncontravention, brokers fees, no other business activities of the RILG or Brea companies, and organization and equity interests of the RILG and Brea companies, must be true and correct in all respects, in each case at and as of the date of the Interest Purchase Agreement and at and as of the closing with the same effect as though made at and as of such time, except that those representations and warranties that are made as of a specified date must be true and correct only as of that date.

•	Each of the Trusts must have performed and complied in all material respects with all of the covenants, agreements and obligations under the Interest Purchase Agreement required to be performed by or complied with by it at or before the closing.

•	All consents, permits, approvals, or authorization of or filings with any third party or any governmental authority that are necessary:

(i)	for the consummation of the transactions contemplated by the Interest Purchase Agreement,

(ii)	for Buyer to operate Brea or RILG as operated by the Trusts as of the date of the Interest Purchase Agreement,

(iii)	to obtain as of the closing in order to achieve the timely construction of each of the expansions in accordance with the construction schedules and timelines contemplated by each EPC Contract applicable to RILG and Brea, and

(iv)	to obtain in the ordinary course after closing to achieve the timely construction of each of the expansions in accordance with the construction schedules and timelines contemplated by each EPC Contract applicable to RILG and Brea, must in the case of clauses (i) through (iii) each have been obtained or waived by Buyer in writing and in the case of clause (iv) no event must have occurred which would prevent or otherwise delay the issuance of any such consents, permits, approvals, or authorizations of or filings with any third party or any governmental authority contemplated to occur following the closing which would reasonably be expected to prevent, or otherwise delay, or increase the cost to Buyer of construction of the expansions in accordance with the construction costs, schedules and timelines contemplated by each of the EPC Contracts.

•	There must not be any injunction in effect, law enacted after the date of the Interest Purchase Agreement or order issued by a court of competent jurisdiction or other governmental authority, which in any such case enjoins, prohibits or restrains the consummation of the transactions contemplated by the Interest Purchase Agreement.

•	Orders under Section 203(a) of the Federal Power Act must have been issued by the Federal Energy Regulatory Commission in a form reasonably acceptable to Buyer with respect to each of the applications to be filed as contemplated by the Interest Purchase Agreement.

•	A majority of the shares of each of the Trusts must have approved the Sale.

•	Since December 31, 2009, there must have been no fact, event, change, development, circumstance or effect that, individually or in the aggregate with other facts, events, changes, developments, circumstances, or effects, has had or would reasonably be expected to have a material adverse effect. A material adverse effect includes any fact, event, change, development, circumstance, or effect, individually or in the aggregate with other facts, events, changes, developments, circumstances, or effects, that

ο	has had or would reasonably be expected to have, a material adverse effect on the business, condition, financial or otherwise, properties, assets, liabilities, results of operations or prospects of RILG taken as a whole (or the expansions thereof) or Brea taken as a whole (or the expansions thereof); or

ο	materially impairs or delays, or would reasonably be expected to materially impair or delay, the ability to consummate the Sale;

provided, that, any such fact, event, change, development, circumstance or effect resulting from or arising out of changes in

ο	general economic conditions,

ο	the landfill gas electric generation industry, or

ο	general regulatory or political conditions affecting the landfill gas electric generation industry (other than any change in law that adversely affects the availability of the Treasury grants or ARRA grants or that renders certain power purchase agreements for the expansion facilities terminable), shall not constitute a material adverse effect unless such fact, event, change, development, circumstance or effect has, or could reasonably be expected to have, a disproportionate affect on RILG taken as a whole (or the expansions thereof) or Brea taken as a whole (or the expansions thereof).

•	Each of the conditions precedent to the closing of Buyer’s debt financing for the development and construction of the expansion of RILG and Brea must have been satisfied or waived.

•	Buyer must have obtained debt financing in connection with the expansion of RILG and Brea on terms no less favorable to Buyer than those set forth in the debt term sheet provided by Buyer to the Trusts prior to the signing of the Interest Purchase Agreement.

•	Brea, RILG and their respective subsidiaries must have executed certain agreements that are material to their respective expansions, which includes interconnection agreements, the EPC Contracts, maintenance agreements, water and sewer agreements, and an amended site lease and landfill gas delivery agreement for the RILG facility.

•	There must not have been any change in law with regard to any incentives for renewable energy that results in those incentives to be received by Brea, RILG and their respective subsidiaries being materially less favorable than the incentives that would have been available to Brea, RILG and their respective subsidiaries (including the expansions thereto) in the absence of the change in law.

•	Grants made under the American Recovery and Reinvestment Act of 2009 to Brea and RILG must have been finalized, the documents and agreements evidencing those grants must have been executed, and the conditions for the initial disbursements for those grants must have been satisfied. Buyer must have determined, to its reasonable satisfaction, that Brea and RILG (or their respective subsidiaries) will receive the full amount of the grants and that the Sale will not result in Buyer being liable to return all or any portion of any such grant.

•	Buyer must have determined, to its reasonable satisfaction, that upon the expected completion of the expansion of RILG and Brea, it will receive a specified cash grant in lieu of Production Tax Credit and Investment Tax Credits available under Section 1603 of the American Recovery and Reinvestment Act of 2009.

•	The Trusts must have taken such reasonable action, if any, as the Rhode Island Department of Environmental Management considers necessary for the remediation of hazardous substances that are present or have been released at, on, in, under or adjacent to the RILG expansion.

Termination; Termination Fees and Expenses

The Interest Purchase Agreement may be terminated by Buyer and/or the Managing Shareholder (on behalf of the Trusts) as follows:

•	By Buyer and the Managing Shareholder by mutual consent prior to the closing of Sale.

•	By either Buyer or the Managing Shareholder: (i) if as a result of the other party’s breach of any of its representations, warranties, covenants or agreements, the closing conditions related to the accuracy of or compliance with such representations, warranties, covenants and agreements would not be satisfied; (ii) if the closing of the Sale does not occur by December 31, 2010; (iii) if the closing of the Sale is permanently restrained, enjoined or otherwise prohibited by a court of competent jurisdiction; (iv) if the transactions contemplated by the Sale are restrained, enjoined or prohibited by the enactment of legislation; or (v) if shareholder approval for the Sale is not obtained for any of the Trusts within thirty (30) days after the consent solicitation statements for the respective Trusts are sent to their shareholders.

•	By the Managing Shareholder as a result of the receipt and acceptance by the Trusts of a superior alternative transaction proposal from a third party.

•	By Buyer if: (i) the Managing Shareholder does not include in, or withdraws from, the consent solicitation statements sent to shareholders of the Trusts its recommendation to approve the Sale or the Managing Shareholder; (ii) the Managing Shareholder approves or recommends an alternative transaction proposal from a third party; (iii) subject to certain exceptions, the Managing Shareholder fails to mail the consent solicitation statements to the shareholders of the Trusts within five (5) business days after the SEC completes its review of, and indicates it has no further comments regarding, the consent solicitation statements filed by Trust III and Trust IV with the SEC; or (iv) the swap rate adjustment, if not for the limitation on the amount that the purchase price could be reduced, would decrease the combined purchase price by more than $5,000,000.

If the Interest Purchase Agreement is terminated: (i) by either Buyer or the Managing Shareholder for the failure to obtain the shareholder approvals required for the Sale and a definitive agreement relating to an alternative transaction proposal is entered into within 12 months after termination of the Interest Purchase Agreement; (ii) by the Managing Shareholder as result of the receipt and acceptance by the Trusts of a superior alternative transaction proposal from a third party; or (iii) by Buyer as a result of the Managing Shareholder’s failure to include in, or withdrawal from, the consent solicitation statements sent to shareholders of the Trusts its recommendation to approve the Sale, in each case, the Trusts will be required to pay Buyer a termination fee in the amount $1,125,000 and reimburse Buyer for the reasonable documented out-of-pocket costs, fees and expenses it will have incurred in connection the Sale. As of the date of this consent statement, Buyer estimates that its out-of-pocket costs, fees and expenses through closing will total approximately $3 million.

If the Interest Purchase Agreement is terminated before the closing of the Sale because Buyer’s proposed lenders will not fund the amounts contemplated by the financing arrangements set forth in the debt financing commitments to be obtained by Buyer and as of that date Buyer would otherwise have been obligated to consummate the Sale, then Buyer will reimburse the Trusts for fifty percent (50%) of the reasonable documented out-of-pocket costs and expenses that the Trusts have paid, or are obligated to pay, as of the termination date under (i) the EPC Contracts, up to $375,000 and (ii) a specified site lease and landfill-gas rights agreement that RILG and one of its affiliates expects to enter into with the Rhode Island Resource Recovery Corporation in connection with the RILG expansion, up to $250,000.

Representations and Warranties

Representations and Warranties of the Trusts

The Interest Purchase Agreement contains representations and warranties of each of the Trusts (solely as to itself and not with respect to the other Sellers) relating, among other things, to:

•	proper organization, good standing and similar matters;

•	the authorization, performance, binding effect and enforceability of the Interest Purchase Agreement and the other Transaction Agreements;

•	non-contravention of organizational documents, certain agreements and applicable laws;

•	brokers’ fees;

•	business activities of Brea and RILG; and

•	the absence of any untrue statement of a material fact in the consent statements.

The Interest Purchase Agreement contains representations and warranties of (i) Trust I, as to Brea, and (ii) the Trusts, as to RILG, relating, among other things, to:

•	proper organization, good standing and corporate power;

•	capital structure;

•	title to properties and assets and conditions thereof;

•	non-contravention of organizational documents, certain agreements and applicable laws;

•	compliance with permits and other governmental approvals and authorizations;

•	contracts;

•	insurance;

•	absence of litigation;

•	employees and employee benefits;

•	environmental matters;

•	absence of condemnation proceedings;

•	financial statements;

•	absence of undisclosed liabilities;

•	taxes;

•	intellectual property;

•	bankruptcy; solvency;

•	treasury grants;

•	absence of certain developments; and

•	bank accounts.

Representations and Warranties of Buyer

The Interest Purchase Agreement contains representations and warranties of Buyer relating, among other things, to:

•	proper organization, good standing and similar matters;

•	the authorization, performance, binding effect and enforceability of the Interest Purchase Agreement and the other Transaction Agreements;

•	non-contravention of organizational documents, certain agreements and applicable laws;

•	third-party and governmental consents, approvals and authorizations;

•	brokers’ fees;

•	absence of litigation; and

•	availability of funds and evidence thereof.

Covenants

Covenants of the Trusts

The Trusts have agreed that, subject to certain exceptions, prior to the Closing, they will use commercially reasonable efforts to, among other things, (i) operate and maintain the respective businesses of Brea, RILG and their respective subsidiaries, in the ordinary course of business or otherwise in a manner permissible under the Interest Purchase Agreement, (ii) preserve the business operations, organization and good will of Brea, RILG and their respective subsidiaries, and their relationships with the customers and suppliers of Brea, RILG and their respective subsidiaries and (iii) pursue the development and expansion of RILG and Brea.

The Trusts have also agreed that, subject to certain exceptions, prior to the Closing, they will not permit Brea, RILG and their respective subsidiaries to, among other things:

•	Amend its organizational documents or undertake any recapitalization, reorganization, liquidation, dissolution or winding up.

•	Issue any equity interests, other than equity interests issued to the Trusts in exchange for the cancellation of inter-company indebtedness.

•	Sell, lease, transfer or otherwise dispose of, any assets, other than as used, consumed or replaced in the ordinary course of business consistent with good engineering practices, or materially encumber, pledge, mortgage or suffer to be imposed on any assets any material encumbrance other than permitted encumbrances.

•	Terminate, materially amend, permit the lapse of or fail to renew or otherwise materially modify any material project contract.

•	Elect to be taxed as a corporation for federal or any state income tax purposes.

•	Change the method of tax accounting, amend any tax return, settle or compromise any claim, notice, audit report or assessment in respect of taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes, or make any other agreement with respect to an amount of taxes.

•	Change any of its financial accounting methods, policies or practices, except as required by generally accepted accounting principles.

•	Incur indebtedness that remains outstanding after the Closing Date and that does not otherwise reduce the Purchase Price.

•	Declare, make or pay any dividends or equity distributions to the Trusts, or pay any other return of or on the capital investments of the Trusts, or redeem, purchase or otherwise acquire any equity interests.

•	Settle or compromise any action or proceeding if such settlement or compromise would result in a liability or materially restrict the business of Brea, RILG or any of their subsidiaries following the Sale.

•	Acquire, merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any assets or business of, any person, except for purchases of assets in an aggregate amount of no more than $500,000.

•	Take or omit to take any action that would reasonably be expected to have a material adverse effect on Brea, RILG or any of their subsidiaries or the expansion of RILG or Brea.

•	Enter into any contract outside of the ordinary course of business, or restricting in any material respect the conduct of the business of any of Brea, RILG or their affiliates, or their respective expansions.

•	Enter into any contract which survives the Sale with any officer, director or shareholder.

•	Delay the payments of accounts payable or accelerate the collection of any accounts receivable, other than in the ordinary course.

•	Make any capital expenditure that is not identified in certain annexes to the Interest Purchase Agreement.

•	Assume or guarantee the obligations of any person other than Brea, RILG or any of their subsidiaries in the ordinary course.

•	Enter into contract or arrangement that would be project contract for Brea, RILG or any of their subsidiaries if it had been entered into prior to the date of the Interest Purchase Agreement.

•	Enter into a contract or arrangement that restricts, limits or impedes the ability to conduct business in any geographic area.

•	Discharge or satisfy any material lien or pay any material liability, other than current liabilities paid in the ordinary course of business.

•	Enter into any (i) lease for real property, (ii) energy purchase or sale arrangement, (iii) environmental attribute purchase or sale agreement, (iv) electric transmission agreement, (v) capital equipment lease or purchase agreement, or (vi) services agreement related to the development or management of landfill gas resources or the operation or maintenance of the Projects.

•	Enter into any unhedged or otherwise speculative transaction.

•	Make or grant any bonus, wage or salary increase to any employee.

•	Enter into any agreement to take any of the foregoing actions.

In addition, the Trusts have agreed to an “exclusivity” provision restricting the ability of each of the Trusts, RILG, Brea, the Managing Shareholder and RPM to solicit alternative transaction proposals from, provide information to, or engage in discussions or negotiations with, any third party with respect to the ownership of the Projects. The exclusivity provision is subject to a “fiduciary out” provision that allows the Managing Shareholder, under specified circumstances, and in compliance with specified obligations, to provide information and participate in discussions and negotiations with respect to unsolicited alternative transaction proposals from third parties at any time prior to obtaining the shareholder approvals required for the Sale. More specifically, in the event that the Trusts receive a bona fide alternative transaction proposal from a third party that they conclude is or could become superior to the Sale, the Managing Shareholder will provide notice to Buyer, and Buyer will have 3 days after receiving that notice to match that proposal. If Buyer does not submit a matching proposal, the Managing Shareholder may terminate the Interest Purchase Agreement upon the payment to Buyer of the Termination Fee (as described above).

Buyer’s Covenants

Buyer has agreed that it will use diligent and commercially reasonable efforts to (i) obtain a firm commitment for the debt financing contemplated by the debt term sheet, on terms substantially similar to those set forth on the debt term sheet, or on such other terms as shall enable the timely consummation of the Sale, and (ii) ensure that the equity commitment letter remains in effect through the closing date.

In addition, Buyer has agreed that, within four (4) business days following its receipt of a duly executed copy of a binding commitment for its debt financing, Buyer is required to deliver a copy of such commitment to the Trusts. The Trusts may then review the debt commitment to determine whether it contains any changes to the conditions to closing the Sale from those set forth in the debt term sheet, and, if so, whether those changes would reasonably be likely to delay the Sale such that the Sale would not be capable of being completed by December 31, 2010 (a “financing delay determination”). In the event that the Trusts make a financing delay determination, and the parties are unable to remove any such delay, then Buyer may elect to terminate the Interest Purchase Agreement.

Buyer understands that all support services provided by the Trusts and their affiliates to Brea, RILG and their respective subsidiaries will cease as of the closing date, unless otherwise contemplated by certain other agreements entered into in connection with the Sale.

The Other Sale Agreements

In connection with, and as contemplated by the Interest Purchase Agreement, the following agreements have been or will be entered into:

Employee Transfer Agreement

The Managing Shareholder, RPM and Ridgewood Energy Corporation, an affiliate of the Managing Shareholder (“Ridgewood Energy”), have entered into an Employee Transfer Agreement. Pursuant to the Employee Transfer Agreement, Buyer will offer employment to certain employees of RPM (the “Acquired Operating Employees”) who are working at the RILG or Brea sites and permit each Acquired Operating Employee to enroll and become a participant in Buyer’s employee benefits plans. In addition, the Employment Transfer Agreement provides that, after the closing of the Sale, the Managing Shareholder or RPM may direct Buyer to pay certain identified retention bonuses and severance benefits to the Acquired Operating Employees. If the Managing Shareholder and/or RPM determine that Buyer will not be required to pay to the Acquired Operating Employees the full amount of the retention bonuses and severance benefits, or if there are any excess employer matching contributions related to the retention bonuses and severance benefits, Buyer will be required to pay to the Trusts an amount equal to the unpaid portion of the retention bonuses and severance benefits or the excess in employer matching contributions.

The Trusts will indemnify Buyer, its affiliates, successors and assigns, and all of their respective shareholders against certain losses that Buyer may incur under the Employee Transfer Agreement. The kinds of losses that the Buyer is protected against under the Employee Transfer Agreement, include those arising from: (i) the employee benefit plans that are sponsored by the Managing Shareholder, RPM or Ridgewood Energy for the benefit of the employees of RPM who are working at the RILG or Brea sites; (ii) Buyer’s failure to assume any such plan; and (iii) the employment, or the termination of employment, of any such employee by RPM, and the payment of any retention bonuses or severance benefits to such employees.

Transition Services Agreement

Concurrent with the Sale, RPM and Buyer will enter into a Transition Services Agreement. Pursuant to the Transition Services Agreement, RPM will agree to provide office space, payroll services, computer and phone services, and accounting and administrative services to Buyer for up to six months after the closing of the Sale. Buyer will pay RPM $100,000 per month for the provision of the services. In addition, RPM will be reimbursed for all documented third-party and out-of-pocket expenses. Buyer may terminate this agreement at any time with 30 days advance notice of termination.

Individual Employment Agreements

Concurrent with the Sale, MIP II Greenpower LLC, a Delaware limited liability company and an affiliate of Buyer, entered into employment agreements to become effective at closing (the “Employment Agreements”) with Randall D. Holmes, the Chief Executive Officer and President of the Managing Shareholder and each of the Trusts, as well as two other senior officers of the Managing Shareholder. For a description of these agreements, see “Interests of the Managing Shareholder, Executive Officers and other Parties – Interests of Management.”

EPC Contracts

In connection with the Sale, Brea and RILG have each entered into EPC Contracts for the expansion of RILG and Brea. The RILG EPC Contract is with DCO-NJ and the Brea EPC Contract is with DCO-CA. Under the EPC Contracts, DCO-NJ and DCO-CA are obligated to design, engineer, procure, construct and provide other services required to complete gas pre-treatment, gas compression, electricity generating facilities, associated emission control systems, general process control systems and other associated equipment and systems to be constructed in connection with the development and expansion of RILG and Brea.

The Managing Shareholder anticipates that prior to the closing of the Sale, each of RILG and Brea will have incurred non-refundable expenses of up to $375,000 under the EPC Contracts for interim construction costs (an amount equal to less than 1% of the consideration to be paid to DCO-NJ and DCO-CA under the EPC Contracts). If the Interest Purchase Agreement is terminated before the closing because Buyer’s proposed lenders will not fund the amounts contemplated by the financing arrangements set forth in the debt financing commitments to be obtained by Buyer and as of that date Buyer would otherwise have been obligated to consummate the Sale, then Buyer will reimburse the Trusts for fifty percent 50% of the reasonable documented out-of-pocket costs and expenses that the Trusts have paid, or are obligated to pay, as of the termination date under (i) the EPC Contracts, up to $375,000 and (ii) under a specified site lease and landfill-gas rights agreement that RILG and one of its affiliates expects to enter into with the Rhode Island Resource Recovery Corporation in connection with the RILG expansion, up to $250,000.

REGULATORY MATTERS

Buyer, RILG and Brea will submit to the Federal Energy Regulatory Commission (“FERC”) joint applications requesting approval to transfer ownership of RILG and Brea and intend to request expedited consideration of the applications. No assurance can be provided that the requisite orders will be obtained or that if they are obtained, that they will be obtained at any given time. The FERC orders must be obtained for the Sale to close.

The Managing Shareholder does not anticipate that any regulatory matters associated with the Sale will materially delay or prevent approval of the Sale. Except as described herein, the Managing Shareholder is not aware of any material filings, approvals or other action by any federal or state governmental administrative or regulatory authority required for completion of the Sale.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General Discussion

This section is a discussion of certain material United States federal income tax consequences to certain shareholders of the Trusts upon: (i) the Sale by the Trusts of all of their membership interests in RILG, and in the case of Trust I, the Sale of Trust I’s membership interest in Brea; and (ii) the liquidation and dissolution of the Trusts.

The information in this discussion reflects the tax return positions that the Managing Shareholder intends to take on the Trusts’ United States federal income tax returns. While the Managing Shareholder believes that the Internal Revenue Service (IRS) will accept these reporting positions, it has not sought or received any opinion of counsel to that effect. Thus, there can be no assurance that the IRS will not challenge any of the reporting positions described in this discussion or that any challenge will not be sustained by the courts. If the IRS successfully challenges these return positions after an audit of the income tax returns of the Trusts or any shareholder of any Trust, the IRS may compute the tax effect of any particular Trust’s shareholders and assess additional tax liability (plus penalties and interest) on the Trust’s shareholders.

The information in this discussion is based on the United States federal income tax laws as in effect on the date of this consent statement. The laws include the Internal Revenue Code of 1986, as amended, referred to herein as the “Code,” current, temporary and proposed regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS and published court decisions. There is a risk that future legislation, regulations, administrative interpretations or court decisions could significantly change the current law or otherwise adversely affect existing interpretations of the United States federal income tax laws. Any such change could apply retroactively to transactions preceding the date of the change.

This section only applies to shareholders that are U.S. Holders. For purposes of this consent statement, a U.S. Holder is any shareholder that is: (i) a citizen or resident of the United States, (ii) a corporation or other entity created or organized under the laws of the United States or any of its political subdivisions, (iii) a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons or has a valid election in effect under applicable United States treasury regulations to be treated as a United States person, or (iv) an estate that is subject to United States federal income tax on its income regardless of source.

This section does not discuss all aspects of United States federal income taxation that might be relevant to a specific U.S. Holder in light of his, her or its own particular circumstances. In particular, except as otherwise expressly provided in this consent statement, the following discussion has only limited application to shareholders that are corporations, entities taxed as partnerships or other “flow through” entities, estates, trusts, nonresident aliens or to shareholders subject to specialized tax treatment, including individual retirement and other tax-deferred accounts, banks and other financial institutions, insurance companies, tax-exempt organizations, dealers, brokers or traders in securities or currencies and persons subject to the alternative minimum tax.

This section does not address any foreign, state or local income tax considerations except where specifically identified, and those consequences may be materially different from the United States federal income tax consequences described in this summary. Therefore, each shareholder should consult his, her or its own tax advisor regarding the application of such income tax laws.

A shareholder that is itself treated as a partnership for tax purposes and whose partners or investors include foreign persons should consult with its own tax advisor regarding any special United States tax consequences to it and its partners or investors that may result from the Sale and other transactions described in this consent statement.

Shareholders that are Keogh plans, pension or profit sharing plans or other employee benefit plans qualifying under Code Section 401(a), which we refer to herein as “Qualified Plans,” individual retirement accounts described in Code Section 408 (IRAs) or charitable organizations generally exempt from taxation under Code Section 501(c), which we refer to herein as “Exempt Organizations,” which are otherwise exempt from the imposition of United States federal income tax should be aware that generally any income resulting from their interests in the Trusts has been, and will continue to be, subject to taxation as unrelated business taxable income. Shareholders which are Exempt Organizations should consult their own tax advisors regarding the tax treatment of the Sale and other related transactions.

This discussion is not and should not be construed by shareholders as tax advice.  In reviewing this discussion, shareholders should note that their own tax consequences may vary depending on their particular tax situations. The following discussion is not a substitute for careful tax planning by each shareholder in consultation with his, her or its own tax advisor.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU THAT WILL RESULT FROM THE SALE AND THE OTHER TRANSACTIONS DESCRIBED IN THIS CONSENT STATEMENT, WITH REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO YOU.

Pass-Through Treatment of Income Generally

Each Trust is treated for United States federal income tax purposes as a “partnership”. Generally, a partnership incurs no federal income tax liability at the entity level; instead, each partner of a partnership is required to take into account such partner’s allocable share of items of income, gain, loss and deduction of the partnership in computing such partner’s United States federal income tax liability, even if no cash distributions are made. Accordingly, each shareholder reports his, her, or its allocable share of the income, gains, deductions, and/or losses, if any, earned by each Trust, including in connection with the sale of its membership interests in RILG, and in the case of Trust I, the sale of its membership interests in Brea.

Sale of RILG and Brea

As contemplated by the Interest Purchase Agreement, each of the Trusts will sell all of its right, title and interest in and to RILG and Brea. Consistent with the principles set forth in IRS rulings, each Trust will treat the Sale as a sale of partnership interests and Buyer will treat the Sale as an acquisition of all of the assets of RILG and Brea.

Generally, upon the sale of partnership interests by a partner, the selling partner recognizes gain or loss from the sale or exchange of a capital asset. The amount of gain is equal to the excess, if any, of the amount realized from the disposition over the partner’s adjusted tax basis in its partnership interests. Conversely, the amount of loss is equal to the excess, if any, of the partner’s adjusted tax basis in his, her or its partnership interests over the amount realized from the disposition. The Managing Shareholder estimates that a portion of the gain on the sale of Brea will generate a taxable capital gain and that the sale of RILG will generate a taxable capital loss. For United States federal income tax purposes, individuals and partnerships are taxed at favorable long-term capital gains rates (currently for most types of capital assets, at a maximum rate of 15%) on gains from the disposition of capital assets that have been held by a taxpayer for more than 12 months. Since each Trust has held these interests for more than 12 months, the Managing Shareholder expects to report the gain as long-term capital gain. Generally, noncorporate taxpayers are limited in the extent to which they can report capital losses. Capital losses are only allowed to be used to offset an amount of capital gains realized by a noncorporate taxpayer plus up to $3,000 per year of the noncorporate taxpayer’s ordinary income ($1,500 if married and filing separate returns). Capital losses in excess of this amount may be carried forward indefinitely to offset against future capital gains and ordinary income (subject to annual limitations). Accordingly, shareholders may not fully benefit in the year of the Sale from capital losses allocated to them and, in such event, they would have to carry forward such unused losses for future offsets.

Notwithstanding the foregoing, any gains earned in connection with the sale of partnership interests are generally subject to ordinary income tax rates to the extent that the partnership owns substantially appreciated inventory and/or unrealized receivables as of the date of the sale. RILG and Brea do not expect to have any substantially appreciated inventory as of the date of the Sale. However, both RILG and Brea will have unrealized receivables. This is because, for these purposes, the Code defines unrealized receivables to include property that is subject to recapture as a result of the depreciation deductions allowed with respect to such property. Since both RILG and Brea have property subject to recapture, there will be unrealized receivables and, accordingly, any gains earned by the Trusts attributable to depreciation recapture that will be taxed at ordinary income tax rates.

Regardless of how the income is characterized (whether as capital gain or ordinary income), each shareholder will be obligated to report his, her or its allocable share of income on his, her or its income tax return. For those shareholders who, like the Trusts, are calendar year taxpayers, such income will be included in income for the calendar year in which the Sale closes.

Impact of Holdbacks from Distributions on Taxable Income

If the shareholders of each of the Trusts approve the Sale, and if the Sale is subsequently consummated, the Managing Shareholder intends to distribute each Trust’s portion of the proceeds to the shareholders of the applicable Trust, less amounts described under “The Transaction – Distribution of Proceeds of the Sale to Shareholders of the Trusts and RRP”. For purposes of this consent statement, these amounts are referred to as Holdbacks.

While Holdbacks will reduce the amount of net proceeds distributed to the shareholders following the Sale, Holdbacks, in certain circumstances, and also subject to certain elections, may not reduce the taxable income of each Trust for the year of the Sale and, accordingly, the taxable income of the Trusts and the shareholders may be greater than the amount of net proceeds actually received by them during such year. This is because some Holdbacks may not generate a taxable loss or deduction to such Trust during the year of the Sale. Instead, some Holdbacks are deposits to secure obligations and/or liabilities of each Trust under certain agreements to which the Trust is a party or to fund future expenses of each Trust. In the event that these Holdbacks are later distributed to the shareholders, however, the shareholders should receive such amounts tax-free and in the event that Holdbacks are used to satisfy obligations and liabilities of such Trust, the shareholders should be entitled to an ordinary deduction or capital loss (depending on what the Holdback was used to satisfy) at such later date.

Dissolution of the Trusts

Following the Sale, each of the Trusts, pursuant to Delaware law and its respective Amended Declaration of Trust, become subject to a Plan of Liquidation and Dissolution whereby each Trust will: (i) make partial liquidating distributions to its shareholders promptly after the closing of the Sale, and (ii) commence the full liquidation of the Trust by selling its remaining assets, if any, and make final liquidating distributions.

As a general rule, when a partner receives a liquidating distribution (whether as a partial liquidating distribution or the final liquidating distribution), he, she or it will recognize gain only to the extent the cash (including generally marketable securities) distributed exceeds the adjusted basis in his, her or its partnership interest. Loss may be recognized only upon a final liquidating distribution if no property other than cash is distributed and the cash distributed is less than the partner’s adjusted basis in his, her or its partnership interest.

As part of each Trust’s Plan of Liquidation and Dissolution and within a reasonable amount of time following the sale of each Trust’s remaining assets, if any, the Managing Shareholder may decide to transfer to a liquidating trust: (A) an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation matters, if any, and any other claims or liabilities involving the Trust and the costs and expenses of the maintenance, administration and subsequent winding up of the liquidating trust(s); and (B) all rights, obligations and liabilities relating to, or associated with, the Trust’s then-pending litigation matters, if any, and any other claims or liabilities or rights involving a particular Trust and any other matters that arise during the term of the liquidating trust. In such event, such transfers should cause the distributions of cash by each Trust to its shareholders following the sale of its remaining assets, if any, to be treated as final liquidating distributions. This is because, for U.S. federal income tax purposes, the transfers of the assets by a Trust to a liquidating trust would be treated as if the Trust actually made such distributions directly to the shareholders and, therefore, the Trust would have no remaining assets. Accordingly, when each shareholder calculates his, her or its gain (or loss) upon the receipt of the final liquidating distribution, such shareholder will be required to include his, her or its share of the assets transferred to the liquidating trust. It is intended that for U.S. federal income tax purposes, the liquidating trust will be treated as a “liquidating trust” under Treasury Regulation 301.7701-4(d) and the shareholders of a particular Trust will become beneficiaries of the liquidating trust for that Trust. Accordingly, it is intended that the shareholders will be treated as the owners of their respective share of the liquidating trust pursuant to Sections 671 through 679 of the Code and be taxed on their respective share of the liquidating trust’s taxable income and deductions.

Finally, any suspended passive activity losses that a shareholder may have with respect to his, her or its interests in a Trust may be used to offset any gain resulting from the liquidating distribution in the year of the final liquidating distribution, and, if the suspended losses exceed the gain resulting from such liquidating distribution, the excess may be used to offset other income from other sources.

Rhode Island Income Taxes and Withholding Obligations

In connection with the Sale of RILG, each Trust may be subject to withholding in Rhode Island for the Trusts’ shareholders who are not residents of Rhode Island. Such withholding, if any, would reduce the amount of the net proceeds available for distribution; however, the shareholders of the Trusts would be able to claim a credit for any and all taxes otherwise due in Rhode Island for their allocable share of the withheld taxes.

Under Rhode Island tax law, every pass-through entity (including partnerships, LLCs, and subchapter S corporations) that transacts business in the state of Rhode Island must withhold Rhode Island income tax on the proportionate quarterly share of the pass-through entity’s apportioned Rhode Island source income that is allocated to each nonresident member unless that nonresident member’s Rhode Island source income from the entity for the previous year was less than $1,000 or will be less than $1,000 for the current year. Other withholding exemptions may also apply depending on circumstances. The withholding obligation also applies upon the sale of an interest in a partnership doing business in Rhode Island by a nonresident individual or by an upper tier pass-through entity. Currently, the withholding rate in Rhode Island is 6% for nonresident non-corporate members.

California Income Taxes and Withholding Obligations

In connection with the Sale of Brea, Trust I may be subject to withholding in California for the Trusts’ shareholders who are not residents of California. Such withholding, if any, would reduce the amount of the net proceeds available for distribution; however, the shareholders of the Trusts would be able to claim a credit for any and all taxes otherwise due in California for their allocable share of the withheld taxes.

Under California tax law, every pass-through entity (including partnerships, LLCs, and subchapter S corporations) that transacts business in the state of California must withhold California income tax on the proportionate quarterly share of the pass-through entity’s apportioned California source income that is allocated to each nonresident member unless that nonresident member’s California source income from the entity for the previous year was less than $1,500 or will be less than $1,500 for the current year. Other withholding exemptions may also apply depending on circumstances. The withholding obligation also applies upon the sale of an interest in a partnership doing business in California by a nonresident individual or by an upper tier pass-through entity. Currently, the withholding rate in California is 7% for nonresident non-corporate members.

The foregoing discussion of certain material consequences relating to U.S. federal income taxes, and state, local or foreign taxes, in each case, solely to the extent discussed in this consent statement is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any particular shareholder. In reviewing this discussion, shareholders should note that their own tax consequences may vary depending on their particular tax situations.

APPRAISAL RIGHTS

Neither Delaware law nor the Amended Declaration of Trust for any Trust entitles the respective shareholders of any Trust to seek appraisal of the fair value of their shares in a Trust in connection with the Sale or the subsequent liquidation and dissolution of the Trust.

MANAGEMENT OF THE TRUSTS

General

The Managing Shareholder, RRP, is controlled by Robert E. Swanson, who is its manager and chairman and who, together with his family trusts, owns all of its membership interests. The Trusts do not have a board of directors nor an audit committee, compensation committee or nominating committee. Instead, the Managing Shareholder effectively performs the functions that a board of directors, audit committee, compensation committee or nominating committee would otherwise perform. Information regarding the executive officers of the Trusts is set forth below.

As Managing Shareholder of the Trusts, RRP has direct and exclusive control over the management and operations of the Trusts. The Managing Shareholder may resign as Managing Shareholder of any Trust for any reason, and may be removed as Managing Shareholder of any Trust as provided in the respective Amended Declaration of Trust of each Trust.

The Managing Shareholder – Ridgewood Renewable Power LLC

RRP, via a predecessor corporation, was founded in 1991 by Robert E. Swanson. The Managing Shareholder has direct and exclusive control over the management and operations of the Trusts. With respect to project investments, the Managing Shareholder located potential projects, conducted appropriate due diligence and negotiated and completed the transactions in which investments have been made by the Trusts.

In addition, the Managing Shareholder performs (or arranges for the performance of) the operation and maintenance of the projects invested in by the Trusts and the management and administrative services required for Trust operations. Among other services, the Managing Shareholder administers the accounts of each Trust and handles relations with each Trust’s shareholders, including tax and other financial information. The Managing Shareholder also provides each Trust with office space, equipment and facilities and other services necessary for its operation.

As compensation for its management services, the Managing Shareholder is entitled to annual management fees, paid monthly as detailed below:

•	for Trust I – 1.0% of net asset value as of January 1 of each year;

•	for Trust III – 2.5% of net asset value as of January 1 of each year;

•	for Trust IV – 3.0% of net asset value as of January 1 of each year; and

•	for B Fund – 2.5% of aggregate capital contributions by all B Fund shareholders.

Pursuant to the respective Amended Declaration of Trust for each Trust, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions, net of any amounts used to repay shareholder loans, are to be allocated 99% to the holders of investor shares of beneficial interest (including the Managing Shareholder and its affiliates, to the extent that it or they hold such shares) and 1% to the Managing Shareholder, as holder of the Management Share in each Trust. After “payout,” distributions are allocated, with respect to Trusts I, III and IV, 80% to the shareholders and 20% to the Managing Shareholder and, with respect to B Fund, 75% to the shareholders and 25% to the Managing

Shareholder. Trust I has previously reached payout and Trust IV and the B Fund are expected to reach payout as a result of the Sale. Trust III is not expected to reach payout.

The Managing Shareholder is also entitled to receive reimbursement from each Trust for operating expenses incurred by the Managing Shareholder on behalf of each Trust. The Managing Shareholder has arranged for administrative functions required to be performed for the Trusts to be performed by an affiliate, RPM, at an at-cost basis; such costs are reimbursed to RPM by the Trusts.

Affiliates of the Managing Shareholder act on behalf of a number of investment vehicles in the oil and gas and venture capital sectors in a capacity similar to that in which the Managing Shareholder acts on behalf of the Trusts.

Each of the Trusts granted the Managing Shareholder a single Management Share representing the Managing Shareholder’s management rights and rights to distributions of cash flow for such Trust.

Executive Officers of the Trusts

The officers of each Trust have the duties and powers typically incidental to similar officers of a Delaware business corporation in carrying out Trust business. Officers act under the supervision and control of the Managing Shareholder, which is entitled to remove any officer at any time. Unless otherwise specified by the Managing Shareholder, the President of each Trust has full power to act on its behalf. The Managing Shareholder expects that most actions taken in the name of a Trust will be taken by the officers of such entity in their capacities as officers of the relevant entity under the direction of the Managing Shareholder rather than as officers of the Managing Shareholder. Set forth below is certain information concerning executive officers of each Trust.

		Position with the Trusts and the
Name	Age	Managing Shareholder	Officer Since

Randall D. Holmes	63	President and Chief Executive Officer	2004
Robert E. Swanson	63	Chairman	1997
Jeffrey H. Strasberg	52	Executive Vice President and Chief Financial Officer	2007
Daniel V. Gulino	49	Senior Vice President, General Counsel and Secretary	2000

Randall D. Holmes has served as President and Chief Executive Officer of the Trusts, the Managing Shareholder and other trusts and limited liability companies managed by the Managing Shareholder since January 2006 and served as Chief Operating Officer of the Trusts, the Managing Shareholder and affiliated Ridgewood Power trusts and limited liability companies from January 2004 until January 2006. Prior to such time, Mr. Holmes served as the primary outside counsel to and has represented the Managing Shareholder and its affiliates since 1991. Immediately prior to being appointed Chief Operating Officer, Mr. Holmes was counsel to Downs Rachlin Martin PLLC (“DRM”). DRM is one of the primary outside counsel to the Trusts, the Managing Shareholder and its affiliates. Mr. Holmes is a graduate of Texas Tech University and the University of Michigan Law School. He is a member of the New York State Bar. Mr. Holmes is expected to become an officer of Buyer after the Sale has closed.

Robert E. Swanson has served as Chairman of the Trusts, the Managing Shareholder and affiliated trusts and limited liability companies since their inception. From their inception until January 2006, Mr. Swanson also served as their Chief Executive Officer. Mr. Swanson is the controlling member of the Managing Shareholder, as well as Ridgewood Energy Corporation (“Ridgewood Energy”), Ridgewood Capital Management LLC (“Ridgewood Capital”) and other affiliates of the Trusts. Mr. Swanson has been President and registered principal of Ridgewood Securities Corporation (“Ridgewood Securities”) since its formation in 1982, has served as the Chairman of the Board of Ridgewood Capital since its organization in 1998 and has served as Chief

Executive Officer of Ridgewood Energy since its inception in 1982. Mr. Swanson is a member of the New York State and New Jersey State Bars, the Association of the Bar of the City of New York and the New York State Bar Association. He is a graduate of Amherst College and Fordham University Law School.

Jeffrey H. Strasberg has served as Executive Vice President and Chief Financial Officer of the Trusts, the Managing Shareholder and affiliated trusts and limited liability companies since May 2007. Mr. Strasberg also serves as Senior Vice President and Chief Financial Officer of Ridgewood Capital and other affiliated limited liability companies and Ridgewood Securities and has done so since April 2005. Mr. Strasberg joined Ridgewood Capital in 1998 where his initial responsibilities were to serve as interim Chief Financial Officer of various portfolio companies in which Ridgewood Capital trusts had interests. Mr. Strasberg is a Certified Public Accountant and a graduate of the University of Florida.

Daniel V. Gulino has served as Senior Vice President and General Counsel of the Trusts, the Managing Shareholder and affiliated trusts and limited liability companies since 2000 and was appointed Secretary in February 2007. Mr. Gulino also serves as Senior Vice President and General Counsel of Ridgewood Energy, Ridgewood Capital, Ridgewood Securities and other affiliated trusts and has done so since 2000. Mr. Gulino is a member of the New Jersey State and Pennsylvania State Bars. He is a graduate of Fairleigh Dickinson University and Rutgers University School of Law.

Management Agreement

The Managing Shareholder has entered into a Management Agreement with each of the Trusts, each of which details how the Managing Shareholder is to render management, administrative and investment advisory services to the Trust. Specifically, the Managing Shareholder performs (or may arrange for the performance of) the management and administrative services required for the operation of the respective Trust. Among other services, the Managing Shareholder administers the accounts of each Trust and handles relations with the Trust’s shareholders, provides the Trust with office space, equipment and facilities and other services necessary for its operation, and conducts the Trust’s relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required.

The Managing Shareholder is also responsible for making investment and divestment decisions, subject to the provisions of the respective Trust’s Amended Declaration of Trust. The Managing Shareholder is obligated to pay the compensation of the personnel and administrative and service expenses necessary to perform the foregoing obligations. Each respective Trust pays all other expenses of the Trust, including, as applicable, transaction expenses, valuation costs, expenses of preparing and printing periodic reports for shareholders and the SEC, postage for Trust mailings, SEC fees, interest, taxes, legal, accounting and consulting fees, litigation expenses and other expenses properly payable by the Trust. Each Trust reimburses the Managing Shareholder for all such Trust’s expenses paid by the Managing Shareholder.

Each shareholder in each Trust consented to the terms and conditions of the Management Agreement by subscribing to acquire shares in that Trust. Each Management Agreement is subject to termination at any time on 60-days prior notice by a majority in interest of the shareholders of the applicable Trust or the Managing Shareholder. Each Management Agreement is subject to amendment by the parties upon the approval of a majority in interest of the Trust’s shareholders.

As compensation for the Managing Shareholder’s performance under each Management Agreement, each Trust is obligated to pay the Managing Shareholder an annual management fee. The annual management fee is paid to the Managing Shareholder, and the Managing Shareholder has an equity participation in each Trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information with respect to the beneficial ownership of investor shares of each Trust as of August 25, 2010, the record date, (no person owns more than 5% of such shares) by:

•	the Managing Shareholder;

•	each executive officer of each Trust (there are no directors); and

•	all of the executive officers of each Trust, as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Mr. Swanson is the only executive officer who holds a beneficial interest of investor shares of any of the Trusts.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of beneficial ownership is based on the total shares of each Trust outstanding as of the record date, as reflected below.

		Name of Beneficial Owner
		Ridgewood		Robert E.
		Renewable Power		Swanson,			Executive officers
		LLC (Managing		Chairman,			of Trust, as a
	Total Trust	Shareholder)		individually			group
Trust	Shares	# of Shares(1)%		# of Shares(1)%			# of Shares(1)%

Trust I	105.5000	1.0	*	2.0	(2)	*	3.0	*
Trust III	391.8444	1.0	*	–		–	1.0	*
Trust IV	476.8875	2.0331	*	–		–	2.0331	*
B Fund	80.9473	–	–	0.5	(3)	*	0.5	*

*	Represents less than one percent in all cases.

(1)	Does not include the Management Share in each Trust representing the beneficial interests and management rights of the Managing Shareholder in its capacity as Managing Shareholder of each Trust. The Management Share owned by the Managing Shareholder is the only issued and outstanding Management Share of each Trust. The management rights of the Managing Shareholder are described in further detail in “Management of the Trusts”.

(2)	Represents shares owned by Barbara J. Swanson, the spouse of Robert E. Swanson. Robert E. Swanson may be deemed the beneficial owner of such shares.

(3)	Represents shares owned by the Robert E. Swanson Irrevocable GST Trust. Robert E. Swanson may be deemed the beneficial owner of such shares.

HOUSEHOLDING OF CONSENT STATEMENT

Shareholders who share the same last name and address may receive only one copy of this consent statement and its attachments and any other consent statements (as applicable) unless we receive contrary instructions from any shareholder at that address. However, if you are a shareholder of record at such address and you wish to receive a separate copy of this consent statement and its attachments or future consent statements (as applicable), you may contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 14 Philips Parkway, Montvale, New Jersey 07645-1811, or by calling him at telephone number (201) 447-9000. We will deliver separate copies of this consent statement and its attachments promptly upon written or oral request. If you have received multiple copies of this consent statement you may request that you receive only one copy of any other consent statements in the future by contacting us in the same manner described in this paragraph.

WHERE YOU CAN FIND MORE INFORMATION

Trust III and Trust IV file annual, quarterly and current reports, consent statements and other information with the SEC. You may read and copy any reports, consent statements or other information filed by Trust III or Trust IV with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Trust III and Trust IV’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

QUESTIONS

If you have any questions about this consent statement or the Sale or need assistance with the consent procedures, you should contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 14 Philips Parkway, Montvale, New Jersey 07645-1811, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

By Order of the Managing Shareholder

Robert E. Swanson, Chairman

Montvale, New Jersey
August 25, 2010

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT CARD AND RETURN IT BY FAXING IT TO (201) 447-0474 OR BY MAILING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE CONSENT CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO REVOKE YOUR CONSENT PRIOR TO THE EXPIRATION OF THE SOLICITATION PERIOD.

Shareholders should not rely on information other than that contained in this consent statement. We have not authorized anyone to provide information that is different from that contained in this consent statement. This consent statement is dated August 25, 2010.

Annex A

EXECUTION VERSION

INTEREST PURCHASE AGREEMENT
by and among
RIDGEWOOD ELECTRIC POWER TRUST I,
RIDGEWOOD OLINDA, LLC,
RIDGEWOOD ELECTRIC POWER TRUST III,
RIDGEWOOD ELECTRIC POWER TRUST IV,
RIDGEWOOD POWER B FUND/PROVIDENCE EXPANSION,
RIDGEWOOD RENEWABLE POWER, LLC, solely in its capacity as Sellers’ Representative,
BREA PARENT 2007, LLC, solely with respect to Section 8.8,
RHODE ISLAND LFG GENCO, LLC, solely with respect to Section 8.8,
RIDGEWOOD RENEWABLE POWER, LLC, solely with respect to Section 8.8,
RIDGEWOOD POWER MANAGEMENT LLC, solely with respect to Section 8.8,
and
MIP II BIOPOWER LLC
as of July 26, 2010

A-i

A-ii

A-iii

ANNEXES
Annex 1	Sellers’ Membership Interests in RILG
Annex 2	Specific line items to be included in the Current Assets of the Olinda Companies and the Providence Companies
Annex 3	Specific line items to be included in the Current Liabilities of the Olinda Companies and the Providence Companies
Annex 4	A description of the Olinda Expansion
Annex 5	A description of the Olinda Project
Annex 6	A description of the Providence Expansion
Annex 7	A description of the Providence Project
Annex 8	Olinda Companies and Providence Companies Interim Period Capital and Maintenance Expenditures Budget
Annex 9	Olinda Expansion Interim Period Budget
Annex 10	Providence Expansion Interim Period Budget
Annex 11	Notices

EXHIBITS
Exhibit A	Employee Transfer Agreement
Exhibit B	Employment Agreement with Randall D. Holmes
Exhibit C	Employment Agreement with Douglas R. Wilson
Exhibit D	Employment Agreement with Stephen D. Galowitz
Exhibit E	Transfer and Assignment Agreement
Exhibit F	Transition Services Agreement
Exhibit G	RIRRC Contract

DISCLOSURE SCHEDULES
Schedule 1.1	Agreed Accounting Principles
Schedule 3.3	Non-contravention — Sellers
Schedule 3.5(a)	Other Business of Olinda Companies
Schedule 3.5(b)	Other Business of Providence Companies
Schedule 4.1	Organization of the Olinda Companies
Schedule 4.3(a)	Olinda Real Property
Schedule 4.3(b)	Olinda Personal Property
Schedule 4.3(c)	Assets Used in Olinda Operating Business
Schedule 4.3(d)	Condition of Olinda Real and Personal Property
Schedule 4.4(a)	Noncontravention — Olinda Companies
Schedule 4.4(b)	Notices — Olinda Companies
Schedule 4.5(a)	Olinda Legal Compliance
Schedule 4.5(b)	Olinda Operating Business Permits
Schedule 4.5(c)	Olinda Expansion Permits
Schedule 4.5(d)	Olinda Violations of Laws or Permits
Schedule 4.6(a)	Olinda Project Contracts
Schedule 4.6(b)	Olinda Project Contracts
Schedule 4.7	Olinda Insurance
Schedule 4.8	Olinda Litigation
Schedule 4.9	Olinda Employees and Employee Benefits
Schedule 4.10	Olinda Environmental Matters

A-iv

Schedule 4.11	Olinda Condemnation
Schedule 4.12	Olinda Balance Sheet
Schedule 4.13	Olinda Liabilities
Schedule 4.14	Olinda Taxes
Schedule 4.15	Olinda Intellectual Property
Schedule 4.18	Olinda Absence of Certain Developments
Schedule 4.19	Olinda Bank Accounts
Schedule 5.1	Organization of the Providence Companies
Schedule 5.3(a)	Providence Real Property
Schedule 5.3(b)	Providence Personal Property
Schedule 5.3(c)	Assets Used in Providence Operating Business
Schedule 5.3(d)	Condition of Providence Real and Personal Property
Schedule 5.4(a)	Noncontravention — Providence Companies
Schedule 5.4(b)	Notices — Providence Companies
Schedule 5.5(a)	Providence Legal Compliance
Schedule 5.5(b)	Providence Operating Business Permits
Schedule 5.5(c)	Providence Expansion Permits
Schedule 5.5(d)	Providence Violations of Laws or Permits
Schedule 5.6(a)	Providence Project Contracts
Schedule 5.6(b)	Providence Project Contracts
Schedule 5.7	Providence Insurance
Schedule 5.8	Providence Litigation
Schedule 5.9	Providence Employees and Employee Benefits
Schedule 5.10	Providence Environmental Matters
Schedule 5.11	Providence Condemnation
Schedule 5.12	Providence Balance Sheet
Schedule 5.13	Providence Liabilities
Schedule 5.14	Providence Taxes
Schedule 5.15	Providence Intellectual Property
Schedule 5.18	Providence Absence of Certain Developments
Schedule 5.19	Providence Bank Accounts
Schedule 7.7(a)	Commitment Letters
Schedule 7.7(b)	Debt Term Sheet
Schedule 8.3(b)	Operation of Business
Schedule 10.1(c)	FERC Consents
Schedule 10.1(i)	Certain Other Conditions of Obligations of Buyer
Schedule 10.1(i)(f)	Draft EPC Contracts
Schedule 10.1(i)(g)	Maintenance Agreements
Schedule 10.2(d)	Sellers’ Consents
Schedule 12.2(a)	Trust I matters relating to Employee Transfer Agreement
Schedule 12.2(b)	Providence Sellers matters relating to Employee Transfer Agreement

A-v

INTEREST PURCHASE AGREEMENT

This INTEREST PURCHASE AGREEMENT (the “Agreement”) is entered into as of July 26, 2010, by and among Ridgewood Electric Power Trust I, a Delaware statutory trust (“Trust I”), Ridgewood Olinda, LLC a Delaware limited liability company (“Ridgewood Olinda”), Ridgewood Electric Power Trust III, a Delaware statutory trust (“Trust III”), Ridgewood Electric Power Trust IV, a Delaware statutory trust (“Trust IV”), Ridgewood Power B Fund/Providence Expansion, a Delaware statutory trust (“B Fund”) Ridgewood Renewable Power, LLC, a New Jersey limited liability company (“RRP”), solely in its capacity as Sellers’ Representative, Brea Parent 2007, LLC, a Delaware limited liability company (“Brea Parent”), solely with respect to Section 8.8, Rhode Island LFG Genco, LLC, a Delaware limited liability company (“RILG”), solely with respect to Section 8.8, RRP, solely with respect to Section 8.8, Ridgewood Power Management LLC, a Delaware limited liability company (“RPMC”), solely with respect to Section 8.8, and MIP II Biopower LLC, a Delaware limited liability company (the “Buyer”). Trust I, Ridgewood Olinda, Trust III, Trust IV, and B Fund, are referred to collectively herein as the “Sellers,” and each, individually, as a “Seller.” The Buyer and the Sellers are each referred to collectively herein as the “Parties,” and each, individually, as a “Party.”

RECITALS

WHEREAS, Trust I owns all of the outstanding membership interests of Brea Parent, which, directly and indirectly through its subsidiaries, is engaged in the business of owning and operating the Olinda Project and is currently developing the Olinda Expansion;

WHEREAS, Ridgewood Olinda, Trust III, Trust IV and B Fund (collectively, the “Providence Sellers”) together own all of the outstanding membership interests of RILG, which, directly and indirectly through its subsidiaries, is engaged in the business of owning and operating the Providence Project and is currently developing the Providence Expansion;

WHEREAS, each of the Providence Sellers owns the percentage of outstanding membership interests of RILG set forth opposite such Providence Seller’s name on Annex 1 hereto;

WHEREAS, subject to the terms and conditions of this Agreement, (i) the Buyer desires to purchase from Trust I, and Trust I desires to sell to the Buyer, all of the Brea Parent Interests, and (ii) the Buyer desires to purchase from the Providence Sellers, and the Providence Sellers desire to sell to the Buyer, all of the RILG Interests; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Sellers to enter into this Agreement, Macquarie Infrastructure Partners II U.S. L.P. and Macquarie Infrastructure Partners II International L.P. (the “Sponsors”) have entered into an Equity Commitment Letter (the “Equity Commitment Letter”) pursuant to which the Sponsors have, among other matters, and subject to the terms thereof, committed to provide equity financing to Buyer in connection with the transactions contemplated by this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants, representations, warranties, and mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1  Definitions.

1.1  Certain Terms.  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:

“Accountants” is defined in Section 2.6(c).

“Acquired Operating Employees” is defined in the Employee Transfer Agreement.

“Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one of its intermediaries, controls or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be presumed if any Person owns 10% or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person. For purposes of this Agreement, Sellers shall not be deemed to be Affiliates of Buyer or any of the Companies after the Closing.

“Agreed Accounting Principles” means, for any Company Group, GAAP (on a basis consistent with the methodologies, practices, and principles used in the preparation of the 2009 audited financial statements for such Company Group as of the date and for the periods set forth therein for such Company Group) with such deviations from GAAP and such other matters as are set forth on Section 1.1 of the Disclosure Schedules under the heading “Agreed Accounting Principles”.

“Agreement” is defined in the introductory paragraph.

“Allocation Schedule” is defined in Section 11.1(h).

“Alternative Transaction” is defined in Section 8.8(c).

“American Recovery and Reinvestment Act” means the American Recovery and Reinvestment Act of 2009 (Pub. L. 111-5), as amended.

“Annexes” means the annexes to this Agreement.

“ARRA Grants” means grants made under the American Recovery and Reinvestment Act pursuant to Solicitation DE-FOA-0000044 (i) to BPII in the amount of Nine Million Nine Hundred Seventy Three Thousand Seventy Four Dollars ($9,973,074) for development of the Olinda Expansion, and (ii) to RILG in the amount of Fourteen Million Nine Hundred Seventy Three Thousand Seventy Three Dollars ($14,973,073) for development of the Providence Expansion.

“Assets” means, with respect to any Company, all of the properties and assets (real or personal, tangible or intangible) that are used or held for use by it, or reflected in the Olinda Balance Sheet or the Providence Balance Sheet, as applicable, or purchased or acquired by such Company since the Balance Sheet Date, but excluding properties and assets disposed of in the ordinary course of business since such date.

“B Fund” is defined in the introductory paragraph.

“Balance Sheet” means any of the Olinda Balance Sheet or the Providence Balance Sheet, and “Balance Sheets” means, collectively, the Olinda Balance Sheet and the Providence Balance Sheet.

“Balance Sheet Date” means April 30, 2010.

“Basis Point” means 1/100th of 1%.

“Brea Parent” is defined in the introductory paragraph.

“Brea Parent Interests” means the outstanding Equity Interests of Brea Parent.

“BPII” means Brea Power II, LLC, a Delaware limited liability company.

“BPP” means Brea Power Partners, L.P., a Delaware limited partnership.

“Business Day” means any day other than a Saturday, Sunday or day on which banks are legally closed for business in New York, New York.

“Buyer” is defined in the introductory paragraph.

“Buyer Expenses” is defined in Section 13.2(c).

“Buyer Olinda Closing Statement” is defined in Section 2.6(a).

“Buyer Providence Closing Statement” is defined in Section 2.6(a).

“Buyer Parties” means Buyer and its respective Affiliates (including, after the Closing, the Companies, but excluding Sellers and their Affiliates) and their respective stockholders, officers, directors, employees, agents, partners, members, representatives, successors and assigns.

“CAISO” means the California Independent System Operator Corporation, or any successor entity.

“CERCLIS” is defined in Section 4.10(e).

“Closing” is defined in Section 2.2.

“Closing Date” is defined in Section 2.2.

“Closing Date Specified Assets” means, with respect to a Company Group, the assets applicable to such Company Group and described as such under items 1, 2, 3, 4, and 5 of Part II of the Agreed Accounting Principles.

“Closing Date Specified Liabilities” means, with respect to a Company Group, the liabilities applicable to such Company Group and described as such under items 2, 3, 5 and 6 of Part II of the Agreed Accounting Principles.

“Closing Date Swap Rate” means the Swap Rate determined as of the Closing Date, which shall be the Swap Rate for the actual swaps executed by Buyer (if any) on such date utilizing (i) the Periods set forth in Section 2.9 of the Disclosure Schedules (where “T” shall be the Closing Date) and (ii) the Notional Amounts set forth in Section 2.9 of the Disclosure Schedules. If no swap is executed by Buyer on such date or if the swaps executed by Buyer utilizes Periods or Notional Amounts that differ from the Periods or Notional Amounts set forth in Section 2.9 of the Disclosure Schedules, then such Swap Rate shall be requested from the five (5) Swap Dealers based on the Periods and Notional Amounts set forth in Section 2.9 of the Disclosure Schedules and will be the average of the Swap Rates provided by three of such Swap Dealers (after excluding the highest and lowest rates submitted by the five (5) Swap Dealers).

“CMEEC PPA” means that certain Power Purchase Agreement between RILG and Connecticut Municipal Electric Energy Cooperative, effective July 19, 2010.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means any of the Olinda Companies or the Providence Companies, and “Companies” means, collectively, the Olinda Companies and the Providence Companies.

“Company Group” means the Olinda Companies or the Providence Companies, as the case may be.

“Confidentiality Agreement” means the Confidentiality Agreement between the Buyer and Ewing Bemiss & Co., on behalf of RRP, as managing shareholder of the Trusts, dated December 22, 2009.

“Consent Solicitation” and “Consent Solicitations” are defined in Section 8.2(b).

“Consent Statement” and “Consent Statements” are defined in Section 8.2(b).

“Current Assets” means, with respect to any Company Group, as of the date of determination, the sum of the current assets of such Company Group as set forth on the applicable Balance Sheet, which current assets in the case of the Olinda Companies shall be the line items set forth on Annex 2, and in the case of the Providence Companies shall be the line items set forth on Annex 2, in each case as such terms are used and calculated in accordance with the Agreed Accounting Principles (and in each case including the Closing Date Specified Assets for the applicable Company Group).

“Current Liabilities” means, with respect to any Company Group, as of the date of determination, the sum of the current liabilities of such Person as set forth on the applicable Balance Sheet, which current liabilities in the case of the Olinda Companies shall be the line items set forth on Annex 3, and in the case of the Providence Companies shall be the line items set forth on Annex 3, in each case as such terms are used and calculated in accordance with the Agreed Accounting Principles (and in each case including the Closing Date Specified Liabilities for the applicable Company Group).

“DCO” means, with respect to the Olinda EPC Contract, DCO California, Inc., a New Jersey corporation (d/b/a DCal Inc.), and with respect to the Providence EPC Contract, DCO Energy, LLC, a New Jersey limited liability company.

“Debt Term Sheet” is defined in Section 7.7(b).

“Disclosure Schedules” means the disclosure schedules to this Agreement.

“Electronic Data Room” means the electronic data room established by the Sellers in connection with the transactions contemplated hereby.

“Emergency Situation” means, with respect to any of the Projects, any unplanned occurrence or condition that the Sellers conclude in good faith (after consultation with Buyer, if time permits) requires immediate action to prevent an immediate threat to health, safety, or material threat to the operational integrity of such Project, including, but not limited to, occurrences and conditions that are materially adverse to such Project’s status with respect to its Permits and the Environment.

“Employee Transfer Agreement” means the Employee Transfer Agreement of even date herewith in the form of Exhibit A, by and between RPMC, RRP, Ridgewood Energy Corporation, a Delaware corporation, and the Buyer.

“Employment Agreements” means the following, collectively:

(a) an agreement in the form of Exhibit B, by and between Randall D. Holmes and MIP II Greenpower LLC, a Delaware limited liability company;

(b) an agreement in the form of Exhibit C, by and between Douglas R. Wilson and MIP II Greenpower LLC, a Delaware limited liability company; and

(c) an agreement in the form of Exhibit D, by and between Stephen D. Galowitz and MIP II Greenpower LLC, a Delaware limited liability company.

“Environment” means soil, land surface or subsurface strata, real property, surface waters, groundwater, wetlands, sediments, drinking water supply, ambient air and any plant or animal life.

“Environmental Claim” means a claim by any Person alleging a violation of Environmental Laws or an Environmental Liability, alleging loss of life, injury to persons, property or business or damage to natural resources.

“Environmental Laws” means all applicable Laws and any binding administrative or judicial interpretations thereof concerning: (i) the protection of the Environment; (ii) the conservation, management, development, control and/or use of land, natural resources and wildlife; or (iii) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Substances; and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended, 33 U.S.C. § 1251 et seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. § 7401 et seq., and all analogous state statutes and regulations.

“Environmental Liabilities” means any Liability arising under Environmental Laws resulting from or in connection with: (i) any violation or alleged violation of, or non-compliance or alleged non-compliance with, Environmental Law with respect to the ownership, operation or use of the Projects; (ii) any claim by any Person caused or allegedly caused by the presence, exposure to, or Release of Hazardous Substances at, on, in, under, adjacent to or migrating from the Projects; (iii) the investigation and/or Remediation of Hazardous Substances that are present or have been Released at, on, in, under, adjacent to or migrating from the Projects; (iv) any claim by any Person arising from the off-site disposal, treatment, storage, transportation, discharge or Release of Hazardous Substances in connection with the ownership, operation or use of the Projects; and (v) the investigation and/or Remediation of Hazardous Substances that are generated, disposed, treated, stored, transported, discharged or Released in connection with the ownership, operation or use of the Projects, at any Offsite Disposal Facilities.

“EPC Contracts” means the Olinda EPC Contract and the Providence EPC Contract.

“Equity Commitment Letter” is defined in the Recitals.

“Equity Financing” is defined in Section 7.7.

“Equity Financing Commitment” is defined in Section 7.7.

“Equity Interests” means, any and all, (i) shares, interests, participations or other equivalents (however designated) of capital stock of a corporation and any and all ownership interests in a Person (other than a corporation), including membership interests, partnership interests, joint venture interests and beneficial interests, or other equity securities, (ii) any and all warrants, Options or rights to purchase any of the foregoing set forth in clause (i) or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any of the foregoing set forth in clause (i), (iii) securities convertible into or exercisable or exchangeable for any securities set forth in clauses (i) or (ii), and (iv) equity equivalents, interests in the ownership or earnings of, or equity appreciation, phantom stock or other similar rights.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Closing Balance Sheet” means, with respect to a Company Group, an estimated consolidated balance sheet of such Company Group as of the Closing Date, prepared in accordance with the Agreed Accounting Principles, and identifying the Current Assets (including, the Closing Date Specified Assets) and the Current Liabilities (including, the Closing Date Specified Liabilities) of such Company Group.

“Estimated Olinda Closing Statement” is defined in Section 2.5(a).

“Estimated Olinda Purchase Price” is defined in Section 2.5(a).

“Estimated Providence Closing Statement” is defined in Section 2.5(a).

“Estimated Providence Purchase Price” is defined in Section 2.5(a).

“Exhibits” means the exhibits to this Agreement.

“Expansion” or “Expansions” means, individually or together, the Olinda Expansion and the Providence Expansion.

“Evolution Markets Fees” means fees payable to Evolution Markets on and after Closing in respect of the PPA arrangements. The portion of such fees due at Closing is reflected in item 5 (Other Matters Arising Prior to Closing) on Part II of Agreed Accounting Principles.

“Federal Power Act” or “FPA” means the Federal Power Act, as amended.

“FERC” means the Federal Energy Regulatory Commission, or its regulatory successor, as applicable.

“Final Purchase Price” is defined in Section 2.6(d).

“Financing” is defined in Section 7.7.

“Financing Commitment” is defined in Section 7.7.

“Financing Delay Determination” is defined in Section 8.11(c).

“Financing Entities” is defined in Section 8.11(a).

“GAAP” means United States generally accepted accounting principles.

“Good Engineering Practices” means any of the practices, methods and acts engaged in or approved by a significant portion of the landfill gas electric generating industry during the relevant time period, or any of the practices, methods or acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, would have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Engineering Practices are not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the applicable region, recommended by a manufacturer or as required by any Governmental Authority or standards setting agency including but not limited to FERC, a System Operator, the North American Electric Reliability Corporation, and the Electric Reliability Organization.

“Governing Documents” means, with respect to any Person, the articles or certificate of incorporation, association, formation or limited partnership, any bylaws, limited liability company agreement, declaration of trust, or other similar organizational document of such Person, including any amendments or restatements thereto or thereof that are effective on the date of determination.

“Governmental Authority” means any federal, state, local, or foreign governmental, regulatory, judicial, or administrative authority, agency or commission (including FERC, the Federal Trade Commission and the United States Department of Justice).

“Hazardous Substance” means: (i) any petrochemical or petroleum products, oil, waste oil, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls; (ii) any products, mixtures, compounds, materials or wastes, air emissions, toxic substances, wastewater discharges and any chemical, material or substance listed or regulated under applicable Environmental Laws; and (iii) any materials or substances defined in Environmental Laws as “hazardous,” “toxic,” “pollutant,” or “contaminant,” or words of similar import thereunder.

“Indebtedness” means, with respect to any Person, without duplication (and excluding the ARRA Grants, the Closing Date Specified Liabilities, and, with respect to a Company Group, any amounts reflected as a Current Liability on the Olinda Balance Sheet or the Providence Balance Sheet, as the case may be and taken into account in determining Working Capital for the applicable Company Group), all obligations of such Person: (i) for borrowed money or in respect of loans or advances, including all notes, advances, and other inter-company obligations (with respect to any of the Companies to Sellers or any of their Affiliates (other than the Companies)), (ii) evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) in respect of letters of credit and bankers’ acceptances issued for the account of such Person, (iv) arising from cash/book overdrafts, (v) arising from deferred compensation arrangements and all obligations under severance plans, bonus plans or similar arrangements payable as a result of (even if paid subsequent to) the consummation of the transactions contemplated hereby (including all associated withholding taxes and/or employer matching obligations), (vi) secured by a Lien, (vii) to pay the deferred purchase or acquisition price of assets of such Person or services, including deferred rent obligations (other than trade accounts payable (to the extent included in Working Capital) arising, accrued expenses incurred, for new materials, inventory, services and supplies incurred, in each case in the ordinary course of business which are not more than forty five (45) days past due based on the due date specified in the invoice thereof, or if no due date is specified in the invoice or if no invoice exists, then based on past custom and practice), (viii) under capital lease obligations, (ix) all accrued interest, prepayment premiums or penalties related to any of the foregoing, and (x) to guarantee the obligations described in clauses (i) through (ix) of any other Person (including, trade accounts payable).

“Indemnitee” is defined in Section 12.4(a).

“Indemnitor” is defined in Section 12.4(a).

“Indemnity Holdback” is defined in Section 2.4.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) patents, patent applications, patent disclosures and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions; (b) trademarks, service marks, trade dress, trade names, logos (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing, any and all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing; (c) copyrightable works (including computer software source code, executable code, databases and related documentation and maskworks), copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions; (d) confidential and proprietary information, including trade secrets, unpatented inventions, data and know-how; and (e) all other recognized forms of intellectual property rights in any jurisdiction in the world. “Intellectual Property” shall not include any matters dedicated to the public and free for use by any person or entity.

“Interconnection Agreements” means the Olinda Expansion Interconnection Agreement and the Providence Expansion Interconnection Agreement.

“Interest Rate” means 3% per annum.

“Interests” means the Brea Parent Interests and the RILG Interests.

“Interim Period” means that period of time commencing on the date hereof and ending at the time of the Closing.

“Investment Tax Credit” means the energy tax credit available under Section 48(a) of the Code.

“ISO-NE” means ISO New England Inc., or any successor entity.

“Knowledge” means: (i) with respect to any of the Sellers or the Companies, the actual knowledge of each of Randall D. Holmes, Douglas R. Wilson, Stephen D. Galowitz, Kevin Hubanks, Jeff Strasberg or Frank DiPalma as the case may be, after making reasonable inquiry with respect to the particular matter in question (including inquiry of Tom West, an independent consultant for the Companies pursuant to that certain letter agreement, dated March 6, 2007, entered into by and between RPMC and West Engineering); and (ii) with respect to the Buyer, the actual knowledge of Paul Mitchener or James Cook, as the case may be, after making reasonable inquiry with respect to the particular matter in question.

“Law” means any federal, state, local or foreign law (including any common law), statute, ordinance, code, rule, requirement, regulation, order, judgment, or decree.

“Liability” or “Liabilities” means any liability or obligation (known or unknown, absolute, accrued, or contingent), including any liability for Taxes.

“Lien” means any lien, security interest, adverse claim, charge, or encumbrance of any kind.

“Losses” is defined in Section 12.2(d).

“Maintenance Agreements” means those contracts to which any Company is a party, or by which any Company is bound, relating to the service or maintenance of a Project.

“Market Rules and Procedures” means all criteria, rules, tariff provisions, standards, procedures, manuals, business practices or other documentation, obligations or understandings that are imposed by a power pool, System Operator, regional transmission organization or other similar entity applicable to the Projects and obligations associated therewith.

“Material Adverse Effect” means any fact, event, change, development, circumstance, or effect, individually or in the aggregate with other facts, events, changes, developments, circumstances, or effects, that (i) has had or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), properties, assets, liabilities, results of operations or prospects of (x) the Olinda Companies taken as a whole, or the Olinda Expansion, (y) the Providence Companies taken as a whole, or the Providence Expansion, or (z) the Companies, taken as a whole, or the Expansions taken as a whole; or (ii) materially impairs or delays (or would reasonably be expected to materially impair or delay) the ability of the Companies or the Sellers to consummate the transactions contemplated by this Agreement or any other Transaction Agreement or otherwise perform their respective obligations hereunder or thereunder; provided, that, for purpose of clause (i), any such fact, event, change, development, circumstance or effect resulting from or arising out of changes in (A) general economic conditions, (B) the landfill gas electric generation industry, or (C) general regulatory or political conditions affecting the landfill gas electric generation industry (other than in the cases of clauses (A), (B) and (C) any change in law that (x) adversely affects the availability of the Treasury Grant or ARRA Grants or (y) that renders either the Olinda Expansion PPA, the Providence Expansion PPA or the CMEEC PPA, terminable, which shall in the case of both clause (x) and (y) constitute a Material Adverse Effect), shall not constitute a Material Adverse Effect unless such fact, event, change, development, circumstance or effect has, or could reasonably be expected to have, a disproportionate affect on, as applicable, (1) the Olinda Companies taken as a whole, or the Olinda Expansion, as compared to other Persons operating in the landfill gas electric generation industry, (2) the Providence Companies taken as a whole, or the Providence Expansion, as compared to other Persons operating in the landfill gas electric generation industry, or (3) the Companies taken as a whole, or the Expansions taken as a whole, as compared to other Persons operating in the landfill gas electric generation industry.

“Material Project Document” means (i) the Olinda Expansion PPA, (ii) the Providence Expansion PPA, (iii) the CMEEC PPA, (iv) when executed, the Maintenance Agreements, (v) the EPC Contracts, (vi) the Third Amended & Restated Landfill Gas Rights & Production Facilities Agreement, dated as of April 22, 2008, by and among the County of Orange, BPP and Brea Power, (vii) the Amended and Restated Site Lease and Landfill Gas Delivery Agreement, dated as of November 17, 2008, between RIRRC and RILG, (viii) the Amended and Restated Landfill Gas Services Agreement, dated as of November 17, 2008, RGS, RIRRC and RILG, in each case as amended from time to time, and (ix) when executed, the Water and Sewer Agreements.

“Notice of Disagreement” is defined in Section 2.6(b).

“Offsite Disposal Facility” means, with respect to any Company, a location, other than a Project or a Site that receives or received Hazardous Substances for treatment, storage, and/or disposal by such Company.

“Olinda Balance Sheet” is defined in Section 4.12.

“Olinda Closing Date Specified Assets Payment” is defined in Section 2.1(b)(iii).

“Olinda Companies” means, collectively, Brea Parent and its subsidiaries.

“Olinda Company Interests” is defined in Section 4.2(a).

“Olinda Deductible” is defined in Section 12.2(c).

“Olinda EPC Contract” means the contract with DCO for the engineering, procurement, construction, commissioning, and site preparation/decommissioning of the Olinda Expansion.

“Olinda ERISA Affiliate” is defined in Section 4.9(c).

“Olinda Expansion” means the expansion of the Olinda Project, as described in Annex 4 hereto. For the avoidance of doubt, the term “Olinda Expansion” does not include the Olinda Project.

“Olinda Expansion Interconnection Agreement” means an agreement substantially in the form of SCE’s standard form interconnection agreement complying with the requirements of FERC governing the interconnection of the Olinda Expansion to the transmission system operated by the California ISO through SCE’s distribution system, or as otherwise approved by the Buyer in its reasonable discretion.

“Olinda Expansion PPA” means that certain Consolidated, Amended and Restated Purchase Agreement entered into by and among BPP, BPII and the City of Anaheim, California dated as of December 5, 2009, for the sale of energy and related products generated by the Olinda Project and Olinda Expansion.

“Olinda Expansion Water and Sewer Agreements” means agreements with the City of Brea for the interconnection with the City of Brea’s water and sewer systems and for the provision of water and sewer services, in each case, in connection with the Olinda Expansion.

“Olinda Indemnity Holdback” is defined in Section 2.4(a).

“Olinda Operating Business” means the business of operating the Olinda Project as configured on the date hereof, including the generation and sale of electricity, capacity, ancillary services, environmental attributes and other similar products within CAISO and engaging in contract negotiations and/or planning activities, in each case, as undertaken on the date hereof and relating to the Olinda Project. The term “Olinda Operating Business” does not mean or include the business activities involved in developing the Olinda Expansion.

“Olinda Operating Employee Plans” is defined in Section 4.9.

“Olinda Project” means the landfill-gas-fired electricity generating facility described in Annex 5 and located at the Olinda Alpha Landfill in Orange County, California. For the avoidance of doubt, the term “Olinda Project” does not include the Olinda Expansion.

“Olinda Project Contracts” is defined in Section 4.6.

“Olinda Purchase Price” is defined in Section 2.1(b)(i).

“Olinda Recommendation” is defined in Section 8.2(b).

“Olinda Specified Representations and Warranties” is defined in Section 12.2(c).

“Olinda Swap Rate Adjustment” means the product of (a) Thirty Three Thousand Dollars ($33,000) multiplied by (b) the Swap Rate Change.

“Olinda Working Capital Surplus” is defined in Section 2.1(b)(iii).

“Operating Employees” means, with respect to either the Olinda Project or the Providence Project, the employees of RPMC who are involved in the day-to-day physical or “hands-on” operation and maintenance of such Project and the supervisors of such employees who are employed by RPMC and on-site at such Project. The Operating Employees of the Olinda Project are set forth on Section 4.9(a) of the Disclosure Schedules, and the Operating Employees of the Providence Project are set forth on Section 5.9(a) of the Disclosure Schedules.

“Option” means, with respect to any Person, any security, right, subscription, warrant, option, phantom equity rights or other contract that gives the right to (i) purchase or otherwise receive or be issued any equity interest of such Person or any security of any kind convertible into or exchangeable or exercisable for any equity interest of such Person, or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of the equity interests of such Person, including any rights to participate in the equity or income of such Person, the right to receive distributions or the right to participate in or direct the election of any directors or officers of such Person or the manner in which any equity interests of such Person are voted.

“Parent Company” means any of Brea Parent or RILG, and “Parent Companies” means, collectively, Brea Parent and RILG.

“Party” and “Parties” are defined in the introductory paragraph.

“Permits” means, with respect to any Project or Expansion (as applicable), all certificates, licenses, permits, registrations, consents, waivers, concessions, exemptions, orders, approvals, notices or other authorizations of any Governmental Authority pertaining to such Project or Expansion (as applicable) or to the ownership, operation or use thereof.

“Permitted Encumbrance” means any of the following: (i) Liens for Taxes or other charges or assessments by any Governmental Authority which are not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate reserves, if any are required, have been established on the applicable financial statements of such Person in accordance with GAAP consistently applied); (ii) Liens in the nature of zoning restrictions, building and land use laws, ordinances, orders, decrees, restrictions, or any other conditions imposed by any Governmental Authority; (iii) Liens in favor of carriers, warehousemen, mechanics, and materialmen and other like liens; (iv) Liens or title imperfections with respect to any Project created by or resulting from any act or omission of the Buyer; (v) all exceptions (A) included in the title commitments set forth in Section 4.3(a) of the Disclosure Schedules in the case of the Olinda Companies, (B) included in the title commitments set forth in Section 5.3(a) of the Disclosure Schedules in the case of the Providence Companies, or (C) discoverable based on a review of the land records of the respective towns in which each Project is located on or prior to the Balance Sheet Date none of which materially detract from the operation or use of such property in the business of the Olinda Companies or the Providence Companies, as the case may be, as conducted on the date hereof or as contemplated by the Expansions; (vi) Liens arising from a purchase money security interest of a third party; (vii) matters set forth on a Disclosure Schedule, including but not limited to Section 4.3(a) and Section 5.3(a) of the Disclosure Schedules; and (viii) Liens arising temporarily in connection with work, or the cost of work, undertaken in connection with an Emergency Situation; and (ix) any other Liens which do not materially interfere with the current use of properties affected thereby or the Expansions.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Plan” means any bonus, deferred compensation, incentive compensation, employment, change in control, retention, stock purchase, restricted stock, stock option, severance, hospitalization or other medical, life or other insurance, employee welfare, supplemental unemployment benefit, fringe benefit, profit-sharing, pension or retirement plan, program, policy, agreement or arrangement or any other employee benefit plan, program, agreement or arrangement, including without limitation any “employee pension benefit plan” and any “employee welfare benefit plan” as those terms are defined in Section 3 of ERISA, excluding the Employment Agreements.

“Post-Closing Tax Period Taxes” is defined in Section 11.1(b).

“Pre-Closing Tax Period” is defined in Section 11.1(a).

“Production Tax Credit” means the federal energy tax credit available under Section 45(a) of the Code.

“Project” or “Projects” means, individually or together, the Olinda Project and the Providence Project, in each case as such facility is configured on the date hereof.

“Providence Balance Sheet” is defined in Section 5.12.

“Providence Closing Date Specified Assets Payment” is defined in Section 2.1(b)(iii).

“Providence Companies” means, collectively, RILG and its subsidiaries.

“Providence Company Interests” is defined in Section 5.2(a).

“Providence Deductible” is defined in Section 12.2(c).

“Providence EPC Contract” means the contract with DCO for the engineering, procurement, construction, commissioning, and site preparation/decommissioning of the Providence Expansion.

“Providence ERISA Affiliate” is defined in Section 5.9(c).

“Providence Expansion” means the expansion of the Providence Project, as described in Annex 6 hereto. For the avoidance of doubt, the term “Providence Expansion” does not include the Providence Project.

“Providence Expansion Interconnection Agreement” means an agreement substantially in the form of ISO New England’s standard form interconnection agreement complying with the requirements of FERC governing the interconnection of the Providence Expansion to the transmission system operated by ISO New England, or as otherwise approved by Buyer in its reasonable discretion.

“Providence Expansion PPA” means the Power Purchase Agreement between The Narragansett Electric Company, d/b/a National Grid and RILG, dated May 21, 2010.

“Providence Expansion Water and Sewer Agreements” means an agreement with the Town of Johnson for the interconnection with its water and sewer system and for the provision of water service, and agreements with RIRRC and Narragensett Bay Commission for the interconnection with their sewer systems and for the provision of sewer service, in each case, in connection with the Providence Expansion.

“Providence Indemnity Holdback” is defined in Section 2.4(b).

“Providence Operating Business” means the business of operating the Providence Project as configured on the date hereof, including the generation and sale of electricity, capacity, ancillary services, environmental attributes and other similar products within ISO-NE and the State of Rhode Island, the operation of the related gas collection system, and engaging in contract negotiations and/or planning activities, in each case, as undertaken on the date hereof and relating to the Providence Project. The term “Providence Operating Business” does not mean or include the business activities involved in developing the Providence Expansion.

“Providence Operating Employee Plans” is defined in Section 5.9.

“Providence Project” means the landfill-gas-fired electricity generating facilities described in Annex 7 and located at the Central Landfill in Johnston, Rhode Island. For the avoidance of doubt, the term “Providence Project” does not include the Providence Expansion.

“Providence Project Contracts” is defined in Section 5.6.

“Providence Purchase Price” is defined in Section 2.1(b)(ii).

“Providence Recommendation” is defined in Section 8.2(b).

“Providence Sellers” is defined in the Recitals.

“Providence Specified Representations and Warranties” is defined in Section 12.2(c).

“Providence Swap Rate Adjustment” means the product of (a) Seventy Seven Thousand Dollars ($77,000) multiplied by (b) the Swap Rate Change.

“Providence Working Capital Surplus” is defined in Section 2.1(b)(iii).

“Purchase Price” is defined in Section 2.1(b)(ii).

“Qualified Plan” means any Olinda Operating Employee Plan or any Providence Operating Employee Plan (as applicable) that is intended to be a qualified plan pursuant to Code Section 401(a).

“Recommendations” is defined in Section 8.2(b).

“Reference Date Swap Rate” means 3.294%, which was calculated in the manner set forth on Section 2.9 of the Disclosure Schedules.

“Release” means any actual, threatened, or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment.

“Remediation” means any response, removal, excavation, treatment, mitigation, abatement, containment or similar action or measure required pursuant to Environmental Laws in connection with a

Release or threatened Release of Hazardous Substances, including all testing, sampling, site reconnaissance or similar analysis undertaken in connection with such action or measure.

“Representative” means, as to any Person, such Person’s Affiliates and its and their directors, officers, employees, agents, and advisors (including, without limitation, financial advisors, counsel, and accountants).

“Retention Amount” is defined in the Employee Transfer Agreement.

“RIDEM” means the Rhode Island Department of Environmental Management.

“RGS” means Ridgewood Gas Services LLC, a Delaware limited liability company.

“Ridgewood Olinda” is defined in the introductory paragraph.

“RILG” is defined in the introductory paragraph.

“RILG Interests” means the outstanding Equity Interests of RILG.

“RIRRC” means the Rhode Island Resource Recovery Corporation, a Rhode Island corporation.

“RIRRC Contract” means the Second Amendment to the Amended and Restated Site Lease and Landfill Gas Delivery Agreement and to the Schedule of Definitions, to be entered into by and among RILG, RGS and RIRRC.

“RPMC” is defined in the introductory paragraph.

“RRP” is defined in the introductory paragraph.

“SCE” means Southern California Edison Company, a California corporation, or any successor thereof.

“Schedule Update” is defined in Section 8.5.

“SEC” means the Securities and Exchange Commission.

“Securities Act” is defined in Section 9.9.

“Selling Expenses” means all of the fees and expenses incurred by any of the Companies in connection with the process of selling any of the Companies or the Olinda Project or the Providence Project (plus Expansions thereof) or otherwise relating to the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby, in each case to the extent such fees or expenses are obligations of the Companies and are not paid as of the Closing, including (i) all brokers’ or finders’ fees (but excluding the Evolution Markets Fees in an amount not to exceed Two Million Two Hundred Thousand Dollars ($2,200,000)), (ii) all fees and expenses of Representatives of Sellers or the Companies, and (iii) any fees and expenses (including unpaid management fees) of any manager or agent of any of the Companies or any of the Sellers (including any trustee).

“Seller” and “Sellers” are defined in the introductory paragraph.

“Seller Indemnified Parties” is defined in Section 12.2(d).

“Sellers’ Representative” means RRP, with Jeffrey H. Strasberg designated as an authorized representative of RRP, acting on its behalf.

“Shareholder Approval” and “Shareholder Approvals” are defined in Section 3.2.

“Site” means, with respect to any Project, the real property and improvements forming a part of, or used or usable in connection with, such Project. Any reference to a Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at such Site, and any reference to items “at a Site” shall include all items “at, on, in, upon, over, across, under, and within” such Site.

“Specified Energy Property” has the meaning ascribed to such term in Section 1603(d) of the American Recovery and Reinvestment Act.

“Sponsors” is defined in the Recitals.

“Straddle Period” is defined in Section 11.1(b).

“Superior Proposal” means a bona fide, unsolicited written Alternative Transaction which RRP, as the managing shareholder of the Trusts, determines in good faith, after consulting with and receiving advice from outside legal and financial advisors, (i) is reasonably likely to be consummated and (ii) that such Alternative Transaction, if consummated in accordance with its terms, would be more favorable from a financial point of view to the shareholders of the Trusts than the transactions provided for in this Agreement (including any adjustment to the terms and conditions of this Agreement proposed by Buyer in accordance with Section 8.8(b) in response to such Alternative Transaction), in each case with respect to clause (i) and (ii), taking into account all relevant factors including among other things, the terms and conditions of the Alternative Transaction, including any expense reimbursement provisions, and the likelihood that such Alternative Transaction will be consummated; provided, however, that to be considered a Superior Proposal such transaction (A) shall not be subject to a financial contingency, (B) the financing for such transaction must be fully committed or reasonably determined to be available, (C) such transaction must be capable of completion without undue delay in excess of the time period provided for Closing hereunder, and (D) must be the acquisition of 100% of the assets of the Companies or 100% of the Equity Interests of the Companies (which, in each case, shall include all of the Olinda Companies and all of the Providence Companies).

“Swap Dealers” means the five (5) financial institutions listed on Section 2.9 of the Disclosure Schedules. Should one or more of the Swap Dealers be unwilling or unable to provide a Swap Rate quote, the Buyer and the Sellers’ Representative will agree upon a replacement for such non-quoting Swap Dealers, such agreement not to be unreasonably withheld or delayed.

“Swap Rate” means as of a particular date, the fixed rate that may be obtained by the Swap Dealers under a zero cost interest rate swap and based on the applicable floating rate on a floating rate loan having the terms and using the term sheet forth in Section 2.9 of the Disclosure Schedules. For any date the Swap Rate shall be determined using base rate quotes for such rate provided by the five Swap Dealers without the inclusion of any credit margin.

“Swap Rate Change” means the positive or negative number of Basis Points obtained by subtracting the Closing Date Swap Rate from the Reference Date Swap Rate (Reference Date Swap Rate - Closing Date Swap Rate).

“System Operator” means the operator of a transmission system for electric power and related products and services, and the administrator of regional market settlement systems for electric power and related products and services as provided for under applicable Market Rules and Procedures.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or similar governmental charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person.

“Tax Audit” is defined in Section 11.1(e).

“Tax Returns” means any return, declaration, report, claim for refund, election, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” is defined in Section 12.4(a).

“Termination Date” means December 31, 2010.

“Termination Fee” is defined in Section 13.2(c).

“Transaction Agreements” means this Agreement, the Employment Agreements, the Employee Transfer Agreement, the Transfer and Assignment Agreement and the Transition Services Agreement.

“Transfer and Assignment Agreement” means a Transfer and Assignment Agreement, substantially in the form attached as Exhibit E.

“Transfer Taxes” is defined in Section 11.1(f).

“Transition Services Agreement” means an agreement between RPMC or its Affiliates, and one or more of the Companies, substantially in the form attached as Exhibit F, pursuant to which RPMC or its Affiliates will provide certain transition services to the Companies after the Closing.

“Treasury Grant” means, with respect to Specified Energy Property, a cash grant in lieu of Production Tax Credits and Investment Tax Credits available under Section 1603 of the American Recovery and Reinvestment Act.

“Treasury Guidance” means “Payments for Specified Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009,” published by the U.S. Treasury Department, Office of the Fiscal Assistant Secretary, July 2009/Revised March 2010.

“Treasury Regulations” means the federal income Tax regulations promulgated under the Code.

“Trust I” is defined in the introductory paragraph.

“Trust III” is defined in the introductory paragraph.

“Trust IV” is defined in the introductory paragraph.

“Trusts” means, individually or collectively, Trust I, Trust III, Trust IV, and B Fund.

“Water and Sewer Agreements” means the Olinda Expansion Water and Sewer Agreements and the Providence Expansion Water and Sewer Agreements.

“Working Capital” means, with respect to any Company Group, an amount (which may be positive or negative) equal to the Current Assets of such Company Group (including the Closing Date Specified Assets) minus the Current Liabilities of such Company Group (including the Closing Date Specified Liabilities).

1.2 Construction.  The words “hereof,” “herein,” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Annexes, and Exhibits are to Sections, Annexes, and Exhibits of this Agreement unless otherwise specified. All Exhibits, Annexes, and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit, Annex, or Disclosure Schedule but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact following by those words or words of like import. “Writing,” “written,” and comparable terms refer to printing, typing, and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified, or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

2 Purchase and Sale of Interests.

2.1 Purchase and Sale of Interests; Consideration.

(a) Subject to the terms and conditions of this Agreement (including the satisfaction or waiver by the Sellers of the conditions precedent set forth in Section 10.2), at the Closing:

(i) in exchange for the Olinda Purchase Price, Trust I shall sell, assign, transfer, and convey to the Buyer, and the Buyer shall purchase from Trust I, all of the Brea Parent Interests (free and clear of all Liens on such Interests); and

(ii) in exchange for the Providence Purchase Price, the Providence Sellers shall sell, assign, transfer, and convey to the Buyer, and the Buyer shall purchase from the Providence Sellers, all of the RILG Interests (free and clear of all Liens on such Interests).

(b) Subject to the terms and conditions of this Agreement (including the satisfaction or waiver by the Buyer of the conditions precedent set forth in Section 10.1), at the Closing:

(i) Subject to Section 2.4, in consideration for the sale, assignment, transfer, and conveyance of the Brea Parent Interests, the Buyer shall pay to the Sellers’ Representative (for the benefit of Trust I and its shareholders), and the Sellers’ Representative (for the benefit of Trust I and its shareholders) shall accept from the Buyer, an aggregate amount equal to (A) Seven Million Five Hundred Thousand Dollars ($7,500,000), plus (B) subject to Section 2.1(b)(iii), the Working Capital of the Olinda Companies (as of 12:01 a.m. on the Closing Date), which may be a negative amount, minus (C) the Indebtedness of the Olinda Companies as of the Closing, minus (D) the Selling Expenses of the Olinda Companies, minus (E) the Retention Amount that is payable by the Buyer under the Employee Transfer Agreement to Acquired Operating Employees of the Olinda Project (which includes any amounts payable to Kevin Hubanks pursuant to that certain letter dated May 15, 2008 entered into by and among RRP and Kevin Hubanks, and any amounts payable to such Operating Employees pursuant to that certain memo dated October 26, 2007 and titled “Growth of the Ridgewood Renewal Power Business,” and any associated deductions, withholding taxes (to the extent not already included in the Retention Amount) or projected employer matching obligations that may be required by applicable law), and plus (F) the Olinda Swap Rate Adjustment, which may be a negative amount (the “Olinda Purchase Price”);

(ii) Subject to Section 2.4, in consideration for the sale, assignment, transfer, and conveyance of the RILG Interests, the Buyer shall pay to the Sellers’ Representative (for the benefit of the Providence Sellers and their shareholders), and the Sellers’ Representative (for the benefit of the Providence Sellers and their shareholders) shall accept from the Buyer, an aggregate amount equal to (A) Seventeen Million Five Hundred Thousand Dollars ($17,500,000), plus (B) subject to Section 2.1(b)(iii), the Working Capital of the Providence Companies (as of 12:01 a.m. on the Closing Date), which may be a negative amount, minus (C) the Indebtedness of the Providence Companies as of the Closing, minus (D) the Selling Expenses of the Providence Companies, minus (E) the Retention Amount that is payable by the Buyer under the Employee Transfer Agreement to Acquired Operating Employees of the Providence Project (which includes any amounts payable to such Operating Employees pursuant to that certain memo dated October 26, 2007 and titled “Growth of the Ridgewood Renewal Power Business,” and any associated deductions, withholding taxes (to the extent not already included in the Retention Amount) or projected employer matching obligations that may be required by applicable law), and plus (F) the Providence Swap Rate Adjustment, which may be a negative amount (the “Providence Purchase Price” and, together with the Olinda Purchase Price, the “Purchase Price”); and

(iii) (A) If the Working Capital of the Olinda Companies (as of 12:01 a.m. on the Closing Date) as reflected in the Estimated Olinda Closing Statement is positive (an “Olinda Working Capital Surplus”) and the value of the Olinda Closing Date Specified Assets exceeds the value of the Olinda Closing Date Specified Liabilities, then at the Closing Buyer shall pay to the Sellers’ Representative (for the benefit of Trust I and its shareholders), and the Sellers’ Representative (for the benefit of Trust I and its shareholders) shall accept from the Buyer the amount representing the difference between (1) the Olinda Closing Date Specified Assets minus (2) the Olinda Closing Date Specified Liabilities (the “Olinda

Closing Date Specified Assets Payment”) (such payment not to exceed the Olinda Working Capital Surplus). If the Olinda Working Capital Surplus exceeds the Olinda Closing Date Specified Assets Payment, then Buyer will pay to the Sellers’ Representative (for the benefit of Trust I and its shareholders), and the Sellers’ Representative (for the benefit of Trust I and its shareholders) shall accept from the Buyer the amount representing such excess (as finally determined pursuant to Section 2.6 and at such time as contemplated by Section 2.7) (and such excess amount shall not be paid by Buyer at the Closing). (B) If the Working Capital of the of the Providence Companies (as of 12:01 a.m. on the Closing Date) as reflected in the Estimated Providence Closing Statement is positive (a “Providence Working Capital Surplus”) and the value of the Providence Closing Date Specified Assets exceeds the value of the Providence Closing Date Specified Liabilities, then at the Closing Buyer shall pay to the Sellers’ Representative (for the benefit of the Providence Sellers and their shareholders), and the Sellers’ Representative (for the benefit of the Providence Sellers and their shareholders) shall accept from the Buyer the amount representing the difference between (1) the Providence Closing Date Specified Assets minus (2) the Providence Closing Date Specified Liabilities (the “Providence Closing Date Specified Assets Payment”) (such payment not to exceed the Providence Working Capital Surplus). If the Providence Working Capital Surplus exceeds the Providence Closing Date Specified Assets Payment, then Buyer will pay to the Sellers’ Representative (for the benefit of Trust I and its shareholders), and the Sellers’ Representative (for the benefit of Trust I and its shareholders) shall accept from the Buyer the amount representing such excess (as finally determined pursuant to Section 2.6 and at such time as contemplated by Section 2.7) (and such excess amount shall not be paid by Buyer at the Closing).

2.2 Closing.  The closing of the purchase and sale of the Brea Parent Interests and the RILG Interests (the “Closing”) shall occur as soon as practicable following the date on which each of the conditions set forth in Section 10 has either been satisfied or waived by the Party for whose benefit such condition exists (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions); provided, however, that Buyer (in its sole discretion) may elect to delay the Closing for up to twelve (12) Business Days following the date on which each of the conditions set forth in Section 10 has either been satisfied or waived for the purpose of permitting sufficient time for the Sponsors to call capital from their limited partners for the purpose of funding their equity contribution to Buyer pursuant to the terms of the Equity Commitment Letter, except that no such delay shall extend the Closing beyond the Termination Date. Notwithstanding any such election made by Buyer, all conditions to Closing set forth in Section 10 must remain satisfied during such time period and no such election made by Buyer shall be deemed a waiver of any condition set forth in Section 10. The Closing shall occur at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, New York 10105-0106 (or such other place as agreed by the Parties). The date of Closing is hereinafter called the “Closing Date.”

2.3 Payment to Sellers’ Representative.

(a) No later than three (3) Business Days prior to the Closing Date, the Sellers’ Representative shall notify the Buyer of the wire instructions for the account or accounts to which the Olinda Purchase Price shall be paid by the Buyer to the Sellers’ Representative (for the benefit of the shareholders of Trust I). The Sellers’ Representative shall be responsible for distributing the Olinda Purchase Price to Trust I, and Trust I hereby agrees that payment of the Olinda Purchase Price to the account or accounts notified by the Sellers’ Representative shall satisfy the requirement for payment thereof under this Agreement.

(b) No later than three (3) Business Days prior to the Closing Date, the Sellers’ Representative shall notify the Buyer of the wire instructions for the account or accounts to which the Providence Purchase Price shall be paid by the Buyer to the Sellers’ Representative (for the benefit of the shareholders of the Providence Sellers). The Sellers’ Representative shall be responsible for distributing the Providence Purchase Price among the Providence Sellers, and each of the Providence Sellers hereby agrees that payment of the Providence Purchase Price to the account or accounts notified by the Sellers’ Representative shall satisfy the requirement for payment thereof under this Agreement.

2.4 Holdbacks.

(a) At the Closing, the Buyer shall withhold from the payment of the Olinda Purchase Price an amount equal to Two Million Dollars ($2,000,000) (the “Olinda Indemnity Holdback”).

(b) At the Closing, the Buyer shall withhold from the payment of the Providence Purchase Price an amount equal to Three Million Dollars ($3,000,000) (the “Providence Indemnity Holdback,” and together with the Olinda Indemnity Holdback, the “Indemnity Holdback”).

2.5 Sellers’ Calculation of Purchase Price.

(a) The Sellers’ Representative will prepare, or cause to be prepared, and delivered to the Buyer, at least ten (10) days prior to the Closing Date, a statement (the “Estimated Olinda Closing Statement”) setting forth its good faith estimates of the components of the Olinda Purchase Price (the amount of the Olinda Purchase Price calculated using such components is referred to herein as the “Estimated Olinda Purchase Price”), a statement (the “Estimated Providence Closing Statement”) setting forth its good faith estimate of the components of the Providence Purchase Price (the amount of the Providence Purchase Price calculated using such components is herein referred to as the “Estimated Providence Purchase Price”) and each of the Estimated Closing Balance Sheets from which such statements were derived. The Estimated Closing Balance Sheets, the Estimated Olinda Purchase Price and Estimated Providence Purchase Price will be prepared in accordance with the Agreed Accounting Principles.

(b) If the Buyer disagrees with any amounts set forth on the Estimated Olinda Closing Statement or the Estimated Providence Closing Statement, each delivered pursuant to Section 2.5(a), the Buyer may, within five (5) days after delivery of such statement, deliver a notice to the Sellers’ Representative disagreeing with such calculation and setting forth the Buyer’s calculation of such amounts and, in reasonable detail, the Buyer’s grounds for such disagreement. For the avoidance of doubt, Buyer shall not be deemed to have agreed with such statement if Buyer fails to deliver such notice within such time period.

(c) The Sellers’ Representative agrees to consider in good faith any comments delivered by the Buyer pursuant to Section 2.5(b). Within three (3) days after delivery of any notice by the Buyer pursuant to Section 2.5(b), the Sellers’ Representative will either (i) deliver written notice to the Buyer indicating that the Sellers’ Representative will not be making any changes to the Estimated Olinda Closing Statement and/or the Estimated Providence Closing Statement, as applicable, or (ii) deliver to the Buyer a revised Estimated Olinda Closing Statement and/or a revised Estimated Providence Closing Statement, as applicable.

(d) With respect to the Olinda Companies, the components used to calculate the Olinda Purchase Price on the Closing Date shall be: (i) as shown on the Estimated Olinda Closing Statement, if either no comments are delivered by the Buyer pursuant to Section 2.5(b), or the Sellers’ Representative has delivered a written notice to the Buyer pursuant to Section 2.5(c)(i); or (ii) as shown on the revised Estimated Olinda Closing Statement delivered by the Sellers’ Representative pursuant to Section 2.5(c)(ii). With respect to the Providence Companies, the components used to calculate the Providence Purchase Price on the Closing Date shall be: (i) as shown on the Estimated Providence Closing Statement, if either no comments are delivered by the Buyer pursuant to Section 2.5(b), or the Sellers’ Representative has delivered a written notice to the Buyer pursuant to Section 2.5(c)(i); or (ii) as shown on the revised Estimated Providence Closing Statement delivered by the Sellers’ Representative pursuant to Section 2.5(c)(ii).

2.6 Closing Statements.

(a) As promptly as practicable, but no later than sixty (60) days, after the Closing Date, the Buyer will cause to be prepared and delivered to the Sellers’ Representative statements setting forth the Buyer’s calculation of the components of the Olinda Purchase Price and the Providence Purchase Price, each as of the Closing (the “Buyer Olinda Closing Statement” and the “Buyer Providence Closing Statement,” respectively), and noting any changes from the Estimated Olinda Closing Statement or the Estimated Providence Closing Statement. Such statements will be prepared in accordance with the Agreed Accounting Principles.

(b) If the Sellers’ Representative disagrees with any amounts set forth on the Buyer Olinda Closing Statement or the Buyer Providence Closing Statement, each delivered pursuant to Section 2.6(a), the Sellers’ Representative may, within thirty (30) days after delivery of such statement, deliver a notice (the “Notice of

Disagreement”) to the Buyer disagreeing with such calculation and setting forth the Sellers’ Representative calculation of such amounts and in reasonable detail the Sellers’ Representative’s grounds for such disagreement. The Notice of Disagreement shall specify those items or amounts as to which the Sellers’ Representative disagrees, and the Sellers’ Representative shall be deemed to have agreed with (and the Accountants described in Section 2.6(c), if any, shall be deemed to be bound by) all other items and amounts contained in the Buyer Olinda Closing Statement and Buyer Providence Closing Statement, each delivered pursuant to Section 2.6(a).

(c) If a Notice of Disagreement shall be duly delivered pursuant to Section 2.6(b), the Buyer and the Sellers’ Representative shall, during the fifteen days following such delivery, use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine the Final Purchase Price of the applicable Company Group. Any written agreement by the Buyer and the Sellers’ Representative resolving any disputed items or amounts during such period or any mutually agreed extension thereof shall be final and binding upon the Parties. If, during such period, the Buyer and the Sellers’ Representative are unable to reach such agreement, they shall promptly thereafter cause KPMG LLP (the “Accountants”) to promptly review the definition of Purchase Price and any such disputed items or disputed amounts for the purpose of calculating the Final Purchase Price of the applicable Company Group. In making such calculation, the Accountants shall consider only those items or amounts in the Buyer Olinda Closing Statement and the Buyer Providence Closing Statement as to which the Sellers’ Representative has disagreed and shall resolve such disputes by applying the Agreed Accounting Principles. The Accountants shall deliver to the Buyer and the Sellers’ Representative, within thirty (30) days of their engagement, a report setting forth such calculation. Such report shall be final and binding upon the Parties. The cost of such review and report shall be allocated to and paid by the Buyer, on the one hand, and the Sellers’ Representative (for the benefit of the Sellers of the relevant Company Group or Company Groups), on the other hand, in the same proportion that the aggregate amount of the money at issue in such disputed items submitted to the Accountants that are unsuccessfully disputed by them (as finally determined by the Accountants) bears to the total amount of such disputed items, which proportionate allocation shall also be determined by the Accountants and be included in the Accountants’ report.

(d) With respect to the Olinda Companies and the Providence Companies, the “Final Purchase Price” of such Company Group shall be: (i) the Olinda Purchase Price or the Providence Purchase Price (as applicable) of such Company Group as calculated using the components identified in the Buyer Olinda Closing Statement or the Buyer Providence Closing Statement (as applicable) and delivered pursuant to Section 2.6(a), if no Notice of Disagreement with respect thereto is duly delivered pursuant to Section 2.6(b); or (ii) if such a Notice of Disagreement is delivered, the Olinda Purchase Price or the Providence Purchase Price (as applicable) of such Company Group (A) calculated using the components agreed by the Buyer and the Sellers’ Representative pursuant to Section 2.6(c) or (B) in the absence of such agreement, calculated using the components shown in the Accountant’s calculation delivered pursuant to Section 2.6(c).

(e) The Buyer and the Sellers agree that they will, and each agrees to cause its (and the Companies) accountants to, and after the Closing Date, the Buyer agrees to cause the Companies to, cooperate and assist in the preparation of the statements of the components of the Olinda Purchase Price and the Providence Purchase Price (as applicable) contemplated by this Section 2 and in the conduct of the reviews referred to in this Section 2.6, including making available to the extent necessary books, records, work papers, and personnel and granting the Sellers’ Representative and the Buyer (as applicable) and their respective Representatives access at reasonable times and places to all books, records, and employees of the Companies and RPMC reasonably requested by the Sellers’ Representative or the Buyer in connection therewith.

2.7 True-Up.

(a) Upon the determination of the Final Purchase Price of the applicable Company Group:

(i) If the amount of the Final Purchase Price for a Company Group is greater than the Estimated Olinda Purchase Price or the Estimated Providence Purchase Price (as applicable), the Buyer will pay to the Sellers’ Representative (for the benefit of the shareholders of Trust I or the Providence Sellers (as applicable)), the amount by which such Final Purchase Price is greater than the Estimated Olinda

Purchase Price or the Estimated Providence Purchase Price (as applicable). In determining any such amounts payable by Buyer pursuant to this Section 2.7(a)(i), such determination shall take into consideration the Olinda Specified Assets Payment and the Providence Specified Assets Payment paid by Buyer at Closing and the Providence Working Capital Surplus or Olinda Working Capital Surplus, if any, not paid by Buyer at Closing and contemplated to be paid at this time as set forth in Section 2.1(b)(iii). If a payment is required to be made by the Buyer to the Sellers’ Representative pursuant to this Section 2.7(a)(i), within twelve (12) Business Days after such determination, the Buyer shall pay such amount to the Sellers’ Representative (for the benefit of the shareholders of Trust I or the Providence Sellers (as applicable)) by wire transfer of immediately available funds in such manner as is notified to the Buyer by the Sellers’ Representative in writing no later than two (2) Business Days prior to the date of payment. Any payment made by the Buyer pursuant to this Section 2.7(a)(i) shall be made together with interest on such amount accruing at the Interest Rate from the Closing Date to, but excluding, the date of such payment.

(ii) If the amount of the Final Purchase Price for a Company Group is less than the Estimated Olinda Purchase Price or the Estimated Providence Purchase Price (as applicable), on the fifth (5th) Business Day after such determination, the Buyer may retain the amount by which such Final Purchase Price is less than the Estimated Olinda Purchase Price or the Estimated Providence Purchase Price (as applicable) for such Company Group, from the Olinda Indemnity Holdback or the Providence Indemnity Holdback (as applicable). In no event shall Trust I be required to make any payment pursuant to this Section 2.7(a)(ii) other than from the Olinda Indemnity Holdback. In no event shall the Providence Sellers be required to make any payment pursuant to this Section 2.7(a)(ii) other than from the Providence Indemnity Holdback. Any payment made by a Seller pursuant to this Section 2.7(a)(ii) shall be made together with interest on such amount accruing at the Interest Rate from the Closing Date to, but excluding, the date of such payment. In determining any such amounts payable to Buyer pursuant to this Section 2.7(a)(ii), such determination shall take into consideration the Olinda Specified Assets Payment and the Providence Specified Assets Payment paid by Buyer at Closing and the Providence Working Capital Surplus or Olinda Working Capital Surplus, if any, not paid by Buyer at Closing and contemplated to be paid by Buyer at this time as set forth in Section 2.1(b)(iii).

2.8 Repayment of Retention Amount.

(a) If, after the Closing Date, RPMC and/or RRP, based on information provided by the Buyer pursuant to Section 2.6(c) of the Employee Transfer Agreement, determine that all or some of the Retention Amount does not have to be paid to the Acquired Operating Employees, RPMC and/or RRP shall direct the Buyer to pay, and the Buyer shall pay, in accordance with such direction, to the Sellers’ Representative (for the benefit of the shareholders of Trust I or the Providence Sellers (as applicable)), any portion of the Retention Amount that is not paid by the Buyer pursuant to Section 2.6(a) of the Employee Transfer Agreement, including any amounts retained by the Buyer in connection with the payment of any deductions, withholding taxes or projected employer matching obligations that would have been required by applicable law with respect to such Retention Amount.

(b) If, after the Closing Date, RPMC and/or RRP, based on information provided by the Buyer pursuant to Section 2.6(c) of the Employee Transfer Agreement, determine that there are any excess employer matching contributions with respect to any payment of the Retention Amount to an Acquired Operating Employee as a result of such Acquired Operating Employee having exceeded the applicable unemployment tax or Social Security wage base at the time of such payment, RPMC and/or RRP shall direct the Buyer to pay, and the Buyer shall pay, in accordance with such direction, to the Sellers’ Representative (for the benefit of the shareholders of Trust I or the Providence Sellers (as applicable)), the amount of such.

(c) Any payment made by the Buyer pursuant to this Section 2.8 shall be made together with interest on such amount accruing at the Interest Rate from the Closing Date to, but excluding, the date of such payment.

2.9 Swap Rate Adjustment.  The Olinda Purchase Price and the Providence Purchase Price to be paid by the Buyer at the Closing shall be increased or decreased by a dollar amount equal to the Olinda Swap Rate Adjustment and the Providence Swap Rate Adjustment, respectively. If the Closing Date Swap Rate is greater than the Reference Date Swap Rate, the Olinda Purchase Price and the Providence Purchase Price shall each be reduced; provided, however, that the sum of any such Providence Purchase Price reduction and Olinda Purchase Price reduction shall not exceed Five Million Dollars ($5,000,000) in the aggregate. If the Closing Date Swap Rate is less than the Reference Date Swap Rate, the Olinda Purchase Price and the Providence Purchase Price shall each be increased; provided, however, that the sum of any such Providence Purchase price increase and Olinda Purchase Price increase shall not exceed Five Million Dollars ($5,000,000) in the aggregate. The Buyer shall calculate each of the Closing Date Swap Rate, the Olinda Swap Rate Adjustment and the Providence Swap Rate Adjustment in good faith. The Buyer shall provide to the Sellers’ Representative a statement setting forth in reasonable detail such calculations, including, without limitation, the quotes and supporting documentation provided by each Swap Dealer. Such statement shall be delivered to the Sellers’ Representative no later than noon Eastern Time on the Closing Date.

3 Representations and Warranties as to the Sellers.  Each Seller makes the representations and warranties set forth in Section 3.1 through Section 3.7 below to the Buyer, as of the date hereof and as of the Closing Date, in each case with respect to itself and not with respect to any other Seller.

3.1 Organization.  Such Seller is duly organized, validly existing, and in good standing (to the extent applicable) under the laws of the jurisdiction of its organization.

3.2 Authorization of Transaction.  Such Seller has the power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party and perform its obligations hereunder and thereunder in accordance with the terms hereof and thereof. The execution and delivery by such Seller of this Agreement and the other Transaction Agreements to which it is a party and the performance of such Seller’s obligations hereunder and thereunder in accordance with the terms hereof and thereof have been duly authorized by all necessary action on the part of such Seller and no other corporate, trust or other proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the affirmative vote of the holders of a majority of the outstanding Equity Interests of each Seller to adopt this Agreement (each a “Shareholder Approval” and together, the “Shareholder Approvals”). Such Seller has duly executed and delivered this Agreement and, as of the Closing Date, will have duly executed and delivered the other Transaction Agreements to which it is a party, and this Agreement constitutes, and each such Transaction Agreement when so executed and delivered will constitute, the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Laws relating to or affecting creditors generally, and subject to general principles of equity (regardless of whether enforcement thereof is in a proceeding at law or in equity), in each case as now or hereafter in effect.

3.3 Noncontravention.  Subject to the satisfaction of the closing conditions set forth in Section 10 and the other terms and conditions hereof, and except as disclosed in Section 3.3 of the Disclosure Schedules, the execution and delivery by such Seller of this Agreement and the other Transaction Agreements to which it is a party and the performance of such Seller’s obligations hereunder and thereunder shall not result in: (i) the violation of (A) any Law applicable to such Seller, (B) any material contract to which such Seller is bound or (C) the Governing Documents of such Seller, except for such violations that would not reasonably be expected to materially impair or delay such Seller’s ability to perform its obligations under this Agreement and the other Transaction Agreements to which it is a party or consummate the transactions contemplated hereby or thereby; or (ii) the imposition of any Lien upon any of the Interests owned by such Seller (other than Liens created by actions of the Buyer or any of its Affiliates).

3.4 Brokers’ Fees.  Each of RRP, Trust I, Trust III, Trust IV and B Fund is party to an agreement with Ewing Bemiss & Co. requiring the payment of fees in connection with the transactions contemplated by this Agreement for which the Buyer shall not be liable or obligated. The Sellers have no Liability or obligation to pay any fees or commissions to any other broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

3.5 No Other Business Activities of the Companies.  Except as set forth on Schedule 3.5(a), the Olinda Companies have not engaged in any business or investment activities other than the Olinda Project as currently conducted and the Olinda Expansion as set forth on Annex 4.  Except as set forth on Schedule 3.5(b), the

Providence Companies have not engaged in any business or investment activities other than the Providence Project as currently conducted and the Providence Expansion as set forth on Annex 6.

3.6 Consent Statement.  No Consent Statement will (i) at the time of the mailing of such Consent Statement to the holders of Equity Interests of Trust I, Trust III, Trust IV, or B Fund, as applicable, or (ii) at the time of the expiration of the solicitation period for the applicable Consent Solicitation, including any extension(s) thereof, for such Seller, after giving effect to any amendments thereof or supplements to such Consent Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation is made by any such Seller with respect to information supplied by or related to, or the sufficiency of disclosures related to, Buyer or its Affiliates to the extent such information was supplied by Buyer for purposes of inclusion in such Consent Solicitation. At the time the consent solicitation period expires for the Consent Solicitations for Trust III and Trust IV, the respective Consent Statements for such Consent Solicitations will comply as to form in all material respects with the requirements of the Exchange Act.

3.7 Investment Company Act.  No Seller is subject to the reporting requirements of the Investment Company Act of 1940 (including any requirement to file as an investment company thereunder).

4 Representations and Warranties of Trust I as to the Olinda Companies.  Trust I makes the representations and warranties set forth in Section 4.1 through Section 4.19 below to the Buyer, as of the date hereof and as of the Closing Date, except to the extent such representations and warranties are given as of a particular date or period and relate solely to such particular date or period.

4.1 Organization of the Olinda Companies.  Each of the Olinda Companies and its respective jurisdiction of organization is identified in Section 4.1 of the Disclosure Schedules. Each of the Olinda Companies is: (i) duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) has all requisite power and authority (whether limited liability company, limited partnership, corporate, or otherwise) to carry on its business as currently conducted; and (iii) is duly qualified to do business in each jurisdiction in which the ownership, operation or leasing of its property or the conduct of its business as currently conducted requires it to be qualified, except, in the cases of clause (iii), where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Copies of the Governing Documents of the Olinda Companies, as amended and in effect on the date hereof and on the Closing Date, have been made available to the Buyer and are complete in all material respects.

4.2 Equity Interests.

(a) The authorized Equity Interests of Brea Parent consists of membership interests which are expressed as percentages. Trust I owns beneficially and of record and has good and valid title (free and clear of all Liens) to all of the Equity Interests of Brea Parent, and Brea Parent owns, directly or indirectly, all of the Equity Interests (free and clear of all Liens) of each of the Olinda Companies other than Brea Parent (together with the Brea Parent Interests, the “Olinda Company Interests”). The Olinda Company Interests constitute all of the issued and outstanding Equity Interests of the Olinda Companies as of the date hereof and are free and clear of all Liens, and the Olinda Company Interests will constitute all of the issued and outstanding Equity Interests of the Olinda Companies as of the Closing Date and will be free and clear of all Liens. The Olinda Company Interests have been duly authorized and validly issued, are fully paid and nonassessable, and were issued free of any preemptive or other similar rights.

(b) Other than the Olinda Company Interests held by Trust I and by other Olinda Companies, as of the date hereof, no Person owns or holds any interest in the profits or losses of any of the Olinda Companies, any rights to affect the management of any of the Olinda Companies, or any rights to receive distributions from any of the Olinda Companies, and as of the Closing Date, other than the Olinda Company Interests held by Trust I and by other Olinda Companies and except as contemplated by this Agreement, no Person will own or hold any interest in the profits or losses of any of the Olinda Companies, any rights to affect the management of any of the Olinda Companies or any rights to receive distributions from any of the Olinda Companies.

There are no equity holder agreements, voting trusts, proxies, commitments, or other agreements or understandings relating to the issuance, sale, or transfer of any Equity Interests of any Olinda Company, other than this Agreement and the Governing Documents of each of the Olinda Companies.

(c) There are no outstanding Options issued or granted by, or binding upon, either Trust I or any of the Olinda Companies for any Person to purchase or sell or otherwise acquire or dispose of any Equity Interests of any of the Olinda Companies, other than the Buyer’s rights under this Agreement.

4.3 Title to Assets; Assets Used in the Business.

(a) Section 4.3(a) of the Disclosure Schedules lists all Assets consisting of real property owned, leased or licensed by the Olinda Companies. Except as set forth in Section 4.3(a) of the Disclosure Schedules, the Olinda Companies have good and marketable title or valid leasehold or license interests in such real property, free and clear of all Liens other than Permitted Encumbrances.

(b) Except as set forth on Section 4.3(b) of the Disclosure Schedules, all of the Assets consisting of material personal property located at the Sites of the Olinda Project, other than such property belonging to contractors pursuant to one or more contracts, are owned of record or leased by the Olinda Companies with good and marketable title or valid leasehold interests, free and clear of all Liens other than Permitted Encumbrances.

(c) Except as set forth on Section 4.3(c) of the Disclosure Schedules, the Olinda Companies have good and marketable title to, or a valid leasehold or license interest in, all properties and assets used by them, located on their premises (other than such property belonging to contractors pursuant to one or more contracts) or shown on the Olinda Balance Sheet and all such properties and assets acquired after the dates thereof, free and clear of all Liens (other than properties and assets disposed of for fair value in the ordinary course of business since such balance sheet date that are not material for the operation of the business of the Olinda Companies as currently conducted or as proposed to be conducted by the Olinda Expansion), other than Permitted Encumbrances. The Olinda Companies own, have a valid leasehold interest in or have the valid and enforceable right to use all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted (including with respect to the Olinda Expansion taking into account the current status of the Olinda Expansion). Immediately following the Closing, Buyer will own and have good and marketable title to, or a valid leasehold interest in or the valid and enforceable right to use, all of the properties and assets (free and clear of all Liens, other than Liens created by Buyer) that were used by the Olinda Companies to generate the financial results reflected in the audited financial statements of the Olinda Companies as of and for the period ended December 31, 2009 and in the Olinda Balance Sheet.

(d) Except as set forth on Section 4.3(d) of the Disclosure Schedules, all of the Olinda Companies buildings (including all components of such buildings, structures and other improvements), equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are in good operating condition and repair (normal wear and tear excepted), have been maintained in accordance with Good Engineering Practices and are fit for use in the ordinary course of the Olinda Companies business as presently conducted.

4.4 Noncontravention; Consents.

(a) Subject to the satisfaction of the closing conditions set forth in Section 10 and except as disclosed in Section 4.4(a) of the Disclosure Schedules, the execution and delivery by Trust I of this Agreement and the other Transaction Agreements to which Trust I is a party and the consummation of the transactions contemplated hereby and thereby shall not result in: (i) the violation of (A) any Law applicable to any of the Olinda Companies, (B) any material contract to which any of the Olinda Companies is bound, or (C) the Governing Documents of any of the Olinda Companies; or (ii) the imposition of any Lien upon any of the Olinda Company Interests or Assets owned by any of the Olinda Companies (other than Permitted Encumbrances and Liens created by actions of the Buyer or any of its Affiliates).

(b) No consent, approval, or authorization of or filing with any third party or any Governmental Authority is required on the part of any of the Olinda Companies in connection with the execution and delivery by Trust I of this Agreement and the other Transaction Agreements to which Trust I is a party or the consummation of the transactions contemplated hereby or thereby, except: (i) filings required with respect to the Federal Power Act, and (ii) as disclosed in Section 4.4(b) of the Disclosure Schedules.

4.5 Legal and Other Compliance; Permits.

(a) Subject to Section 4.5(e), and except as set forth in Section 4.5(a) of the Disclosure Schedules, none of the Olinda Companies is in material default or violation of any term, condition, or provision of any Permit or Law applicable to the Olinda Companies.

(b) Subject to Section 4.5(e), Section 4.5(b) of the Disclosure Schedules sets forth all Permits necessary (in accordance with Good Engineering Practices) for the operation of the Olinda Operating Business as currently conducted and the Olinda Companies hold all such Permits, unless otherwise specified in Section 4.5(b) of the Disclosure Schedules. All Permits required to be identified in Section 4.5(b) and which have been issued to any Olinda Company are in full force and effect. Except as set forth in Section 4.5(b) of the Disclosure Schedules, the Olinda Companies have complied with all terms of all such Permits and there are no circumstances of which Trust I or the Olinda Companies have Knowledge that indicate that any such Permit will or is likely to be revoked, suspended, amended, modified, not renewed, or not issued (as applicable) in whole or in part.

(c) Subject to Section 4.5(e), to the Knowledge of Trust I, Section 4.5(c) of the Disclosure Schedules sets forth all Permits required to be obtained (in accordance with Good Engineering Practices) in order to construct and operate the Olinda Expansion in accordance with Annex 4. The Olinda Companies have submitted all applications for such Permits, unless otherwise specified in Section 4.5(c) of the Disclosure Schedules. All Permits required to be identified in Section 4.5(c) and which have been issued to any Olinda Company are in full force and effect. Except as set forth in Section 4.5(c) of the Disclosure Schedules, there are no circumstances to the Knowledge of Trust I or the Olinda Companies that indicate that any such Permit that (a) has been issued, will, or is likely to, be revoked, suspended, amended, modified, not renewed, or not issued (as applicable) in whole or in part, or (b) has not been issued, will not be issued in a timely manner taking account of the present schedule for completion of the Olinda Expansion.

(d) Subject to Section 4.5(e), and except as set forth in Section 4.5(d) of the Disclosure Schedules, since May 31, 1997, none of the Olinda Companies has received any written notice of any violation of any Law or Permit applicable to it, and to Trust I’s or the Olinda Companies’ Knowledge, no investigations by Government Authorities of any alleged violation are pending.

(e) The representations and warranties contained in this Section 4.5 shall not apply to: (i) employee benefits matters, which are instead the subject of Section 4.9; (ii) environmental matters, which are instead the subject of Section 4.10; and (iii) tax matters, which are instead the subject of Section 4.14.

(f) Since May 31, 1997: (i) the Olinda Companies have been in, and continue to be in, compliance with the FPA and the regulations promulgated thereunderwith respect to the Olinda Operating Business; (ii) the Olinda Project is and always has been a qualifying facility meeting the criteria of 18 C.F.R. §§ 292.203(a), 292.601(a), 292.602(a); and (iii) all filings with FERC, the Department of Energy, or any other Governmental Authority by or on behalf of the Olinda Companies were true and accurate in all respects at the time of filing.

(g) (i) Copies of all Permits issued to any of the Olinda Companies and identified in Section 4.5 of the Disclosure Schedules have been made available to Buyer, and (ii) copies of applications for Permits (that are required to be identified in Section 4.5 of the Disclosure Schedules) that have been filed by any of the Olinda Companies and with respect to which Permits have not yet been issued have been made available to Buyer.

4.6 Olinda Project Contracts.

(a) Section 4.6(a) of the Disclosure Schedules sets forth a true, correct, and complete list of the following types of contracts to which any of the Olinda Companies is a party or by which any of the Olinda Companies is bound (together, the “Olinda Project Contracts”):

(i) contracts or group of related contracts with the same party or group of affiliated parties requiring payments by or to any of the Olinda Companies in excess of $100,000;

(ii) contracts with the Sellers or any Affiliate of the Sellers other than any of the Olinda Companies;

(iii) contracts pursuant to which any Olinda Company has been granted landfill gas rights;

(iv) contracts providing for the purchase or sale of capacity, energy, ancillary services, environmental attributes or any other similar products;

(v) electric transmission and interconnection contracts;

(vi) contracts relating to the collection, treatment, transmission and storage of landfill gas;

(vii) outstanding futures, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including electric power, fuel or securities;

(viii) contracts for the joint use of facilities requiring payments thereunder by any party thereto in excess of $100,000 in the aggregate;

(ix) contracts that purport to limit any of the Olinda Companies’ freedom to compete in any line of business or in any geographic area;

(x) contracts with any Governmental Authority requiring payments thereunder by a party thereto in excess of $100,000 in the aggregate;

(xi) any settlements, conciliations or similar contracts, the performance of which will involve payment after the execution of this Agreement of consideration in excess of $100,000 in the aggregate;

(xii) all contracts conveying, granting, leasing or assigning an interest in real property or capital equipment to any of the Olinda Companies requiring payments thereunder by a party thereto in excess of $100,000;

(xiii) all contracts relating to the purchase or sale of any of the Olinda Companies and/or their Subsidiaries or any business, division, or operation of the Olinda Companies or their Subsidiaries, or any facilities or real property of the foregoing requiring payments thereunder by a party thereto in excess of $100,000 in the aggregate;

(xiv) all contracts which require payment or increased obligations by or on behalf of any of the Olinda Companies or any of their Subsidiaries as a result of the transactions contemplated by this Agreement;

(xv) all contracts and agreements that limit or purport to limit the ability of any of the Olinda Companies or any of their Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xvi) transmission, interconnection, water supply, energy marketing, energy management or operations and maintenance contracts;

(xvii) contracts with respect to Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material Asset or group of Assets of any of the Olinda Companies;

(xviii) contracts with respect to the Olinda Expansion;

(xix) joint venture contracts, partnership agreements, limited liability company agreements, or other contracts (however named) involving a sharing of profits, losses, costs, or liabilities by any of the Olinda Companies with any other Person;

(xx) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation (including any bonuses or other remuneration and whether in cash or otherwise), to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

(xxi) contract for the employment of any officer, individual employee or other Person on a full time, part time, consulting or other basis or relating to loans to officers, directors or Affiliates;

(xxii) contract under which any of the Olinda Companies has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

(xxiii) lease or agreement under which any of the Olinda Companies is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

(xxiv) lease or agreement under which any of the Olinda Companies is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by any of the Olinda Companies;

(xxv) contract or agreements regarding any material indemnification provided by any of the Olinda Companies, other than customary indemnification clauses contained in any other contracts referred to in this Section 4.6; and

(xxvi) contracts entered into other than in the ordinary course of business and not otherwise listed on Section 4.6(a) of the Disclosure Schedules.

(b) Except as disclosed in Section 4.6(b) of the Disclosure Schedules, (i) each of the Olinda Project Contracts (A) is a valid and binding obligation of the Olinda Company that is a party thereto and (B) assuming such Olinda Project Contract is a valid and binding obligation of and enforceable against the other parties thereto, is enforceable against the Olinda Company that is a party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors generally and subject to general principles of equity, in each case as now or hereafter in effect, (ii) none of the Olinda Companies is in breach or default in any material respect under any such Olinda Project Contract to which it is a party, (iii) all material contracts necessary for the Olinda Expansion (other than the Olinda Expansion Interconnection Agreement) have been obtained and are set forth on Section 4.6(a) of the Disclosure Schedules, and (iv) Trust I has no Knowledge of any material breach of or default under any Olinda Project Contract by any counterparty thereto. Trust I has made available to the Buyer a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on Section 4.6(a) of the Disclosure Schedules, together with all amendments, waivers or other changes thereto.

4.7 Insurance.  Section 4.7 of the Disclosure Schedules sets forth a complete and correct list, as of the date hereof, of all policies of insurance currently maintained by RRP or its Affiliates and providing coverage with respect to the Olinda Companies. Such insurance policies are in full force and effect and all premiums due with respect to all periods to and including the Closing Date have either been paid or adequate provisions for payment have been made. Neither Trust I nor any of the Olinda Companies has received any notice of cancellation or non-renewal of any of such insurance policies.

4.8 Litigation.  Except as disclosed in Section 4.8 of the Disclosure Schedules, and except as to any matter the subject matter of which is covered in Sections 4.5 or 4.10, there is no (and there has not been any for the past five years) action, suit, or proceeding pending, or to the Knowledge of Trust I or the Olinda Companies, threatened in writing, against any of the Olinda Companies.

4.9 Employees and Employee Benefits.

(a) None of the Olinda Companies employs any employees. All Operating Employees of the Olinda Project are employed by RPMC. Section 4.9(a) of the Disclosure Schedule sets forth a complete and correct list of the name, date of hire, current job title, current base salary/wage rate, bonus, commission, or other remuneration of each Operating Employee of the Olinda Project as of the date hereof, and designates whether any such employee is not actively employed as of such date. None of the Olinda Companies is party to a collective bargaining agreement with any labor organization. No union has filed a petition to represent employees of the Olinda Companies with the National Labor Relations Board or made a demand to bargain with any of the Olinda Companies. No union organizing efforts are underway or, to the Knowledge of Trust I or the Olinda Companies, threatened with respect to the Olinda Companies or the Operating Employees of the Olinda Project. There is no employment-related charge of discrimination or complaint pending or, to the Knowledge of Trust I or the Olinda Companies, threatened in writing, before any Governmental Authority responsible for enforcing employment-related Laws related to a violation or breach (or an alleged violation or breach) of any Law or contract by the Olinda Companies (or any of their officers or directors) or with respect to the Operating Employees of the Olinda Project.

(b) No Plan is sponsored, maintained, participated in, or directly contributed to by any of the Olinda Companies. Section 4.9(a) of the Disclosure Schedules sets forth a list of all Plans in which Operating Employees of the Olinda Project participate as a result of their service with RPMC (the “Olinda Operating Employee Plans”).

(c) No Plan sponsored, maintained, contributed to, or participated in by any entity that, at any relevant time, is or was treated as a single employer with any of the Olinda Companies under Code Section 414 (an “Olinda ERISA Affiliate”), is a “defined benefit plan” within the meaning of ERISA Section 3(35), a “multiemployer plan” within the meaning of ERISA Section 3(37), or any other plan subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA. Neither the Olinda Companies nor any Olinda ERISA Affiliate (i) has fully or partially withdrawn from a multiemployer plan within the past six years or (ii) otherwise has any liability or potential liability or obligation pursuant to or under Title IV of ERISA.

(d) Each Qualified Plan has been determined to be so qualified and has been administered in all material respects in compliance with its terms, ERISA, the Code and other applicable Laws.

(e) Except as set forth in Section 4.9(e) of the Disclosure Schedules, none of the Olinda Companies has any liability or potential liability or obligation in respect of, and none of the Olinda Operating Employee Plans provides or promises to provide, health, medical, or life insurance benefits attributable to any employee’s post-retirement period, except for coverage under Code Section 4980B for which the covered individual pays the full cost of coverage.

(f) Except as set forth on Section 4.9(f) of the Disclosure Schedules, no Olinda Operating Employee Plan exists that, as result of the execution of this Agreement (whether alone or in connection with subsequent events), would result in: (i) payment by an Olinda Company, Buyer or its Affiliates of any money or property to any Operating Employee, (ii) the provision by an Olinda Company, Buyer or its Affiliates of any benefits or other rights to any Operating Employee, or (iii) the increase, acceleration, or provision of any payment, benefit, or other right by an Olinda Company, Buyer or its Affiliates to any Operating Employee, and none of the Olinda Companies has any liability or potential liability or obligation in respect to such payment, provision, increase, or acceleration.

(g) With respect to each Olinda Operating Employee Plan, all contributions or payments (including all employer contributions, employee salary reduction contributions and premium payments) to, by or on behalf of Operating Employees that are due have been made within the time periods prescribed by the terms of each such plan (and related contracts), ERISA, and the Code.

(h) There have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code) and no “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of a Plan, except, in each case, as would not result in liability to the Olinda Companies. No action, investigation, suit, proceeding, hearing or claim with respect to any Olinda Operating Employee Plan (other than routine claims for benefits) is pending or, to the Knowledge of Trust I, threatened that could become a liability of the Olinda Companies, Buyer or any of the Buyer’s Affiliates.

4.10 Environmental Matters.  Except as set forth in Section 4.10 of the Disclosure Schedules, and except that with respect to all such matters solely relating to the period prior to (i) as to any matter relating to the gas collection systems constituting part of the Olinda Project, April 24, 2007, and (ii) as to any other matters, May 31, 1997:

(a) the Olinda Companies have operated and are currently operating the Olinda Operating Business in compliance with all applicable Environmental Laws;

(b) (i) each of the Olinda Companies has been duly issued, and maintains, all Permits arising under Environmental Laws necessary (in accordance with Good Engineering Practices) for the operation of the Olinda Operating Businessas currently conducted, and all such Permits are in full force and effect; (ii) all Permits referred to in clause (i) are listed on Section 4.10(b)(ii) of the Disclosure Schedules; and (iii) the Olinda Companies have complied with and are in compliance with all terms of all Permits referred to in clause (i) and there are no circumstances of which Trust I or the Olinda Companies have Knowledge that indicate that any such Permit will or is likely to be revoked, suspended, challenged, amended, modified, not renewed, or not issued (as applicable) in whole or in part;

(c) (i) Section 4.10(c)(i) of the Disclosure Schedules sets forth all Permits arising under Environmental Law required to be obtained (in accordance with Good Engineering Practices) in order to construct and operate the Olinda Expansion in accordance with Annex 4; (ii) the Olinda Companies have submitted all applications for all such Permits referred to in clause (i); (iii) all Permits referred to in clause (i) which have been issued to any Olinda Company are in full force and effect; (iv) there are no circumstances of which Trust I or the Olinda Companies have Knowledge that indicate that any Permit referred to in clause (i) that (A) has been issued, will be, or is likely to be, revoked, suspended, challenged, amended, modified, not renewed, or not issued (as applicable) in whole or in part or (B) has not been issued, will not be issued without challenge in a timely manner taking account of the present schedule for completion of the Olinda Expansion; and (v) to Trust I’s or the Olinda Companies’ Knowledge, no investigations by Governmental Authorities of any alleged violation of Environmental Laws, including any Permit issued under Environmental Laws, are pending;

(d) none of the Olinda Companies has received any written notice from any Governmental Authority that it is not in compliance with Environmental Laws, or failed to obtain, maintain, or comply with material Permits required for the ownership or operation of the Olinda Operating Business as currently conducted, or the ownership or operation of the Olinda Expansion as proposed to be conducted, under Environmental Laws applicable to it, in each case, other than with respect to prior alleged violations, if any, that have been settled and fully resolved with no additional or continuing obligations to the Olinda Companies;

(e) none of the Olinda Companies has received any written notice from any Person alleging Environmental Liabilities or Liability for any Environmental Claims, other than with respect to Environmental Liabilities or Environmental Claims that have been settled and fully resolved with no additional or continuing obligations to the Olinda Companies;

(f) none of the Olinda Companies has received any written notice from any Governmental Authority or other Person that any of its leased real property is listed on the National Priorities List, under the Comprehensive Environmental Response, Compensation Liability Information Systems (“CERCLIS”) or on any similar state list;

(g) no real property leased by any of the Olinda Companies, and, to the Knowledge of Trust I, no Offsite Disposal Facility, is listed on the National Priorities List or CERCLIS or on any similar governmental database or list;

(h) none of the Olinda Companies has treated, disposed of, arranged for or permitted the disposal of, transported, handled, released or exposed any Person to any Hazardous Substance, or owned or operated any property or facility that is contaminated by any Hazardous Substance, so as would give rise to Environmental Liabilities;

(i) except as set forth on Section 4.10(i) of the Disclosure Schedules, there are no Hazardous Substances that are stored on the real property leased by any of the Olinda Companies;

(j) neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental Laws;

(k) none of the Olinda Companies has assumed, undertaken, or provided an indemnity with respect to or otherwise become subject to, any Environmental Liabilities of any other Person;

(l) none of the Olinda Companies has any Liabilities with respect to the presence of asbestos, silica or other Hazardous Substance in any product or item or in or upon any property or facility; and

(m) the Olinda Companies have made available to the Buyer copies of all material environmental reports, audits, assessments, and investigations, and any other material environmental documents, related to the past or present facilities, properties or operations of the Olinda Companies, or any of their respective predecessors, to the extent the foregoing are in the possession, custody, or control of the Olinda Companies or Trust I.

Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, matters arising under Environmental Laws with respect to the Olinda Companies shall be governed exclusively by this Section 4.10.

4.11 Condemnation.  Except as set forth in Section 4.11 of the Disclosure Schedules, none of the Olinda Companies has received a written notice from any Governmental Authority of any pending or threatened proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority, all or any part of the Assets of the Olinda Companies or property expected to be utilized in the Olinda Expansion.

4.12 Balance Sheet.  Except as set forth in Section 4.12 of the Disclosure Schedules:

(a) The unaudited consolidated balance sheet of the Olinda Companies as of April 30, 2010 (the “Olinda Balance Sheet”) is set forth on Schedule 4.12(a) of the Disclosure Schedules. The Olinda Balance Sheet fairly presents in all material respects the financial condition of the Olinda Companies on a consolidated basis as of such date and has been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of notes in the case of interim financial statements, none of which would, alone or in the aggregate, be materially adverse to the Olinda Project as currently conducted and as proposed to be conducted by the Olinda Expansion), applied on a consistent basis (except as may otherwise be indicated therein).

(b) The Olinda Balance Sheet has been derived from the financial books and records and operating records of the Olinda Companies (with respect to the Olinda Project, the Olinda Operating Business and the Assets of the Olinda Companies). The financial books and records and operating records in respect of the Olinda Project, the Olinda Operating Business and the Assets are true and correct in all material respects and have been maintained in accordance with the Olinda Companies’ historical policies and procedures.

(c) [Reserved]

(d) Except as set forth on Section 4.12(d)(i) of the Disclosure Schedule, the accounts receivable shown in the Olinda Balance Sheet have been paid or, with respect to the unpaid accounts receivable, are bona fide receivables arising in the ordinary course of business. Except as set forth on Section 4.12(d)(ii) of the Disclosure Schedule, no Person has any Lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to such receivables. Trust I and the Olinda Companies have no Knowledge indicating that any unpaid accounts receivable will not be paid within a period of three (3) months from the date of the Olinda Balance Sheet (or such longer periods as are provided for in any contracts applicable thereto) in amounts equal to their nominal amounts less any specific provision for bad or doubtful debts included in the Olinda Balance Sheet.

4.13 No Undisclosed Liabilities.  Except as set forth on Section 4.13 to the Disclosure Schedules, none of the Olinda Companies has or will have any Liability as of the Closing, except for Liabilities: (i) set forth in the Disclosure Schedules; (ii) reflected or reserved against in the Olinda Balance Sheet or set forth in a note thereto; (iii) incurred in compliance with the provisions of Section 8.3; or (iv) incurred in the ordinary course of business since the Olinda Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, violation of Law, claim or lawsuit).

4.14 Taxes.  Except as set forth in Section 4.14 of the Disclosure Schedules:

(a) (i) Trust I and Brea Parent have filed, or caused to be filed, each Tax Return required to have been filed by, or with respect to, each of the Olinda Companies, and all such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws and regulations; (ii) all Taxes due and payable by any of the Olinda Companies (whether or not shown on any Tax Return) have been fully paid; (iii) no examination of any Tax Return of any of the Olinda Companies is currently in progress or, to the Knowledge of Trust I, threatened in writing; (iv) there are no outstanding written agreements, consents, or waivers extending the statutory period of limitations applicable to any Tax Return of any of the Olinda Companies; (v) there is no suit, audit, claim, or assessment pending or, to the Knowledge of Trust I, proposed to any of the Olinda Companies in writing with respect to Taxes of any of the Olinda Companies; (vi) there are no written assessments of Taxes from any taxing authority against any of the Olinda Companies; and (vii) none of the Olinda Companies has made any election, pursuant to Treasury Regulation Section 301.7701-3, to be classified as an association for U.S. federal income Tax purposes; and (viii) no written claim has ever been made by an authority in a jurisdiction where the Olinda Companies do not file Tax Returns that any of the Olinda Companies is or may be subject to taxation by that jurisdiction.

(b) None of the Assets of the Olinda Companies are subject to any security interest arising in connection with the failure (or alleged failure) of the Olinda Companies, Trust I, or any beneficial owner of Trust I to pay Taxes prior to the due date thereof.

(c) The Olinda Companies and their Affiliates have withheld and timely paid all taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, member or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(d) There is no dispute or claim concerning any Tax liability of the Olinda Companies that has been claimed or raised by any Governmental Authority in writing.

(e) [Reserved]

(f) None of the Olinda Companies is a party to any agreement , contract or arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Code 280G (or any corresponding provision of state, local or non-US Tax law) and (ii) any amount that will not be fully deductible as a result of Code 162(m) (or any corresponding provision of state, local, or non-U.S. Tax law).

(g) The unpaid Taxes of the Olinda Companies (i) did not as of April 30, 2010, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Olinda Balance Sheet (rather than in the notes thereto) and (ii) does not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Olinda Companies in filing their Tax Returns. Since the Balance Sheet Date, none of the Olinda Companies has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past practice.

(h) None of the Olinda Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code 7121 (or any corresponding or similar provision of state, local, or non-US income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

(i) None of the Olinda Companies is or has been a party to any “reportable transaction” as defined in Code 6707A(c)(1) and Reg. 1.6011-4(b).

4.15  Intellectual Property.

(a) Section 4.15(a) of the Disclosure Schedules sets forth: (i) all patents, registered trademarks and other material items of Intellectual Property owned by or used by the Olinda Companies in the Olinda Operating Business and sets forth for each whether such patent, registered trademark or other material item of Intellectual Property is owned or used by the Olinda Companies under license; and (ii) a complete and accurate list of all material licenses and other material rights granted by each of the Olinda Companies to any Person with respect to any Intellectual Property rights, and all material licenses and other material rights (except for “shrink-wrap” licenses and similar licenses associated with computer software) granted by any Person to any of the Olinda Companies with respect to any Intellectual Property rights, in each case identifying the subject Intellectual Property rights. The Olinda Companies own, or have the right to use, all material Intellectual Property relating to or used in the conduct of the Olinda Operating Business as currently conducted and as currently proposed to be conducted.

(b) Except as set forth in Section 4.15(b) of the Disclosure Schedule: (i) none of the Olinda Companies has received any notices of, and, to the Knowledge of Trust I, there are no facts that indicate a likelihood of, any infringement or misappropriation by, or conflict with, any Person with respect to any Intellectual Property rights used in the Olinda Operating Business or contemplated to be used in the Olinda Expansion; (ii) none of the Olinda Companies has received any demand, request or offer to license patent or other Intellectual Property rights from any Person; (iii) the conduct of the Olinda Operating Business as currently conducted and the conduct of the Olinda Expansion as currently proposed to be conducted has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property rights of any Person, and there have been no claims made against, or written notices provided to Trust I or any of the Olinda Companies asserting that Trust I or any of the Olinda Companies is infringing, misappropriating, or otherwise conflicting with the Intellectual Property rights of any Person; and (iv) to the Knowledge of Trust I and the Olinda Companies, the Intellectual Property rights owned by or licensed in connection with the Olinda Operating Business have not been infringed, misappropriated or conflicted by any Person.

(c) Except as set forth in Section 4.15(c) of the Disclosure Schedules, neither Trust I nor the Olinda Companies have received any notice of breach or termination in relation to any Intellectual Property license used by the Olinda Companies in the Olinda Operating Business or expected to be used in the Olinda Expansion.

(d) The Olinda Companies have at all times materially complied with the terms of all Intellectual Property licenses and have committed no breach which would permit the contracting party to terminate or alter the terms of the license, or to claim indemnification, damages, increased royalties or any other type of monetary or nonmonetary compensation from the Olinda Companies. None of the Olinda Companies (i) are currently in breach of any Intellectual Property license to which it is a party or are aware of any third party allegation that the Olinda Companies are in breach of the same, and (ii) are aware of any known or threatened material breach by the contracting party of any such license.

(e) To the Knowledge of Trust I, the transactions contemplated by this Agreement will not have an adverse effect on the right, title and interest of any of the Olinda Companies or Trust I in and to the material Intellectual Property owned or licensed by it for use in the Olinda Operating Business or the Olinda Expansion, including, without limitation, the Intellectual Property rights and licenses listed on Schedule 4.15(a), and all of such material Intellectual Property rights shall be owned or otherwise available for use by the Buyer on substantially identical terms and conditions immediately following the Closing.

4.16 Bankruptcy; Solvency.  None of the Olinda Companies has applied for or is currently applying for, has consented or is currently consenting to, or has acquiesced in or is currently acquiescing in the appointment of a trustee, receiver or custodian of its assets, or the initiation of a bankruptcy, reorganization, debt arrangement, moratorium or any other proceeding under bankruptcy Laws, nor has there been or is currently existing any appointment of a trustee, receiver or custodian of such Company’s assets, or the initiation of a bankruptcy, reorganization, debt arrangement, moratorium or any other proceeding under bankruptcy Laws.

4.17 Treasury Grant.  Construction (within the meaning of the Treasury Guidance) with respect to the Olinda Expansion did not commence before January 1, 2009.

4.18 Absence of Certain Developments.  Except as set forth on Section 4.18 of the Disclosure Schedules, since December 31, 2009, (i) each of the Olinda Companies has been operated in the ordinary course of business and in compliance with Good Engineering Practices consistent with past practice, (ii) there has not been a Material Adverse Effect, and (iii) none of the Olinda Companies has (except in connection with an Emergency Situation as contemplated by Section 8.3):

(a) suffered any extraordinary losses or waived any rights of material value (whether or not in the ordinary course of business or consistent with past practice) in excess of $100,000 in the aggregate; or

(b) suffered any damage, destruction or casualty loss exceeding in the aggregate $250,000, whether or not covered by insurance.

4.19 Bank Accounts.  Set forth on Section 4.19 of the Disclosure Schedule is a list of each bank account of any of the Olinda Companies (specifying for each such account any Person with power over such account).

5 Representations and Warranties of the Providence Sellers as to the Providence Companies.  Each of the Providence Sellers makes the representations and warranties set forth in Section 5.1 through Section 5.19 below to the Buyer, as of the date hereof and as of the Closing Date, except to the extent such representations and warranties are given as of a particular date or period and relate solely to such particular date or period, in each case with respect to itself and not with respect to any other Providence Seller.

5.1 Organization of the Providence Companies.  Each of the Providence Companies and its respective jurisdiction of organization is identified in Section 5.1 of the Disclosure Schedules. Each of the Providence Companies is: (i) duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority (whether limited liability company, limited partnership, corporate, or otherwise) to carry on its business as currently conducted, and (iii) is duly qualified to do business in each jurisdiction in which the ownership, operation or leasing of its property or the conduct of its business as currently conducted requires it to be qualified, except, in the cases of clause (iii), where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Copies of the Governing Documents of the Providence Companies, as amended and in effect on the date hereof and on the Closing Date, have been made available to the Buyer and are complete in all material respects.

5.2 Equity Interests.

(a) The Providence Sellers own beneficially and of record and have good and valid title (free and clear of all Liens) to all of the RILG Interests, and RILG owns, directly or indirectly, all of the Equity Interests (free and clear of all Liens) of each of the Providence Companies other than RILG (together with the RILG Interests, the “Providence Company Interests”). The Providence Company Interests constitute all of the issued and outstanding Equity Interests of the Providence Companies as of the date hereof and are free and clear of all Liens, and the Providence Company Interests will constitute all of the issued and outstanding Equity

Interests of the Providence Companies as of the Closing Date and will be free and clear of all Liens (in each case other than those created by this Agreement or set forth in Section 5.2(a) of the Disclosure Schedules). The Providence Company Interests have been duly authorized and validly issued, are fully paid and nonassessable, and were issued free of any preemptive or other similar rights.

(b) Other than the Providence Company Interests held by the Providence Sellers and by other Providence Companies, as of the date hereof, no Person owns or holds any interest in the profits or losses of any of the Providence Companies, any rights to affect the management of any of the Providence Companies, or any rights to receive distributions from any of the Providence Companies, and as of the Closing Date, other than the Providence Company Interests held by the Providence Sellers and by other Providence Sellers and except as contemplated by this Agreement, no Person will own or hold any interest in the profits or losses of any of the Providence Companies, any rights to affect the management of any of the Providence Companies or any rights to receive distributions from any of the Providence Companies. There are no equity holder agreements, voting trusts, proxies, commitments, or other agreements or understandings relating to the issuance, sale, or transfer of any Equity Interests of any Providence Company, other than this Agreement and the Governing Documents of each of the Providence Companies.

(c) There are no outstanding Options issued or granted by, or binding upon, either any of the Providence Sellers or any of the Providence Companies for any Person to purchase or sell or otherwise acquire or dispose of any Equity Interests of any of the Providence Companies, other than the Buyer’s rights under this Agreement.

5.3 Title to Assets; Assets Used in the Business.

(a) Section 5.3(a) of the Disclosure Schedules lists all Assets consisting of real property owned or leased by the Providence Companies. Except as set forth in Section 5.3(a) of the Disclosure Schedules, the Providence Companies have good and marketable title to or valid leasehold interests in such real property, free and clear of all Liens other than Permitted Encumbrances.

(b) Except as set forth on Section 5.3(b) of the Disclosure Schedules, all of the Assets consisting of material personal property located at the Sites of the Providence Project, other than such property belonging to contractors pursuant to one or more contracts, are owned of record or leased by the Providence Companies with good and marketable title or valid leasehold interests, free and clear of all Liens other than Permitted Encumbrances.

(c) Except as set forth on Section 5.3(c) of the Disclosure Schedules, the Providence Companies have good and marketable title to or a valid leasehold in all properties and assets used by them, located on their premises (other than such property belonging to contractors pursuant to one or more contracts) or shown on the Providence Balance Sheet and all such properties and assets acquired after the dates thereof, free and clear of all Liens (other than properties and assets disposed of for fair value in the ordinary course of business since such balance sheet date that are not material for the operation of the business of the Providence Companies as currently conducted or as proposed to be conducted by the Providence Expansion), other than Permitted Encumbrances. The Providence Companies own, have a valid leasehold interest in or have the valid and enforceable right to use all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted (including with respect to the Providence Expansion taking into account the current status of the Providence Expansion). Immediately following the Closing, Buyer will own and have good and marketable title to, or a valid leasehold interest in or the valid and enforceable right to use, all of the properties and assets (free and clear of all Liens, other than Liens created by Buyer) that were used by the Providence Companies to generate the financial results reflected in the audited financial statements of the Providence Companies as of and for the period ended December 31, 2009 and in the Providence Balance Sheet.

(d) Except as set forth on Section 5.3(d) of the Disclosure Schedules, all of the Providence Companies buildings (including all components of such buildings, structures and other improvements), equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are in good operating condition and repair (normal wear and tear excepted), have been maintained in accordance with Good

Engineering Practices and are fit for use in the ordinary course of the Providence Companies business as presently conducted.

5.4 Noncontravention; Consents.

(a) Subject to the satisfaction of the closing conditions set forth in Section 10 and except as disclosed in Section 5.4(a) of the Disclosure Schedules, the execution and delivery by the Providence Sellers of this Agreement and the other Transaction Agreements to which the Providence Sellers are parties and the consummation of the transactions contemplated hereby and thereby shall not result in: (i) the violation of (A) any Law applicable to any of the Providence Companies, (B) any material contract to which any of the Providence Companies is bound, or (C) the Governing Documents of any of the Providence Companies; or (ii) the imposition of any Lien upon any of the Providence Company Interests or Assets owned by any of the Providence Companies (other than Permitted Encumbrances and Liens created by actions of the Buyer or any of its Affiliates).

(b) No consent, approval, or authorization of or filing with any third party or any Governmental Authority is required on the part of any of the Providence Companies in connection with the execution and delivery by the Providence Sellers of this Agreement and the other Transaction Agreements to which the Providence Sellers are parties or the consummation of the transactions contemplated hereby or thereby, except: (i) filings required with respect to the Federal Power Act; and (ii) as disclosed in Section 5.4(b) of the Disclosure Schedules.

5.5 Legal and Other Compliance; Permits.

(a) Subject to Section 5.5(e), and except as set forth in Section 5.5(a) of the Disclosure Schedules, none of the Providence Companies is in material default or violation of any term, condition, or provision of any Permit or Law applicable to the Providence Companies.

(b) Subject to Section 5.5(e), Section 5.5(b) of the Disclosure Schedules sets forth all Permits necessary (in accordance with Good Engineering Practices) for the operation of the Providence Operating Business as currently conducted and the Providence Companies hold all such Permits, unless otherwise specified in Section 5.5(b) of the Disclosure Schedules. All Permits required to be identified in Section 5.5(b) and which have been issued to any Providence Company are in full force and effect. Except as set forth in Section 5.5(b) of the Disclosure Schedules, the Providence Companies have complied with all terms of all such Permits and there are no circumstances of which the Providence Sellers or the Providence Companies have Knowledge that indicate that any such Permit will or is likely to be revoked, suspended, amended, modified, not renewed, or not issued (as applicable) in whole or in part.

(c) Subject to Section 5.5(e), to the Knowledge of the Providence Sellers, Section 5.5(c) of the Disclosure Schedules sets forth all Permits required to be obtained (in accordance with Good Engineering Practices) in order to construct and operate the Providence Expansion in accordance with Annex 6. The Providence Companies have submitted all applications for such Permits, unless otherwise specified in Section 5.5(c) of the Disclosure Schedules. All Permits required to be identified in Section 5.5(c) and which have been issued to any Providence Company are in full force and effect. Except as set forth in Section 5.5(c) of the Disclosure Schedules, there are no circumstances to the Knowledge of the Providence Sellers or the Providence Companies that indicate that any such Permit that (a) has been issued, will, or is likely to, be revoked, suspended, amended, modified, not renewed, or not issued (as applicable) in whole or in part, or (b) has not been issued, will not be issued in a timely manner taking account of the present schedule for completion of the Providence Expansion.

(d) Subject to Section 5.5(e), and except as set forth in Section 5.5(d) of the Disclosure Schedules, none of the Providence Companies has received any written notice of any violation of any Law or Permit applicable to it, and to the Providence Sellers’ or the Providence Companies’ Knowledge, no investigations by Government Authorities of any alleged violation are pending.

(e) The representations and warranties contained in this Section 5.5 shall not apply to: (i) employee benefits matters, which are instead the subject of Section 5.9, (ii) environmental matters, which are instead the subject of Section 5.10, and (iii) tax matters, which are instead the subject of Section 5.14.

(f) The Providence Companies have been in, and continue to be in, compliance with the FPA and the regulations promulgated thereunder with respect to the Providence Operating Business. The Providence Project is and always has been a qualifying facility meeting the criteria of 18 C.F.R. §§ 292.203(a), 292.601(a), 292.602(a). All filings with FERC, the Department of Energy, or any other Governmental Authority by or on behalf of the Providence Companies were true and accurate in all respects at the time of filing.

(g) (i) Copies of all Permits issued to any of the Providence Companies and identified in Section 5.5 of the Disclosure Schedules have been made available to Buyer, and (ii) copies of applications for Permits (that are required to be identified in Section 5.5 of the Disclosure Schedules) that have been filed by any of the Providence Companies and with respect to which Permits have not yet been issued have been made available to Buyer.

5.6 Providence Project Contracts.

(a) Section 5.6(a) of the Disclosure Schedules sets forth a true, correct, and complete list of the following types of contracts to which any of the Providence Companies is a party or by which any of the Providence Companies is bound (together, the “Providence Project Contracts”):

(i) contracts or group of related contracts with the same party or group of affiliated parties requiring payments by or to any of the Providence Companies in excess of $100,000;

(ii) contracts with the Sellers or any Affiliate of the Sellers other than any of the Providence Companies;

(iii) contracts pursuant to which any Providence Company has been granted landfill gas rights;

(iv) contracts providing for the purchase or sale of capacity, energy, ancillary services, environmental attributes or any other similar products;

(v) electric transmission and interconnection contracts;

(vi) contracts relating to the collection, treatment, transmission and storage of landfill gas;

(vii) outstanding futures, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including electric power, fuel or securities;

(viii) contracts for the joint use of facilities requiring payments thereunder by any party thereto in excess of $100,000 in the aggregate;

(ix) contracts that purport to limit any of the Providence Companies’ freedom to compete in any line of business or in any geographic area;

(x) contracts with any Governmental Authority requiring payments thereunder by a party thereto in excess of $100,000 in the aggregate;

(xi) any settlements, conciliations or similar contracts, the performance of which will involve payment after the execution of this Agreement of consideration in excess of $100,000 in the aggregate;

(xii) all contracts conveying, granting, leasing or assigning an interest in real property or capital equipment to any of the Providence Companies requiring payments thereunder by a party thereto in excess of $100,000;

(xiii) all contracts relating to the purchase or sale of any of the Providence Companies and/or their Subsidiaries or any business, division, or operation of the Providence Companies or their Subsidiaries, or any facilities or real property of the foregoing requiring payments thereunder by a party thereto in excess of $100,000 in the aggregate;

(xiv) all contracts which require payment or increased obligations by or on behalf of any of the Providence Companies or any of their Subsidiaries as a result of the transactions contemplated by this Agreement;

(xv) all contracts and agreements that limit or purport to limit the ability of any of the Providence Companies or any of their Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xvi) transmission, interconnection, water supply, energy marketing, energy management or operations and maintenance contracts;

(xvii) contracts with respect to Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material Asset or group of Assets of any of the Providence Companies;

(xviii) contracts with respect to the Providence Expansion;

(xix) joint venture contracts, partnership agreements, limited liability company agreements, or other contracts (however named) involving a sharing of profits, losses, costs, or liabilities by any of the Providence Companies with any other Person;

(xx) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation (including any bonuses or other remuneration and whether in cash or otherwise), to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

(xxi) contract for the employment of any officer, individual employee or other Person on a full time, part time, consulting or other basis or relating to loans to officers, directors or Affiliates;

(xxii) contract under which any of the Providence Companies has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

(xxiii) lease or agreement under which any of the Providence Companies is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

(xxiv) lease or agreement under which any of the Providence Companies is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by any of the Providence Companies;

(xxv) contract or agreements regarding any material indemnification provided by any of the Providence Companies, other than customary indemnification clauses contained in any other contracts referred to in this Section 5.6; and

(xxvi) contracts entered into other than in the ordinary course of business and not otherwise listed on Section 5.6(a) of the Disclosure Schedules.

(b) Except as disclosed in Section 5.6(b) of the Disclosure Schedules, (i) each of the Providence Project Contracts (A) is a valid and binding obligation of the Providence Company that is a party thereto and (B) assuming such Providence Project Contract is a valid and binding obligation of and enforceable against the other parties thereto, is enforceable against the Providence Company that is a party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors generally and subject to general principles of equity, in each case as now or hereafter in effect, (ii) none of the Providence Companies is in breach or default in any material respect under any Providence Project Contract to which it is a party, (iii) all material contracts necessary for the Providence Expansion (other than the Providence Expansion Interconnection Agreement) have been obtained and are set forth on Section 5.6(a) of the Disclosure Schedules, and (iv) the Providence Seller have no Knowledge of any material breach of or default under any Providence Project Contract by any counterparty thereto. The Providence Sellers have made available to the Buyer a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on Section 5.6(a) of the Disclosure Schedules, together with all amendments, waivers or other changes thereto.

5.7 Insurance.  Section 5.7 of the Disclosure Schedules sets forth a complete and correct list, as of the date hereof, of all policies of insurance currently maintained by RRP or its Affiliates and providing coverage with respect to the Providence Companies. Such insurance policies are in full force and effect and all premiums due with respect to all periods to and including the Closing Date have either been paid or adequate provisions for payment have been made. None of the Providence Sellers or the Providence Companies has received any notice of cancellation or non-renewal of any of such insurance policies.

5.8 Litigation.  Except as disclosed in Section 5.8 of the Disclosure Schedules, and except as to any matter the subject matter of which is covered in Sections 5.5 or 5.10, there is no (and there has not been any for the past five years) action, suit, or proceeding pending, or to the Knowledge of the Providence Sellers or the Providence Companies, threatened in writing, against any of the Providence Companies.

5.9 Employees and Employee Benefits.

(a) None of the Providence Companies employs any employees. All Operating Employees of the Providence Project are employed by RPMC. Section 5.9(a) of the Disclosure Schedule sets forth a complete and correct list of the name, date of hire, current job title, current base salary/wage rate, bonus, commission, or other remuneration of each Operating Employee of the Providence Project as of the date hereof, and designates whether any such employee is not actively employed as of such date. None of the Providence Companies is party to a collective bargaining agreement with any labor organization. No union has filed a petition to represent employees of the Providence Companies with the National Labor Relations Board or made a demand to bargain with any of the Providence Companies. No union organizing efforts are underway or, to the Knowledge of the Providence Sellers or the Providence Companies, threatened with respect to the Providence Companies or the Operating Employees of the Providence Project. There is no employment-related charge of discrimination or complaint pending or, to the Knowledge of the Providence Sellers or the Providence Companies, threatened in writing, before any Governmental Authority responsible for enforcing employment-related Laws related to a violation or breach (or an alleged violation or breach) of any Law or contract by the Providence Companies (or any of their officers or directors) or with respect to the Operating Employees of the Providence Project.

(b) No Plan is sponsored, maintained, participated in, or directly contributed to by any of the Providence Companies. Section 5.9(a) of the Disclosure Schedules sets forth a list of all Plans in which Operating Employees of the Providence Project participate as a result of their service with RPMC (the “Providence Operating Employee Plans”).

(c) No Plan sponsored, maintained, contributed to, or participated in by any entity that, at any relevant time, is or was treated as a single employer with any of the Providence Companies under Code Section 414 (a “Providence ERISA Affiliate”), is a “defined benefit plan” within the meaning of ERISA Section 3(35), a “multiemployer plan” within the meaning of ERISA Section 3(37), or any other plan subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA. Neither the Providence Companies nor any Providence ERISA Affiliate (i) has fully or partially withdrawn from a multiemployer plan within the past six years or (ii) otherwise has any liability or potential liability or obligation pursuant to or under Title IV of ERISA.

(d) Each Qualified Plan has been determined to be so qualified and has been administered in all material respects in compliance with its terms, ERISA, the Code and other applicable Laws.

(e) Except as set forth in Section 5.9(e) of the Disclosure Schedules, none of the Providence Companies has any liability or potential liability or obligation in respect of, and none of the Providence Operating Employee Plans provides or promises to provide, health, medical, or life insurance benefits attributable to any employee’s post-retirement period, except for coverage under Code Section 4980B for which the covered individual pays the full cost of coverage.

(f) Except as set forth on Section 5.9(f) of the Disclosure Schedules, no Providence Operating Employee Plan exists that, as result of the execution of this Agreement (whether alone or in connection with subsequent events), would result in: (i) payment by a Providence Company, Buyer or its Affiliates of any money or property to any Operating Employee, (ii) the provision by a Providence Company, Buyer or its Affiliates of any benefits or other rights to any Operating Employee, or (iii) the increase, acceleration, or provision of any payment, benefit, or other right by a Providence Company, Buyer or its Affiliates to any Operating Employee, and none of the Providence Companies has any liability or potential liability or obligation in respect to such payment, provision, increase, or acceleration.

(g) With respect to each Providence Operating Employee Plan, all contributions or payments (including all employer contributions, employee salary reduction contributions and premium payments) to, by or on behalf of Operating Employees that are due have been made within the time periods prescribed by the terms of each such plan (and related contracts), ERISA, and the Code.

(h) There have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code), and no “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of a Plan, except, in each case, as would not result in liability to the Providence Companies. No action, investigation, suit, proceeding, hearing or claim with respect to any Providence Operating Employee Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Providence Sellers, threatened that could become a liability of the Providence Companies, Buyer or any of the Buyer’s Affiliates.

5.10 Environmental Matters.  Except as set forth in Section 5.10 of the Disclosure Schedules:

(a) the Providence Companies have operated and are operating the Providence Operating Business in compliance with all applicable Environmental Laws;

(b) (i) each of the Providence Companies has been duly issued, and maintains, all Permits arising under Environmental Laws necessary (in accordance with Good Engineering Practices) for the operation of the Providence Operating Business as currently conducted, and all such Permits are in full force and effect; (ii) all Permits referred to in clause (i) are listed on Section 5.10(b)(ii) of the Disclosure Schedules; and (iii) the Providence Companies have complied and are in compliance with all terms of all Permits referred to in clause (i) and there are no circumstances of which the Providence Sellers or the Providence Companies have Knowledge that indicate that any such Permit will or is likely to be revoked, suspended, challenged, amended, modified, not renewed, or not issued (as applicable) in whole or in part;

(c) (i) Section 5.10(c)(i) of the Disclosure Schedules sets forth all Permits arising under Environmental Law required to be obtained (in accordance with Good Engineering Practices) in order to construct and operate the Providence Expansion in accordance with Annex 6; (ii) the Providence Companies have submitted all applications for all such Permits referred to in clause (i); (iii) all Permits referred to in clause (i) which have been issued to any Providence Company are in full force and effect; (iv) there are no circumstances of which the Providence Sellers or the Providence Companies have Knowledge that indicate that any Permit referred to in clause (i) that (A) has been issued, will be, or is likely to be, revoked, suspended, challenged, amended, modified, not renewed, or not issued (as applicable) in whole or in part or (B) has not been issued, will not be issued without challenge in a timely manner taking account of the present schedule for completion of the Providence Expansion; and (v) to the Providence Seller’s or the Providence Companies’ Knowledge, no investigations by Governmental Authorities of any alleged violation of Environmental Laws, including any Permit issued under Environmental Laws, are pending;

(d) none of the Providence Companies has received any written notice from any Governmental Authority that it is not in compliance with Environmental Laws, or failed to obtain, maintain, or comply with material Permits required for the ownership or operation of the Providence Operating Business as currently conducted, or the ownership or operation of the Providence Expansion as proposed to be conducted, under Environmental Laws applicable to it, in each case, other than with respect to prior alleged violations, if any, that have been settled and fully resolved with no additional or continuing obligations to the Providence Companies;

(e) none of the Providence Companies has received any written notice from any Person alleging Environmental Liabilities or Liability for any Environmental Claims, other than with respect to Environmental Liabilities or Environmental Claims that have been settled and fully resolved with no additional or continuing obligations to the Providence Companies;

(f) none of the Providence Companies has received any written notice from any Governmental Authority or other Person that any of its leased real property is listed on the National Priorities List under CERCLIS or on any similar state list;

(g) no real property leased by any of the Providence Companies, and, to the Knowledge of the Providence Sellers, no Offsite Disposal Facility, is listed on the National Priorities List or CERCLIS or on any similar governmental database or list;

(h) none of the Providence Companies has treated, disposed of, arranged for or permitted the disposal of, transported, handled, released or exposed any Person to any Hazardous Substance, or owned or operated any property or facility that is contaminated by any Hazardous Substance, so as would give rise to Environmental Liabilities;

(i) except as set forth on Section 5.10(i) of the Disclosure Schedules, there are no Hazardous Substances that are stored on the real property leased by any of the Providence Companies;

(j) neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental Laws;

(k) none of the Providence Companies has assumed, undertaken, or provided an indemnity with respect to or otherwise become subject to, any Environmental Liabilities of any other Person;

(l) none of the Providence Companies has any Liabilities with respect to the presence of asbestos, silica or other Hazardous Substance in any product or item or in or upon any property or facility; and

(m) the Providence Companies have made available to the Buyer copies of all material environmental reports, audits, assessments, and investigations, and any other material environmental documents, related to the past or present facilities, properties or operations of the Providence Companies, or any of their respective predecessors, to the extent the foregoing are in the possession, custody, or control of the Providence Companies or the Providence Sellers.

Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, matters arising under Environmental Laws with respect to the Providence Companies shall be governed exclusively by this Section 5.10.

5.11 Condemnation.  Except as set forth in Section 5.11 of the Disclosure Schedules, none of the Providence Companies has received a written notice from any Governmental Authority of any pending or threatened proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority, all or any part of the Assets of the Providence Companies or property expected to be utilized in the Providence Expansion.

5.12 Balance Sheet.  Except as set forth in Section 5.12 of the Disclosure Schedules:

(a) The unaudited consolidated balance sheet of the Providence Companies as of April 30, 2010 (the “Providence Balance Sheet”) is set forth on Schedule 5.12(a) of the Disclosure Schedules. The Providence Balance Sheet fairly presents in all material respects the financial condition of the Providence Companies on a consolidated basis as of such date and has been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of notes in the case of interim financial statements, none of which would, alone or in the aggregate, be materially adverse to the Providence

Project as currently conducted and as proposed to be conducted by the Providence Expansion), applied on a consistent basis (except as may otherwise be indicated therein).

(b) The Providence Balance Sheet has been derived from the financial books and records and operating records of the Providence Companies (with respect to the Providence Project, the Providence Operating Business and the Assets of the Providence Companies). The financial books and records and operating records in respect of the Providence Project, the Providence Operating Business and the Assets are true and correct in all material respects and have been maintained in accordance with the Providence Companies’ historical policies and procedures.

(c) [Reserved]

(d) Except as set forth on Section 5.12(d)(i) of the Disclosure Schedule, the accounts receivable shown in the Providence Balance Sheet have been paid or, with respect to the unpaid accounts receivable, are bona fide receivables arising in the ordinary course of business. Except as set forth on Section 5.12(d)(ii) of the Disclosure Schedule, no Person has any Lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to such receivables. The Providence Sellers and the Providence Companies have no Knowledge indicating that any unpaid accounts receivable will not be paid within a period of three (3) months from the date of the Providence Balance Sheet (or such longer periods as are provided for in any contracts applicable thereto) in amounts equal to their nominal amounts less any specific provision for bad or doubtful debts included in the Providence Balance Sheet.

5.13 No Undisclosed Liabilities.  Except as set forth on Section 5.13 to the Disclosure Schedules, none of the Providence Companies has or will have any Liability as of the Closing, except for Liabilities: (i) set forth in the Disclosure Schedules; (ii) reflected or reserved against in the Providence Balance Sheet or set forth in a note thereto; (iii) incurred in compliance with the provisions of Section 8.3; or (iv) incurred in the ordinary course of business since the Providence Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, violation of Law, claim or lawsuit).

5.14 Taxes.  Except as set forth in Section 5.14 of the Disclosure Schedules:

(a) (i) The Providence Sellers and RILG have filed, or caused to be filed, each Tax Return required to have been filed by, or with respect to, each of the Providence Companies, and all such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws and regulations; (ii) all Taxes due and payable by any of the Providence Companies (whether or not shown on any Tax Return) have been fully paid; (iii) no examination of any Tax Return of any of the Providence Companies is currently in progress or, to the Knowledge of the Providence Sellers, threatened in writing; (iv) there are no outstanding written agreements, consents, or waivers extending the statutory period of limitations applicable to any Tax Return of any of the Providence Companies; (v) there is no suit, audit, claim, or assessment pending or, to the Knowledge of Trust I, proposed to any of the Providence Companies in writing with respect to Taxes of any of the Providence Companies; (vi) there are no written assessments of Taxes from any taxing authority against any of the Providence Companies; and (vii) none of the Providence Companies has made any election, pursuant to Treasury Regulation Section 301.7701-3, to be classified as an association for U.S. federal income Tax purposes; and (viii) no written claim has ever been made by an authority in a jurisdiction where the Providence Companies do not file Tax Returns that any of the Providence Companies is or may be subject to taxation by that jurisdiction.

(b) None of the Assets of the Providence Companies are subject to any security interest arising in connection with the failure (or alleged failure) of the Providence Companies, the Providence Sellers, or any beneficial owner of the Providence Sellers to pay Taxes prior to the due date thereof.

(c) The Providence Companies and their Affiliates have withheld and timely paid all taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, member or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(d) There is no dispute or claim concerning any Tax liability of the Providence Companies that has been claimed or raised by any Governmental Authority in writing.

(e) The Providence Project is a facility that, in accordance with Code Section 45(d)(6), produces electricity from gas derived from the biodegradation of “municipal solid waste” (as such term is defined in Code Section 45(c)(6)). The Providence Companies have not received any amount described in Code Section 45(b)(3). The Caterpillar generators that are part of the Providence Project were placed in service in 2005.

(f) None of the Providence Companies is a party to any agreement , contract or arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Code 280G (or any corresponding provision of state, local or non-US Tax law) and (ii) any amount that will not be fully deductible as a result of Code 162(m) (or any corresponding provision of state, local, or non-U.S. Tax law).

(g) The unpaid Taxes of the Providence Companies (i) did not as of April 30, 2010, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Providence Balance Sheet (rather than in the notes thereto) and (ii) does not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Providence Companies in filing their Tax Returns. Since the Balance Sheet Date, none of the Providence Companies has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past practice.

(h) None of the Providence Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code 7121 (or any corresponding or similar provision of state, local, or non-US income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

(i) None of the Providence Companies is or has been a party to any “reportable transaction” as defined in Code 6707A(c)(1) and Reg. 1.6011-4(b).

5.15 Intellectual Property.

(a) Section 5.15(a) of the Disclosure Schedules sets forth: (i) all patents, registered trademarks and other material items of Intellectual Property owned by or used by the Providence Companies in the Providence Operating Business and sets forth for each whether such patent, registered trademark or other material item of Intellectual Property is owned or used by the Providence Companies under license; and (ii) a complete and accurate list of all material licenses and other material rights granted by each of the Providence Companies to any Person with respect to any Intellectual Property rights, and all material licenses and other material rights (except for “shrink-wrap” licenses and similar licenses associated with computer software) granted by any Person to any of the Providence Companies with respect to any Intellectual Property rights, in each case identifying the subject Intellectual Property rights. The Providence Companies own, or have the right to use, all material Intellectual Property relating to or used in the conduct of the Providence Operating Business as currently conducted and as currently proposed to be conducted.

(b) Except as set forth in Section 5.15(b) of the Disclosure Schedule: (i) none of the Providence Companies has received any notices of, and, to the Knowledge of the Providence Sellers, there are no facts that indicate a likelihood of, any infringement or misappropriation by, or conflict with, any Person with respect to any Intellectual Property rights used in the Providence Operating Business or contemplated to be used in the Providence Expansion; (ii) none of the Providence Companies has received any demand, request or offer to license patent or other Intellectual Property rights from any Person; (iii) the conduct of the Providence Operating Business as currently conducted and the conduct of the Providence Expansion as currently proposed to be conducted has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property rights of any Person, and there have been no claims made against, or written notices provided to the Providence Sellers or any of the Providence Companies asserting that the Providence Sellers or any of the Providence Companies is infringing, misappropriating, or otherwise conflicting with the Intellectual Property rights of any Person; and (iv) to the Knowledge of the Providence Sellers and the Providence Companies, the Intellectual Property rights owned by or licensed in connection with the Providence Operating Business have not been infringed, misappropriated or conflicted by any Person.

(c) Except as set forth in Section 5.15(c) of the Disclosure Schedules, neither the Providence Sellers nor the Providence Companies have received any notice of breach or termination in relation to any Intellectual Property license used by the Providence Companies in the Providence Operating Business or expected to be used in the Providence Expansion.

(d) The Providence Companies have at all times materially complied with the terms of all Intellectual Property licenses and have committed no breach which would permit the contracting party to terminate or alter the terms of the license, or to claim indemnification, damages, increased royalties or any other type of monetary or nonmonetary compensation from the Providence Companies. None of the Providence Companies (i) are currently in breach of any Intellectual Property license to which it is a party or are aware of any third party allegation that the Providence Companies are in breach of the same, and (ii) are aware of any known or threatened material breach by the contracting party of any such license.

(e) To the Knowledge of the Providence Sellers, the transactions contemplated by this Agreement will not have an adverse effect on the right, title and interest of any of the Providence Companies or the Providence Sellers in and to the material Intellectual Property owned or licensed by it for use in the Providence Operating Business or the Providence Expansion, including, without limitation, the Intellectual Property rights and licenses listed on Schedule 5.15(a), and all of such material Intellectual Property rights shall be owned or otherwise available for use by the Buyer on substantially identical terms and conditions immediately following the Closing.

5.16 Bankruptcy; Solvency.  None of the Providence Companies has applied for or is currently applying for, has consented or is currently consenting to, or has acquiesced in or is currently acquiescing in the appointment of a trustee, receiver or custodian of its assets, or the initiation of a bankruptcy, reorganization, debt arrangement, moratorium or any other proceeding under bankruptcy Laws, nor has there been or is currently existing any appointment of a trustee, receiver or custodian of such Company’s assets, or the initiation of a bankruptcy, reorganization, debt arrangement, moratorium or any other proceeding under bankruptcy Laws.

5.17 ITC Treasury Grant.  Construction (within the meaning of the Treasury Guidance) with respect to the Providence Expansion did not commence before January 1, 2009.

5.18 Absence of Certain Developments.  Except as set forth on Section 5.18 of the Disclosure Schedules, since December 31, 2009, (i) each of the Providence Companies has been operated in the ordinary course of business and in compliance with Good Engineering Practices consistent with past practice, (ii) there has not been a Material Adverse Effect, and (iii) none of the Providence Companies has (except in connection with an Emergency Situation as contemplated by Section 8.3):

(a) suffered any extraordinary losses or waived any rights of material value (whether or not in the ordinary course of business or consistent with past practice) in excess of $100,000 in the aggregate; or

(b) suffered any damage, destruction or casualty loss exceeding in the aggregate $250,000, whether or not covered by insurance.

5.19 Bank Accounts.  Set forth on Section 5.19 of the Disclosure Schedule is a list of each bank account of any of the Providence Companies (specifying for each such account any Person with power over such account).

6 [Reserved]

7 Representations and Warranties of the Buyer.  The Buyer represents and warrants to the Sellers, as of the date hereof and as of the Closing Date, as follows:

7.1 Organization of the Buyer.  The Buyer is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

7.2 Authorization of Transaction.  The Buyer has the full power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the other Transaction Agreements to which it is a party and the performance of the Buyer’s obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Buyer. The Buyer has duly executed and delivered this Agreement and, as of the Closing Date, will have executed and delivered the other Transaction Agreements to which it is a party, and this Agreement constitutes, and each such Transaction Agreement when so executed and delivered will constitute, the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Laws relating to or affecting creditors generally, and subject to general principles of equity (regardless of whether enforcement thereof is in a proceeding at law or in equity), in each case as now or hereafter in effect.

7.3 Noncontravention; Consents.

(a) Subject to the satisfaction of the closing conditions set forth in Section 10 and the other terms and conditions hereof, the execution and delivery by the Buyer of this Agreement and the other Transaction Agreements to which it is a party and the performance of the Buyer’s obligations hereunder and thereunder shall not result in the violation of: (i) any Law applicable to the Buyer; (ii) any material contract to which the Buyer is bound; or (iii) the Governing Documents of the Buyer, except for such violations as would not reasonably be expected to materially impair or delay the Buyer’s ability to perform its obligations under this Agreement and the other Transaction Agreements to which it is a party or consummate the transactions contemplated hereby or thereby.

(b) No consent, approval or authorization of or filing with any third party or any Governmental Authority is required on the part of the Buyer in connection with the execution and delivery of this Agreement and the other Transaction Agreements to which the Buyer is a party or the consummation by Buyer of the transactions contemplated hereby or thereby, except: (i) filings required with respect to the Federal Power Act; and (ii) consents, approvals, authorizations, or filings which, if not made or obtained, would not reasonably be expected to materially impair or delay the Buyer’s ability to perform its obligations under this Agreement and the other Transaction Agreements to which it is a party or consummate the transactions contemplated hereby or thereby.

7.4 Brokers’ Fees.  The Buyer has no Liability or obligation to pay any fees or commissions to any other broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

7.5 Litigation.  No action, suit, claim, demand, or other proceeding is pending or, to the Buyer’s Knowledge, threatened that (i) would be reasonably likely to materially impair or delay the Buyer’s ability to perform its obligations under this Agreement or any other Transaction Agreement to which it is a party or consummate the transactions contemplated hereby or thereby or (ii) questions the validity of this Agreement or any other Transaction Agreement or of any action taken or to be taken pursuant to or in connection with the provisions hereof or thereof.

7.6 [Reserved]

7.7 Availability of Funds.

(a) Attached as Section 7.7(a) of the Disclosure Schedules is a true and complete copy of the Equity Commitment Letter. The Equity Commitment Letter is a legal, valid and binding obligation of Buyer and the Sponsors. Subject to its terms and conditions, the aggregate proceeds to be disbursed pursuant to the Equity Commitment Letter would provide Buyer with cash proceeds at the Closing sufficient to make the payments required by Section 2.

(b) Attached as Section 7(b) of the Disclosure Schedules is a copy of the draft debt financing term sheet entitled “Project Hoff — Outline of Terms and Conditions” dated as of June 22, 2010 (the “Debt Term Sheet”).

8 Covenants of the Sellers.  Each Seller hereby covenants and agrees, solely with respect to itself, the Parent Company the Interests of which it is selling to the Buyer (and, where applicable, such Parent Company’s subsidiaries and the Project owned and operated by such entities), or such Interests, as the case may be, and not with respect to any other Seller, Company, Project, or Interest, as follows:

8.1 General.  Prior to the Closing, each Seller shall use commercially reasonable efforts to effect the consummation of the transactions contemplated by this Agreement as soon as practicable (including giving all required notices to third parties and obtaining all required third-party consents as may be required for the satisfaction, but not waiver, of the closing conditions set forth in Section 10).

8.2 Notices, Consents and Approvals.

(a) FERC.  Each Seller shall cooperate with the Buyer to jointly prepare and file, or cause to be filed, as promptly as practicable after the date hereof, with FERC any application required to be filed pursuant to Section 203(a) of the Federal Power Act, requesting approval for the transactions contemplated hereby to the extent required.

(b) Consent Statement(s)/Consent Solicitations.  As promptly as reasonably practicable after the date hereof (and no later than ten (10) Business Days following the date hereof), the Sellers’ Representative shall prepare, or cause to be prepared, and in the case of Trust III and Trust IV (also no later than ten (10) Business Days following the date hereof) file with the SEC, consent statements to be sent to the holders of shares of each of Trust I, Trust III, Trust IV and B Fund in connection with each such Seller’s Consent Solicitation (together with any amendments thereof or supplements thereto, the “Consent Statements” and each a “Consent Statement”). The Sellers’ Representative, after consultation with Buyer, will use commercially reasonable efforts to respond promptly to any comments made by the staff of the SEC with respect to the Consent Statements that are filed with the SEC. Without limiting the generality of the foregoing, (x) prior to filing any Consent Statement (or any amendment or supplement thereto) with the SEC or responding to any comments of the staff of the SEC with respect thereto, the Sellers’ Representative shall (A) give Buyer a reasonable opportunity to review and comment on such documents or response and (B) include such documents or response comments reasonably and promptly proposed by Buyer, and (y) Buyer shall promptly furnish all information relating to Buyer and its Affiliates as the Sellers’ Representative may reasonably request (or as may be required in the sole, but reasonable, judgment of the Sellers’ Representative to be included in the Consent Statements) in connection with such actions and the preparation of the Consent Statements, except for information that is confidential, proprietary or commercially sensitive to the Buyer’s business. Provided the Sellers’ Representative has not made a Financing Delay Determination under Section 8.11(c) and this Agreement has not been terminated in accordance with Section 13.1, then, subject to applicable Law, as promptly as reasonably practicable after the staff of the SEC indicate they have no further comments regarding any of the Consent Statements filed with the SEC by the Sellers’ Representative (but in any event within five (5) Business Days thereafter), the Sellers’ Representative shall mail or cause to be mailed all of the Consent Statements (whether or not filed with the SEC) to the respective holders of Equity Interests of each of Trust I, Trust III, Trust IV and B Fund for the purpose of obtaining the Shareholder Approval for each such Seller (the “Consent Solicitations” and each a “Consent Solicitation”). Subject to Section 8.8, each of the Consent Statements shall include the recommendation of the managing shareholder of the applicable Seller recommending to the shareholders of such Seller the approval and adoption of this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby (each such recommendation with respect to the shareholders of Trust I, Trust III, Trust IV or B Fund regarding the sale of the Providence Company Interests, a “Providence Recommendation” and the recommendation with respect to the shareholders of Trust I regarding the sale of the Olinda Company Interests, the “Olinda Recommendation” and together with the Providence Recommendation, the “Recommendations”). The Sellers’ Representative will advise Buyer, as promptly as practicable, after it receives notice thereof, of any request by the staff of the SEC for amendment of any Consent Statement filed with the SEC or comments thereon and responses thereto or requests by the staff of the SEC for additional information. If at any time prior to the Closing, any information, event or circumstance relating to any party hereto, or their respective officers, directors, Affiliates or Representatives, should be discovered by any party hereto (as it relates to such party) that may reasonably be required to be set forth in an amendment or supplement to one or more of the Consent Statements so that such Consent Statements do not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the party discovering such information, event or circumstance shall promptly inform the other parties hereto and, to the extent required by Law in the sole judgment of the Sellers’ Representative, an appropriate amendment or supplement describing such information, event or circumstances shall be promptly prepared, and with respect to Trust III or Trust IV filed by the Sellers’ Representative with the SEC, and, if required, disseminated to the holders of shares of Trust I, Trust III, Trust IV or B Fund (as applicable).

(c) Prior to the Closing, each Seller shall cooperate with the Buyer and use commercially reasonable efforts to: (i) promptly prepare, support, assist in preparing, join in, and file any filings, applications, and all other necessary documentation; (ii) effect all necessary applications, notices, petitions, and filings, and execute all agreements and documents; and (iii) obtain and not oppose, directly or indirectly, all necessary consents, approvals, and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, or other instrument to which such Seller or any of the Companies to be sold by it hereunder is a party or by which any of them or any of their respective properties is bound. Each Seller agrees that the Buyer shall have the right to review in advance all information relating to the transactions contemplated by this Agreement that appear in any filing made by such Seller in connection with the transactions contemplated hereby.

(d) On or before the Closing Date, each Seller shall use its commercially reasonable efforts to renew or extend any Permit applicable to the operation of the Companies to be sold by such Seller hereunder that has expired or will expire prior to or within ninety days after the Closing Date and shall take such other actions to preserve any Permit in the ordinary course of business.

8.3 Operation of Business.

(a) Unless otherwise contemplated by this Agreement or with the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed), during the Interim Period, Trust I shall, and shall cause the Olinda Companies to, and the Providence Sellers shall, and shall cause the Providence Companies to:

(i) operate and maintain the Olinda Operating Business or the Providence Operating Business, as the case may be, in the ordinary course of business consistent with past practice and Good Engineering Practices (including the continued scheduling and performance of regular and customary maintenance, and maintenance overhauls);

(ii) use their respective commercially reasonable efforts to (x) preserve intact in all material respects their business, organization, and goodwill, (y) preserve their relationship with Persons having business dealings with respect to the conduct of their business (including, without limitation, customers, suppliers, service providers), and (z) provide the Buyer with reports of meetings with any Governmental Authority regarding the Project or the Expansions;

(iii) pay in the ordinary course of business all Taxes, lease payments, insurance premiums, trade payables and any other amounts due in relation to the Companies or the Projects as they come due;

(iv) promptly notify Buyer of any breach of any representation, warranty, covenant or agreement of Sellers or the Companies hereunder or any Material Adverse Effect;

(v) continue to pursue the Olinda Expansion and the Providence Expansion (as the case may be) in such manner as may be reasonably determined by Sellers; provided that the Expansions will be pursued in a manner not inconsistent with the descriptions in Annexes 4 and 6, respectively, and no amendment to such descriptions shall be made without the prior written consent of the Buyer (such consent not to be unreasonably withheld, conditioned or delayed);

(vi) obtain title insurance (at Trust I’s cost) for the Olinda Project and the Olinda Expansion on terms reflected in the existing title insurance commitment dated March 10, 2010 (Order No.: 810066724-X49);

(vii) within ten (10) days from the date of this Agreement, cause the Olinda Companies and the Providence Companies to issue limited notices to proceed to DCO California, Inc. and to DCO Energy, LLC as contemplated by the Olinda EPC Contract and the Providence EPC Contract, respectively, in order to cause the contractor thereunder to provide and/or arrange for the provision of engineering, site preparation and related services to the Olinda Companies and Providence Companies (as applicable) so as to advance the construction of the Olinda Expansion and the Providence Expansion; and

(viii) make capital and maintenance expenditures in accordance with the budget attached hereto as Annex 8.

(b) Except (i) as required or otherwise specifically permitted by the terms of this Agreement, (ii) as set forth in Section 8.3(b) of the Disclosure Schedules, or (iii) with the prior written consent of the Buyer (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, Trust I shall not cause or permit any of the Olinda Companies to, and the Providence Sellers shall not cause or permit any of the Providence Companies to (where applicable):

(A) amend its Governing Documents or recapitalize, reorganize, liquidate, dissolve, or wind up;

(B) issue any Equity Interests (other than Equity Interests issued to Trust I or the Providence Sellers (as applicable) in exchange for the cancellation of inter-company Indebtedness);

(C) sell, lease, license or dispose of any Assets, other than as used, consumed, or replaced in the ordinary course of business consistent with past practice and Good Engineering Practices (but only to the extent that such Assets are not material for the operation of the business of either the Olinda Companies or the Providence Companies as currently conducted or as proposed to be conducted by the Expansions);

(D) encumber, pledge, mortgage, or suffer to be imposed on any Assets any material Lien other than Permitted Encumbrances;

(E) terminate, allow to expire, amend, modify, grant any waiver under or provide any consent under any Olinda Project Contract or any Providence Project Contract;

(F) elect to be taxed as a corporation for federal or any state income Tax purposes, adopt or change any method of Tax accounting, file any amended Tax Return, surrender any right to claim a Tax refund, enter into any closing agreement, settle any claim or assessment relating to Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(G) change any of its financial accounting methods, policies, or practices, except as required by GAAP or applicable Law;

(H) incur Indebtedness that remains outstanding after the Closing and that does not otherwise reduce the Olinda Purchase Price or the Providence Purchase Price (as applicable) as contemplated by Section 2;

(I) declare, make or pay any dividends or equity distributions to any of the Sellers or pay any other return of or on the capital investments of any of the Sellers, or redeem, purchase or otherwise acquire any Equity Interests;

(J) settle or compromise any action or proceeding if such settlement or compromise would result in a liability or materially restrict the business of any of the Companies following the Closing;

(K) acquire, merge or consolidate with, or make any investment in or loan or advance to, or purchase substantially all of the assets of, any Person, except for purchases of assets in an aggregate amount of no more than $500,000;

(L) take or omit to take any action that would reasonably be expected to result in a Material Adverse Effect;

(M) enter into any contract (i) outside of the ordinary course of business or (ii) restricting in any material respect the conduct of the business of any of the Companies or the Olinda Project, the Providence Project, the Olinda Expansion or the Providence Expansion;

(N) enter into any contract which survives Closing with any officer, director, shareholder, trustee or beneficiary of any shareholder, member, manager or other insider or Affiliate;

(O) delay the payment of accounts payable or accelerate the collection of or discount any accounts receivable, other than in the ordinary course of business consistent with past practices or as contemplated in the Agreed Accounting Principles;

(P) (i) make any capital expenditures or commit to make any capital expenditures for the Olinda Expansion in excess of the budget for capital expenditures specifically set forth in the plan for the Olinda Expansion, and attached hereto as Annex 9, or (ii) make any capital expenditures or commit to make any capital expenditures for the Providence Expansion in excess of the budget for capital expenditures specifically set forth in the plan for the Providence Expansion, and attached hereto as Annex 10;

(Q) assume or guarantee the obligations of any Person other than a Company in the ordinary course of business;

(R) enter into any contract, agreement or arrangement that would be a Olinda Project Contract or a Providence Project Contract if entered into prior to the date hereof;

(S) enter into any contract, agreement or arrangement that restricts, limits or impedes the ability to conduct its business or line of business in any geographic area;

(T) discharge or satisfy any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

(U) enter into any (i) lease for real property (including any landfill gas resource), (ii) energy, capacity or ancillary service purchase, sale, exchange, option, swap, or other arrangement, (iii) environmental attribute purchase or sale agreement, (iv) electric transmission agreement, (v) capital equipment lease or purchase agreement, or (vi) services agreement related to the development or management of landfill gas resources or the operation and maintenance of the Projects;

(V) enter into any unhedged or otherwise speculative transaction;

(W) make or grant any bonus, wage or salary increase to any employee or group of employees, or make or grant any increase in any employee benefit plan or arrangement, or, except as required by Law, amend or terminate any existing employee benefit plan or arrangement or adopt any new employee benefit plan or arrangement; or

(X) enter into any agreement, or otherwise become obligated, to take any of the foregoing actions.

With respect to the actions described in clause (H), (M)(i) or (P) above, the Sellers shall promptly notify the Buyer of any Emergency Situation that excuses the Sellers from obtaining the Buyer’s approval thereunder, which notice shall include the Sellers’ proposed response to that Emergency Situation and a good faith estimate of the cost of the Sellers’ proposed response. The Buyer may propose a good faith alternative response to such Emergency Situation, in all cases within twenty four (24) hours of receipt of the Sellers’ notice and proposal. If the Sellers conclude in good faith that the Buyer’s alternative proposal for such Emergency Situation conforms to Good Engineering Practices and that such proposal can be implemented within a time period, at a cost and with a likelihood of success better than the Sellers’ original proposal, then the Sellers shall implement the Buyer’s alternative proposal for such Emergency Situation without further action required. If the Buyer fails to propose an alternative response to such Emergency Situation as described above within twenty four (24) hours of receipt of the Sellers’ notice and proposal, or if the Sellers conclude in good faith that (i) the Buyer’s alternative proposal for such Emergency Situation does not conform to Good Engineering Practices or (ii) such proposal cannot be implemented within a time period, at a cost and with a likelihood of success better than the Sellers’ original proposal, then the Sellers shall have the right to implement the Sellers’ proposed response for such Emergency Situation without further action required. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, the Parties agree that any action taken by the Sellers in response to an Emergency Situation in compliance with this paragraph shall not constitute a breach of Sections 8.3(b)(H), 8.3(b)(M)(i) or 8.3(b)(P), but will not otherwise alter Buyer’s closing conditions, indemnification, remedies or the calculation of the Purchase Price contemplated in this Agreement.

8.4 Access and Information.  During the Interim Period, each Seller shall cause the Companies to be sold by it hereunder to: (i) permit the Buyer and Representatives of the Buyer during normal business hours to have access upon reasonable notice, in a manner so as not to interfere with the normal business operations of such Companies or RPMC, to the Sites, Assets, premises, properties, books, and records (including Tax records) associated with the related Project or Expansion and to permit the Buyer to make such reasonable inspections thereof as the Buyer may reasonably request; (ii) provide the Buyer with such financial and operating data and other similar information relating to such Companies or such Project or Expansion in such Seller’s or any Companies’ possession or control, or to which any Seller or any Company has a contractual right as the Buyer may reasonably request; (iii) furnish or make available to the Buyer with a copy of each material report, schedule, or other document filed or received by such Seller or such Companies with respect to such Projects or Expansions with a Governmental Authority and provide the Buyer with reports of any meetings with a Governmental Authority relating to the Projects or Expansions; and (iv) provide the Buyer with regular updates regarding the progress of the design, permitting and development of the Expansions. Notwithstanding the foregoing, none of the Sellers shall be obligated to cause any of the Companies to: (i) provide any information, records, or documents to the extent that the provision of such information, records, or documents could violate any contractual obligation (after seeking a waiver of such contractual obligation) or result in the loss of the attorney-client privilege with respect to such information, records, or documents; or (ii) supply the Buyer with any information, records, or documents that any of the Companies or any of their Affiliates is under a legal obligation not to supply (after seeking a waiver of such legal obligation, where applicable). The Buyer shall hold any information, records, or documents provided to it pursuant to this Section 8.4 or any other provision of this Agreement in confidence in accordance with the provisions of the Confidentiality Agreement, the terms of which are hereby incorporated herein by reference.

8.5 Schedule Update.  From time to time prior to the Closing Date, each Seller shall supplement or amend and deliver updates to the Disclosure Schedules (each a “Schedule Update”), to the extent that new items are discovered or new matters arise which any Seller was otherwise entitled or obligated to disclose hereunder. No Schedule Update delivered pursuant to this Section 8.5 shall be deemed to cure any breach of this Agreement (determined without regard to any such Schedule Update).

8.6 Further Assurances.

(a) At any time and from time to time after the Closing, at the written request of the Buyer, each Seller shall, subject to Section 14.14 and Section 12.2.: (i) execute and deliver such instruments of sale, transfer, conveyance, assignment, and confirmation; and (ii) take such action, in each case as such Seller and the Buyer may reasonably agree is necessary to transfer, convey, and assign to the Buyer and to confirm the Buyer’s title to or interest in the Interests (at such Seller’s expense), and the Companies and their respective Assets (at the Buyer’s expense), to be sold by such Seller hereunder.

(b) The Buyer acknowledges that one or more of the Sellers and/or certain of their Affiliates may liquidate their assets and dissolve following the Closing, and nothing set forth in this Section 8.6 or elsewhere in this Agreement shall be deemed to restrict or limit in any way the right of any of the Sellers or any Affiliate of the Sellers to do so at any time after the Closing Date.

8.7 Access after Closing.  For a period of two (2) years after the Closing Date (or such longer period as may be reasonably required in the case of a Tax Controversy), the Buyer shall have reasonable access to all of the records, books, and documents of the Sellers related to the Companies and the Projects to the extent that such access may be necessary in connection with matters relating to or affected by the operations of the Companies or the Projects prior to the Closing Date (including, without limitation, liabilities with respect to Taxes). Such access shall be afforded upon receipt of reasonable advance notice and during normal business hours. The Buyer shall be solely responsible for any costs or expenses incurred by it or out-of-pocket costs of any Seller pursuant to this Section 8.7. If any Seller shall desire to dispose of any records, books, or documents that may relate to operations of any of the Companies or any of the Projects before the Closing prior to the expiration of such two-year period, such Seller shall, prior to such disposition, give the Buyer a reasonable opportunity, at the Buyer’s expense, to segregate and remove such records, books, or documents as the Buyer may select. The Buyer acknowledges that one or more of the Sellers and/or certain of their Affiliates may liquidate their assets and dissolve, and nothing set forth in this Section 8.7 shall be deemed to restrict or limit in any way the right of any of the Sellers or any Affiliate of the Sellers to do so at any time after the Closing Date, including prior to the conclusion of such two-year period.

8.8 Exclusivity.

(a) The Sellers, the Parent Companies, RRP and RPMC shall, and they each shall cause their respective Representatives and, in the case of the Sellers and the Parent Companies, the Companies, to, immediately cease and cause to be terminated any discussions or negotiations with any third party (other than Buyer and its Affiliates) that may be ongoing as of the date hereof with respect to an actual or potential Alternative Transaction. In addition, the Sellers, the Parent Companies, RRP, and RPMC shall not, and they each shall cause their respective Representatives and, in the case of the Sellers and the Parent Companies, the Companies, not to, subject to Section 8.8(b) below, (i) directly or indirectly, solicit, or initiate or knowingly facilitate or encourage (including by way of furnishing non-public information or providing access to its properties, books, records or personnel) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, an Alternative Transaction, (ii) enter into any agreement or agreement in principle with respect to an Alternative Transaction, (iii) engage in negotiations or discussions regarding, or furnish or disclose to any third party any information with respect to any Alternative Transaction; provided, however, that at any time prior to obtaining the Shareholder Approvals, in response to a bona fide Alternative Transaction received by the Sellers or the Sellers’ Representative after the date hereof that was not solicited in violation of this Section 8.8 and that RRP, as the managing shareholder of the Trusts, determines in good faith (after consultation with outside legal counsel and financial advisors) would reasonably be expected to lead to a Superior Proposal, and, that the failure to take the actions set forth in clauses (x) and (y) below with respect to such Alternative Transaction would be inconsistent with its fiduciary duties under applicable Law and the governing documents of such Seller (as such documents are in effect as of the date hereof), then the Sellers’ Representative may (on behalf of Trust I or the Providence Sellers (as applicable)), in response to such Alternative Transaction (x) provide access to its properties, personnel, books and records and furnish information to the Person making such Alternative Transaction and (y) participate in discussions or negotiations with the Person making such Alternative Transaction regarding such Alternative Transaction; provided, that, prior to furnishing such information to or entering into discussions or negotiations with such Person, the Sellers’ Representative shall receive from such Person an executed confidentiality agreement, the terms of which shall be substantially similar to, and not materially less favorable to the Sellers and the Companies than, in the aggregate, those contained in the Confidentiality Agreement; provided, further that the Sellers’ Representative shall promptly provide to Buyer any non-public information concerning the Sellers or the Companies not previously provided to Buyer or its Representatives that is provided to the Person making such Alternative Transaction.

(b) Notwithstanding any provisions in this Section 8.8 to the contrary, prior to obtaining the applicable Shareholder Approval, RRP, as the managing shareholder of the Trusts, may, in response to a Superior Proposal, (i) withdraw (or not make or continue to make) or modify, or publicly propose to withdraw (or not make or continue to make) or modify, both the Olinda Recommendation and the Providence Recommendation, (ii) enter, or cause the Sellers to enter, into an agreement regarding such Superior Proposal, or (iii) approve or recommend any such Superior Proposal, in each case, if (A) RRP, as the managing shareholder of the applicable Trusts, has determined in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of RRP to the holders of shares of the applicable Trusts under applicable Law and the governing documents of such Seller (as such documents are in effect as of the date hereof), (B) (1) the Sellers’ Representative has given the Buyer three (3) days prior written notice of RRP’s intention, as the managing shareholder of the applicable Trusts, to take such action (it being understood and agreed that any change to the consideration offered or other material terms of such Superior Proposal shall require an additional notice to Buyer and a new three (3) day notice period) and (2) RRP shall have considered in good faith (after consultation with its outside legal counsel and financial advisors) any changes or revisions to this Agreement proposed in writing by Buyer and shall not have determined that the Superior Proposal would no longer constitute a Superior Proposal if such changes were to be given effect and (3) the Sellers and the Companies (as applicable) shall have complied in all respects with their obligations under this Section 8.8 and (C) the Sellers’ Representative shall have terminated this Agreement in accordance with the provisions of Section 13.1(d) hereof and shall have paid to Buyer the termination fee and expenses in accordance with Section 13.2(c). None of the Sellers nor the Companies shall, after the date hereof, enter into any confidentiality agreement that would prohibit it from providing any of the above information to the Buyer.

(c) For purposes of this Agreement, “Alternative Transaction” means any proposal or offer, in each case made in writing, from any third party, relating to, in a single transaction or a series of related transactions, any (a) merger, consolidation, business combination, reorganization, share exchange, spin-off, split-off, recapitalization, liquidation, dissolution or similar transaction involving a direct or indirect acquisition of 20% or more of the assets (based on fair market value) of any of the Providence Companies or any of the Olinda Companies, or (b) the acquisition (including by way of tender or exchange offer) in any manner, directly or indirectly, of over 20% of the Equity Interests of or the consolidated assets (based on their fair market value) of any of the Olinda Companies or any of the Providence Companies.

8.9 Affiliate Transactions.  Except as otherwise provided herein or in any other Transaction Document, each Seller shall cause: (i) all accounts, whether payables or receivables, between any of the Companies, on the one hand, and such Seller or any of its Affiliates (other than the Companies), on the other hand, to be paid or released in full prior to the Closing (with no liability or adverse impact to Buyer or the Companies following the Closing); (ii) all other contracts between any of the Companies, on the one hand, and such Seller or any of its Affiliates (other than the Companies), on the other hand, to be terminated with no liability or adverse impact to Buyer or the Companies (following the Closing), or other force or effect after the Closing; and (iii) all officers and directors of the Companies to resign effective as of the Closing (without any liability to Buyer or the Companies following the Closing).

8.10 Non-Solicitation.

(a) Each Seller hereby acknowledges that it or he is familiar with the Companies’ trade secrets and other confidential information. Each Seller acknowledges and agrees that the Companies would be irreparably damaged if it were to provide services to or otherwise participate in the business of any Person competing with the Companies in a similar business and that any such competition by any Seller would result in a significant loss of goodwill by the Companies. Each Seller further acknowledges and agrees that the covenants and agreements set forth in this Section 8.10 were a material inducement to Buyer to enter into this Agreement and to perform its obligations hereunder, and that Buyer and its Affiliates would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if such Seller breached the provisions of this Section 8.10. Therefore, in further consideration of the amounts to be paid hereunder for the Equity Interests and the goodwill of the Companies sold by Sellers, each Seller agrees that he shall not (and shall cause his Affiliates not to), for a period of three (3) years after the Closing Date, (i) induce, or attempt to induce, any employee of the Companies to terminate his association with the Companies, or in any way interfere with the relationship between the Companies or any of their Affiliates, on the one hand, and any employee, on the other hand or (ii) hire any person who was an employee of the Companies at any time during the six month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any dispute under this Section 8.10 that any such hiring is in violation of clause (i) above).

(b) The covenants contained in this Section 8.10 are considered by the Sellers to be fair, reasonable and necessary for the protection of Buyer and the Companies. Each Seller acknowledges that the scope, duration and area of the restrictions contained in this Section 8.10 are both reasonable and necessary for the legitimate protection of Buyer and the Companies following the Closing Date. If any portion of this Section 8.10, or any portion of any subsection of this Section, shall be determined by any court of competent jurisdiction to be unenforceable, then such Section or subsection shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable, and the Parties shall forthwith amend this Agreement to the extent required to render it enforceable.

(c) If any Seller or any of his respective Affiliates breaches, or threatens to commit a breach of, any of the covenants set forth in this Section 8.10, Buyer and the Companies shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer or the Companies or their Affiliates at law or in equity:

(i) the right and remedy to have the covenants set forth in this Section 8.10 specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the covenants set forth in this Section 8.10 would cause irreparable injury to Buyer and the Companies and that money damages would not provide an adequate remedy to Buyer and the Companies; and

(ii) the right and remedy to require the breaching Seller to account for and pay over to Buyer or the Companies any profits, monies, accruals, increments or other benefits derived or received by such Person as the result of any transactions constituting a breach of the covenants set forth in this Section 8.10.

(iii) In the event of any breach or violation by a Seller of any of the covenants set forth in this Section 8.10, the time period of such covenant for such breaching Seller shall be tolled until such breach or violation is resolved.

8.11 Cooperation in connection with Financings.

(a) The Sellers shall, and shall cause the Companies to, provide such cooperation as may be reasonably requested by Buyer in connection with its debt financing activities relating to the Projects or the Expansions, including: (i) participation in meetings, drafting sessions, and due diligence sessions, and otherwise assisting Buyer in the preparation of offering, marketing and syndication materials; (ii) reasonably cooperating with the marketing efforts of Buyer and its financing sources for any of its debt financing activities related to the Projects or the Expansions (the “Financing Entities”), including participation in management presentation sessions, meetings with rating agencies, and “road shows;” (iii) furnishing Buyer and the Financing Entities with financial and other pertinent information regarding the Companies and their assets as may be reasonably requested by Buyer, including all financial statements, pro forma statements, business projections, and other financial data of the type required by Regulation S-X and Regulation S-K for a “Smaller Reporting Company” under the Securities Act, or of the type and form customarily included in offering memoranda, private placement memoranda, prospectuses, bank books and similar documents; (iv) providing and executing documents as may be reasonably requested by Buyer, including a certificate of the Chief Financial Officer of the Companies with respect to solvency matters and consents of accountants for use of their reports in any materials relating to Buyer’s debt financing activities relating to the Projects or the Expansions; (v) reasonably facilitating the pledging of collateral; and (vi) using commercially reasonable efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance as reasonably requested by Buyer; it being understood that neither RPMC, the Companies nor the Sellers shall be required to bear any of the out-of-pocket costs, including accountants and attorneys’ fees, for any such cooperation in connection with such debt financing activities prior to the Closing.

(b) The Sellers shall, and shall cause the Companies, in addition to clause (a) above, and to the extent reasonably required by Buyer: (i) to the extent feasible, execute any assignments, amendments and modifications to any documents that are effective only if Closing occurs or are relevant to the debt financing (including, without limitation, any Material Project Document (including those currently in draft form) reasonably requested by the Financing Entities or the Buyer, if any; and (ii) to promptly execute or consent to other documents that are effective only if Closing occurs or to the extent reasonably required by any Financing Entities or the Buyer in connection with the debt financing. The Sellers shall, and shall cause the Companies to, also provide such data, reports, certifications and other documents as may be reasonably requested by any Financing Entities or the Buyer with respect to the debt financing (including, as the case may be, any such data, reports, certifications, and other documents required with respect to any Treasury Grant application). Without limiting the foregoing, as soon as feasible after determination of the layout of the Olinda Expansion, BPP and BPII shall use commercially reasonable efforts to have surveyed the “Site” (as described therein) licensed to such parties under the Third Amended & Restated Landfill Gas Rights & Production Facilities Agreement referred to in the definition of Material Project Documents and to have such agreement amended to reflect such survey.

(c) Within four (4) Business Days following Buyer’s receipt of a duly executed copy of a binding debt financing commitment with its lenders with respect to the debt financing of the Projects and/or the Expansions, Buyer shall deliver a copy of such debt financing commitment to the Sellers’ Representative (for the benefit of the Sellers). Within four (4) Business Days following receipt of such debt financing commitment, RRP, as the managing shareholder of the Trusts, shall make a determination in good faith (after consultation with outside counsel and financial advisors) whether such debt commitment contains any changes to the conditions to closing the transactions contemplated by this Agreement from those set forth in the Debt Term Sheet (including Section 50 thereof) and, if so, whether such changes would reasonably be likely to delay the consummation of the transactions contemplated by this Agreement such that the transactions contemplated by this Agreement would not be capable of completion by the Termination Date, including, if such changes would require a modification of any material Permit or of any Material Project Document in a manner that would reasonably be likely to result in such delay (such a determination a “Financing Delay Determination”). Within three (3) Business Days following receipt of such debt financing commitment, the Sellers’ Representative shall notify Buyer whether a Financing

Delay Determination has been made (and shall specify the factors underlying such determination in detail). If the Sellers’ Representative does not so notify Buyer within such three (3) Business Day time period, then it shall be deemed that no such Financing Delay Determination was made. In the event that the Sellers’ Representative delivers a Financing Delay Determination to Buyer, then Buyer and the Sellers shall work together in good faith to eliminate such delay (if practicable), including by discussing such delay with Buyer’s lenders (to the extent agreed upon by Buyer and Buyer’s lenders without additional cost or expense to Buyer) such that the Closing could take place prior to the Termination Date. In the event that the parties are unable to remove any such delay resulting in such Financing Delay Determination within five (5) Business Days following Buyer’s receipt thereof, then the Seller Representative shall not be required to mail or cause to be mailed the Consent Statements to the respective holders of Equity Interests of each of Trust I, Trust III, Trust IV and B Fund for the purpose of obtaining the Shareholder Approval for each such Seller and Buyer shall be permitted to terminate this Agreement in accordance with Section 13.1(f).

8.12 Interim Financial Statements.  During the period commencing on the date hereof and ending at the earlier of the termination of this Agreement or immediately prior to the Closing, the Sellers shall (i) cause the Companies to provide to Buyer, within fifteen (15) days of the end of each calendar month, the unaudited consolidated balance sheet, income statement and statement of cash flows as of the end of, or for, such month as applicable, for the Olinda Company Group and the Providence Company Group (as applicable) each on a consolidated basis subject to customary adjustments and the absence of footnotes, (ii) cause the Companies to provide to Buyer, within fifteen (15) days of the end of each fiscal quarter, the unaudited consolidated balance sheet and the unaudited consolidated statements of income and of cash flow for such fiscal quarter for the Olinda Company Group and the Providence Company Group (as applicable) each on a consolidated basis subject to customary adjustments and the absence of footnotes, (iii) cause the Companies to provide to Buyer, such other financial statements and information as contemplated by Section 50(w) of the Debt Term Sheet, and (iv) cause the Companies to endeavor to provide to Buyer, such other financial statements and information, as may reasonably be requested by the Buyer or the Financing Entities.

9 Covenants of the Buyer.  The Buyer covenants and agrees as follows:

9.1 General.

(a) Prior to the Closing, the Buyer shall use commercially reasonable efforts to effect the consummation of the transactions contemplated by this Agreement, as soon as reasonably practicable after the date hereof (including satisfaction, but not waiver, of the closing conditions set forth in Section 10).

(b) The Buyer shall perform all obligations of the Buyer set forth in Section 8 in accordance with the applicable terms thereof.

(c) The Buyer shall use diligent and commercially reasonable efforts to (i) obtain a firm commitment for the debt financing contemplated by the Debt Term Sheet, on terms substantially similar to those set forth on the Debt Term Sheet or on such other terms as shall enable the timely consummation of the transactions contemplated by this Agreement (but shall have no obligation to obtain any such commitment for the debt financing on terms less favorable to Buyer than those set forth in the Debt Term Sheet, including, without limitation, with respect to each of the debt facilities contemplated by the Debt Term Sheet), and (ii) ensure that the Equity Commitment Letter remains in effect through the Closing and (iii) upon satisfaction of the conditions precedent to Closing set forth in Section 10.1, cause the Sponsors to make the equity contributions contemplated under the Equity Commitment Letter (in accordance with the terms thereof).

9.2 Notices, Consents and Approvals.

(a) The Buyer shall cooperate with the Sellers to jointly prepare and file, or cause to be filed, as promptly as practicable after the date hereof, with FERC an application pursuant to Section 203(a) of the Federal Power Act, requesting approval for the transactions contemplated hereby.

(b) Prior to the Closing, the Buyer shall cooperate with the Sellers and use commercially reasonable efforts to: (i) promptly prepare, support, assist in preparing, join in, and file any filings, applications, and all other necessary documentation; (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents; and (iii) obtain and not oppose, directly or indirectly, all necessary consents, approvals, and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, any consent of FERC and the Committee on Foreign Investment in the United States, or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, or other instrument to which the Buyer is a party or by which it or any of its properties is bound. The Buyer agrees that each of the Sellers and the Sellers’ Representative shall have the right to review in advance all information relating to the transactions contemplated by this Agreement that appear in any filing made by the Buyer in connection with the transactions contemplated hereby.

(c) The Buyer shall cooperate with all efforts and actions taken by any of the Sellers pursuant to Section 8.2(d).

(d) Buyer has provided the Sellers with its good faith analysis as to why a joint voluntary notification to the Committee on Foreign Investment in the United States under Section 721 of the Defense Production Act of 1950 is not necessary in connection with this transactions contemplated by this Agreement.

9.3 Further Assurances.  At any time and from time to time after the Closing, at the request of any of the Sellers or the Sellers’ Representative, the Buyer shall, subject to Section 14.14: (i) execute and deliver such instruments of sale, transfer, conveyance, assignment, and confirmation; and (ii) take such action, in each case as such Seller or Sellers or the Sellers’ Representative, and Buyer may reasonably agree is necessary to transfer, convey, and assign to the Buyer and to confirm Buyer’s title to or interest in the Interests.

9.4 Access after Closing.  For a period of two (2) years after the Closing Date (or such longer period as may be reasonably requested in the case of a Tax controversy), the Sellers shall have reasonable access to all of the records, books, and documents of the Buyer related to the Companies and the Projects to the extent that such access may reasonably be required in connection with matters relating to or affected by the operations of the Companies or the Projects prior to the Closing Date (including, without limitation, liabilities with respect to Taxes and the Sellers’ use of Production Tax Credits). Such access shall be afforded upon receipt of reasonable advance notice and during normal business hours. The Sellers shall be solely responsible for any costs or expenses incurred by them or the Buyer pursuant to this Section 9.4. If the Buyer shall desire to dispose of any records, books, or documents that may relate to operations of the Companies or the Projects before the Closing prior to the expiration of such period, the Buyer shall, prior to such disposition, give the Sellers a reasonable opportunity, at the Sellers’ expense, to segregate and remove such records, books, or documents as the Sellers may select.

9.5 Support Services.  The Buyer acknowledges that the Companies currently receive (or have received in the past) from the Sellers or their Affiliates (including RPMC) certain corporate and other services and support, including operations and maintenance, general and administrative services, audit services, legal services, human resources services, tax services, finance services, cash management services, information technology services and support and insurance and facilities-related support.. The Buyer acknowledges that, except as expressly provided in the other Transaction Agreements, such services shall cease at the Closing, and all agreements and arrangements in respect thereof shall terminate as of the Closing, with no further obligation of any party thereto.

9.6 Use of Name.  The Buyer and its Affiliates (including the Companies following the Closing) shall not use any name which includes “Ridgewood” for any purpose following the Closing; provided, however, that after the Closing Date, the Buyer and its Affiliates (including the Companies) shall be permitted to use names which include “Ridgewood” solely for the purposes of (i) for a period of 120 days, communicating the Buyer’s acquisition of the Interests to the Projects’ vendors and business prospects, (ii) for a period of 120 days, in the Governing Documents of the Companies; and (iii) to the

extent reflected on any of the Projects’ Permits or any filings with Governmental Authorities, operating the Projects.

9.7 Acknowledgements and Agreements of the Buyer.

(a) THE BUYER AGREES AND ACKNOWLEDGES THAT, NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, (I) TRUST I MAKES NO REPRESENTATIONS OR WARRANTIES TO THE BUYER OR ANY OTHER PERSON WITH RESPECT TO THE BREA PARENT INTERESTS OR THE OLINDA COMPANIES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 3 AND SECTION 4, AND (II) NONE OF THE PROVIDENCE SELLERS MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE BUYER OR ANY OTHER PERSON WITH RESPECT TO THE RILG INTERESTS OR THE PROVIDENCE COMPANIES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 3 AND SECTION 5. THE BUYER AGREES AND ACKNOWLEDGES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE DISCLAIMED BY TRUST I AND THE PROVIDENCE SELLERS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3, SECTION 4 AND SECTION 5, THE BREA PARENT INTERESTS, THE RILG INTERESTS, THE OLINDA PROJECT, THE PROVIDENCE PROJECT, THE OLINDA COMPANIES, THE PROVIDENCE COMPANIES AND THEIR ASSETS ARE SOLD “AS IS, WHERE IS.”

(b) THE BUYER AGREES AND ACKNOWLEDGES THAT, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES SET FORTH IN (I) SECTION 3 AND SECTION 4, TRUST I SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS OF THE OLINDA COMPANIES, THE OLINDA PROJECT, OR ANY PART THEREOF OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, AND (II) SECTION 3 AND SECTION 5, EACH OF THE PROVIDENCE SELLERS SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS OF THE PROVIDENCE COMPANIES, THE PROVIDENCE PROJECT, OR ANY PART THEREOF OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

(c) THE BUYER AGREES AND ACKNOWLEDGES THAT, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES SET FORTH IN (I) SECTION 3 AND SECTION 4, TRUST I SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO TITLE TO OR THE CONDITION, VALUE OR QUALITY OF THE OLINDA PROJECT, OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE OLINDA COMPANIES, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE SUITABILITY OF THE OLINDA PROJECT FOR OPERATION AS A POWER PLANT OR AS A SITE FOR THE DEVELOPMENT OF ADDITIONAL OR REPLACEMENT GENERATION CAPACITY, THE ACTUAL OR RATED GENERATING CAPABILITY OF THE OLINDA PROJECT, OR THE ABILITY OF ANY OF THE OLINDA COMPANIES TO SELL THE OLINDA PROJECT’S ENVIRONMENTAL ATTRIBUTES, ELECTRIC ENERGY, CAPACITY, OR OTHER PRODUCTS, OR AS TO COMPLIANCE WITH, OR THE EXISTENCE OF ANY LIABILITY (OR POTENTIAL LIABILITY) UNDER, ENVIRONMENTAL LAWS, AND (II) SECTION 3 AND SECTION 5, EACH OF THE PROVIDENCE SELLERS SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO TITLE TO OR THE CONDITION, VALUE OR QUALITY OF THE PROVIDENCE PROJECT, OR

THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PROVIDENCE COMPANIES, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE SUITABILITY OF THE PROVIDENCE PROJECT FOR OPERATION AS A POWER PLANT OR AS A SITE FOR THE DEVELOPMENT OF ADDITIONAL OR REPLACEMENT GENERATION CAPACITY, THE ACTUAL OR RATED GENERATING CAPABILITY OF THE PROVIDENCE PROJECT, OR THE ABILITY OF ANY OF THE PROVIDENCE COMPANIES TO SELL THE PROVIDENCE PROJECT’S ENVIRONMENTAL ATTRIBUTES, ELECTRIC ENERGY, CAPACITY, OR OTHER PRODUCTS, OR AS TO COMPLIANCE WITH, OR THE EXISTENCE OF ANY LIABILITY (OR POTENTIAL LIABILITY) UNDER, ENVIRONMENTAL LAWS.

(d) The Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the Interests and the financial condition, liabilities, results of operations and projected operations of the Companies and the nature and condition of their respective properties, assets, and businesses (including the Projects and the Expansions) and, in making the determination to proceed with the transactions contemplated by this Agreement and the other Transaction Agreements, has relied solely on the results of its own independent investigation and the representations and warranties expressly set forth in Sections 3, 4 and 5. The Buyer hereby disclaims reliance on any other representation, warranty or guarantee, whether express or implied. The Buyer acknowledges that (i) none of the Sellers or the Companies, any of their Representatives, or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Interests or the Companies or their respective properties, assets, or businesses (including the Projects and the Expansions), or other matters that is not expressly included in Sections 3, 4 and 5 and (ii) there are no agreements, understandings or covenants among the Parties regarding the Interests or the Companies or their respective properties, assets, or businesses (including the Projects and the Expansions), or their transfer, other than those expressly incorporated in this Agreement and the other Transaction Agreements. Without limiting the generality of the foregoing, none of the Sellers or the Companies, any of their Representatives, or any other Person has made any representation or warranty to the Buyer with respect to (A) any projections, estimates or budgets for the Companies or their businesses (including the Projects and the Expansions) or (B) any materials, documents or information relating to any of the Companies made available to the Buyer or its Representatives in the Electronic Data Room or any information memorandum, management presentation, question and answer session, oral, written, or electronic response to any information request provided to the Buyer, or otherwise, except as expressly included in a representation or warranty set forth in Sections 3, 4, and 5.

(E) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 3, 4, AND 5, THE BUYER ACKNOWLEDGES AND AGREES THAT THE INTERESTS, THE COMPANIES, THE ASSETS, AND THE PROJECTS ARE SOLD “AS IS, WHERE IS” ON THE CLOSING DATE.

9.8 Purchase for Investment.  The Buyer acknowledges that the Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws. The Buyer is not an “underwriter” (as such term is defined in the Securities Act), and is purchasing the Interests solely for investment with no present intention to distribute any of the Interests to any Person, and the Buyer shall not sell or otherwise dispose of any of the Interests, except in compliance with the registration requirements or exemption provisions under the Securities Act, and the rules and regulations thereunder, and any applicable state securities laws. The Buyer is an “accredited investor” as defined under Regulation D promulgated under the Securities Act. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Interests. The Buyer confirms that it can bear the economic risk of its investment in the Interests and can afford to lose its entire investment in the Interests, has been furnished any and all materials relating to its purchase of the Interests that it has requested, and the Sellers have provided the Buyer with the opportunity to ask questions of the officers of the Sellers and to acquire additional information about the business and financial condition of the Companies.

10 Conditions Precedent.

10.1 Conditions to Obligation of the Buyer.  The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) Representations and Warranties of the Sellers.  The representations and warranties of the Sellers set forth in Sections 3, 4, and 5 that are: (i) qualified by materiality or Material Adverse Effect shall be true and correct in all respects; or (ii) not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects, except that the representations and warranties in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2, 5.1, and 5.2 shall be true and correct in all respects, in each case at and as of the date hereof and at and as of the Closing Date with the same effect as though made at and as of such time, except that those representations and warranties that are made as of a specified date shall be true and correct only as of such date.

(b) Performance by the Sellers.  Each of the Sellers shall have performed and complied in all material respects with all of the covenants, agreements, and obligations contained herein required to be performed by or complied with by it at or before the Closing.

(c) Regulatory Compliance.  Orders under Section 203 of the Federal Power Act shall have been issued by FERC in a form reasonably acceptable to the Buyer in connection with this Agreement and the transactions contemplated by this Agreement with respect to each of the applications set forth on Schedule 10.1(c) and filed as contemplated hereunder.

(d) Consents.  (i) All consents, permits, approvals, or authorizations of or filings with any third party or any Governmental Authority that are (A) necessary for the consummation of the Transactions contemplated by this Agreement, (B) necessary for Buyer to operate the Olinda Companies and Providence Companies as operated by Sellers as of the date hereof, (C) necessary to obtain as of the Closing in order to achieve the timely construction of each of the Expansions in accordance with the construction schedules and timelines contemplated by each of the EPC Contracts (attached to Section 10.1(i)(f) of the Disclosure Schedules), and (D) necessary to obtain in the ordinary course after Closing to achieve the timely construction of each of the Expansions in accordance with the construction schedules and timelines contemplated by each of the EPC Contracts (attached to Section 10.1(i)(f) of the Disclosure Schedules) shall in the case of clauses (i)(A), (B) and (C) each have been obtained or waived by Buyer in writing, and (ii) in the case of clause (i)(D), no event shall have occurred which would prevent or otherwise delay the issuance of any such consents, permits, approvals, or authorizations of or filings with any third party or any Governmental Authority contemplated to occur following the Closing which would reasonably be expected to prevent (or otherwise delay) or increase the cost to Buyer of construction of the Expansions in accordance with the construction costs, schedules and timelines contemplated by each of the EPC Contracts (attached to Section 10.1(i)(f) of the Disclosure Schedules).

(e) Shareholder Approvals.  Each of the Shareholder Approvals shall have been obtained.

(f) No Injunction, Law or Order.  There shall not be any: (i) injunction in effect; (ii) Law enacted after the date hereof; or (iii) order issued by a court of competent jurisdiction or other Governmental Authority, which in any such case enjoins, prohibits, or restrains the consummation of the transactions contemplated by this Agreement.

(g) No Material Adverse Effect.  Since December 31, 2009, there shall have been no fact, event, change, development, circumstance, or effect that, individually or in the aggregate with other facts, events, changes, developments, circumstances, or effects, has had or would reasonably be expected to have a Material Adverse Effect.

(h) Financing.

(i) Each of the conditions precedent to closing set forth in Section 50 of the Debt Term Sheet, and each of the conditions precedent to closing set forth in the definitive financing documents for the financing contemplated by the Debt Term Sheet (in which case the conditions precedent to closing in such definitive documents shall supersede the conditions precedent to closing set forth in the Debt Term Sheet) shall have been satisfied (in Buyer’s sole determination) or waived.

(ii) Buyer shall have obtained debt financing for the Projects and the Expansions on terms no less favorable to Buyer than those set forth in the Debt Term Sheet, including with respect to each of the facilities specified therein (such facilities consisting of the senior construction term facility, the senior cash grant bridge facility and the senior working capital facility) and Buyer shall have received written evidence from its lenders that as of the closing of the transactions contemplated by this Agreement on the Closing Date the lenders are not aware of any fact, event or circumstance that would reasonably be expected to result in a breach of the debt financing arrangements or prevent, delay or impair Buyer from receiving the maximum amount of debt proceeds contemplated by such debt arrangements (including timely receipt of all of the advances under the facilities) (without the need for any waiver by the lenders of any breach of the debt financing arrangements or any condition precedent to Buyer’s receipt of proceeds under those arrangements).

(i) Other Conditions.  The conditions set forth in Section 10.1(i) of the Disclosure Schedules shall have been satisfied.

The Buyer may waive any condition specified in this Section 10.1 by executing a writing so stating at or prior to the Closing. Such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

For purposes of determining whether the conditions to the obligations of the Buyer set forth in (i) Section 10.1(i)(c) of the Disclosure Schedules (Interconnection Agreements) have been satisfied with respect to the estimated costs for the installation of interconnection facilities, (ii) Section 10.1(i)(f) of the Disclosure Schedules (Engineering, Procurement and Construction Arrangement) have been satisfied with respect to the costs to be incurred for the installation of the Expansions, (iii) Section 10.1(i)(h) of the Disclosure Schedules (ARRA Grants) have been satisfied with respect to the amount of the ARRA Grants to be received, (iv) Section 10.1(i)(i) of the Disclosure Schedules (Treasury Grants) have been satisfied with respect to the amount of the Treasury Grants to be received, (v) Section 10.1(i)(k) of the Disclosure Schedules (Water and Sewer Agreements) have been satisfied with respect to the costs of such services, and (vi) Section 10.1(i)(l) of the Disclosure Schedules (RIRRC Arrangement) have been satisfied with respect to the amount of the commitments, security and other credit support contemplated to be provided by RIRRC under the terms of the RIRRC Contract, the Parties shall consider each of such conditions specifically referenced in clauses (i) through (vi) above to have been satisfied if the actual costs incurred or to be incurred, grants received or to be received, and commitments, security and other credit support (as applicable) provided or to be provided under such arrangements to Buyer (when finalized, if not final as of the date of this Agreement) are no less favorable to Buyer in the aggregate than the estimated costs to be incurred, grants to be received, and commitments, security and other credit support to be provided to Buyer in the aggregate as set forth in the conditions referenced in clauses (i) through (vi) above. It being understood that any such condition may remain unsatisfied if other provisions of such condition not specifically deemed to be satisfied in accordance with the terms of this paragraph fail to be met.

10.2 Conditions to Obligation of the Sellers.  The obligation of each Seller to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) Representations and Warranties of the Buyer.  The representations and warranties of the Buyer set forth in Section 7 that are: (i) qualified by materiality or Material Adverse Effect shall be true and correct in all respects, or (ii) not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects, except that the representations and warranties in Sections 7.1, 7.2 and 7.3 shall be true and correct in all respects, in each case at and as of the date hereof and at and as of the Closing Date with the same effect as though made at and as of such time, except that those representations and warranties that are made as of a specified date shall be true and correct only as of such date and except as affected by actions taken after the date hereof with the consent of any of the Sellers or the Sellers’ Representative.

(b) Performance by the Buyer.  The Buyer shall have performed and complied in all material respects with all of the covenants, agreements, and obligations contained herein required to be performed or complied with by it at or before the Closing.

(c) Regulatory Compliance.  Orders under Section 203 of the Federal Power Act shall have been issued by FERC in a form reasonably acceptable to the Sellers in connection with this Agreement and the transactions contemplated by this Agreement with respect to each of the applications filed as contemplated hereunder.

(d) Consents.  All governmental and third party approvals, permits, and consents set forth in Section 10.2(d) of the Disclosure Schedules shall have been obtained or waived.

(e) Shareholder Approvals.  Each of the Shareholder Approvals shall have been obtained.

(f) No Injunction.  There shall not be any: (i) injunction in effect; (ii) Law enacted after the date hereof; or (iii) order issued by a court of competent jurisdiction or other Governmental Authority, which in any such case enjoins, prohibits, or restrains the consummation of the transactions contemplated by this Agreement.

(g) Transaction Agreements in Effect.  The Transaction Agreements shall be, or have been, duly executed by all parties thereto and shall be in full force and effect.

(h) Buyer’s Closing Deliveries.  The Buyer shall have paid the Purchase Price required to be made by the Buyer pursuant to Section 2.1(b)(ii) and shall have delivered the following documents, each duly executed by the Buyer where applicable, to the Sellers:

(i) a Transfer and Assignment Agreement for the Interests being sold by such Seller hereunder; and

(ii) a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Buyer, certifying that the conditions specified in Sections 10.2(a) and 10.2(b) have been satisfied.

(i) Other Sellers.  All conditions in this Section 10.2 shall have been satisfied or waived with respect to all of the other Sellers by the Sellers’ Representative.

A Seller may waive any condition specified in this Section 10.2 by executing a writing so stating at or prior to the Closing. Such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

11 Taxes.

11.1 Liability for Taxes.

(a) Trust I shall indemnify Buyer, the Olinda Companies, and the Providence Companies, and hold them harmless from and against (without duplication, and only to the extent reserves therefore have not otherwise reduced the Purchase Price through their inclusion as a Current Liability in the determination of Closing Date Working Capital of the Olinda Company Group), any Losses attributable to (i) all Taxes (or the non-payment thereof) of the Olinda Companies for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (a “Pre-Closing Tax Period”), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any of the Olinda Companies (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation § 1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation and (iii) any and all Taxes of any Person (other than the Olinda Companies) imposed on the Olinda Companies as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before Closing.

(b) Each Providence Seller shall severally (not jointly and not joint and severally) indemnify Buyer, the Olinda Companies, and the Providence Companies, and hold them harmless from and against (without duplication, and only to the extent reserves therefore have not otherwise reduced the Purchase Price through their inclusion as a Current Liability in the determination of Closing Date Working Capital of the Providence

Company Group) any Losses attributable to (i) all Taxes (or the non-payment thereof) of the Providence Companies for all Pre-Closing Tax Periods, (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which any of the Providence Companies (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation § 1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation, and (iii) any and all Taxes any Person (other than the Providence Companies) imposed on the Providence Companies as a transferee or successor, by contract or pursuant to any law or resolution, which Taxes relate to an event or transaction occurring before Closing.

(c) In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of the Olinda Companies or the Providence Companies for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Olinda Companies or the Providence Companies holds a beneficial interest shall be deemed to terminate at such time), and the amount of other Taxes of the Olinda Companies and the Providence Companies for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. Any Taxes not attributable to the Pre-Closing Tax Period shall constitute “Post-Closing Tax Period Taxes.”

(d) The Buyer shall be responsible for and shall pay or reimburse the Sellers for the Post-Closing Tax Period Taxes.

(e) Trust I shall cause Brea Parent and the Providence Sellers shall cause RILG, to prepare and timely file, or cause to be prepared and timely filed, the final federal, state or local income Tax Return of the applicable Company for any taxable period ending on the Closing Date. The Buyer shall prepare and timely file or shall cause to be prepared and timely filed by the Companies all other Tax Returns that are required to be filed by or with respect to the Companies or in respect to their respective business, assets or operations and shall be responsible for all taxes due in respect of such Tax Returns.

(f) The Buyer and each of the Sellers agree to cooperate and share, before, at and after the Closing, all required information on a timely basis in order to timely file all Tax Returns, reports, returns, schedules and any other documents required to be filed with respect to Taxes and all claims for refunds of Taxes and for the preparation of any audit, and for the prosecution or defense of any claim or proceeding relating to any proposed adjustment. The Buyer and each of the Sellers agree to retain or cause to be retained all Tax Returns and books and records pertinent to the Companies and the Interests until the applicable period for assessment under applicable Law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Governmental Authority. After the Closing, the Buyer, on the one hand, and each of the Sellers, on the other hand, shall give each other reasonable notice prior to transferring, discarding or destroying any such Tax Returns and books and records relating to Tax matters, and shall allow each other upon request to take possession of such Tax Returns, and books and records at the requesting Party’s expense. The Buyer, on the one hand, and each of the Sellers, on the other hand, shall cooperate with each other in the conduct of any audit or other proceedings involving any of the Companies or any of the Interests for any Tax purpose. The Sellers shall have the sole right to represent the Companies’ interests in any audit or examination by any Governmental Authority (“Tax Audit”) to the extent that such Tax Audit relates to U.S. federal, state or local income Taxes with respect to taxable periods ending on or before the Closing and to employ counsel of their choice at their expense. At the request of any Seller with respect to a Company sold by it hereunder, or of the Sellers’ Representative, the Buyer shall cause such Company to make or join with such Seller in making elections with respect to its Tax Returns for periods ending on or before the Closing; provided, however, that the making of such election does not have a Material Adverse Effect in relation to the Companies taken as a whole for any post-Closing Tax period.

(g) All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties (the “Transfer Taxes”), resulting from the transfer of the Interests pursuant to this Agreement shall be borne by the Buyer.

(h) The Parties agree that the Purchase Price and any other relevant items shall be allocated among the Assets in accordance with Section 1060 of the Code and the Treasury regulations thereunder. Within sixty days after the Closing Date, the Buyer shall prepare and deliver to the Sellers’ Representative an allocation schedule allocating the Purchase Price and any such other relevant items among the Assets (the “Allocation Schedule”). The Allocation Schedule shall be final and binding on the Parties unless, within thirty days after delivery thereof to the Sellers’ Representative, the Sellers’ Representative delivers a written notice to the Buyer of its objections to the Allocation Schedule, in which case the Buyer and the Sellers’ Representative shall attempt in good faith to resolve such dispute between them. If the Buyer and the Sellers’ Representative are unable to resolve such dispute within thirty days thereafter, then the Buyer and the Sellers’ Representative shall submit all such disputed items for resolution to the Accountants, whose decision shall be final and binding upon all Parties. The fees of the Accountants shall be shared equally by the Buyer, on the one hand, and the Sellers, on the other hand. The Buyer and each of the Sellers shall (i) be bound by the Allocation Schedule (as adjusted) for purposes of determining any Taxes, (ii) prepare and file their Tax Returns on a basis consistent with the Allocation Schedule, and (iii) take no position inconsistent with the Allocation Schedule on any Tax Return or in any proceeding before any taxing authority; provided, however, that nothing contained herein shall prevent the Buyer and the Sellers from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the Allocation Schedule, and neither the Buyer nor any Seller shall be required to litigate before any court, any proposed deficiency or adjustment by any Governmental Authority challenging the Allocation Schedule. Notwithstanding anything to the contrary in this Agreement, the Parties agree that the draft Allocation Schedule and the final Allocation Schedule shall be consistent with the allocation of the Purchase Price among the Interests as set forth in Section 2.1 hereto and provide that: (i) an amount of the Purchase Price that is allocated to the unrealized receivables of the Companies shall not exceed the face value of such unrealized receivables as of the Closing Date and (ii) an amount of the Purchase Price that is allocated to the inventory of the Companies shall not exceed the book value of such inventory as of the Closing Date.

(i) All Production Tax Credits accruing with respect to a Company under Section 45 of the Code on or prior to the Closing Date shall be allocated to and for the benefit of the Seller or Sellers of such Company, and all Production Tax Credits accruing after the Closing Date shall be allocated to and for the benefit of the Buyer.

12 Survival; Obligations of Sellers; Indemnification; Remedies.

12.1 Survival of Representations and Warranties; Survival of Covenants and Agreements.  The representations and warranties in this Agreement (including the Schedules and Exhibits hereto), and the covenants and agreements in this Agreement and the Employee Transfer Agreement contemplating performance prior to the Closing, shall survive the Closing for nine (9) months. Covenants and agreements in this Agreement (including the Schedules and Exhibits hereto) and in the Employee Transfer Agreement, that contemplate performance following the Closing shall survive the Closing in accordance with their terms; provided that any representation, warranty or covenant in respect of which indemnity may be sought hereunder, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 12.1 (but only with respect to the particular claim for which notice has been given) if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right to indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time (regardless of when Losses in respect thereof may actually be incurred). The representations and warranties set forth in this Agreement (including the Exhibits and Schedules hereto) shall survive for the applicable periods set forth in this Section 12.1 and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Party, or the Knowledge of any Party’s officers, directors, stockholders, employees or agents or the acceptance by any Party of any certificate or opinion hereunder.

12.2 Indemnity.

(a) Indemnification by Trust I.  Subject to Section 12.2(c) and 12.3, following the Closing, Trust I agrees to and shall indemnify the Buyer Parties and save and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties as and when incurred for any Losses which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) any breach by Trust I of any representation or warranty made by Trust I in this Agreement or any of the Schedules or Exhibits attached hereto, or in any of the certificates furnished by Trust I pursuant to this Agreement (determined without regard to any Material Adverse Effect or other materiality qualifiers contained therein); (ii) any breach of any covenant or agreement by Trust I under this Agreement or any of the Schedules and Exhibits attached hereto, or in any of the certificates furnished by Trust I pursuant to this Agreement; (iii) any Indebtedness or Selling Expenses of Trust I; or (iv) any of the matters relating to the Employee Transfer Agreement set forth on Section 12.2(a) of the Disclosure Schedules (to the extent such matters are not otherwise the subject of representations or warranties contained in the third sentence of Section 4.9(a) or the second sentence of Section 4.9(b), in which case they will be covered by Section 12.2(a)(i) above and will be subject to the Olinda Deductible).

(b) Indemnification by Providence Sellers.  Subject to Section 12.2(c) and 12.3, following the Closing, each Providence Seller agrees to and shall indemnify the Buyer Parties and save and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties as and when incurred for any Losses which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) any breach by such Providence Seller of any representation or warranty made by such Providence Seller in this Agreement or any of the Schedules or Exhibits attached hereto, or in any of the certificates furnished by such Providence Seller pursuant to this Agreement (determined without regard to any Material Adverse Effect or other materiality qualifiers contained therein); (ii) any breach of any covenant or agreement by such Providence Seller under this Agreement or any of the Schedules and Exhibits attached hereto, or in any of the certificates furnished by such Providence Seller pursuant to this Agreement; (iii) any Indebtedness or Selling Expenses of such Providence Seller; or (iv) any of the matters relating to the Employee Transfer Agreement set forth on Section 12.2(b) of the Disclosure Schedules (to the extent such matters are not otherwise the subject of representations or warranties contained in the third sentence of Section 5.9(a) or the second sentence of Section 5.9(b), in which case they will be covered by Section 12.2(b)(i) above and will be subject to the Providence Deductible). The obligations of the Providence Sellers under this Section 12.2(b) are several obligations, and not joint obligations, and not joint and several obligations.

(c) Monetary Limitations on Indemnification by Trust I and Providence Sellers.  Trust I shall not have any liability under Section 12.2(a)(i) above (other than with respect to Trust I’s representations and warranties under Sections 3 (including each of its subsections), 4.1, 4.2, and 4.14 (collectively, the “Olinda Specified Representations and Warranties”)), unless the aggregate amount of all Losses relating thereto for which all Trust I would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to Two Hundred Thousand Dollars ($200,000) (the “Olinda Deductible”), and then Trust I shall be liable only for all such Losses in excess of the Olinda Deductible; provided further that Trust I’s aggregate liability under Section 12.2(a)(i) (other than with respect to the Olinda Specified Representations and Warranties) and Section 12.2(a)(iv), shall in no event exceed the amount of , and Buyer shall have no source of indemnification payments for claims against Trust I other than, the Olinda Indemnity Holdback (with it being understood, however, that nothing in this Agreement (including this Section 12.2(c)) shall limit or restrict any of the Buyer Parties’ right to maintain or recover any amounts in connection with any action or claim based upon fraud). No Providence Seller shall have any liability under 12.2(b)(i) above (other than with respect to such Providence Seller’s representations and warranties under Sections 3 (including each of its subsections), 5.1, 5.2, and 5.14 (collectively, the “Providence Specified Representations and Warranties”)), unless the aggregate amount of all Losses relating thereto for which all or any of the Providence Sellers would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to Three Hundred Thousand Dollars ($300,000) (the “Providence Deductible”), and then such Providence Seller shall be liable only for all such Losses in excess of the Providence Deductible; provided further that the Providence Sellers’ aggregate liability under Section 12.2(b)(i) (other than with respect to Providence Specified Representations and Warranties) and Section 12.2(b)(iv) shall in no event exceed the amount of, and Buyer shall have no source of indemnification payments for claims against the Providence Sellers other than, the Providence Indemnity Holdback (with it being understood, however, that nothing in this Agreement (including this Section 12.2(c)) shall limit or restrict any of the Buyer Parties’ right to maintain or recover any amounts in connection with any action or claim based upon fraud); provided further no claim shall be made by the Buyer Parties under Section 12.2(a)(i) or 12.2(b)(i), or count towards the Deductible, unless such claim is for an amount greater than Five Thousand Dollars ($5,000)).

(d) Indemnification by Buyer.  Subject to Section 12.3, following the Closing, the Buyer shall indemnify, defend, and hold harmless each Seller, its Affiliates, its and their successors and permitted assigns, and all of their respective shareholders, trustees, directors, managers, members, officers, employees, agents, and representatives (collectively, the “Seller Indemnified Parties”) from and against all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, claims, and amounts paid in settlement (including reasonable consultants’, attorneys’ and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) (collectively, “Losses”) incurred or sustained by any Seller Indemnified Party as a result of (i) any breach by the Buyer of any representation or warranty made by the Buyer in this Agreement or any of the Schedules or Exhibits attached hereto, or in any of the certificates furnished by Buyer pursuant to this Agreement (determined without regard to any Material Adverse Effect or other materiality qualifiers contained therein), or (ii) any breach of any covenant or agreement by the Buyer under this Agreement or any of the Schedules and Exhibits attached hereto, or in any of the certificates furnished by the Buyer pursuant to this Agreement.

12.3 Limitations on Liability.

(a) Any calculation of a Loss under this Section 12 shall, in each case, give full effect to any and all insurance proceeds actually received (net of any increase in premiums payable or taxes payable as a result of the receipt of such proceeds) to the applicable indemnified party in respect of such Loss.

(b) Each Person entitled to indemnification hereunder or otherwise to reimbursement for Losses in connection with the transactions contemplated by this Agreement shall use commercially reasonable efforts to mitigate any Losses incurred or sustained by such indemnified party upon becoming aware of any event that would reasonably be expected to give rise thereto.

(c) Notwithstanding anything herein to the contrary, in no event shall the liability of (i) Trust I for indemnification hereunder for breach of any or all representations or warranties exceed, in the aggregate, the Olinda Purchase Price, or (ii) the Providence Sellers for indemnification hereunder for breach of any or all representations or warranties exceed, in the aggregate, the Providence Purchase Price.

(d) Notwithstanding anything herein to the contrary, in no event (whether or not this Agreement has been terminated) shall Buyer, the Buyer Parties (including, without limitation, the Sponsors and their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents) either individually or in the aggregate, be subject to any liability in excess of the Purchase Price in the aggregate for all losses or damages relating to or arising out of this Agreement or the transactions contemplated by this Agreement, including breaches by Buyer of any representations, warranties, covenants or agreements contained in this Agreement. The Sellers understand and acknowledge that their sole remedy against Buyer for breaches of this Agreement shall be money damages (as opposed to specific performance) subject to the limitations set forth herein.

(e) Notwithstanding anything herein to the contrary, in no event shall a breach of the representations and warranties contained in Section 3.6 hereof give rise to any obligation on the part of any Seller to indemnify a Buyer Party except to reimburse such Buyer Party for any Losses suffered by such Buyer Party as a result of a Third Party Claim arising from such breach.

12.4 Indemnification Procedures.

(a) Third Party Claims.  Any person making a claim for indemnification under this Article XII (an “Indemnitee”) shall promptly notify the indemnifying Party (an “Indemnitor”) in writing of a third party claim or the commencement of any action by any third party (a “Third Party Claim”), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that no delay on the part of such Indemnitee in notifying the Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually materially prejudiced by such delay. Upon receipt of such notice, the Indemnitor shall be entitled to participate in such claim or action, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and to settle or compromise such claim or action, so long as (i) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief or arise in connection with any criminal or quasi-criminal proceeding, (ii) an adverse judgment with respect to the Third Party Claim is not, in the reasonable judgment of the Indemnitee, likely to establish a precedential custom or practice adverse to, or otherwise be detrimental to, the continuing business interests, reputation or future business prospects of the Indemnitee, (iii) the Indemnitee has not been advised by counsel that a reasonable likelihood exists of a conflict of interest between Indemnitor and Indemnitee, (iv) the Indemnitee does not reasonably believe that the Loss relating to the Third Party Claim could exceed the maximum amount that such Indemnitee could then be entitled to recover from the Sellers or the Companies under the applicable provisions of this Article XII, and (v) the Indemnitor conducts the defense of the Third Party Claim actively and diligently; provided, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless (i) written agreement is obtained expressly and unconditionally releasing the Indemnitee from all liability thereunder, and (ii) pursuant to or as a result of such judgment or settlement, no injunctive or other equitable relief will be imposed against the Indemnitee; provided, further, that if the Indemnitee has elected to be represented by separate counsel pursuant to the proviso to the following sentence, such settlement or compromise shall be effected only with the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. After notice to the Indemnitee of the Indemnitor’s election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnitee under Section 12.4 for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnitee shall have the right to employ counsel, and the fees and expenses of such separate counsel shall be paid by the Indemnitor, if either (A) such claim or action involves remedies other than monetary damages and such remedies, in the Indemnitee’s reasonable judgment, could have a material adverse effect on such Indemnitee or (B) the Indemnitee may have available to it one or more defenses or counterclaims that are inconsistent with one or more defenses or counterclaims which may be alleged by the Indemnitor. If the Indemnitor does not elect to assume the defense of such Third Party Claim within thirty days of receipt of the Indemnitee’s notice of such Third Party Claim, or is not entitled to assume the defense under this Section 12.4, the Indemnitee shall be entitled to assume the defense thereof. Unless it has been conclusively determined through a final judicial determination (or settlement tantamount thereto) that the Indemnitor is not liable to the Indemnitee under Section 12.4, the Indemnitee shall act reasonably and in accordance with its good faith business judgment with respect to such defense, and shall not settle or compromise any such claim or action without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such Third Party Claim.

(b) Other Claims.  Promptly after an Indemnitee incurs or sustains any Loss not involving a Third Party Claim, such Indemnitee shall deliver notice of such Loss to the Indemnitor, specifying with reasonable detail the amount of such Loss, and a description in reasonable detail of the facts giving rise to such Loss to the extent then known to such Indemnitee; provided that no delay on the part of such Indemnitee in notifying the Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is actually materially prejudiced by such delay.

(c) Sellers’ Representative Acts for the Sellers.  Notices required to be given to any Seller Indemnified Party pursuant to this Section 12 may be given to, and actions, elections and consents permitted by this Section 12 to be taken, made, or given by any Seller Indemnified Party may be taken, made, or given by, the Sellers’ Representative.

12.5 Remedies Exclusive.  The remedies provided for in Section 11 and this Section 12 shall constitute the sole and exclusive remedy among the parties hereto for any post-Closing claims made for breach of this

Agreement or any of the Schedules or Exhibits attached hereto or in any certificates or other instruments or documents furnished by any party pursuant to this Agreement, except in the case of fraud.

12.6 Manner of Payment.  Except as otherwise provided herein, any indemnification of the Buyer Parties or Seller Indemnified Parties shall be effected by wire transfer of immediately available funds from the applicable Seller or Sellers, or the Buyer, as the case may be, to an account designated by the applicable Buyer Party or Seller Indemnified Party, as the case may be, within fifteen (15) Business Days after the determination thereof. Any such indemnification payments shall include interest at the Interest Rate calculated on the basis of the actual number of days elapsed over three hundred sixty (360), from the date any such Loss is suffered or sustained to the date of payment. Buyer must recover any amounts owing to it pursuant to Section 11 or this Section 12 by first retaining an amount equal to what it is owed from the applicable Indemnity Holdback, and then, subject to Section 12.3(c), making a claim directly against the Sellers (as applicable). All indemnification payments shall be deemed adjustments to the Olinda Purchase Price or Providence Purchase Price, as applicable. Buyer shall release and pay to the Sellers’ Representative, for the benefit of the Sellers, any amounts not the subject of a dispute that remain in the applicable Indemnity Holdback within ten (10) Business Days following the date that is nine (9) months after the Closing Date. Any amounts that are the subject of a dispute will be retained by Buyer until such dispute is finally resolved and then Buyer shall either retain such funds or pay such funds to the Sellers’ Representative for the benefit of the Sellers in accordance with the resolution of such dispute.

13 Termination.

13.1 Termination of Agreement.  This Agreement constitutes the binding and irrevocable agreement of the Parties and may only be terminated as follows:

(a) the Sellers’ Representative (on behalf of the Sellers) and the Buyer may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) either the Buyer or the Sellers’ Representative (on behalf of the Sellers) may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing if any of the following has occurred: (i) (A) the other Party has breached any of its covenants or agreements contained in this Agreement to be complied with by it such that the closing condition set forth in Section 10.1(b) (with respect to Seller breaches) and 10.2(b) (with respect to Buyer breaches) would not be satisfied or (B) there exists a breach of or an inaccuracy in any of the representations and warranties of the other Party contained in this Agreement such that the closing condition set forth in Section 10.1(a) (with respect to Seller breaches) and 10.2(a) (with respect to Buyer breaches) would not be satisfied and in the case of clause (A) or clause (B), such breach is incapable of being cured, or if capable of being cured, shall not have been cured prior to the earlier of (x) the Termination Date and (y) 30 days after notice of the breach is provided to the breaching Party; (ii) the Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent under Section 10.1 or Section 10.2, unless the failure results primarily from the Party seeking to terminate this Agreement itself breaching any representation, warranty, or covenant or failing to fulfill any of its obligation contained in this Agreement; (iii) one or more courts of competent jurisdiction shall have issued an order, judgment, or decree permanently restraining, enjoining, or otherwise prohibiting the Closing, which order, judgment, or decree shall not have been terminated, lifted, vacated or otherwise rendered irrelevant within ninety days of the issuance thereof; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 13.1(b) shall have used commercially reasonable efforts to prevent the entry of and to remove such order, judgment or decree; or (iv) any Law shall have been enacted by any Governmental Authority that, directly or indirectly, enjoins, prohibits, or restrains the consummation of the transactions contemplated hereby;

(c) by Buyer if: (i) RRP has failed to include the Olinda Recommendation in the Consent Statement to be delivered to Trust I shareholders, or withdraws, modifies, or changes such recommendation at any time, or RRP has failed to include the Providence Recommendation in any Consent Statement to be delivered to the shareholders of Trust I, Trust III, Trust IV or B Fund, or withdraws, modifies or changes such recommendation at any time, or (ii) RRP approves, recommends or adopts an Alternative

Transaction or approves or recommends that holders of shares of the applicable Seller tender their shares in any tender offer or exchange offer that is an Alternative Transaction;

(d) the Sellers’ Representative (on behalf of the Sellers) may terminate this Agreement by written notice to the Buyer if, prior to obtaining all of the Shareholder Approvals, (i) any Seller receives a Superior Proposal, (ii) RRP, as the managing shareholder of the Trusts, determines, in good faith (after consultation with outside legal counsel), that the failure to accept such Superior Proposal would be inconsistent with its fiduciary duties to the shareholders of the applicable Trusts under the governing Trust documents and applicable Law, (iii) the Sellers and the Companies have complied in all respects with Section 8.8, and (iv) the Sellers pay the Termination Fee in accordance with Section 13.2(c);

(e) either Buyer or the Sellers’ Representative (on behalf of the Sellers) may terminate this Agreement if any of the Shareholder Approvals are not obtained by a Seller within thirty (30) days after such Seller sends a Consent Solicitations to its shareholders; and

(f) by Buyer, if the Sellers’ Representative has failed to mail or cause to be mailed the Consent Statements in the time period required by Section 8.2(b) or in the event that RRP has made a Financing Delay Determination and such delay has not been eliminated within the time period specified in Section 8.11(c); and

(g) by Buyer if the sum of the Olinda Swap Rate Adjustment and the Providence Swap Rate Adjustment would result in a decrease in Purchase Price by more than Five Million Dollars ($5,000,000) (in the absence of the proviso set forth in the second sentence of Section 2.9).

13.2 Effect of Termination.

(a) If any Party terminates this Agreement pursuant to Section 13.1, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Parties (except as otherwise expressly provided herein).

(b) Nothing in this Section 13 shall be deemed to impair the right of Buyer to compel specific performance by the Sellers of their obligations under this Agreement, or shall be deemed to release the Parties from any Liability, for any willful breach of this Agreement (including a breach of the terms and provisions of the Confidentiality Agreement incorporated by reference therein).

(c) If this Agreement is terminated pursuant to Section 13.1(d) then the Sellers shall pay to Buyer (or as directed by Buyer), (by wire transfer of immediately available funds) an amount equal to One Million One Hundred Twenty Five Thousand Dollars ($1,125,000) (the “Termination Fee”); provided, however, that such termination shall not be effective until the Sellers pay the Termination Fee. If this Agreement is terminated pursuant to Section 13.1(c) then the Sellers shall pay to Buyer (or as directed by Buyer), (by wire transfer of immediately available funds), the Termination Fee as promptly as practicable (and in any event within two (2) Business Days following such termination). If this Agreement is terminated pursuant to Section 13.1(e), then, in the event that, within twelve (12) months of the termination of this Agreement, the Sellers or the Companies enter into a definitive agreement with respect to an Alternative Transaction or an Alternative Transaction is consummated, then the Sellers and the Companies shall pay, or cause to be paid, to Buyer, by wire transfer of same day funds, the Termination Fee, such payment to be made upon the earlier to occur of the execution of a definitive agreement relating to, or consummation of, such Alternative Transaction. In addition, if this Agreement is terminated pursuant to Section 13.1(c), Section 13.1(d) or Section 13.1(e) , then the Sellers shall reimburse Buyer for the reasonable and documented out-of-pocket costs, fees and expenses incurred by Buyer (or its Affiliates) in connection with this Agreement and the Transactions contemplated hereby (the “Buyer Expenses”), upon presentation of written evidence that the Buyer Expenses have been paid by the Buyer, with such reimbursement payable by wire transfer of same day funds to Buyer (or as directed by Buyer) within two (2) Business Days following the date of such termination.

(d) The Sellers acknowledge that the agreements contained in this Section 13.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not enter into this Agreement. If Sellers or the Companies fail to pay the Termination Fee or the Buyer Expenses when due, and, in order to obtain such payment Buyer (or its Affiliates) commences a suit which results in a judgment against the Sellers or the Companies for all or any portion of the Termination Fee or the Buyer Expenses, the Sellers shall pay to Buyer its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such suit.

(e) If this Agreement is terminated because the Buyer’s proposed lenders will not fund the amounts contemplated by the financing arrangements set forth in the debt financing commitments referred to in Section 8.11(c) and as of the date of such indication the Conditions to the Obligations of Buyer set forth in Section 10.1 which are capable of satisfaction as of such date have been satisfied, then Buyer shall reimburse the Sellers for fifty percent (50%) of the reasonable documented out-of-pocket costs and expenses (i) which the Sellers (or any of them) have paid or are obligated to pay as of such termination date under the EPC Contracts, up to and including a maximum amount equal to Three Hundred Seventy Five Thousand Dollars ($375,000), and (ii) which the Sellers (or any of them) have paid or are obligated to pay to RIRRC under the RIRRC Contract, up to and including a maximum amount equal to Two Hundred Fifty Thousand Dollars ($250,000).

(f) The provisions of Section 14 shall survive any such termination.

14 Miscellaneous.

14.1 Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without first affording the non-disclosing Parties reasonable opportunity to review and comment on such press release or public announcement; provided that any Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its securities (in which case the disclosing Party shall use its reasonable efforts to provide the other Parties with reasonable opportunity to review in advance the disclosure).

14.2 No Third Party Beneficiaries.  Except as contemplated in Section 12 hereof, this Agreement shall not confer any rights or remedies upon any Person that is not a Party or a successor or permitted assign of a Party.

14.3 No Joint Venture.  Nothing in this Agreement creates or is intended to create an association, trust, partnership, joint venture, or other entity or similar legal relationship among the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to any Party. Except as otherwise expressly provided herein, no Party is or shall act as or be the agent or Representative of any other Party.

14.4 Entire Agreement.  This Agreement (including the Exhibits, Annexes and Disclosure Schedules hereto), together with the other Transaction Agreements, constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof; provided, however, that the Confidentiality Agreement will remain in full force and effect pursuant to the terms thereof without regard to any provision of this Agreement.

14.5 Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that any assignment or transfer, by operation of law or otherwise, by any Party shall require the prior written consent of the Buyer (in the case of an assignment or transfer by any Seller) or each of the Sellers (in the case of an assignment or transfer by the Buyer), and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, further, that no such consent shall be required for Buyer to assign this Agreement to its Affiliates or lenders.

14.6 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

14.7 Headings; Interpretation.  The section headings contained in this Agreement are inserted for convenience only and shall not be deemed to alter or affect in any way the meaning or interpretation of this Agreement.

14.8 Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed duly given or made to a Party as follows: (i) upon confirmation of transmission if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (ii) or (iii); (ii) one Business Day following the date sent when sent by overnight delivery by a reputable overnight air courier; and (iii) five Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, and shall be given or made to the addresses set forth for such Party on Annex 11 hereto. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

14.9 Governing Law.  This Agreement shall be governed by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

14.10 Consent to Jurisdiction; Venue; Service of Process.

(a) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the state of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York State or federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Parties irrevocably consents to service of process in the manner provided for notices in Section 14.8. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by applicable law.

14.11 Waiver of Jury Trial.

(a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.11.

14.12 Amendments and Waivers.  This Agreement may be modified only by a written instrument executed by each of the Parties. Any of the terms and conditions of this Agreement may be waived in writing at any time prior to the Closing Date by the Party or Parties entitled to the benefits thereof. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

14.13 Severability.  If any term or provision of this Agreement is held by a court of competent jurisdiction or any other Governmental Authority to be invalid or unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

14.14 Expenses.

(a) Except as otherwise expressly provided herein, whether or not the transactions contemplated herein shall be consummated, each of the Buyer and the Sellers shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees and disbursements of counsel and accountants retained by the relevant party.

(b) The Sellers and the Buyer shall each bear their own costs for the preparation of any filing under the Federal Power Act, except that any filing fees shall be paid equally by the Buyer, on the one hand, and the Sellers, on the other hand.

14.15 Construction.  Ambiguities or uncertainties in the wording of this Agreement shall not be construed for or against any Party, but shall be construed in the manner that most accurately reflects the Parties’ intent as of the date hereof. The Parties acknowledge that they have been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement.

14.16 Disclosure Schedules.  The disclosure of any matter in any Section of the Disclosure Schedules shall be deemed to be a disclosure for all purposes of this Agreement (including, without limitation, to qualify, limit, or supplement other representations and warranties contained in this Agreement) to the extent the nature of the matter disclosed on such Disclosure Schedules is apparent on its face to be applicable to such other Section of the Disclosure Schedules. The fact that any item of information is included in the Disclosure Schedules shall not be construed as an admission of liability under any applicable Law, or that such item or information is required to be disclosed in or by this Agreement or is material for purposes of this Agreement, or that the existence of such matter would if not disclosed constitute a breach or violation of this Agreement. Such item or information shall not be used as a basis for interpreting the term “material,” “materially,” “materiality” or “Material Adverse Effect,” or any similar qualification in this Agreement.

14.17 Specific Performance.  Notwithstanding anything to the contrary set forth herein, the Sellers agree that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by them were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court provided for in Section 14.10 hereof, in addition to any other remedy to which they are entitled at law or in equity, without the necessity of proving actual damages or that no adequate remedy exists at law, and without the necessity of posting bond or other security. None of the Sellers’ Representative, the Sellers or their Affiliates or any Seller Indemnified Party shall be entitled to specific performance against Buyer or any Buyer Party (including the Sponsors).

14.18 Sellers’ Representative.  The Sellers, by adopting this Agreement and the transactions contemplated hereby, hereby irrevocably appoint RRP as their agent and attorney-in-fact for all purposes of this Agreement, and consent to the taking by the Sellers’ Representative of any and all actions and the making of any decisions required or permitted to be taken by such representative under this Agreement. The Buyer shall be entitled to deal exclusively with the Sellers’ Representative on all matters relating to this Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by the Sellers’ Representative, and on any other action taken or purported to be taken on behalf of any Seller by the Sellers’ Representative, as fully binding upon such Seller shareholder. The power of attorney granted hereunder is coupled with an interest and is irrevocable. All actions, decisions and instructions of the Sellers’ Representative shall be conclusive and binding and The Buyer shall be entitled to rely thereon without any investigation or inquiry. Any amounts received by the Sellers’ Representative after the Closing of the transactions contemplated by this Agreement for the benefit of the Providence Sellers, shall be distributed to the Providence Sellers in proportion to their respective percentage of outstanding membership interests of RILG set forth opposite such Providence Seller’s name on Annex 1 hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Interest Purchase Agreement as of the date first written above.

SELLERS:

RIDGEWOOD ELECTRIC POWER
TRUST I

By:	Ridgewood Renewable Power, LLC, as
Managing Shareholder

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes

Title:	President and CEO

RIDGEWOOD OLINDA, LLC

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes

Title:	President and CEO

RIDGEWOOD ELECTRIC POWER
TRUST III

By:	Ridgewood Renewable Power, LLC, as Managing Shareholder

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes

Title:	President and CEO

[Signature Page to Interest Purchase Agreement — S-1]

RIDGEWOOD ELECTRIC POWER
TRUST IV

By:	Ridgewood Renewable Power, LLC, as Managing Shareholder

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes

Title:	President and CEO

RIDGEWOOD POWER
B FUND/PROVIDENCE EXPANSION

By:	Ridgewood Renewable Power, LLC, as Managing Shareholder

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes

Title:	President and CEO

RRP:

RIDGEWOOD RENEWABLE POWER,
LLC, solely in its capacity as Sellers’
Representative

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes

Title:	President and CEO

BREA PARENT:

BREA PARENT 2007, LLC, solely with respect to
Section 8.8

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes

Title:	President and CEO

[Signature Page to Interest Purchase Agreement — S-2]

RILG:

RHODE ISLAND LFG GENCO, LLC, solely with respect to Section 8.8

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes

Title:	President and CEO

RRP:

RIDGEWOOD RENEWABLE POWER, LLC, solely with respect to Section 8.8

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes

Title:	President and CEO

RPMC:

RIDGEWOOD POWER MANAGEMENT LLC, solely with respect to Section 8.8

By:	/s/ Randall D. Holmes
Name: Randall D. Holmes

Title:	President and CEO

[Signature Page to Interest Purchase Agreement — S-3]

BUYER:

MIP II BIOPOWER LLC

By:  MIP II GREENPOWER LLC

Its:	Managing Member

By:	MACQUARIE INFRASTRUCTURE
PARTNERS II U.S., L.P.

Its:	Managing Member

By:	MACQUARIE INFRASTRUCTURE
PARTNERS II GP LLC

Its:	General Partner

By:	MACQUARIE INFRASTRUCTURE
PARTNERS INC.

Its:	Manager and Attorney-in-Fact

By:	/s/ Christopher Leslie
Name: Christopher Leslie

Title:	President

By:	/s/ Mark Wong
Name: Mark Wong

Title:	Treasurer

And

By:	MACQUARIE INFRASTRUCTURE
PARTNERS II INTERNATIONAL, L.P.

Its:	Managing Member

By:	MACQUARIE INFRASTRUCTURE
PARTNERS II GP LLC

Its:	General Partner

By:	MACQUARIE INFRASTRUCTURE
PARTNERS INC.

Its:	Manager and Attorney-in-Fact

By:	/s/ Christopher Leslie
Name: Christopher Leslie

Title:	President

By:	/s/ Mark Wong
Name: Mark Wong

Title:	Treasurer

[Signature Page to Interest Purchase Agreement — S-4]

Annex B

July 26, 2010
Ridgewood Renewable Power, LLC
Ridgewood Electric Power Trust I
Ridgewood Electric Power Trust III
Ridgewood Electric Power Trust IV
Ridgewood Power B Fund/Providence Expansion
947 Linwood Avenue
Ridgewood, NJ 07450

Attn: Randall D. Holmes

President and CEO of Ridgewood Renewable Power, LLC

Dear Mr. Holmes:

Ridgewood Electric Power Trust I (“Trust I”), through its 100% ownership of Ridgewood Olinda LLC, Ridgewood Electric Power Trust III (“Trust III”), Ridgewood Electric Power Trust IV (“Trust IV”) and Ridgewood Power B Fund/Providence Expansion (“B Fund” and collectively with Trust I, Trust III and Trust IV, the “Trusts” and the “Sellers”) are Delaware trusts and collectively own all of the outstanding membership interests in Rhode Island LFG Genco LLC (“RILG”), a Delaware limited liability company, which together with its wholly owned subsidiaries, have ownership of landfill-gas-fired electricity generating facilities and contractual rights to all of the landfill gas produced at the Central Landfill in Johnston, Rhode Island. Trust I owns 100% of the outstanding membership interests in Brea Parent 2007, LLC (“Brea”), a Delaware limited liability company, which together with its wholly owned subsidiaries, have ownership of landfill-gas-fired electricity generating facilities and contractual rights to all of the landfill gas produced at the Olinda Alpha Landfill in Brea, California. RILG and Brea are the subject of an acquisition by MIP Biopower II LLC (the “Buyer”) (the “Transaction”). The Transaction involves the sale of 100% of the outstanding membership interests of Brea (the “Brea Transaction”) to the Buyer and 100% of the outstanding membership interests of RILG (the “Providence Transaction”) to the Buyer.

Ridgewood Renewable Power LLC (the “Company” or “RRP”) is the Managing Shareholder of each of the Trusts and the Managing Member of RILG and Brea and has requested that Ewing Bemiss & Co. (“EB&Co.”) provide its opinion of the fairness, from a financial point of view, of the proposed consideration to be received by Trust I in the Brea Transaction (the “Brea Consideration”) and the consideration to be received by the Sellers in the Providence Transaction (the “Providence Consideration”). We understand the RRP proposes to enter into an Interest Purchase Agreement on July 26, 2010 (the “Agreement”) among the Buyer and the Sellers. Pursuant to the Agreement, the Buyer will acquire all of the membership interests that are held directly or indirectly by the Sellers in exchange for cash consideration of (i) $25 million attributed $7.5 million to the Brea Transaction and $17.5 million to the Providence Transaction plus (ii) amounts for Working Capital, including Specified Assets and Specified Liabilities, as those terms are defined in the Agreement, estimated to be $1,950,000 and $465,000 for the Providence Transaction and Brea Transaction, respectively, less (iii) retention amounts equal to $547,016 for the Providence Transaction and $254,185 for Brea Transaction, representing an estimate of payments to be made by the Buyer to employees working at

RILG and Brea, as retention bonuses and severance and as to the Brea Consideration as adjusted by the Olinda Swap Rate Adjustment (as such term is defined in the Agreement) and the Providence Consideration as adjusted by the Providence Swap Rate Adjustment (as such term is defined in the Agreement). The complete terms and conditions of the Transaction are set forth in the Agreement.

Founded in 1992, EB&Co. is an investment banking firm engaged in the merger and acquisition business. EB&Co. is a member of FINRA (formerly NASD). As part of its investment banking business, EB&Co. regularly engages in the valuation of private and publicly-traded companies and of the assets, liabilities, and debt and equity securities thereof, in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. In addition, EB&Co. has been actively engaged in the renewable and alternative energy business since 1998 and has completed numerous transactions in the sector since that time.

In rendering this Fairness Opinion, we have assumed, with your consent, that (i) the Buyer will comply with all material terms of the Agreement, and (ii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory, or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Trusts, the Company or the Transaction.

In arriving at this Fairness Opinion set forth below, we have, among other things:

i) Reviewed certain publicly available business and financial information relating to the entities and the Buyer;

ii) Reviewed audited financial statements of Brea and RILG for the fiscal years ended 2008 through 2009 and internal statements for the interim period ending March 31, 2010;

iii) Reviewed the Agreement and the agreements which are attached as exhibits to the Agreement;

iv) Held discussions with management related to the performance of the business of the Brea and RILG and their respective prospects;

v) Reviewed certain internal financial information and other data relating to the business and financial prospects of the Brea and RILG that were provided to us by the management of the Company and not publicly available, including financial forecasts and estimates prepared by the management of the Company. Additionally, we reviewed other consulting reports from gas reserve forecasting firms and engineering consultants as well as third party revenue, gas supply and construction contracts;

vi) Reviewed publicly available financial and stock market data with respect to certain other companies but found there were none that were comparable given the profile of the entities;

vii) Compared the Transaction and the Brea Transaction and the Providence Transaction to recently completed merger and acquisitions completed in the landfill gas to energy sector which EB&Co. worked directly on which are not public;

viii) Calculated a discounted cash flow valuation of Brea and RILG; considered, analyzed and valued on a discounted cash flow analysis of each Brea and RILG to calculate the present value of the future cash flow streams as a going concern without the expansions as well as analyzed discounted cash flow valuations on the proposed expansions and other alternative scenarios;

ix) Conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate;

x) Contacted a significant number of potential buyers for the purpose of soliciting indications of interest in the purchase of RILG and Brea;

xi) Participated in the auction process used by the Company to select a buyer;

xii) Participated in the negotiations between the Sellers and certain potential buyers and the Buyer; and

xiii) Accompanied management of the Company and certain potential buyers of RILG and Brea on tours of the facilities that represent the primary asset of Brea and RILG.

In addition to the foregoing, we performed such other studies, analyses and investigations considered such other financial, economic and market criteria as we considered appropriate in arriving at our opinion. Our studies, analyses and investigations must be considered as a whole. Considering only some of these studies, analyses, investigations or factors (or any portion of any of these matters), without considering all studies, analyses, investigations and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein.

In rendering this Fairness Opinion, we have, with your permission, assumed and relied upon the accuracy and completeness of all of the financial information, forecasts and other information provided to or otherwise made available to us by the Company or that was publicly available to us, and have not attempted to independently verify any of such information, nor have we assumed any responsibility for doing so. This Fairness Opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

We assume that there have been no material changes in the assets, financial condition, results of operations, business or prospects of RILG or Brea since the most recent financial statements made available to us. In addition, we (i) have not conducted a physical inspection of the properties and facilities of RILG or Brea or been furnished any reports of any such physical inspections, (ii) have not made or obtained or been furnished with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of RILG or Brea (other than the reserve reports referred to herein), (iii) we do not assume any responsibility for obtaining any such evaluations, appraisals or inspections for RILG or Brea, and (iv) have not evaluated the solvency or fair value of RILG or Brea under any state or federal laws relating to bankruptcy, insolvency or similar matters.

This Fairness Opinion is for the sole benefit of the Company and the Trusts. This Fairness Opinion is based on economic, market and other conditions as they exist, and can be evaluated only as of the date of delivery of this Fairness Opinion. This Fairness Opinion will not express any opinion as to fairness at any time in the future. We are not expressing an opinion herein as to value of shares of any of the Trusts following the consummation of the Transaction. This Fairness Opinion does not address the Company’s underlying business decision to enter into the Transaction.

EB&Co. is acting as financial advisor to RRP as managing shareholder of the Trusts, the Trusts and the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this Fairness Opinion and a significant portion of which is contingent upon consummation of the Transaction. In addition, the Trusts have agreed to indemnify us for certain liabilities arising out of our engagement.

It is understood that this Fairness Opinion is for the information and benefit of the Company and the Trusts in connection with their consideration of the Transaction including the Brea Transaction and the Providence Transaction and may not be used for any other purpose without the express written consent of a Managing Director of EB&Co., with the exception that a description of this Fairness Opinion and EB&C’s services in connection therewith and a copy of this Fairness Opinion may be included in its entirety in any filings the Trusts or the Sellers are required to make with United States Securities and Exchange Commission in connection with the Transaction (including any soliciting material provided to investors in a Trust or the Seller). EB&Co. shall have the right to review and comment on descriptions of this Fairness Opinion and EB&Co.’s role in the Proposed Restructuring and in the Transaction

This Fairness Opinion does not address the relative merits of the Transaction including the Brea Transaction or the Providence Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Transaction including the Brea Transaction or the Providence Transaction. This Fairness Opinion does not constitute a recommendation to any Trust shareholder as to how such shareholder should vote or act with respect to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, both the Providence Consideration to be received by the Sellers in the Providence Transaction and the Brea Consideration to be received by Trust I in the Brea Transaction is fair from a financial point of view.

Very Truly Yours,

Mary A. Bacon
Managing Director
Ewing Bemiss & Co.

Annex C

REPORT OF THE SPECIAL COMMITTEE
APPOINTED BY
RIDGEWOOD RENEWABLE POWER, LLC
AS MANAGING SHAREHOLDER OF
RIDGEWOOD ELECTRIC POWER TRUST I,
RIDGEWOOD ELECTRIC POWER TRUST III,
RIDGEWOOD ELECTRIC POWER TRUST IV
AND
RIDGEWOOD POWER B FUND/PROVIDENCE EXPANSION

Dated: July 26, 2010

A committee, consisting of Jonathan C. Kaledin and Joseph Ferrante, Jr. (the “Special Committee”), was appointed by Ridgewood Renewable Power, LLC (the “Managing Shareholder”), in its capacity as managing shareholder of Ridgewood Electric Power Trust I (“Trust I”), Ridgewood Electric Power Trust III (“Trust III”), Ridgewood Electric Power Trust IV (“Trust IV”) and Ridgewood Power B Fund/Providence Expansion (the “B Fund”; each of Trust I, Trust III, Trust IV and the B Fund, a “Trust”; such four trusts collectively, the “Trusts”), to advise the Managing Shareholder regarding the advisability of the Sale (as defined herein). The Sale is governed by an Interest Purchase Agreement (the “Purchase Agreement”) by and among the Trusts, the Managing Shareholder, Ridgewood Olinda, LLC, Ridgewood Power Management, LLC, Brea Parent 2007, LLC (“Brea Parent”), Rhode Island LFG Genco, LLC (“RILG”) and MIP II Biopower LLC (the “Buyer”). The Purchase Agreement provides for (a) the sale (as described in the Purchase Agreement, the “Providence Sale”) by Trust III, Trust IV, the B Fund and Ridgewood Olinda, LLC (a wholly-owned subsidiary of Trust I) of 100% of the membership interests in RILG and (b) the sale (as described in the Purchase Agreement, the “Olinda Sale” and, collectively with the Providence Sale, the “Sale”) by Trust I of 100% of the membership interests in Brea Parent. RILG and its subsidiaries own and operate the landfill gas electricity generating facilities located at the Central Landfill in Johnston, Rhode Island (the “Central Landfill”). Brea Parent and its subsidiaries own and operate the landfill gas electricity generating facility located at the Olinda Alpha Landfill in Brea, California (the “Olinda Alpha Landfill”).

Pursuant to the consent executed by the Managing Shareholder at the time that the Special Committee was formed, the Special Committee has retained Duff & Phelps, LLC as its financial advisor and Lowenstein Sandler PC as its legal counsel, in both cases to assist the Special Committee in performing its responsibilities.

In connection with this matter, the Special Committee has:

•	reviewed the draft dated July 22, 2010 of the Purchase Agreement;

•	received a summary of the draft set of disclosure schedules to the Purchase Agreement, such schedules having been provided by representatives of the Managing Shareholder on July 22, 2010;

•	reviewed contract summaries, prepared by its legal counsel, with respect to various agreements, including Engineering, Procurement and Construction Agreements for the Central Landfill and the Olinda Alpha Landfill;

•	reviewed a fairness opinion issued to the Special Committee by Duff & Phelps, LLC, dated July 26, 2010 (the “Fairness Opinion”);

•	reviewed a letter from the Managing Shareholder to Duff & Phelps, LLC, dated July 26, 2010;

•	reviewed an internal memorandum by the Managing Shareholder regarding “Stingray All-or-None Alternate Offer” dated July 13, 2010;

•	reviewed an internal memorandum by the Managing Shareholder regarding “Stingray Sale Valuation and Alternatives” dated July 18, 2010;

C-1

•	reviewed employment agreements to be entered into by the Buyer with various representatives of the Managing Shareholder;

•	conducted numerous meetings, in person and by telephone, with representatives of the Managing Shareholder, including the Managing Shareholder’s financial advisor (Ewing Bemiss & Co.), at which meetings, among other things, management provided background, reported on developments, described relevant information regarding applicable projected gas curves, construction costs, tax incentives and federal grants, and discussed steps taken in effecting the sales contemplated by the Purchase Agreement;

•	conducted numerous meetings, in person and by telephone, and consulted regularly, with its financial advisor and its legal counsel regarding various aspects of the transactions contemplated by the Purchase Agreement;

•	reviewed financial analyses prepared by its financial advisor; and

•	conducted such other analyses and considered such other information as the Special Committee determined to be appropriate.

The Special Committee has assumed the accuracy of the representations and warranties set forth in the Purchase Agreement, as well as the accuracy of the above-mentioned memoranda and letter provided to the Special Committee and/or Duff & Phelps, LLC by representatives of the Managing Shareholder. The Special Committee has assumed that the final versions of all documents reviewed by the Special Committee in draft form will conform in all material respects to the drafts reviewed by the Special Committee. The Special Committee also incorporates herein all of the assumptions recited by Duff & Phelps, LLC in the Fairness Opinion. The Special Committee has relied upon analyses of relevant information regarding applicable projected gas curves, construction costs, tax incentives and federal grants provided by the Managing Shareholder and its representatives.

The Special Committee has taken into consideration the fact that the Managing Shareholder, its officers and other related parties have agreements or arrangements that provide them with interests that differ from those of other investors in the Trusts, as described by the Managing Shareholder to the Special Committee and its advisors. With respect to the Managing Shareholder, the Special Committee has taken into consideration contractual terms which provide for the Managing Shareholder to participate in the proceeds of the Sale. The Special Committee has reviewed, among other things, the impact on the payments to the Managing Shareholder of changes in the allocation of the aggregate consideration as between the Providence Sale and the Olinda Sale.

Based upon and subject to the foregoing, the Special Committee has concluded that the Sale is advisable for each of the Trusts.

Respectfully submitted

/s/  Jonathan C. Kaledin
Jonathan C. Kaledin
Member of the Special Committee

/s/  Joseph Ferrante, Jr.
Joseph Ferrante, Jr.
Member of the Special Committee

C-2

Annex D

July 26, 2010

Confidential

Special Committee of:

(1) Ridgewood Electric Power Trust I

(2) Ridgewood Electric Power Trust III

(3) Ridgewood Electric Power Trust IV

(4) Ridgewood Power B Fund/Providence Expansion

Dear Members of the Special Committee:

The following four entities: (1) Ridgewood Electric Power Trust I (“Trust I”), (2) Ridgewood Electric Power Trust III (“Trust III”), (3) Ridgewood Electric Power Trust IV (“Trust IV”), and (4) Ridgewood Power B Fund/Providence Expansion (“B Fund”) (Trust  I, Trust III, Trust IV, and the B Fund are collectively referred to herein as the “Company” and individually as a “Fund”) and the Special Committee (the “Special Committee”) appointed by Ridgewood Renewable Power, LLC, in its capacity as the managing shareholder of each Fund (the “Managing Shareholder”) have engaged Duff & Phelps, LLC (“Duff & Phelps”) as independent financial advisor to the Special Committee to provide an opinion (the ‘‘Opinion”) to the Special Committee as of the date hereof as to the fairness, within a range, from a financial point of view, to each Fund individually of the gross consideration to be received by each Fund in the contemplated transaction described below (the “Proposed Transaction”).

The Proposed Transaction involves the sale of 100% of the membership interests of limited liability companies that control certain landfill gas electricity generating projects owned by funds managed by the Managing Shareholder to MIP Biopower LLC (the “Buyer”), an affiliate of Macquarie Infrastructure Partners II, for cash. Specifically, the following series of transactions will be undertaken in connection with the Proposed Transaction:

1. Trust III, Trust IV, the B Fund and Ridgewood Olinda, LLC (“Ridgewood Olinda”), a wholly-owned subsidiary of Trust I, will sell to the Buyer for gross consideration (before working capital, transaction costs and fees) of $17.5 million in cash (the “Providence Consideration”) 100% of the membership interests in Rhode Island LFG Genco, LLC (“RILG”), which, directly and indirectly through its subsidiaries, is engaged in the business of owning and operating the landfill-gas-fired electricity generating facilities located at the Central Landfill in Johnston, Rhode Island (the “Providence Project”) and is currently developing an expansion of such facilities.

2. Trust I will sell to the Buyer for gross consideration (before working capital, transaction costs and fees) of $7.5 million in cash (the “Olinda Consideration”) 100% of the membership interests in Brea Parent 2007, LLC (“Brea Parent”), which, directly and indirectly through its subsidiaries, is engaged in the business of owning and operating the landfill-gas-fired electricity generating facility located at the Olinda Alpha Landfill in Brea, California (the “Olinda Project” and together with the Providence Project, the “Projects”) and is currently developing an expansion of such facility.

3. The Purchase Agreement (as defined below) provides for upward and downward adjustments in the Providence Consideration and the Olinda Consideration (collectively the “Sale Consideration”) based upon (i) the respective working capital of the Olinda Project and the Providence Project taking into account the respective values of their Closing Date Specified Assets and Closing Date Specified Liabilities as provided in Section 2.1 of the Purchase Agreement, and (ii) changes in the interest rates as provided in Section 2.9 of the Purchase Agreement, provided, however, that in the event such adjustments to the Sale Consideration, in accordance with Section 2.9 of the Purchase Agreement, exceeds five million dollars, then the Buyer is not obligated to complete the purchase.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of the Opinion included, but were not limited to, the items summarized below:

1. Discussed with the management of the Company the operations, financial condition, future prospects and projected operations and performance of each of RILG and Brea Parent (together, the ‘‘Operating Entities”) and regarding the Proposed Transaction;

2. Reviewed certain publicly available financial statements, including annual reports on Form 10-K for the year ended December 31, 2009 and quarterly reports on Form 10-Q for the three month period ended March 31, 2010 for Trust III and Trust IV, and other business and financial information of or relating to the Operating Entities and the industry in which the Operating Entities operate;

3. Reviewed certain internal financial statements and other financial and operating data concerning each Operating Entity, which the Company’s management has identified as being the most current financial statements available, including RILG’s audited financial statements for the years ended December 31, 2008 through December 31, 2009 and unaudited financial statements for the five months ended May 31, 2010 and including Brea Parent’s audited financial statements for the years ended December 31, 2008 through December 31, 2009 and unaudited financial statements for the five months ended May 31, 2010;

4. Reviewed certain financial forecasts for the Operating Entities prepared by the Managing Shareholder, which are attached as Exhibit B to the Company Letter (as defined below);

5. Reviewed the draft dated July 22, 2010 of the Interest Purchase Agreement (the “Purchase Agreement”) by and among Trust I, Ridgewood Olinda, Trust III, Trust IV, B Fund, the Managing Shareholder, Brea Parent, RILG, Ridgewood Providence Power Corporation, Ridgewood Power Management LLC and the Buyer;

6. Reviewed the draft Agreement between Rhode Island LFG Genco, LLC and DCO Energy LLC for Engineering, Procurement and Construction for the Providence Landfill Gas-to-Energy Project dated          , 2010;

7. Reviewed the draft Agreement between BREA Power II, LLC and DCO Energy California, Inc. for Engineering, Procurement and Construction for the Olinda Landfill Gas-to-Energy Project dated          , 2010;

8. Reviewed the letter from the Company to Duff & Phelps dated July 26, 2010 (the “Company Letter”);

9. Reviewed the internal memorandum by the Managing Shareholder re: Stingray All-or-None Alternate Offer dated July 13, 2010;

10. Reviewed the internal memorandum by the Managing Shareholder re: Stingray Sale Valuation and Alternatives dated July 18, 2010;

11. Reviewed the Phase 2 Due Diligence Review Rhode Island Resource Recovery Corporation Landfill Gas to Energy Facility Johnston, Rhode Island Report dated March 26, 2010 and the Phase 2

Due Diligence Review Olinda Landfill Gas to Energy Facility Brea, California Report dated March 26, 2010, both prepared by SCS Engineers;

12. Reviewed certain historical trading price, valuation multiples and trading volume, and other relevant, publicly available information, including economic, industry, and investment information, and trends with respect to public companies in the industry in which the Company operates that we deemed relevant;

13. Compared the financial performance of the Operating Entities to certain publicly traded companies that we deemed relevant;

14. Compared certain financial terms of the Proposed Transaction to financial terms, to the extent publicly available, of certain other business combination transactions that we deemed relevant, the current market environment as well as information relating to the industry and regions in which the Operating Entities will operate; and

15. Conducted such other analyses and considered such other factors as we deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1. Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions, memoranda and representations obtained from public sources or provided to it from private sources, including the Managing Shareholder, and did not independently verify such information;

2. Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same and appropriate for Duff & Phelps to utilize in Duff & Phelps’ analyses;

3. Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

4. Assumed that information supplied to Duff & Phelps and representations and warranties made in all agreements provided to Duff & Phelps, including the Purchase Agreement and the Company Letter, are or were or will be, at the time they were made or are to be made accurate in all material respects;

5. Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement without any amendments thereto or any waivers of any terms or conditions thereof;

6. Assumed material compliance in a timely manner of all of the covenants required by the Purchase Agreement;

7. Assumed that the Buyer does not make claims for indemnification;

8. Relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

9. Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained at a time which will not materially adversely delay, limit, restrict, condition or otherwise affect the Operating Entities, the Buyer or the Funds or the contemplated benefits expected to be derived in the Proposed Transaction;

10. Assumed that there will be no adjustment to the Sale Consideration resulting from working capital adjustments as provided in Section 2.1 of the Purchase Agreement: and

11. Assumed that interest rates as of the date hereof, which impact the adjustment of the Providence Consideration and the Olinda Consideration, will be materially similar to such interest rates at closing of the Proposed Transaction.

In our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. Duff & Phelps expresses no opinion with respect to any such assumptions or any other matters. To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Operating Entities’ solvency or of any specific assets or liabilities (contingent or otherwise), nor has Duff & Phelps been furnished with any such evaluations or appraisals or inspection reports. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Operating Entities’ credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Operating Entities, or any alternatives to the Proposed Transaction or (b) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Purchase Agreement and the Proposed Transaction. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal, tax or accounting matter, recognizing that Duff & Phelps is not a legal, tax or accounting expert and has relied upon, without independent verification, the assessment of the Special Committee’s legal and tax advisors and the Company’s accounting personnel or advisors with respect to the legal, tax and accounting matters concerning the Proposed Transaction.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to: (i) the amount or nature of any compensation to any of the Company’s or Managing Shareholder’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the equity holders of each Fund in the Proposed Transaction, or with respect to the fairness of any such compensation; (ii) the fairness, from a financial point of view, of the consideration to be received by any Fund in connection with the Proposed Transaction vis-a-vis the fairness, from a financial point of view, of the consideration to be received by any other Fund in connection with the Proposed Transaction; or (iii) the fairness of the Proposed Transaction to, or any consideration received in connection therewith by, the equity holders, creditors, or other constituencies of the Funds. We have not analyzed the fairness, from a financial point of view, of the net proceeds of the Proposed Transaction which are adjusted for taxes, transaction costs or other contractual obligations.

The basis and methodology for this Opinion have been designed specifically for the express purposes of the Special Committee and may not be relevant for any other purposes. This Opinion (a) does not address the merits of the underlying business decision to enter into the Proposed Transaction, the relative merits of the Proposed Transaction as compared to any alternative strategy or transaction, or the effects of any other transaction in which the Operating Entity or any Fund might engage, (b) is not a recommendation as to how the Managing Shareholder or any equity holder should act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (c) does not indicate that the consideration to be received by each Fund is the best possibly attainable under any circumstances; instead, it merely states whether the consideration to be received by each Fund in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party. The Special Committee, and not Duff & Phelps, is solely and ultimately responsible for advising the Managing Shareholder as to whether the Proposed Transaction is advisable for each Fund.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and the conditions and prospects, financial and otherwise, of the Operating Entities as they are represented to Duff & Phelps as of the date hereof or as they were reflected in the information and documents reviewed by Duff & Phelps. Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Subject to the prior written approval of Duff & Phelps, this Opinion may be included in its entirety in any proxy statement distributed to equity owners of any Fund in connection with the Proposed Transaction of any Fund and may be summarized or otherwise referenced in other documents required by law or regulation to be filed with the Securities and Exchange Commission or in other communication by the Company with its investors, and you may summarize or otherwise reference the existence of this Opinion in such documents, provided that any such summary or reference language shall also be subject to the prior written approval of Duff & Phelps. Except as described above, this Opinion may not be reproduced, summarized, described, characterized, excerpted from, referred to or given to any other person for any purpose.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Special Committee, and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in the Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the engagement letter between the Company and Duff & Phelps, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to the Special Committee that it is prepared to deliver its Opinion. In addition to this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has performed financial advisory services to the Special Committee in connection with another transaction for which Duff & Phelps received customary fees and indemnification. Other than such engagements, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof, both (i) the Providence Consideration to be received by Trust III, Trust IV, the B Fund and Ridgewood Olinda and (ii) the Olinda Consideration to be received by Trust I in the Proposed Transaction is fair, from a financial point of view, to each Fund.

This Opinion has been approved by the internal opinion committee of Duff & Phelps.

Respectfully submitted.

DUFF & PHELPS, LLC

Annex E

Projections Relating to the Sale

Certain projected financial information prepared by the Managing Shareholder and provided to Ewing Bemiss, the financial advisor to the Trusts, and Duff & Phelps, the financial advisor to the Special Committee, are set forth in this Annex E. These projections represent estimates of the Managing Shareholder for operations of Brea and RILG for the periods following the commissioning of the planned expansion of the sites if the underlying assumptions of the projections are correct. As with any projections, there will be differences between projected and actual results because events and circumstances typically do not occur as expected, and the impact of such differences may be material. The assumptions and estimates underlying the projections contained in these financial projections are inherently uncertain, and though considered reasonable by the Managing Shareholder at the time they were prepared, are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of Brea, RILG or their management. The actual financial results of Brea and RILG may vary materially from those set forth in these projections, and none of Brea, RILG, the Trusts or the Managing Shareholder, has any duty to update these projections. These projections were prepared solely for the use of Ewing Bemiss and Duff & Phelps in connection with the preparation of their respective fairness opinions and have not been updated. The inclusion of these financial projections should not be regarded as a representation by Brea, RILG, the Trusts or the Managing Shareholder, that the projected results will be achieved. You are cautioned not to place undue reliance upon these financial projections.

Certain terms used in this Annex have the meanings given to them in the accompanying consent statement.

BREA

Post Construction Projections
(dollar amounts in thousands, except for prices per MWh)

					Remaining
	5-Year Periods Ending				Life: Years
Period Ending	30-Sep-2017	30-Sep-2022	30-Sep-2027	30-Sep-2032	2033-2045

Power Output (MWh)	1,307,404	1,327,969	1,324,567	1,321,878	3,133,413
Prices (per MWh)	$112.60	$112.60	$112.60	$112.60	$112.60
Royalty Rate	9.5%	9.5%	9.5%	9.5%	9.5%
Operating Revenues
Gross Revenues	$147,214	$149,529	$149,146	$148,843	$352,822
Less: Royalties	13,985	14,205	14,169	14,140	33,518

Total Net Revenues	133,229	135,324	134,977	134,703	319,304

Operating Costs
Contracted O & M	11,387	12,946	14,719	16,734	55,060
O & M Plant Labor	7,373	8,382	9,530	10,835	35,633
O & M Consumables	3,233	3,904	4,438	5,049	7,413
Gas Extraction System	2,633	2,994	3,404	3,870	12,728
Water	2,424	2,756	3,133	3,562	11,715
Property Taxes	1,578	1,789	2,028	2,298	7,606
Insurance	5,293	6,018	6,842	7,779	25,582
Electricity	1,927	2,191	2,491	2,833	9,315
Project Administration	7,470	6,853	7,791	8,858	29,132
Contingency	587	690	784	892	2,014

Total Operating Costs	43,905	48,523	55,160	62,710	196,198

Operating Income before Depreciation, Interest & Taxes	$89,324	$86,801	$79,817	$71,993	$123,106

ITC Grant Amount	$32,588
Project Funding	$127,612

General — The cash flow projections provided by the Managing Shareholder to the Trusts’ financial advisor and the financial advisor to the Special Committee were based in part on the expected financial characteristics and expected performance of the expansion plant currently planned for the Brea site. Trust I does not have the financial resources to construct the expansion plant, so the projections assume that the necessary funds (including the costs associated with electricity interconnection and other related facilities) are obtained in connection with the Sale. To the extent revenue and expense items are not, or are not expected to be, subject to contracts that specify the prices of such revenue or expense items, estimates were made by the Managing Shareholder and reviewed by such advisors as the Managing Shareholder considered appropriate, and a fixed inflation rate was applied where appropriate.

Power Output — The power output of Brea was estimated based on the expected capacity of the expansion plant operating at a 95% capacity factor and the existing generating plant operating at a 92% capacity factor, in both cases constrained by the estimated availability of landfill gas fuel.

The Managing Shareholder assumed that the expansion plant would have priority with respect to landfill gas fuel at such times as there is projected to be less landfill gas fuel available than is required to operate both the expansion plant and the existing generating plant.

Power Prices — The assumed price for the output of the Brea plants is per the existing fixed-price power purchase agreement with the City of Anaheim, California. This agreement provides for the purchase of the output of the expansion plant and the existing plant. The Managing Shareholder assumed that the maximum term of the power purchase agreement with the City of Anaheim is equal to the life of the Brea projects.

Royalty Rate — The assumed royalty rate used to determine the estimated royalty expense is set out in the Third Amended and Restated Landfill Gas Rights and Production Facilities Agreement between Brea and the County of Orange, California.

Operating Costs — Operating costs of the expansion plant were estimated by the Managing Shareholder based on service agreement quotes received from suppliers of equipment for the expansion or on estimates made by the Managing Shareholder of those costs in the course of designing the expansion plant. Assumed operating costs of the existing generating plant were estimated based on historical operating costs.

ITC Grant Amount — The Managing Shareholder estimated the portion of the costs expected to be incurred by Brea in connection with the installation of the expansion plant that is expected to qualify for U.S. federal investment tax credits. The Managing Shareholder also assumed that these tax credits would be exchanged for a grant from the U.S. Treasury upon commercial operation of the expansion plant. The availability of these investment tax credits and the Treasury grant requires that construction on the Brea expansion commence before December 31, 2010, which will not occur unless the Sale closes.

Terminal Value — The above analysis is for 33 years which the Managing Shareholder expects to be the economic life of the Brea project. As such, the Managing Shareholder did not assign any value to the remaining value of Brea at that time.

Project Funding — The Managing Shareholder estimated the cost to complete the construction and begin commercial operation of the expansion plant and assumed that the funds required are provided by a combination of equity contributions from the Buyer, debt financing arranged by the Buyer and cash grants from the DOE.

RILG

Post Construction Projections
(dollar amounts in thousands, except prices per MWh)

	5-Year Periods Ending
	31-Dec-	31-Dec-	31-Dec-	31-Dec-	31-Dec-
Period Ending	2017	2022	2027	2032	2037

Power Output (MWh)	1,489,252	1,379,801	1,311,352	1,268,910	1,257,721
Prices (per MWh, average)
PPA Power	$129.09	$146.05	$165.25	$65.82	$74.84
RECs and Other REAs	21.07	23.95	27.23	29.39	29.39
Market Power	44.79	50.92	57.90	65.82	74.84
Plant B	87.28	98.74	111.72	65.82	74.84
Annual Capacity Payment (per MW)	54,000	54,000	54,000	45,184	51,371
Operating Revenues
Generation — Power	$184,975	$198,932	$216,533	$83,494	$94,102
Generation — Renewable Attributes	—	—	—	39,273	44,262
Capacity Payment	1,309	482	43	6,932	7,716

Gross Revenues	186,284	199,414	216,576	129,699	146,080
Less: Royalties	—	—	—	—	—

Total Net Revenues	186,284	199,414	216,576	129,699	146,080

Operating Costs
Contracted O & M	11,578	13,163	14,965	17,015	19,345
O & M Plant Labor	6,669	7,582	8,620	9,801	11,143
O & M Consumables	3,600	1,264	52	—	—
Gas Collection System	13,694	15,569	17,701	20,125	22,881
Water	2,875	3,269	3,716	4,225	4,804
DAF Payments	4,069	4,626	5,260	5,980	6,799
Rent to RIRRC	190	216	245	279	317
Property Taxes	1,550	1,500	1,702	1,935	2,200
Insurance	3,213	3,653	4,153	4,722	5,368
Electricity	15,570	17,702	20,126	22,882	26,015
Project Administration	17,430	15,990	18,180	20,669	23,500
Contingency	1,729	1,683	1,775	2,012	2,288

Total Operating Costs	82,167	86,217	96,495	109,645	124,660

Operating Income before Depreciation, Interest & Taxes	$104,117	$113,197	$120,081	$20,054	$21,420

ITC Grant Amount	$35,542
Terminal Value	$14,330
Project Funding	$140,536

General — The cash flow projections provided by the Managing Shareholder to the Trusts’ financial advisor and the financial advisor to the Special Committee were based in part on the expected financial characteristics and expected performance of the expansion plant currently planned for the RILG site. The Trusts do not have the financial resources to construct the expansion plant, so the projections assume that the necessary funds (including the costs associated with electricity interconnection and other related facilities) are obtained in connection with the Sale. To the extent revenue and expense items are not, or are not expected to be, subject to contracts that specify the prices of such revenue or expense items, estimates were made by the Managing Shareholder and reviewed by such advisors as the Managing Shareholder considered appropriate and a fixed inflation rate was applied where appropriate.

Power Output — The power output of RILG was estimated based on the expected capacity of the expansion plant operating at a 95% capacity factor and the existing generating plant operating at a 92% capacity factor, in both cases constrained by the estimated availability of landfill gas fuel. The Managing Shareholder assumed that the expansion plant would have priority with respect to landfill gas fuel at such times as there is projected to be less landfill gas fuel available than is required to operate both the expansion plant and the existing generating plant.

Power Prices — The assumed prices for the output of the RILG plants are per the existing fixed-price power purchase agreements. In the case of the expansion plant, these prices are per the power purchase agreement with Narragansett Electric Company and, in the case of the existing generating plant, these prices are per the power purchase agreement with CMEEC. The Managing Shareholder assumed that there would be no renewal of the Narragansett Electric Company or CMEEC power purchase agreements when such contracts expire and has made estimates of the market prices for capacity and plant output for the period following the termination of these agreements. Both the Narragansett Electric Company and CMEEC power purchase agreements have a term of 15 years from the date of commercial operation of the RILG expansion plant.

Royalty Rate — The royalty rate is set out in the Amended and Restated Site Lease and Landfill Gas Delivery Agreement between RILG and RIRRC. The obligation of RILG to make royalty payments to RIRRC under this agreement is subject to certain credits and offsets, which can reduce the amount of those royalty payments. For the years presented, the reductions are expected to result in RILG owing no royalty payments to RIRRC.

Operating Costs — Operating costs of the expansion plant were estimated by the Managing Shareholder based on service agreement quotes received from suppliers of equipment for the expansion plant or on estimates made by the Managing Shareholder of those costs in the course of the designing the expansion plant. Operating costs of the existing generating plant were estimated based on historical operating costs.

ITC Grant Amount — The Managing Shareholder estimated the portion of the costs expected to be incurred by RILG in connection with the installation of the expansion plant that is expected to qualify for U.S. federal investment tax credits. The Managing Shareholder also assumed that these tax credits would be exchanged for a grant from the U.S. Treasury upon commercial operation of the expansion plant. The availability of these investment tax credits and the Treasury grant requires that construction on the RILG expansion commence before December 31, 2010, which will not occur unless the Sale closes.

Terminal Value — The Managing Shareholder estimated the value of RILG at the end of the 25th year of operation of the expansion project to be three-times the operating cash flow of RILG at that time. The Managing Shareholder believes that this cash flow multiple is reasonable for facilities of the age of the expansion plant and the existing generating plant operating on a landfill site of the age of the Johnston Landfill at that time.

Project Funding — The Managing Shareholder estimated the cost to complete the construction and begin commercial operation of the expansion plant and assumed that the funds required are provided by a combination of equity contributions from Buyer, debt financing arranged by Buyer and cash grants from the DOE.

Annex F

PLAN OF LIQUIDATION AND DISSOLUTION
OF
RIDGEWOOD ELECTRIC POWER TRUST III

This Plan of Liquidation and Dissolution (this “Plan”) is entered into by Ridgewood Electric Power Trust III, a statutory trust formed under the laws of the State of Delaware (the “Trust”), by Ridgewood Renewable Power LLC, not in its individual capacity, but solely as Managing Shareholder (the “Managing Shareholder”) of the Trust, in accordance with the Delaware Statutory Trust Act (the “Trust Act”), and the applicable terms and conditions of the Declaration of Trust of the Trust dated as of January 3, 1994, as amended and in effect from time to time (the “Declaration”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Declaration.

1. Effectiveness.  Pursuant to Section 14.1 of the Declaration, this Plan shall become effective at such time as all or substantially all of the Trust Property has been sold. The Managing Shareholder has determined that the sale (the “Sale”) contemplated by the Interest Purchase Agreement, dated as of July 26, 2010, by and among the Trust, Ridgewood Electric Power Trust I, Ridgewood Electric Power Trust IV and Ridgewood Power B Fund/Providence Expansion, as the Sellers, MIP II Biopower LLC, as the Purchaser, constitutes, when the Sale and related transactions contemplated thereby is consummated, is a sale of substantially all of the Trust Property. Therefore, this Plan shall become effective as of the date the Sale is consummated (the “Effective Time”). This Plan shall remain in effect until terminated as provided in Section 11 of this Plan.

2. Dissolution.  At the Effective Time, the Trust shall enter into dissolution and thereupon its affairs shall be wound up in accordance with the provisions of this Plan, the applicable terms of the Declaration, the Trust Act and the laws of the State of Delaware.

3. Winding Up.

(a) The Managing Shareholder shall act as liquidating Managing Shareholder and shall have the sole authority to conduct the winding up of the business and affairs of the Trust. Following the Effective Date, the Managing Shareholder shall proceed to liquidate the then-existing Trust Property on such terms as the Managing Shareholder in its sole determination deems to be in the best interests of the Trust, without the requirement for any votes or consents of the Investors, except as expressly provided for herein. Such liquidation shall be accomplished within a reasonable period, in the Managing Shareholder’s sole determination, after the Effective Time.

(b) In connection with the winding up of the Trust, the Managing Shareholder shall cause the proceeds of the sale or other disposition of the Trust Property to be paid or distributed (or shall make reasonable provision for the payment thereof) consistent with the provisions of Section 8.1(g) of the Declaration and subject to Section 6 of this Plan. Liquidating distributions to Shareholders shall be paid to each Shareholder who is the record holder of shares of the Trust, as shown on books of the Trust, on the record distribution date selected by the Managing Shareholder. No interest shall be paid or accrued on liquidating distributions and all payments shall be subject to any applicable withholding fees or taxes.

4. Contingent Contribution Obligation.  As provided in Section 14.7 of the Declaration, upon or prior to making the first distribution in liquidation, the Managing Shareholder shall contribute to the capital of the Trust an amount equal to any deficit in the Capital Account of the Managing Shareholder, calculated immediately prior to the date of such distribution, to the extent not previously contributed.

5. Continued Effectiveness of Declaration.  The Declaration shall remain in full force and effect during the period of winding up and liquidation and until such time as the Trust is terminated. During the period of winding up and liquidation, without limitation, (i) the Shareholders shall continue to receive Net Cash Flow and share Profits or Losses for all tax and other purposes, in each case, as provided in, and in accordance with the terms of, the Declaration and (ii) the Managing Shareholder shall be entitled to continue to receive the Management Fee and any other fees or reimbursements properly payable to the Managing Shareholder under the applicable provisions of the Declaration.

6. Liquidating Trust.

(a) Unless all claims, if any, by or against the Trust are settled or otherwise disposed of prior to the dissolution of the Trust and all other contingent liabilities and rights are resolved on or after the Effective Time, the Managing Shareholder may in its sole determination, on behalf of the Trust, establish a liquidating trust (“Liquidating Trust”) pursuant to a trust agreement in such form as approved by the Managing Shareholder (the “Liquidating Trust Agreement”) and assign to such Liquidating Trust, among other things, all rights, obligations and liabilities relating to, or associated with, the Trust’s then-pending claims and rights. If the Managing Shareholder determines to establish a Liquidating Trust, it would do so subsequent to the sale of the then-existing Trust Property pursuant to Section 3 of this Plan, but prior to the filing of the certificate of cancellation of the Certificate of Trust for the Trust (the “Certificate of Cancellation”) pursuant to Section 7(b) of this Plan. Subject to the Liquidating Trust Agreement, promptly after its establishment, the Managing Shareholder may, on behalf of the Trust, assign to the Liquidating Trust:

(i) from the assets of the Trust allotted for the payment or provision for payment of liabilities of the Trust as provided in Section 8.1(g)(1) of the Declaration or otherwise available, an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of any claims or liabilities or rights involving the Trust and the costs and expenses of the maintenance, administration and subsequent wind-up of the Liquidating Trust; and

(ii) all rights, obligations and liabilities relating to or associated with the Trust’s claims or liabilities or rights involving the Trust and any other matters that arise during the term of the Liquidating Trust.

(b) If the Managing Shareholder determines to establish a Liquidating Trust, the Shareholders of the Trust shall be beneficiaries of such Liquidating Trust in the same proportion as they are owners of shares in the Trust as of the date determined by the Managing Shareholder. The beneficial interests shall confer upon holders solely the right to payment of funds remaining in the Liquidating Trust, if any, following the settlement or other disposition of the claims, rights and other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Declaration, such as the right to vote on matters specified therein or otherwise. The Liquidating Trust, as well as the matters subject to the Liquidating Trust, will be administered by the Managing Shareholder and be subject to the complete and exclusive management discretion of the Managing Shareholder unless the Managing Shareholder shall be unwilling or unable to serve as such, in which case it shall appoint another person to manage the Liquidating Trust as provided in the Liquidating Trust Agreement.

(c) If the Managing Shareholder determines to establish a Liquidating Trust, it is intended that the Liquidating Trust would terminate upon payment to the beneficiaries of the Liquidating Trust of all of the Liquidating Trust assets, but in any event upon the third anniversary of the date that assets are first transferred to the Liquidating Trust, unless extended by the Managing Shareholder.

(d) The Liquidating Trust Agreement shall govern the operation and administration of the Liquidating Trust. In the event of any conflict between the provisions of this Plan and any of the provisions of the Liquidating Trust Agreement, the provisions of the Liquidating Trust Agreement shall control.

7. Other Winding-Up Matters.

(a) Upon dissolution of the Trust and until the filing of the Certificate of Cancellation pursuant to Section 7(b) of this Plan and §3810(d) of the Trust Act, the Managing Shareholder, acting alone, shall have the full, exclusive and complete discretion in the management and control of the Trust. The Managing Shareholder may, in the name of and for and on behalf of the Trust: (i) prosecute and defend suits, whether civil, criminal or administrative, (ii) gradually settle and close the statutory trust business, (iii) dispose of and convey the Trust Property, (iv) make, execute and deliver other agreements, conveyances, assignments, certificates and filings, and (v) take such further actions, as the Managing Shareholder deems necessary or desirable in order to carry out this Plan and to conduct and complete the winding up and liquidation of the business and affairs of the Trust. Without limitation, the Managing Shareholder shall have the authority to engage attorneys, accountants, brokers or other consultants or professionals to assist and advise the Managing Shareholder in the conduct of the winding up of the Trust.

(b) As a part of the winding-up process, the Managing Shareholder shall prepare or cause to be prepared final tax returns for the Trust and distribute to Shareholders and former Shareholders final K-1s and other tax reports, consistent with prior practice. Upon completion of the winding-up of the Trust, the Managing Shareholder shall cause the Certificate of Cancellation to be filed in the Office of the Secretary of State of Delaware, as provided in §3810(d) of the Trust Act. The Managing Shareholder shall also cause the cancellation of any qualifications of the Trust as a foreign trust in jurisdictions other than the State of Delaware and the termination of its obligations to file reports under the Securities Exchange Act of 1934, as amended.

8. Liability of Managing Shareholder.  Subjection to Section 3.2 of the Declaration, the Managing Shareholder, as liquidating Managing Shareholder of the Trust, shall not be personally liable to any Shareholder or the Trust by reason of the Managing Shareholder’s actions in winding up the Trust; provided that the Managing Shareholder has complied with the terms of this Plan, the Trust Act and Delaware law. All actions taken by the Managing Shareholder pursuant to this Plan shall remain valid even in the event this Plan is subsequently terminated without the filing of a Certificate of Cancellation.

9. Construction.  The Managing Shareholder shall have the power to construe this Plan and to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Managing Shareholder, on behalf of the Trust, in good faith shall be final and conclusive.

10. Governing Law.  This Plan shall be subject to and construed consistently with the terms of the Declaration and the Trust Act and otherwise shall be governed by and construed in accordance with the laws of the State of Delaware.

11. Modification, Amendment or Termination of Plan.  The Managing Shareholder may modify, amend or terminate this Plan at any time if it determines that such modification, amendment or termination would be advisable and in the best interest of the Trust and its Shareholders or to cause this Plan to comply with applicable law. This Plan shall terminate upon the earlier of (i) the filing of the Certificate of Cancellation or (ii) the continuation of the Trust as provided in the Declaration or the Trust Act.

Annex G

PLAN OF LIQUIDATION AND DISSOLUTION
OF
RIDGEWOOD ELECTRIC POWER TRUST IV

This Plan of Liquidation and Dissolution (this “Plan”) is entered into by Ridgewood Electric Power Trust IV, a statutory trust formed under the laws of the State of Delaware (the “Trust”), by Ridgewood Renewable Power LLC, not in its individual capacity, but solely as Managing Shareholder (the “Managing Shareholder”) of the Trust, in accordance with the Delaware Statutory Trust Act (the “Trust Act”), and the applicable terms and conditions of the Declaration of Trust of the Trust dated as of August 31, 1995, as amended and in effect from time to time (the “Declaration”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Declaration.

1. Effectiveness.  Pursuant to Section 14.1 of the Declaration, this Plan shall become effective at such time as all or substantially all of the Trust Property has been sold. The Managing Shareholder has determined that the sale (the “Sale”) contemplated by the Interest Purchase Agreement, dated as of July 26, 2010, by and among the Trust, Ridgewood Electric Power Trust I, Ridgewood Electric Power Trust III and Ridgewood Power B Fund/Providence Expansion, as the Sellers, MIP II Biopower LLC, as the Purchaser, constitutes, when the Sale and related transactions contemplated thereby is consummated, is a sale of substantially all of the Trust Property. Therefore, this Plan shall become effective as of the date the Sale is consummated (the “Effective Time”). This Plan shall remain in effect until terminated as provided in Section 11 of this Plan.

2. Dissolution.  At the Effective Time, the Trust shall enter into dissolution and thereupon its affairs shall be wound up in accordance with the provisions of this Plan, the applicable terms of the Declaration, the Trust Act and the laws of the State of Delaware.

3. Winding Up.

(a) The Managing Shareholder shall act as liquidating Managing Shareholder and shall have the sole authority to conduct the winding up of the business and affairs of the Trust. Following the Effective Date, the Managing Shareholder shall proceed to liquidate the then-existing Trust Property on such terms as the Managing Shareholder in its sole determination deems to be in the best interests of the Trust, without the requirement for any votes or consents of the Investors, except as expressly provided for herein. Such liquidation shall be accomplished within a reasonable period, in the Managing Shareholder’s sole determination, after the Effective Time.

(b) In connection with the winding up of the Trust, the Managing Shareholder shall cause the proceeds of the sale or other disposition of the Trust Property to be paid or distributed (or shall make reasonable provision for the payment thereof) consistent with the provisions of Section 8.1(g) of the Declaration and subject to Section 6 of this Plan. Liquidating distributions to Shareholders shall be paid to each Shareholder who is the record holder of shares of the Trust, as shown on books of the Trust, on the record distribution date selected by the Managing Shareholder. No interest shall be paid or accrued on liquidating distributions and all payments shall be subject to any applicable withholding fees or taxes.

4. Contingent Contribution Obligation.  As provided in Section 14.7 of the Declaration, upon or prior to making the first distribution in liquidation, the Managing Shareholder shall contribute to the capital of the Trust an amount equal to any deficit in the Capital Account of the Managing Shareholder, calculated immediately prior to the date of such distribution, to the extent not previously contributed.

5. Continued Effectiveness of Declaration.  The Declaration shall remain in full force and effect during the period of winding up and liquidation and until such time as the Trust is terminated. During the period of winding up and liquidation, without limitation, (i) the Shareholders shall continue to receive Net Cash Flow and share Profits or Losses for all tax and other purposes, in each case, as provided in, and in accordance with the terms of, the Declaration and (ii) the Managing Shareholder shall be entitled to continue to receive the Management Fee and any other fees or reimbursements properly payable to the Managing Shareholder under the applicable provisions of the Declaration.

6. Liquidating Trust.

(a) Unless all claims, if any, by or against the Trust are settled or otherwise disposed of prior to the dissolution of the Trust and all other contingent liabilities and rights are resolved on or after the Effective Time, the Managing Shareholder may in its sole determination, on behalf of the Trust, establish a liquidating trust (“Liquidating Trust”) pursuant to a trust agreement in such form as approved by the Managing Shareholder (the “Liquidating Trust Agreement”) and assign to such Liquidating Trust, among other things, all rights, obligations and liabilities relating to, or associated with, the Trust’s then-pending claims and rights. If the Managing Shareholder determines to establish a Liquidating Trust, it would do so subsequent to the sale of the then-existing Trust Property pursuant to Section 3 of this Plan, but prior to the filing of the certificate of cancellation of the Certificate of Trust for the Trust (the “Certificate of Cancellation”) pursuant to Section 7(b) of this Plan. Subject to the Liquidating Trust Agreement, promptly after its establishment, the Managing Shareholder may, on behalf of the Trust, assign to the Liquidating Trust:

(i) from the assets of the Trust allotted for the payment or provision for payment of liabilities of the Trust as provided in Section 8.1(g)(1) of the Declaration or otherwise available, an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of any claims or liabilities or rights involving the Trust and the costs and expenses of the maintenance, administration and subsequent wind-up of the Liquidating Trust; and

(ii) all rights, obligations and liabilities relating to or associated with the Trust’s claims or liabilities or rights involving the Trust and any other matters that arise during the term of the Liquidating Trust.

(b) If the Managing Shareholder determines to establish a Liquidating Trust, the Shareholders of the Trust shall be beneficiaries of such Liquidating Trust in the same proportion as they are owners of shares in the Trust as of the date determined by the Managing Shareholder. The beneficial interests shall confer upon holders solely the right to payment of funds remaining in the Liquidating Trust, if any, following the settlement or other disposition of the claims, rights and other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Declaration, such as the right to vote on matters specified therein or otherwise. The Liquidating Trust, as well as the matters subject to the Liquidating Trust, will be administered by the Managing Shareholder and be subject to the complete and exclusive management discretion of the Managing Shareholder unless the Managing Shareholder shall be unwilling or unable to serve as such, in which case it shall appoint another person to manage the Liquidating Trust as provided in the Liquidating Trust Agreement.

(c) If the Managing Shareholder determines to establish a Liquidating Trust, it is intended that the Liquidating Trust would terminate upon payment to the beneficiaries of the Liquidating Trust of all of the Liquidating Trust assets, but in any event upon the third anniversary of the date that assets are first transferred to the Liquidating Trust, unless extended by the Managing Shareholder.

(d) The Liquidating Trust Agreement shall govern the operation and administration of the Liquidating Trust. In the event of any conflict between the provisions of this Plan and any of the provisions of the Liquidating Trust Agreement, the provisions of the Liquidating Trust Agreement shall control.

7. Other Winding-Up Matters.

(a) Upon dissolution of the Trust and until the filing of the Certificate of Cancellation pursuant to Section 7(b) of this Plan and §3810(d) of the Trust Act, the Managing Shareholder, acting alone, shall have the full, exclusive and complete discretion in the management and control of the Trust. The Managing Shareholder may, in the name of and for and on behalf of the Trust: (i) prosecute and defend suits, whether civil, criminal or administrative, (ii) gradually settle and close the statutory trust business, (iii) dispose of and convey the Trust Property, (iv) make, execute and deliver other agreements, conveyances, assignments, certificates and filings, and (v) take such further actions, as the Managing Shareholder deems necessary or desirable in order to carry out this Plan and to conduct and complete the winding up and liquidation of the business and affairs of the Trust. Without limitation, the Managing Shareholder shall have the authority to engage attorneys, accountants, brokers or other consultants or professionals to assist and advise the Managing Shareholder in the conduct of the winding up of the Trust.

(b) As a part of the winding-up process, the Managing Shareholder shall prepare or cause to be prepared final tax returns for the Trust and distribute to Shareholders and former Shareholders final K-1s and other tax reports, consistent with prior practice. Upon completion of the winding-up of the Trust, the Managing Shareholder shall cause the Certificate of Cancellation to be filed in the Office of the Secretary of State of Delaware, as provided in §3810(d) of the Trust Act. The Managing Shareholder shall also cause the cancellation of any qualifications of the Trust as a foreign trust in jurisdictions other than the State of Delaware and the termination of its obligations to file reports under the Securities Exchange Act of 1934, as amended.

8. Liability of Managing Shareholder.  Subjection to Section 3.2 of the Declaration, the Managing Shareholder, as liquidating Managing Shareholder of the Trust, shall not be personally liable to any Shareholder or the Trust by reason of the Managing Shareholder’s actions in winding up the Trust; provided that the Managing Shareholder has complied with the terms of this Plan, the Trust Act and Delaware law. All actions taken by the Managing Shareholder pursuant to this Plan shall remain valid even in the event this Plan is subsequently terminated without the filing of a Certificate of Cancellation.

9. Construction.  The Managing Shareholder shall have the power to construe this Plan and to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Managing Shareholder, on behalf of the Trust, in good faith shall be final and conclusive.

10. Governing Law.  This Plan shall be subject to and construed consistently with the terms of the Declaration and the Trust Act and otherwise shall be governed by and construed in accordance with the laws of the State of Delaware.

11. Modification, Amendment or Termination of Plan.  The Managing Shareholder may modify, amend or terminate this Plan at any time if it determines that such modification, amendment or termination would be advisable and in the best interest of the Trust and its Shareholders or to cause this Plan to comply with applicable law. This Plan shall terminate upon the earlier of (i) the filing of the Certificate of Cancellation or (ii) the continuation of the Trust as provided in the Declaration or the Trust Act.

Annex H

RIDGEWOOD ELECTRIC POWER TRUST III

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Managing Shareholder and Shareholders
Ridgewood Electric Power Trust III

We have audited the accompanying consolidated balance sheets of Ridgewood Electric Power Trust III (a Delaware trust) and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ridgewood Electric Power Trust III and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  GRANT THORNTON LLP

Edison, New Jersey
March 25, 2010

RIDGEWOOD ELECTRIC POWER TRUST III

CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
	(In thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$49	$1,378
Due from affiliates	334	259
Prepaid expenses and other current assets	65	137

Total current assets	448	1,774
Investment	1,087	2,714
Other assets	—	56

Total assets	$1,535	$4,544

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$82	$51
Due to affiliates	75	12

Total liabilities	157	63

Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ equity (391.8444 Investor Shares issued and outstanding)	1,696	4,768
Managing shareholder’s accumulated deficit (1 management share issued and outstanding)	(318)	(287)

Total shareholders’ equity	1,378	4,481

Total liabilities and shareholders’ equity	$1,535	$4,544

The accompanying notes are an integral part of these consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST III

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2009	2008
	(In thousands, except per share data)

Revenues	$—	$3,559
Cost of revenues	968	4,593

Gross loss	(968)	(1,034)

Operating expenses:
General and administrative expenses	530	582
Management fee to Managing Shareholder	112	159

Total operating expenses	642	741

Loss from operations	(1,610)	(1,775)

Other (expense) income:
Equity in loss of RILG	(1,499)	(145)
Equity in loss of Ridgewood Providence	—	(603)
Interest income	—	18
Other income	6	681

Total other expense, net	(1,493)	(49)

Net loss	$(3,103)	$(1,824)

Managing Shareholder — Net loss	$(31)	$(18)
Shareholders — Net loss	(3,072)	(1,806)
Net loss per Investor Share	(7,840)	(4,610)

The accompanying notes are an integral part of these consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST III

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2009 AND 2008

		Managing	Total
	Shareholders’	Shareholder	Shareholders’
	Equity	Deficit	Equity
	(In thousands)

Balance at December 31, 2007	$6,625	$(268)	$6,357
Net loss	(1,806)	(18)	(1,824)
Cash distributions	(51)	(1)	(52)

Balance at December 31, 2008	4,768	(287)	4,481
Net loss	(3,072)	(31)	(3,103)

Balance at December 31, 2009	$1,696	$(318)	$1,378

The accompanying notes are an integral part of these consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST III

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2009	2008
	(In thousands)

Cash flows from operating activities:
Net loss	$(3,103)	$(1,824)

Adjustments to reconcile net loss to net cash used in by operating activities:
Equity in loss of RILG	1,499	145
Equity in loss of Ridgewood Providence	—	603
Cash distributions from investment	128	499
Changes in operating assets and liabilities:
Accounts receivable	—	294
Due to/from affiliates, net	(12)	17
Prepaid expenses and other current assets	72	4
Other assets	56	(56)
Accounts payable and accrued expenses	31	(115)

Total adjustments	1,774	1,391

Net cash used in operating activities	(1,329)	(433)

Cash flows from financing activities:
Cash distributions to shareholders	—	(52)

Net decrease in cash and cash equivalents	(1,329)	(485)
Cash and cash equivalents, beginning of year	1,378	1,863

Cash and cash equivalents, end of year	$49	$1,378

Supplemental disclosures of noncash financing activities:
Noncash exchange of Ridgewood Providence interests for RILG interests	$—	$2,858

The accompanying notes are an integral part of these consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollar amounts in thousands, except per share data)

1.	DESCRIPTION OF BUSINESS

Ridgewood Electric Power Trust III (the “Trust”) is a Delaware trust formed on December 6, 1993. The Trust began offering shares in January 1994 and concluded its offering in May 1995. The objective of the Trust is to provide benefits to its shareholders through a combination of distributions of operating cash flow and capital appreciation. The Managing Shareholder of the Trust is Ridgewood Renewable Power LLC, a New Jersey limited liability company (the “Managing Shareholder” or “RRP”). The Trust has been organized to invest primarily in power generation facilities located in the US. The projects of the Trust have characteristics that qualify the projects for government incentives.

The Trust’s accompanying consolidated financial statements include the accounts of the Trust and its wholly-owned subsidiaries, Byron Power Partners, L.P. (“Byron”) and JRW Associates, L.P. (“San Joaquin”, collectively with Byron, the “Norcals”). Effective November 17, 2008, the Trust’s consolidated financial statements also include the Trust’s 19.56% interest in Rhode Island LFG Genco, LLC (“RILG”), which is accounted for under the equity method of accounting, as the Trust has the ability to exercise significant influence but does not control the operating and financial policies of the investment.

Prior to November 17, 2008, the Trust owned a 35.7% noncontrolling interest in Ridgewood Providence Power Partners, L.P. (“Ridgewood Providence”) and the remaining 64.3% interest was owned by Ridgewood Electric Power Trust IV (“Trust IV”). On November 17, 2008, the Trust contributed its 35.7% interest in Ridgewood Providence in exchange for a 19.56% interest in RILG, as discussed in Note 3.

The Norcals suspended their operations beginning the fourth quarter of 2008 as the estimated incremental cost of production exceeded the estimated revenues from electricity sales. In 2009, due to continued projected operating losses, the Managing Shareholder decided to permanently shut down the operations of the Norcals and is currently in negotiations to sell the Byron and San Joaquin projects. These negotiations are still ongoing and the Managing Shareholder cannot predict when or whether a sale will be consummated or the terms of such sale. On February 8, 2010, San Joaquin received a notice from Pacific Gas & Electric Company (“PG&E”), the party to whom the Norcals sold electric energy, that due to San Joaquin’s failure to deliver power under the power sale agreement since October 2008, PG&E is claiming $6,329 from San Joaquin. Additionally, the Norcals may also be obligated to make termination payments under their respective operating ground leases as discussed in Note 6.

The Managing Shareholder is also marketing RILG for sale, which represents the only other remaining investment of the Trust. The Managing Shareholder cannot predict the timing of the sale process or whether any sale will occur.

The Trust has recorded net losses and decrease in cash for both 2009 and 2008. If the Trust does not have sufficient cash balances to continue its operations, the Managing Shareholder has the ability to make cash advances to the Trust or waive management fees that the Trust is obligated to pay. As a result, the Trusts expects cash flows from operating activities, along with existing cash, cash equivalents and borrowing capabilities will be sufficient to provide working capital and fund capital expenditures through March 2011.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

The Managing Shareholder performs, or arranges for the performance of, the operation and maintenance of the projects invested in by the Trust and the management and administrative services required for Trust operations. Among other services, the Managing Shareholder administers the accounts, including tax and other financial information, and handles relations with the shareholders. The Managing Shareholder also provides the Trust with office space, equipment and facilities and other services necessary for its operation.

The Trust has evaluated subsequent events and transactions through the date of the issuance of its financial statements and has made disclosure of a material subsequent event in Note 6.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Principles of Consolidation

The consolidated financial statements include the accounts of the Trust and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated in consolidation.

The Trust uses the equity method of accounting for its investments in affiliates, which are 50% or less owned, as the Trust has the ability to exercise significant influence over the operating and financial policies of the affiliates but does not control the affiliate. The Trust’s share of the earnings or losses of the affiliates is included in the consolidated financial statements.

b)	Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires the Trust to make estimates and assumptions that affect the reported amounts of the Trust’s assets, liabilities, revenues and expenses, including the disclosure of contingent assets and liabilities. The Trust evaluates these estimates and assumptions on an ongoing basis. The Trust evaluates its estimates of assets, including investments, prepaid expenses and other current assets and recordable liabilities for litigation and other contingencies. The Trust bases its estimates and assumptions on historical experience, current and expected conditions and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different circumstances or conditions.

c)	Revenue Recognition

Power generation revenue, if any, is recorded in the month of delivery, based on the estimated volumes sold to customers at rates stipulated in the electric power sales contract. Adjustments are made to reflect actual volumes delivered when the actual volumetric information subsequently becomes available. Billings to customers for power generation generally occurs during the month following delivery. Final billings do not vary significantly from estimates.

d)	Cash and Cash Equivalents

The Trust considers all highly liquid investments with maturities, when purchased, of three months or less as cash and cash equivalents. At December 31, 2009, cash and cash equivalents did

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

not exceed insured limits. At December 31, 2008, cash and cash equivalents exceeded federal insured limits by $881, all of which was invested either in US Treasury bills or money market accounts that invest primarily in US government securities.

e)	Fair Value of Financial Instruments

At December 31, 2009 and 2008, the carrying value of the Trust’s cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses approximates their fair value due to their short-term nature.

f)	Comprehensive Loss

The Trust’s comprehensive loss consists only of net loss.

g)	Income Taxes

No provision is made for income taxes in the Trust’s consolidated financial statements as the net income or losses of the Trust are passed through and included in the income tax returns of the individual shareholders of the Trust.

h)	Recent Accounting Pronouncements

Fair Value Measurements

In February 2008, the Financial Accounting Standards Board (“FASB”) issued guidance which delayed the effective date of fair value measurements for non-financial assets and non-financial liabilities for the Trust until January 1, 2009, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Trust adopted this guidance effective January 1, 2009, with no material impact on its consolidated financial statements.

In April 2009, the FASB issued additional guidance relating to factors to consider in estimating fair value when there has been a significant decrease in market activity for a financial asset. The Trust adopted this guidance effective June 30, 2009, with no material impact on its consolidated financial statements.

In August 2009, the FASB amended its previous guidance regarding the fair value measurements and disclosures in order to reduce potential uncertainty in financial reporting when measuring the fair value of liabilities. The Trust adopted this guidance effective September 30, 2009, with no material impact on its consolidated financial statements.

In January 2010, the FASB amended its previous guidance to clarify and provide additional disclosure requirements relating to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets in order to provide greater level of disaggregated information and more robust disclosures about valuation techniques and inputs to fair value measurements. This guidance will become effective for interim and annual reporting periods beginning after December 15, 2009, except for certain kind of disclosures for which effective date is for fiscal year beginning after December 15, 2010. The Trust is currently evaluating the impact of adopting this guidance on its consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

Subsequent Events

In May 2009, the FASB issued guidance regarding subsequent events which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Trust adopted this guidance effective June 30, 2009, with no material impact on its consolidated financial statements. In February 2010, the FASB amended its previous guidance regarding subsequent events by removing the requirement for a registrant to disclose a date through which subsequent events have been evaluated.

Consolidation of Variable Interest Entities

In June 2009, the FASB amended previous guidance regarding the consolidation of variable interest entities (“VIE”). This guidance eliminates exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a VIE. This guidance also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a VIE, a company’s power over a VIE, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying the guidance to consolidation of VIE. The Trust adopted this guidance effective January 1, 2010, with no material impact on its consolidated financial statements.

In December 2009, the FASB amended its previous guidance issued in June 2009 regarding the consolidation of VIE which replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a VIE with an approach focused on identifying which reporting entity has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This amendment also requires additional disclosures about a reporting entity’s involvement with VIEs. This guidance will become effective for the fiscal year beginning after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Trust is currently evaluating the impact of adopting this guidance on its consolidated financial statements.

FASB Accounting Standards Codification

In June 2009, the FASB announced the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative non-governmental GAAP superseding existing codification from the FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature. Effective September 30, 2009, the Codification superseded all existing non-SEC accounting and reporting standards and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. The Trust adopted the Codification with no material impact on its consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

3.	INVESTMENT

RILG

In October 2007, RILG was formed as a Delaware limited liability company which must be dissolved no later than December 31, 2107. RILG has electrical generating capacity of 20.4 megawatts and associated gas treatment systems, located at the Central Landfill in Johnston, Rhode Island (the “Landfill”). The project includes reciprocating engine generator sets which are fueled by methane gas produced by and collected from the Landfill. RILG is operated under contract by Ridgewood Power Management LLC (“RPM”), an affiliate of the Managing Shareholder, on an at-cost basis.

On November 17, 2008, the Trust, Ridgewood Electric Power Trust I (“Trust I”), Trust IV and Ridgewood Power B Fund/Providence Expansion (“B Fund”) entered directly or indirectly, through one or more subsidiaries, into a series of agreements relating to the operations of Ridgewood Providence and Ridgewood Rhode Island Generation LLC (“RRIG”) at the Landfill. The principal purpose of these agreements was to consolidate the activities of the Trust, Trust I, Trust IV and B Fund, at the Landfill under one entity, RILG, for the purposes of developing a new electric generating facility and consolidating all gas rights under one entity.

Pursuant to terms and conditions of a contribution agreement, the Trust, Trust I, Trust IV and B Fund each contributed certain membership, partnership and economic interests that they held in Ridgewood Providence, RRIG, Rhode Island Gas Management LLC and Ridgewood Providence Power Corporation to RILG, in exchange for their allocable interests in RILG. As a result of the reorganization, the Trust, Trust I, Trust IV and B Fund directly or indirectly own all of the equity interests in RILG. The Trust contributed its 35.7% interest in Ridgewood Providence in exchange for its 19.56% interest in RILG. The Trust’s interest in Ridgewood Providence was accounted for using the equity method of accounting.

RILG and several of its affiliates had an agreement with a power marketer for which they were committed to sell Renewable Portfolio Standards Attributes (“RPS Attributes”) derived from their electric generation. The agreement provided such power marketer with six separate annual options to purchase such attributes from 2004 through 2009 at fixed prices, as defined in the agreement. The power marketer did not exercise its option to purchase 2009 RPS Attributes, and a deposit provided by RILG and its affiliates to secure their obligations under the agreement was returned by April 2009. All required RPS Attributes were supplied by April 2009 and the contract expired according to its terms on June 15, 2009. RILG currently has no long-term agreements for the sale of RPS Attributes.

Historically, RILG sold electricity it produced partly at fixed prices pursuant to a long-term contract and partly at prevailing market prices. In July 2009, the purchaser under the long-term contract elected to exercise its one-time option to terminate its contract with RILG, effective January 2010. RILG currently sells all of its electrical output in the spot or day-ahead wholesale electricity market. RILG is currently seeking alternate arrangements for the sale of its output of its electricity generating capacity in lieu of selling the output at open market spot prices. Whether this effort will be successful and what the results to RILG will be if successful cannot be determined at this time.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

On November 3, 2009, RILG received notice from the United States Department of Energy (“DOE”) that it had been awarded a grant of $15,000 towards the purchase of equipment relating to RILG expansion. The final detail of the award is subject to final contract negotiations between RILG and the DOE. As a result, the exact amount, and timing of the receipt of any award, cannot currently be predicted.

Summarized balance sheet data for RILG at December 31, 2009 and 2008 is as follows:

	December 31,
	2009	2008

Current Assets	$3,128	$4,120
Non-current assets	8,512	15,004

Total assets	$11,640	$19,124

Current liabilities	$3,641	$2,782
Members’ Equity	7,999	16,342

Total liabilities and equity	$11,640	$19,124

Trust share of RILG equity	$1,087	$2,714

Summarized statements of operations data for RILG for the year ended December 31, 2009 and for the period from November 17, 2008 to December 31, 2008 and for Ridgewood Providence for the period from January 1, 2008 to November 16, 2008 is as follows:

	Year Ended	November 17 to	January 1 to
	December 31,	December 31,	November 16,
	2009	2008	2008

Revenues	$14,296	$2,200	$8,352

Cost of revenues	16,973	2,050	7,275
Other expenses	4,985	890	2,766

Total expenses	21,958	2,940	10,041

Net loss	$(7,662)	$(740)	$(1,689)

Trust share of equity loss	$(1,499)	$(145)	$(603)

The Trust’s share of RILG equity is not based on its 19.56% interest in RILG. Instead, it represents the carrying value of its net investment in Ridgewood Providence at the time of the reorganization, increased/decreased for its 19.56% share of earnings, losses and distributions of RILG that occurred subsequent to the reorganization.

During the third quarter of 2009, RILG recorded an impairment charge of $1,207 due to the decision made by the Managing Shareholder not to repair certain long-lived assets that were taken out of service for non-performance. As this equipment has only nominal salvage value, upon determination that the assets would not be restored to an operating status, their asset value was written off. The Trust’s share of the impairment charge was included in equity loss in RILG in the accompanying consolidated statements of operations.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

Due to a change in the estimated useful life of certain assets, RILG recorded additional depreciation expense of $3,337 and $564 for the years ended December 31, 2009 and 2008, respectively, which was included in equity loss in RILG in the accompanying consolidated statements of operations.

4.	COMMITMENTS AND CONTINGENCIES

Norcals have two long-term operating ground leases with future minimum lease payments at December 31, 2009 as follows:

Years Ended December 31,

2010	$173
2011	173
2012	173
2013	173
2014	173
Thereafter	924

Total	$1,789

Rent expense for the years ended December 31, 2009 and 2008 was $184 and $229, respectively.

On February 8, 2010, San Joaquin received a notice from PG&E that due to San Joaquin’s failure to deliver power under the power sale agreement since October 2008, PG&E is claiming $6,329 from San Joaquin. If PG&E were to deliver a similar notice regarding Byron, the Managing Shareholder estimates that approximately the same amount would be sought. It is the opinion of the Managing Shareholder that these are not obligations of the Trust. To date, no further action has been taken by PG&E or the Norcals to resolve this matter, though it is anticipated that any amounts claimed would be disputed by the Norcals. Additionally, the Norcals may also be obligated to make termination payments under their respective operating ground leases. Neither San Joaquin nor Byron have the ability to pay these amounts, if actually due, and the installed equipment at these sites have minimal fair value, and zero book accounting value. While the Trust is not a party to any of the Norcals’ power sale agreements or ground leases, any termination fees or payments, or other penalties, if determined to be an obligation of the Trust, or an obligation for which the Trust is otherwise legally responsible, would have a material adverse effect on the business, results and financial condition of the Trust.

RILG is obligated, under the terms of various agreements with Rhode Island Resource Recovery Corporation (“RIRRC”), the owner and operator of the Landfill, to construct a new electric generating facility at the Landfill and to assume primary responsibility for costs associated with the landfill gas collection system at the Landfill as of the first to occur of the commencement of operation of a new electric generating facility or June 1, 2013. RILG is also responsible for the development and construction of a sulfur treatment facility on the Landfill and the construction of new pipes and headers. The cost of building and operating the sulfur treatment facility and the pipes and headers is estimated to be approximately $5,000. The cost of the sulfur treatment facility will be split equally between RILG and RIRRC and the entire cost associated with the construction of pipes

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

and headers will be paid by RILG. In addition, the cost of new flares on the Landfill will be borne by RIRRC, but in certain circumstances, the costs may be shared with RILG. If RILG fails to comply with these obligations, it could be subject to monetary damages and also forfeit its contracted gas rights. While the full cost of the expansion activities is not yet known, it is the opinion of the Managing Shareholder that RILG has insufficient capital to meet all of its obligations to expand its Landfill operations. As a result, for the development efforts to be completed, RILG must either be sold to entities that can invest in the development of these projects or obtain third-party financing to perform its duties under the various agreements. While the Managing Shareholder believes a portion of such financing will be available, there can be no assurance whether or when RILG can obtain sufficient financing or obtain it on satisfactory terms.

On August 16, 2006, the Trust and several affiliated entities, including the Managing Shareholder, filed lawsuits against the former independent registered public accounting firm for the Trust and several affiliated entities, Perelson Weiner LLP (“Perelson Weiner”), in New Jersey Superior Court. The suit alleged professional malpractice and breach of contract in connection with audit and accounting services performed for the Trust and other plaintiffs by Perelson Weiner. On October 20, 2006, Perelson Weiner filed a counterclaim against the Trust and other plaintiffs, alleging breach of contract due to unpaid invoices with a combined total of approximately $1,200. Discovery is ongoing and a trial date is currently scheduled for May 17, 2010. The costs and expenses of this litigation, including adverse judgments, if any, are being paid by the Managing Shareholder and affiliated management companies and not the underlying investment funds.

The Trust may become subject to legal proceedings involving ordinary and routine claims related to its business. The ultimate legal and financial liability with respect to all such matters cannot be estimated with certainty and requires the use of estimates in recording liabilities for potential litigation settlements. Estimates for losses from litigation are disclosed if considered reasonably possible and accrued if considered probable after consultation with outside counsel. If estimates of potential losses increase or the related facts and circumstances change in the future, the Trust may be required to record additional litigation expense. While it is not possible to predict the outcome of the litigation discussed in this Note with certainty and some lawsuits, claims or proceedings may be disposed of unfavorably to the Trust, based on its evaluation of matters which are pending or asserted, the Trust’s management believes the disposition of such matters will not have a material adverse effect on the Trust’s business or its financial condition or results of operations.

5.	TRANSACTIONS WITH MANAGING SHAREHOLDER AND AFFILIATES

The Trust operates pursuant to the terms of a management agreement (“Management Agreement”). Under the terms of the Management Agreement, the Managing Shareholder provides certain management, administrative and advisory services and office space to the Trust. The Trust paid the Managing Shareholder an annual management fee of $112 and $159 for the years ended December 31, 2009 and 2008, respectively, as compensation for the services the Managing Shareholder provides to the Trust, which was equal to 2.5% of the Trust’s prior year net asset value. The management fee is to be paid in monthly installments and, to the extent that the Trust does not pay the management fee on a timely basis, the Trust accrues interest at an annual rate of 10% on the unpaid balance.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

Under the Operating Agreement with the Trust, RPM provides management, purchasing, engineering, planning and administrative services to the projects operated by the Trust. RPM charges the projects at its cost for these services and for the allocable amount of certain overhead items. Allocations of costs are on the basis of identifiable direct costs or in proportion to amounts invested in projects managed by RPM. For the years ended December 31, 2009 and 2008, RPM charged the projects $313 and $394, respectively, for overhead items allocated in proportion to the amount invested in projects managed. In addition, for the years ended December 31, 2009 and 2008, RPM charged the projects $3,854 and $7,798, respectively, for direct expenses allocated in proportion to the amount invested in projects managed. These charges may not be indicative of costs incurred if the projects were not operated by RPM.

Under the Declaration of Trust, the Managing Shareholder is entitled to receive, concurrently with the shareholders of the Trust other than the Managing Shareholder, 1% of all distributions from operations made by the Trust in a year until the shareholders have received distributions in that year equal to 14% per annum of their equity contribution. Thereafter, the Managing Shareholder is entitled to receive 20% of the distributions for the remainder of the year. The Managing Shareholder is entitled to receive 1% of the proceeds from dispositions of Trust property until the shareholders other than the Managing Shareholder, have received cumulative distributions equal to their original investment (“Payout”). After Payout, the Managing Shareholder is entitled to receive 20% of all remaining distributions of the Trust. The Managing Shareholder did not receive any distributions for the year ended December 31, 2009 and distributions to the Managing Shareholder were $1 for the year ended December 31, 2008. The Trust has not yet reached Payout.

Income is allocated to the Managing Shareholder until the profits so allocated equal distributions to the Managing Shareholder. Thereafter, income is allocated among the shareholders other than the Managing Shareholder in proportion to their ownership of Investor Shares. If the Trust has net losses for a fiscal period, the losses are allocated 99% to the shareholders other than the Managing Shareholder and 1% to the Managing Shareholder, subject to certain limitations as set forth in the Declaration of Trust. Amounts allocated to shareholders other than the Managing Shareholder are apportioned among them in proportion to their capital contributions.

Under the terms of the Declaration of Trust, if the Adjusted Capital Account (as defined in the Declaration of Trust) of a shareholder other than the Managing Shareholder would become negative using General Allocations (as defined in the Declaration of Trust), losses and expenses will be allocated to the Managing Shareholder. Should the Managing Shareholder’s Adjusted Capital Account become negative and items of income or gain occur, then such items of income or gain will be allocated entirely to the Managing Shareholder until such time as the Managing Shareholder’s Adjusted Capital Account becomes positive. This mechanism does not change the allocation of cash, as discussed above.

In accordance with the Declaration of Trust, upon or prior to the first distribution by the Trust in liquidation, the Managing Shareholder is required to contribute to the capital of the Trust an amount equal to any deficit in the tax basis capital account of the Managing Shareholder calculated just prior to the date of such distribution. As of December 31, 2008, the last date such calculation was made, the Managing Shareholder would have been required to contribute $146 to the Trust prior to the Trust making any liquidating distributions.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

RRP owns one Investor Share of the Trust. The Trust granted the Managing Shareholder a single Management Share representing the Managing Shareholder’s management rights and rights to distributions of cash flow.

The Trust records short-term payables to and receivables from certain of its affiliates in the ordinary course of business. The amounts payable to and receivable from its affiliates, other than amounts relating to management fees, do not bear interest. At December 31, 2009 and 2008, the Trust had outstanding receivables and payables as follows:

	Due from		Due to
	2009	2008	2009	2008

RPM	$19	$252	$—	$—
RRP	—	—	75	—
RILG	314	6	—	12
Other affiliates	1	1	—	—

Total	$334	$259	$75	$12

6.	SUBSEQUENT EVENT

On February 8, 2010, San Joaquin received a notice from PG&E that due to San Joaquin’s failure to deliver power under the power sale agreement since October 2008, PG&E is claiming $6,329 from San Joaquin. If PG&E were to deliver a similar notice regarding Byron, the Managing Shareholder estimates that approximately the same amount would be sought. Neither San Joaquin nor Byron have the ability to pay these amounts, if actually due, and the installed equipment at these sites have minimal fair value, and zero book accounting value. The Trust is not a party to any of the Norcals’ power sale agreements and, in the opinion of the Managing Shareholder, not an obligor of these potential obligations. However, if these amounts are determined to be obligations of the Trust, or obligations for which the Trust is otherwise legally responsible, they would have a material adverse effect on the business, results and financial condition of the Trust.

RIDGEWOOD ELECTRIC POWER TRUST III

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(Unaudited)
	(In thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$8	$49
Due from affiliates	212	334
Prepaid expenses and other current assets	26	65

Total current assets	246	448
Investment	487	1,087

Total assets	$733	$1,535

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$113	$82
Due to affiliates	328	75

Total liabilities	441	157

Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ equity (391.8444 Investor Shares issued and outstanding)	621	1,696
Managing shareholder’s accumulated deficit (1 management share issued and outstanding)	(329)	(318)

Total shareholders’ equity	292	1,378

Total liabilities and shareholders’ equity	$733	$1,535

The accompanying notes are an integral part of these condensed consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST III

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited, in thousands, except per share data)

Cost of revenues	$221	$483	$109	$254

Gross loss	(221)	(483)	(109)	(254)

Operating expenses:
General and administrative expenses	248	269	64	95
Management fee to Managing Shareholder	17	56	8	28

Total operating expenses	265	325	72	123

Loss from operations	(486)	(808)	(181)	(377)
Equity in loss of RILG	(600)	(613)	(191)	(317)

Net loss	$(1,086)	$(1,421)	$(372)	$(694)

Managing Shareholder — Net loss	$(11)	$(14)	$(4)	$(7)
Shareholders — Net loss	(1,075)	(1,407)	(368)	(687)
Net loss per Investor Share	(2,744)	(3,591)	(940)	(1,753)
Distributions per Investor Share	—	—	—	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST III

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2010	2009
	(Unaudited, in thousands)

Cash flows from operating activities:
Net cash used in operating activities	$(41)	$(587)
Cash and cash equivalents, beginning of year	49	1,378

Cash and cash equivalents, end of period	$8	$791

The accompanying notes are an integral part of these condensed consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, dollar amounts in thousands)

1.	DESCRIPTION OF BUSINESS

The Trust is a Delaware trust formed on December 6, 1993. The Trust began offering shares in January 1994 and concluded its offering in May 1995. The objective of the Trust is to provide benefits to its shareholders through a combination of distributions of operating cash flow and capital appreciation. The Managing Shareholder of the Trust is RRP. The Trust has been organized to invest primarily in power generation facilities located in the US. The projects of the Trust have characteristics that qualify the projects for government incentives.

The Trust’s accompanying condensed consolidated financial statements include the accounts of the Trust and its wholly owned subsidiaries, Byron and San Joaquin (collectively the “Norcals”). The Trust’s condensed consolidated financial statements also include the Trust’s 19.56% interest in RILG, which is accounted for under the equity method of accounting, as the Trust has the ability to exercise significant influence but does not control the operating and financial policies of the investment.

On July 26, 2010, the Trust along with Ridgewood Electric Power Trust I (“Trust I”) (through its 100% ownership of Ridgewood Olinda LLC), Ridgewood Electric Power Trust IV (“Trust IV”) and Ridgewood Power B Fund/Providence Expansion (B Fund, and together with the Trust, Trust I and Trust IV, the “Trusts”) entered into an interest purchase agreement to sell all of their respective limited liability company membership interests in RILG to MIP II Biopower LLC (“MIP”), which is affiliated with Macquarie Group Limited, an Australian based international company. A summary of the material terms and conditions of the interest purchase agreement was provided in a Current Report on Form 8-K filed with the SEC on July 29, 2010. As of the date of the filing of this report, consent solicitations regarding the approval of the sale have not been mailed to the shareholders of any of the Trusts.

The Norcals suspended their operations in the fourth quarter of 2008 as the estimated incremental cost of production exceeded the estimated revenues from electricity sales. In 2009, due to continued projected operating losses, the Managing Shareholder decided to shut down the operations of the Norcals with no current plans to resume operations. The Managing Shareholder is currently in negotiations to sell the Byron and San Joaquin projects. These negotiations are ongoing and the Managing Shareholder cannot predict when or whether a sale will be consummated or the terms of such sale; however, any proceeds are expected to be minimal. On February 8, 2010, San Joaquin received a notice from PG&E, the party to whom the Norcals sold electric energy, that due to San Joaquin’s failure to deliver power under its power sale agreement since October 2008, PG&E has invoiced San Joaquin for $6,329. If PG&E were to deliver a similar notice regarding Byron, the Managing Shareholder estimates that approximately the same amount would be sought. The Managing Shareholder believes that neither Norcals nor the Trust, owes any amounts to PG&E, and accordingly, this amount has not been reflected in the Trust’s financial statements. As of the date of the filing of this report, PG&E has not commenced any legal proceeding against the Trust regarding its claim. However, if PG&E were to do so, even if ultimately not successful, or if the Managing Shareholder reasonably believes that PG&E might file a claim, the Managing Shareholder anticipates it would have to delay making any distributions to shareholders of the Trust until the matter is resolved. In addition, the Norcals may be obligated to make termination payments under their respective operating ground leases as discussed in Note 7.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited, dollar amounts in thousands)

The Trust has recorded net losses and decreases in cash for both 2010 and 2009 periods. If the Trust does not have sufficient cash balances to continue its operations, the Managing Shareholder has the ability to make cash advances to the Trust or waive management fees that the Trust is obligated to pay. As a result, the Trust expects cash flows from operating activities, along with existing cash, cash equivalents and borrowing capabilities will be sufficient to provide working capital and fund capital expenditures of the Trust, but not for the Trust’s investments, through August 2011. These sources will not be sufficient to fund the capital expenditures required for RILG’s landfill operations, see Note 7.

The Trust has evaluated subsequent events and transactions through the date of the issuance of its financial statements, and concluded that except for the interest purchase agreement for the sale of RILG, there were no additional events or transactions that require adjustment to, or disclosure in the notes to, the condensed consolidated financial statements.

2.	BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements are unaudited and have been prepared pursuant to the rules of the United States Securities and Exchange Commission (the “SEC”) and, in the opinion of management, include all adjustments that are necessary for a fair presentation of the consolidated financial statements. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to SEC rules. These condensed consolidated financial statements should be read in conjunction with the Trust’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 25, 2010 (the “2009 Form 10-K”). No significant changes have been made to the Trust’s accounting policies and estimates disclosed in its 2009 Form 10-K.

In the opinion of management, the condensed consolidated financial statements as of June 30, 2010, and for the six and three months ended June 30, 2010 and 2009, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the consolidated financial position, results of operations and cash flows for the periods presented. The results of operations for the six and three months ended June 30, 2010 and 2009, are not necessarily indicative of the results to be expected for the full year or any other period.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

Fair Value Measurements

In January 2010, the FASB amended its previous guidance to clarify and provide additional disclosure requirements relating to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets in order to provide greater level of disaggregated information and more robust disclosures about valuation techniques and inputs to fair value measurements. The Trust adopted these amended standards on January 1, 2010, with no material impact on its condensed consolidated financial statements. Additionally, these amended standards require presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3), beginning in the first quarter of 2011.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited, dollar amounts in thousands)

The Trust is currently evaluating the impact of adopting this guidance on its condensed consolidated financial statements.

Subsequent Events

In May 2009, the FASB issued guidance regarding subsequent events which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Trust adopted this guidance effective June 30, 2009, with no material impact on its consolidated financial statements. In February 2010, the FASB amended its previous guidance regarding subsequent events by removing the requirement for a registrant to disclose a date through which subsequent events have been evaluated.

4.	CASH AND CASH EQUIVALENTS

The Trust considers all highly liquid investments with maturities, when purchased, of three months or less as cash and cash equivalents. At June 30, 2010, cash and cash equivalents did not exceed federal insured limits.

5.	INVESTMENT

The Trust owns 19.6%, Trust I owns 6.8%, Trust IV owns 35.2% and B Fund owns 38.4% of RILG. Summarized statements of operations data for RILG for the six and three months ended June 30, 2010 and 2009 were as follows:

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009

Revenues	$5,159	$6,972	$2,923	$3,257
Gross loss	(1,465)	(1,356)	(267)	(1,015)
Loss from operations	(3,066)	(3,129)	(975)	(1,617)
Net loss	(3,065)	(3,132)	(974)	(1,619)
Trust share of loss in RILG	(600)	(613)	(191)	(317)

On November 3, 2009, RILG received notice from the DOE that it had been awarded a grant of $14,973 towards development expenses relating to RILG expansion. The grant is subject to various final closing conditions, including DOE approval of a plan to finance the expansion construction to be submitted by RILG prior to December 31, 2010. As of June 30, 2010, RILG recorded $116 of grant revenue, which is included as revenues in the above table.

Currently, RILG sells all of its electrical output in the spot or day-ahead wholesale electricity market. Effective September 1, 2010, RILG will begin selling all of its electricity under a long-term fixed price contract with built in cost escalations to Connecticut Municipal Electric Energy Cooperative (“CMEEC”). RPS Attributes generated as a result of the volume of electricity produced by RILG are currently sold in the open market, but upon the commencement of the agreement with CMEEC, all RPS Attributes will be sold to CMEEC at a contracted price of $25 per megawatt hour, which is currently above spot market prices.

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited, dollar amounts in thousands)

6.	TRANSACTIONS WITH MANAGING SHAREHOLDER AND AFFILIATES

The Trust records short-term payables to and receivables from certain of its affiliates in the ordinary course of business. The amounts payable to and receivable from its affiliates, other than amounts relating to management fees, do not bear interest. At June 30, 2010 and December 31, 2009, the Trust had outstanding receivables from and payables to affiliates as follows:

	Due from		Due to
	June 30,	December 31,	June 30,	December 31,
	2010	2009	2010	2009

Ridgewood Power Management LLC	$—	$20	$13	$—
Ridgewood Renewable Power LLC	—	—	315	75
RILG	212	314	—	—

	$212	$334	$328	$75

7.	COMMITMENTS AND CONTINGENCIES

The Norcals have two long-term non-cancelable operating ground leases with aggregate future minimum lease payments of $173 per annum.

On February 8, 2010, San Joaquin received a notice from PG&E that due to San Joaquin’s failure to deliver power under its power sale agreement since October 2008, PG&E is owed $6,329 from San Joaquin. If PG&E were to deliver a similar notice regarding Byron, the Managing Shareholder estimates that approximately the same amount would be sought. The Managing Shareholder believes that neither Norcals nor the Trust, owes any amounts to PG&E, and accordingly, this amount has not been reflected in the Trust’s financial statements. As of the date of this filing, PG&E has not commenced any legal proceeding against the Trust regarding its claim. Additionally, the Norcals may be obligated to make termination payments under their respective operating ground leases. Neither San Joaquin nor Byron have the ability to pay these amounts, if actually due, and the installed equipment at these sites have minimal fair value, and zero book accounting value. While the Trust is not a party to any of the Norcals’ power sale agreements or ground leases, any termination fees or payments, or other penalties, if ultimately determined to be an obligation of the Trust, would have a material adverse effect on the financial condition of the Trust and any future distributions, including the distribution of proceeds from the sale of RILG.

In connection with RILG’s obligation to expand its electricity generating capacity, RILG is obligated, under the terms of various agreements with RIRRC, the owner and operator of the Landfill, to construct a new electric generating facility at the Landfill, with an estimated future construction cost of $130,000, and to assume primary responsibility for costs associated with the landfill gas collection system at the Landfill as of the first to occur of the commencement of operation of the new electric generating facility or December 31, 2014. As part of this commitment, RILG is also responsible for the development and construction of a sulfur treatment facility on the Landfill, the construction of new pipes and headers and the cost of new flares on the Landfill. Under an agreement with RIRRC, the cost of this construction is approximately $12,000 which will be split equally between RIRRC and RILG regardless of whether the sale of RILG is completed. If RILG fails to comply with its expansion obligations, it could forfeit its contracted gas rights. The Managing Shareholder is currently in negotiations to amend this agreement such that: 1) the

RIDGEWOOD ELECTRIC POWER TRUST III

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited, dollar amounts in thousands)

obligation of RILG to build the sulfur treatment and flares increases to 100% of the costs, but is only an obligation of RILG if financing to complete the expansion is obtained, and 2) undertake site preparation work at an estimated cost of $500; with up to $500 being loaned to RILG by RIRRC.

A condition of the July 26, 2010, interest purchase agreement to sell RILG to MIP, is that if the shareholders of each of the Trusts, if asked in accordance with the interest purchase agreement, do not timely approve the sale, the Trusts must reimburse MIP for its reasonable documented out-of-pocket costs, fees and expenses incurred in connection with the sale and may be required, in certain circumstances, to pay a termination fee to MIP. As of the date of this report, MIP estimates that its out-of-pocket costs, fees and expenses through closing will total approximately $3,000.

On August 16, 2006, the Trust and several affiliated entities, including the Managing Shareholder, filed lawsuits against the former independent registered public accounting firm for the Trust and several affiliated entities, Perelson Weiner LLP (“Perelson Weiner”), in New Jersey Superior Court. The suit alleged professional malpractice and breach of contract in connection with audit and accounting services performed for the Trust and other plaintiffs by Perelson Weiner. On October 20, 2006, Perelson Weiner filed a counterclaim against the Trust and other plaintiffs, alleging breach of contract due to unpaid invoices with a combined total of approximately $1,200. In May 2010, this lawsuit was settled with no financial impact to the Trust.

The Trust may become subject to legal proceedings involving ordinary and routine claims related to its business. The ultimate legal and financial liability with respect to all such matters cannot be estimated with certainty and requires the use of estimates in recording liabilities for potential litigation settlements. Estimates for losses from litigation are disclosed if considered reasonably possible and accrued if considered probable after consultation with outside counsel. If estimates of potential losses increase or the related facts and circumstances change in the future, the Trust may be required to record additional litigation expense. While it is not possible to predict the outcome of the litigation discussed in this Note with certainty and some lawsuits, claims or proceedings may be disposed of unfavorably to the Trust, based on its evaluation of matters which are pending or asserted, the Trust’s management believes the disposition of such matters will not have a material adverse effect on the Trust’s business or its financial condition or results of operations.

RIDGEWOOD ELECTRIC POWER TRUST III

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the operating results and financial condition of the Trust should be read in conjunction with its consolidated financial statements and notes as of December 31, 2009 and June 30, 2010, which appear elsewhere in this Annex.

Forward-Looking Statements

Certain statements discussed in this section and elsewhere in this Annex constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Trust’s plans, objectives and expectations for future events and include statements about the Trust’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. These statements are based upon management’s expectations, opinions and estimates as of the date they are made. Although management believes that the expectations, opinions and estimates reflected in these forward-looking statements are reasonable, such forward-looking statements are subject to known and unknown risks and uncertainties that may be beyond the Trust’s control, which could cause actual results, performance and achievements to differ materially from the results, performance and achievements projected, expected, expressed or implied by the forward-looking statements. Examples of events that could cause actual results to differ materially from historical results or those anticipated include:

•	the timing or terms of any sale of the Trust’s assets,

•	whether the landfill gas-fired electric generating project will be able to obtain financing required to expand and make planned changes to its operations,

•	the outcome of commitments and contingencies of the Trust,

•	the outcome of a project level dispute with PG&E,

•	changes in political and economic conditions, or federal or state regulatory structures,

•	government mandates, including those associated with climate change,

•	the ability of customers to pay for energy received,

•	supplies and prices of fuels,

•	operational status of generating plants, including mechanical breakdowns, and

•	volatility in the price for electric energy, natural gas or renewable energy.

Additional information concerning the factors that could cause actual results to differ materially from those in the forward-looking statements is contained elsewhere in this Annex, and in “Forward-Looking Statements”, Item 1A. “Risk Factors”, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Trust’s 2009 Form 10-K. Any forward-looking statement that the Trust makes, speaks only as of the date of this report. The Trust undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events or otherwise, except as required by law.

Overview

The Trust is a Delaware trust formed on December 6, 1993, primarily to make investments in projects and businesses in the energy and infrastructure sectors. RRP, a New Jersey limited liability company, is the Managing Shareholder of the Trust and has direct and exclusive control over the management and operations of the Trust.

The Trust focuses primarily on small scale projects fueled by natural gas and renewable sources of fuel. These projects allowed the Trust to develop long-term positions in attractive specialty markets for products and services provided by its projects and companies. As of June 30, 2010, the projects in which the Trust had investments were located in the United States. As of that date, the Trust had investments in a landfill gas-fired electric generating project with total capacity of 20.4MW and in two electric cogeneration projects, currently not operating, with total capacity of 14.2MW. RRIG’s capacity declined by 2.6MW during 2009, from 9.2MW, as two gensets were decommissioned in the third quarter of 2009.

The Trust’s accompanying consolidated financial statements include the accounts of the Trust and its wholly-owned subsidiaries, San Joaquin and Byron. The Trust’s consolidated financial statements also include the Trust’s 19.56% interest in RILG, effective November 17, 2008, which is accounted for under the equity method of accounting, as the Trust has the ability to exercise significant influence but does not control the operating and financial policies of the investment.

Prior to November 17, 2008, the Trust owned a 35.7% noncontrolling interest in Ridgewood Providence and the remaining 64.3% of Ridgewood Providence was owned by Trust IV. On November 17, 2008, the Trust and other affiliated entities agreed to contribute their interest in Ridgewood Providence, RRIG, RIGM and RPPC to a new entity, RILG. The Trust contributed its 35.7% interest in Ridgewood Providence in exchange for a 19.56% interest in RILG. The Trust’s interest in Ridgewood Providence was accounted for using the equity method of accounting.

Based on the Trust’s accounting for its investments, revenues and cost of revenues of the Trust for the years ended December 31, 2009 and 2008 have been derived from the operations of the Norcals.

The Norcals suspended their operations beginning the fourth quarter of 2008 as the estimated incremental cost of production exceeded the estimated revenues from electricity sales. In 2009, due to continued projected operating losses, the Managing Shareholder decided to permanently shut down the operations of the Norcals and is currently in negotiations to sell the Byron and San Joaquin projects. These negotiations are still ongoing and the Managing Shareholder cannot predict when or whether a sale will be consummated or the terms of such a sale.

RILG’s revenue is derived from the sale of electricity generated and the sale of related RPS Attributes. For the year ended December 31, 2009, RILG derived $4.4 million, or 31%, of its annual revenues from the sale of RPS Attributes. As discussed in Item 1A. “Risk Factors”, the supply of RPS Attributes has been increasing and is expected to continue to increase in coming years, which has resulted in a decrease in the price of RPS Attributes.

On November 3, 2009, RILG received notice from the DOE that it had been awarded a grant of $15 million towards development expenses relating to RILG expansion. The grant is subject to various final closing conditions, including DOE approval of a plan to finance the expansion construction to be submitted by RILG prior to December 31, 2010.

The Managing Shareholder is marketing the Norcals for sale, which represent the only remaining investment of the Trust. The Managing Shareholder cannot predict the timing of the sale process or whether any sale will occur.

Critical Accounting Policies and Estimates

The following discussion and analysis of the Trust’s financial condition and results of operations are based upon the Trust’s condensed consolidated financial statements, which have been prepared in conformity with GAAP. In preparing these financial statements, the Trust is required to make certain estimates and assumptions that affect the reported amounts of the Trust’s assets, liabilities, revenues and expenses, including the disclosure of contingent assets and liabilities. The Trust evaluates these estimates and assumptions on an ongoing basis. The Trust bases its estimates and assumptions on historical experience and on various other factors that the Trust believes to be reasonable at the time the estimates and assumptions are made. However, future events and their effects cannot be predicted with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results may differ from these estimates and assumptions under different circumstances or conditions, and such differences may be material to the condensed consolidated financial statements.

No material changes have been made to the Trust’s critical accounting policies and estimates disclosed in its 2009 Form 10-K.

In the opinion of management, the condensed consolidated financial statements as of June 30, 2010, and for the six and three months ended June 30, 2010 and 2009, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the consolidated financial position, results of operations and cash flows for the periods presented. The results of operations for the six and three months ended June 30, 2010 and 2009, are not necessarily indicative of the results to be expected for the full year or any other period.

Results of Operations and Changes in Financial Condition

Year ended December 31, 2009 compared to the year ended December 31, 2008

The Norcals did not operate in 2009. The Trust recorded revenues of $3.6 million during 2008.

Cost of revenues decreased $3.6 million, or 78.9%, from $4.6 million in 2008 to $1 million in 2009. This decrease was primarily due to lower fuel and repair and maintenance expenses as the Norcals were not in operation during 2009. The Norcals continue to incur certain expenses such as rent and property taxes, even when not operating.

The Trust recorded equity loss of $1.5 million from its investment in RILG in the 2009 period. In 2008, the Trust recorded equity loss of $0.6 million from its investment in Ridgewood Providence and equity loss of $0.1 million from its investment in RILG. The increase in equity loss of $0.8 million in the 2009 period was primarily due to an increase in depreciation expense resulting from a change in estimated useful lives of a portion of the remaining plant assets as of November 2008 and also due to an impairment charge recorded in the third quarter of 2009 when decommissioned gensets were fully impaired as the Managing Shareholder made the decision of not repairing them and their having nominal salvage value. Operating results includes $0.5 million and $1 million of engineering development and legal fees relating to planned plant expansion for the years ended December 31, 2009 and 2008, respectively.

In July 2009, the purchaser to whom RILG sold the output from approximately 60% of its installed capacity under a long-term electric power sales contract, elected to exercise its one-time option to terminate its agreement, effective January 2010. The aggregate price for the output sold under this long-term contract exceeds current open market prices. RILG is currently seeking alternate arrangements for the sale of the output of its electricity generating capacity. Whether this effort will be successful and what the results to RILG will be if successful cannot be determined at this time.

In 2008, the Trust recorded other income of $0.7 million, which represents a property tax reassessment refund of $0.2 million for San Joaquin and $0.5 million received during the first quarter of 2008 as a result of the bankruptcy claim filed against an on-site cogeneration facility owned by Globe.

Six months ended June 30, 2010 compared to the six months ended June 30, 2009

Cost of revenues decreased $0.3 million, or 54.2%, from $0.5 million in 2009 to $0.2 million in 2010. This decrease was primarily due to a decrease in personnel expenses relating to maintenance, since the Norcals operations were discontinued in late 2009. The Norcals continue to incur certain expenses such as rent and property taxes, even when not operating.

For the six months ended June 30, 2010 and 2009, the Trust recorded equity loss of $0.6 million from its investment in RILG. Power generation revenue decreased as a result of a long-term power contract terminating in January 2010 and electric generation now being sold at a lower aggregate price in the open market. This was offset by decreases in maintenance expenses, royalty expenses and depreciation expenses. RILG operating results for both the 2010 and 2009 periods also include approximately $1.2 million of engineering development and legal fees relating to planned plant expansion.

Total assets decreased $0.8 million from $1.5 million at December 31, 2009 to $0.7 million at June 30, 2010, primarily due to decreases of $0.6 million from the Trust’s investment in RILG and approximately $0.2 million in intercompany receivables. Total liabilities increased $0.3 million from $0.2 million at December 31, 2009 to approximately $0.5 million at June 30, 2010, primarily due to increase in intercompany payables.

Three months ended June 30, 2010 compared to the three months ended June 30, 2009

Cost of revenues decreased approximately $0.2 million, or 57%, from $0.3 million in 2009 to $0.1 million in 2010. This decrease was primarily due to a decrease in personnel expenses relating to maintenance, since the Norcals operations were discontinued in late 2009. The Norcals continue to incur certain expenses such as rent and property taxes, even when not operating.

For the three months ended June 30, 2010, the Trust recorded equity loss of $0.2 million from its investment in RILG compared to equity loss of $0.3 million for the same period in 2009. The decrease in equity loss of $0.1 million was primarily attributable to a decrease in maintenance expenses and depreciation expenses, partially offset by a decrease in power generation revenue as a result of the long-term power contract terminating in January 2010 and electric generation now being sold at a lower aggregate price in the open market. RILG operating results for both the 2010 and 2009 periods also include approximately $0.5 million of engineering development and legal fees relating to planned plant expansion.

Liquidity and Capital Resources

Year ended December 31, 2009 compared to the year ended December 31, 2008

At December 31, 2009, the Trust had cash and cash equivalents of approximately $0.1 million, a decrease of $1.3 million from $1.4 million at December 31, 2008. The cash flows for the year ended December 31, 2009 were $1.3 million used in operating activities.

Cash used in operating activities for the year ended December 31, 2009 was $1.3 million compared to $0.4 million in 2008. The increase in cash flow used in operating activities of $0.9 million was primarily due to $0.5 million received as a result of the Globe bankruptcy claim in the 2008 period with no comparable receipt in 2009 and also due to a decrease in cash distributions from RILG in 2009.

In 2008, the Trust used cash of $0.1 million in financing activities, which represent cash distributions to shareholders. In 2009, there were no cash distributions to shareholders.

Six months ended June 30, 2010 compared to the six months ended June 30, 2009

At June 30, 2010, the Trust had cash and cash equivalents of $8,000, a decrease of $41,000 from $49,000 at December 31, 2009, as a result of cash used in operating activities.

Cash used in operating activities for the six months ended June 30, 2010 was $41,000 compared to $0.6 million for the same period in 2009. The decrease in cash flow used by operating activities of $0.5 million was primarily due to an increase in intercompany payables used to fund operations of the Trust.

Future Liquidity and Capital Resource Requirements

The Trust expects cash flows from its equity investment in RILG, along with existing cash, cash equivalents and borrowing capabilities will be sufficient to provide working capital and fund capital expenditures of the Trust, but not for its investments, for the next 12 months. If the Trust does not have sufficient cash balances, the Managing Shareholder has the ability to make cash advances to the Trust or waive management fees that the Trust is obligated to pay. As of June 30, 2010, $0.3 million has been advanced by the Managing Shareholder to the Trust, but no management fees have been waived.

Off-Balance Sheet Arrangements

None.

Contractual Obligations and Commitments

At December 31, 2009, the Norcals have two long-term non-cancelable operating ground leases with total commitments of $1.8 million; $0.2 million of which is due in 2010.

On February 8, 2010, San Joaquin received a notice from PG&E that due to San Joaquin’s failure to deliver power under its power sale agreement since October 2008, PG&E is owed $6.3 million from San Joaquin. If PG&E were to deliver a similar notice regarding Byron, the Managing Shareholder estimates that approximately the same amount would be sought. The Managing Shareholder believes that neither Norcals nor the Trust, owes any amounts to PG&E, and accordingly, this amount has not been reflected in the Trust’s financial statements. As of the date of this filing, PG&E has not commenced any legal proceeding against the Trust regarding its claim. Additionally, the Norcals may be obligated to make termination payments under their respective operating ground leases. Neither San Joaquin nor Byron have the ability to pay these amounts, if actually due, and the installed equipment at these sites have minimal fair value, and zero book accounting value. While the Trust is not a party to any of the Norcals’ power sale agreements or ground leases, any termination fees or payments, or other penalties, if ultimately determined to be an obligation of the Trust, would have a material adverse effect on the financial condition of the Trust and any future distributions, including the distribution of proceeds from the sale of RILG.

In connection with RILG’s obligation to expand its electricity generating capacity, RILG is obligated, under the terms of various agreements with RIRRC, the owner and operator of the Landfill, to construct a new electric generating facility at the Landfill, with an estimated future construction cost of $130 million, and to assume primary responsibility for costs associated with the landfill gas collection system at the Landfill as of the first to occur of the commencement of operation of the new electric generating facility or December 31, 2014. As part of this commitment, RILG is also responsible for the development and construction of a sulfur treatment facility on the Landfill, the construction of new pipes and headers and the cost of new flares on the Landfill. Under an agreement with RIRRC, the cost of this construction is approximately $12 million which will be split equally between RIRRC and RILG regardless of whether the sale of RILG is completed. If RILG fails to comply with its expansion obligations, it could forfeit its contracted gas rights. The Managing Shareholder is currently in negotiations to amend this agreement such that: 1) the obligation of RILG to build the sulfur treatment and flares increases to 100% of the costs, but is only an obligation of RILG if financing to complete the expansion is obtained, and 2) undertake site preparation work at an estimated cost of $0.5 million; with up to $0.5 million being loaned to RILG by RIRRC.

A condition of the July 26, 2010, interest purchase agreement to sell RILG to MIP, is that if the shareholders of each of the Trusts, if asked in accordance with the interest purchase agreement, do not timely approve the sale, the Trusts must reimburse MIP for its reasonable documented out-of-pocket costs, fees and expenses incurred in connection with the sale and may be required, in certain circumstances, to pay a termination fee to MIP. As of the date of this report, MIP estimates that its out-of-pocket costs, fees and expenses through closing will total approximately $3 million.

Annex I

RIDGEWOOD ELECTRIC POWER TRUST IV

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Managing Shareholder and Shareholders
Ridgewood Electric Power Trust IV

We have audited the accompanying consolidated balance sheets of Ridgewood Electric Power Trust IV (a Delaware trust) and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ridgewood Electric Power Trust IV and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  GRANT THORNTON LLP

Edison, New Jersey
March 25, 2010

RIDGEWOOD ELECTRIC POWER TRUST IV

CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
	(In thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$7,804	$11,683
Unbilled receivables	—	6,572
Other receivable	—	6,461
Security deposits	—	2,345
Due from affiliates	606	—
Prepaid expenses and other current assets	24	108

Total current assets	8,434	27,169
Investments	2,001	6,458

Total assets	$10,435	$33,627

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$98	$1,194
Due to Indeck Energy Services	—	7,828
Due to affiliates	—	2,771

Total liabilities	98	11,793

Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ equity (476.8 Investor Shares issued and outstanding)	10,502	21,884
Managing Shareholder’s accumulated deficit (1 management share issued and outstanding)	(165)	(50)

Total shareholders’ equity	10,337	21,834

Total liabilities and shareholders’ equity	$10,435	$33,627

The accompanying notes are an integral part of these consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST IV

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2009	2008
	(In thousands, except per share data)

Power generation revenue	$—	$6,916
Renewable attribute revenue	—	1,436

Total revenues	—	8,352
Cost of revenues	—	7,283

Gross profit	—	1,069

Operating expenses:
General and administrative expenses	613	3,408
Management fee to Managing Shareholder	655	527

Total operating expenses	1,268	3,935

Loss from operations	(1,268)	(2,866)

Other (expense) income:
Equity in loss of RILG	(2,700)	(261)
Equity in (loss) income of Maine Hydro	(426)	254
Gain on disposition of Maine Hydro	2,158	—
Equity in loss of Indeck Maine	—	(509)
Gain on disposition of Indeck Maine	—	7,197
Interest income, affiliates	—	416
Interest expense	—	(60)
Other income	371	16

Total other (expense) income, net	(597)	7,053

Net (loss) income	(1,865)	4,187
Net loss attributable to noncontrolling interest	—	603

Net (loss) income attributable to Trust	$(1,865)	$4,790

Managing Shareholder — Net (loss) income	$(19)	$48
Shareholders — Net (loss) income	(1,846)	4,742
Net (loss) income per Investor Share	(3,872)	9,943

The accompanying notes are an integral part of these consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST IV

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2009 AND 2008

		Managing	Total
	Shareholders’	Shareholder	Shareholders’
	Equity	Deficit	Equity
	(In thousands)

Balance at December 31, 2007	$17,665	$(93)	$17,572
Net income	4,742	48	4,790
Cash distributions	(985)	(10)	(995)
Capital contributions	462	5	467

Balance at December 31, 2008	21,884	(50)	21,834
Net loss	(1,846)	(19)	(1,865)
Cash distributions	(9,536)	(96)	(9,632)

Balance at December 31, 2009	$10,502	$(165)	$10,337

The accompanying notes are an integral part of these consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST IV

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2009	2008
	(In thousands)

Cash flows from operating activities:
Net (loss) income attributable to Trust	$(1,865)	$4,790

Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	—	1,229
Change in rotable spare parts	—	(137)
Interest income on notes receivable	—	(391)
Gain on disposition of Indeck Maine	—	(7,197)
Gain on disposition of Maine Hydro	(2,158)	—
Net loss attributable to noncontrolling interest	—	(603)
Equity interest in loss (income) of:
RILG	2,700	261
Maine Hydro	426	(254)
Indeck Maine	—	509
Cash distributions from RILG	231	—
Cash distributions from Maine Hydro	—	963
Changes in operating assets and liabilities:
Accounts receivable	—	220
Unbilled receivables	6,572	698
Other receivable	6,461	—
Security deposits	2,345	(2,932)
Prepaid expenses and other current assets	84	(99)
Accounts payable and accrued expenses	(1,096)	1,800
Accrued royalty expense	—	(142)
Due to Indeck Energy Services	(7,828)	—
Due to/from affiliates, net	(3,425)	(316)

Total adjustments	4,312	(6,391)

Net cash provided by (used in) operating activities	2,447	(1,601)

Cash flows from investing activities:
Proceeds on disposition of Maine Hydro	3,306	—
Proceeds on disposition of Indeck Maine	—	14,094
Exchange of cash for RILG interest	—	(96)

Net cash provided by investing activities	3,306	13,998

Cash flows from financing activities:
Proceeds from affiliate loan payable	—	3,000
Repayment of affiliate loan payable	—	(3,000)
Cash distributions to noncontrolling interest	—	(500)
Cash distributions to shareholders	(9,632)	(995)

Net cash used in financing activities	(9,632)	(1,495)

Net (decrease) increase in cash and cash equivalents	(3,879)	10,902
Cash and cash equivalents, beginning of year	11,683	781

Cash and cash equivalents, end of year	$7,804	$11,683

Supplemental disclosure of cash flow information:
Interest paid	$—	$52
Supplemental disclosure of noncash financing activities:
Exchange of assets for RILG membership interest:
Plant and equipment, net	$—	$(7,096)
Intangibles, net	—	(724)
Security deposit	—	(509)
Minority interest	—	2,858
Net working capital, excluding cash	—	375
Noncash activity in connection with Indeck Maine sale:
Exchange of notes for membership units	$—	$5,654
Distribution of Indeck Maine unbilled receivables and deposits	—	10,468
Amounts due to Indeck Maine members	—	2,500

The accompanying notes are an integral part of these consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollar amounts in thousands, except per share data)

1.	DESCRIPTION OF BUSINESS

Ridgewood Electric Power Trust IV (the “Trust”) is a Delaware trust formed on September 8, 1994. The Trust began offering shares in February 1995 and concluded its offering in September 1996. The objective of the Trust is to provide benefits to its shareholders through a combination of distributions of operating cash flow and capital appreciation. The Managing Shareholder of the Trust is Ridgewood Renewable Power LLC, a New Jersey limited liability company (the “Managing Shareholder” or “RRP”). The Trust has been organized to invest primarily in power generation facilities located in the US. The projects of the Trust have characteristics that qualify the projects for government incentives.

The Trust’s accompanying consolidated financial statements include the accounts of the Trust. The Trust’s consolidated financial statements also include the Trust’s 35.24% interest in Rhode Island LFG Genco, LLC (“RILG”), effective November 17, 2008, which is accounted for under the equity method of accounting, as the Trust has the ability to exercise significant influence but does not control the operating and financial policies of the investment. The Trust owned a 50% interest in Ridgewood Maine Hydro Partners, L.P. (“Maine Hydro”) and a 25% interest in Indeck Maine Energy, LLC (“Indeck Maine”), which were sold in November 2009 and December 2008, respectively, as further discussed in Note 3.

Prior to November 17, 2008, the Trust owned a 64.3% interest in Ridgewood Providence Power Partners, L.P. (“Ridgewood Providence”) and the remaining 35.7% noncontrolling interest was owned by Ridgewood Electric Power Trust III (“Trust III”). On November 17, 2008, the Trust contributed its 64.3% interest in Ridgewood Providence in exchange for a 35.24% interest in RILG. Effective November 17, 2008, the interest in RILG is accounted for using the equity method of accounting and therefore, the Trust no longer consolidates the assets, liabilities, revenues and expenses of Ridgewood Providence, as discussed further in Note 3.

The Managing Shareholder is marketing RILG for sale. The Managing Shareholder cannot predict the timing of the sale process or whether any sale will occur.

The Managing Shareholder performs, or arranges for the performance of, the operation and maintenance of the projects invested in by the Trust and the management and administrative services required for Trust operations. Among other services, the Managing Shareholder administers the accounts, including tax and other financial information, and handles relations with the shareholders. The Managing Shareholder also provides the Trust with office space, equipment and facilities and other services necessary for its operation.

The Trust has evaluated subsequent events and transactions through the date of the issuance of its financial statements, and concluded that there were no such events or transactions that require adjustment to, or disclosure in the notes to, the consolidated financial statements.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Principles of Consolidation

The consolidated financial statements include the accounts of the Trust and its majority-owned subsidiary. All material intercompany transactions have been eliminated in consolidation.

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

The Trust uses the equity method of accounting for its investments in affiliates, which are 50% or less owned, as the Trust has the ability to exercise significant influence over the operating and financial policies of the affiliates but does not control the affiliate. The Trust’s share of the earnings or losses of the affiliates is included in the consolidated financial statements.

b)	Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires the Trust to make estimates and assumptions that affect the reported amounts of the Trust’s assets, liabilities, revenues and expenses, including the disclosure of contingent assets and liabilities. The Trust evaluates these estimates and assumptions on an ongoing basis. The Trust evaluates its estimates of assets, including investments, prepaid expenses and other current assets and recordable liabilities for litigation and other contingencies. The Trust bases its estimates and assumptions on historical experience, current and expected conditions and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different circumstances or conditions.

c)	Revenue Recognition

Power generation revenue of RILG, is recorded in the month of delivery, based on the estimated volumes sold to customers at rates stipulated in the electric power sales contract. Adjustments are made to reflect actual volumes delivered when the actual volumetric information subsequently becomes available. Billings to customers for power generation generally occurs during the month following delivery. Final billings do not vary significantly from estimates.

Renewable attribute revenue is derived from the sale of the Renewable Portfolio Standards Attributes (“RPS Attributes”). Qualified renewable electric generation facilities produce RPS Attributes when they generate electricity. Renewable attribute revenue is recorded in the month in which the RPS Attributes are delivered, as Ridgewood Providence has substantially completed its obligations for entitled benefits, represented by the underlying generation of power within specific environmental requirements.

d)	Cash and Cash Equivalents

The Trust considers all highly liquid investments with maturities, when purchased, of three months or less as cash and cash equivalents. At December 31, 2009 and 2008, cash and cash equivalents exceeded federal insured limits by $7,447 and $11,413, respectively, all of which was invested either in US Treasury bills or money market accounts that invest primarily in US government securities.

e)	Unbilled Receivables

Unbilled receivables consists of RPS Attributes distributed from Indeck Maine, for which revenue had been earned but for which no invoices had been generated under executed commitments

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

as the certificates to be exchanged had not been issued by the appropriate regulatory body. The issuance of renewable certificates by the regulatory body only occurs once every three months.

f)	Fair Value of Financial Instruments

At December 31, 2009 and 2008, the carrying value of the Trust’s cash and cash equivalents, unbilled receivables, other receivable, other current assets, security deposits, accounts payable and accrued expenses and other liabilities approximates their fair value due to their short-term nature.

g)	Comprehensive (Loss) Income

The Trust’s comprehensive (loss) income consists only of net (loss) income.

h)	Income Taxes

No provision is made for income taxes in the Trust’s consolidated financial statements as the net income or losses of the Trust are passed through and included in the income tax returns of the individual shareholders of the Trust.

i)	Recent Accounting Pronouncements

Fair Value Measurements

In February 2008, the Financial Accounting Standards Board (“FASB”) issued guidance which delayed the effective date of fair value measurements for non-financial assets and non-financial liabilities for the Trust until January 1, 2009, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Trust adopted this guidance effective January 1, 2009, with no material impact on its consolidated financial statements.

In April 2009, the FASB issued additional guidance relating to factors to consider in estimating fair value when there has been a significant decrease in market activity for a financial asset. The Trust adopted this guidance effective June 30, 2009, with no material impact on its consolidated financial statements.

In August 2009, the FASB amended its previous guidance regarding the fair value measurements and disclosures in order to reduce potential uncertainty in financial reporting when measuring the fair value of liabilities. The Trust adopted this guidance effective September 30, 2009, with no material impact on its consolidated financial statements.

In January 2010, the FASB amended its previous guidance to clarify and provide additional disclosure requirements relating to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets in order to provide greater level of disaggregated information and more robust disclosures about valuation techniques and inputs to fair value measurements. This guidance will become effective for interim and annual reporting periods beginning after December 15, 2009, except for certain kind of disclosures for which effective date is for fiscal year beginning after December 15, 2010. The Trust is currently evaluating the impact of adopting this guidance on its consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued guidance regarding noncontrolling interests in consolidated financial statements, which requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income attributable to noncontrolling interests, be clearly identified, labeled, and presented in the consolidated financial statements within equity, but separate from the parent’s equity. It also requires that once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This guidance became effective for the Trust beginning January 1, 2009. Except for the presentation and disclosure requirements, which are applied retrospectively for all periods presented subsequent to the adoption, the adoption of this guidance had no material impact on its consolidated financial statements.

Subsequent Events

In May 2009, the FASB issued guidance regarding subsequent events which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Trust adopted this guidance effective June 30, 2009, with no material impact on its consolidated financial statements. In February 2010, the FASB amended its previous guidance regarding subsequent events by removing the requirement for a registrant to disclose a date through which subsequent events have been evaluated.

Consolidation of Variable Interest Entities

In June 2009, the FASB amended previous guidance regarding the consolidation of variable interest entities (“VIE”). This guidance eliminates exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a VIE. This guidance also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a VIE, a company’s power over a VIE, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying the guidance to consolidation of VIE. The Trust adopted this guidance effective January 1, 2010, with no material impact on its consolidated financial statements.

In December 2009, the FASB amended its previous guidance issued in June 2009 regarding the consolidation of VIE which replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a VIE with an approach focused on identifying which reporting entity has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This amendment also requires additional disclosures about a reporting entity’s involvement with VIEs. This guidance will become effective for the fiscal year beginning after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Trust is currently evaluating the impact of adopting this guidance on its consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

FASB Accounting Standards Codification

In June 2009, the FASB announced the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative non-governmental GAAP superseding existing codification from the FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature. Effective September 30, 2009, the Codification superseded all existing non-SEC accounting and reporting standards and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. The Trust adopted the Codification with no material impact on its consolidated financial statements.

3.	INVESTMENTS

RILG

In October 2007, RILG was formed as a Delaware limited liability company which must be dissolved no later than December 31, 2107. RILG has electrical generating capacity of 20.4 megawatts and associated gas treatment systems, located at the Central Landfill in Johnston, Rhode Island (the “Landfill”). The project includes reciprocating engine generator sets which are fueled by methane gas produced by and collected from the Landfill. RILG is operated under contract by Ridgewood Power Management LLC (“RPM”), an affiliate of the Managing Shareholder, on an at-cost basis.

On November 17, 2008, the Trust, Ridgewood Electric Power Trust I (“Trust I”), Trust III and Ridgewood Power B Fund/Providence Expansion (“B Fund”) entered directly or indirectly, through one or more subsidiaries, into a series of agreements relating to the operations of Ridgewood Providence and Ridgewood Rhode Island Generation LLC (“RRIG”) at the Landfill. The principal purpose of these agreements was to consolidate the activities of the Trust, Trust I, Trust III and B Fund, at the Landfill under one entity, RILG, for the purposes of developing a new electric generating facility and consolidating all gas rights under one entity.

Pursuant to terms and conditions of a contribution agreement, the Trust, Trust I, Trust III and B Fund each contributed certain membership, partnership and economic interests that they held in Ridgewood Providence, RRIG, Rhode Island Gas Management LLC and Ridgewood Providence Power Corporation to RILG, in exchange for their allocable interests in RILG. As a result of the reorganization, the Trust, Trust I, Trust III and B Fund directly or indirectly own all of the equity interests in RILG. The Trust contributed its 64.3% interest in Ridgewood Providence in exchange for its 35.24% interest in RILG.

RILG and several of its affiliates had an agreement with a power marketer for which they were committed to sell RPS Attributes derived from their electric generation. The agreement provided such power marketer with six separate annual options to purchase such attributes from 2004 through 2009 at fixed prices, as defined in the agreement. The power marketer did not exercise its option to purchase 2009 RPS Attributes, and a deposit provided by RILG and its affiliates to secure their obligations under the agreement was returned by April 2009. All required RPS Attributes were supplied by April 2009 and the contract expired according to its terms on June 15, 2009. RILG currently has no long-term agreements for the sale of RPS Attributes.

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

Historically, RILG sold electricity it produced partly at fixed prices pursuant to a long-term contract and partly at prevailing market prices. In July 2009, the purchaser under the long-term contract elected to exercise its one-time option to terminate its contract with RILG, effective January 2010. RILG currently sells all of its electrical output in the spot or day-ahead wholesale electricity market. RILG is currently seeking alternate arrangements for the sale of its output of its electricity generating capacity in lieu of selling the output at open market spot prices. Whether this effort will be successful and what the results to RILG will be if successful cannot be determined at this time.

On November 3, 2009, RILG received notice from the United States Department of Energy (“DOE”) that it had been awarded a grant of $15,000 towards the purchase of equipment relating to RILG expansion. The final detail of the award is subject to final contract negotiations between RILG and the DOE. As a result, the exact amount, and timing of the receipt of any award, cannot currently be predicted.

Summarized balance sheet data for RILG at December 31, 2009 and 2008 is as follows:

	December 31,
	2009	2008

Current Assets	$3,128	$4,120
Non-current assets	8,512	15,004

Total assets	$11,640	$19,124

Current liabilities	$3,641	$2,782
Members’ Equity	7,999	16,342

Total liabilities and equity	$11,640	$19,124

Trust share of RILG equity	$2,001	$4,931

Summarized statements of operations data for RILG for the year ended December 31, 2009 and from November 17, 2008 to December 31, 2008 is as follows:

	Year Ended	November 17 to
	December 31, 2009	December 31, 2008

Revenues	$14,296	$2,200

Cost of revenues	16,973	2,050
Other expenses	4,985	890

Total expenses	21,958	2,940

Net loss	$(7,662)	$(740)

Trust share of equity loss	$(2,700)	$(261)

The Trust share of loss in RILG is calculated from November 17, 2008, the date as which the Trust’s interest in RILG is accounted for using the equity method of accounting. The Trust’s share of RILG equity is not based on its 35.24% interest in RILG. Instead, it represents the carrying value of its net investment in Ridgewood Providence at the time of the reorganization, increased/decreased for its 35.24% share of earnings, losses and distributions of RILG that occurred subsequent to the reorganization.

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

During the third quarter of 2009, RILG recorded an impairment charge of $1,207 due to the decision made by the Managing Shareholder not to repair certain long-lived assets that were taken out of service for non-performance. As this equipment has only nominal salvage value, upon determination that the assets would not be restored to an operating status, their asset value was written off. The Trust’s share of the impairment charge was included in equity loss in RILG in the accompanying consolidated statements of operations.

Due to a change in the estimated useful life of certain assets, RILG recorded additional depreciation expense of $3,337 and $564 for the years ended December 31, 2009 and 2008, respectively, which was included in equity loss in RILG in the accompanying consolidated statements of operations.

Maine Hydro

In August 1996, the Trust and Ridgewood Electric Power Trust V (“Trust V”) formed Ridgewood Maine Hydro Partners, L.P. (“Maine Hydro”) and in December 1996, acquired a portfolio of hydro-electric facilities located in Maine from CHI Energy, Inc. The Trust and Trust V owned equal interests in Maine Hydro.

On November 20, 2009, Maine Hydro entered into a purchase and sale agreement and sold for cash, all of the assets of Maine Hydro to KEI (USA) Power Management Inc. and certain of its subsidiaries, which are affiliated with Kruger Energy, Inc., a Canada-based international company (“KEI USA”). The total gross purchase price of the sale, including a post-closing adjustment made in 2010 for estimated working capital at the time of the sale, totaled $7,293, of which $3,646 was allocated to the Trust. The Trust recorded a gain of $2,158 on the sale of Maine Hydro in the accompanying consolidated statements of operations.

Summarized balance sheet data for Maine Hydro at December 31, 2008 is as follows:

Current assets	$1,583
Noncurrent assets	2,137

Total assets	$3,720

Current liabilities	$668
Partners’ equity	3,052

Total liabilities and partners’ equity	$3,720

Trust share of Maine Hydro equity	$1,526

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

Summarized statements of operations for Maine Hydro for the period from January 1, 2009 to November 20, 2009 and for the year ended December 31, 2008 is as follows:

	2009	2008

Revenues	$2,331	$5,473

Cost of revenues	2,089	3,104
Other expenses, net	1,094	1,860

Total expenses	3,183	4,964

Net (loss) income	$(852)	$509

Trust share of (loss) income in Maine Hydro	$(426)	$254

Indeck Maine

On December 22, 2008, Indeck Maine completed the sale and transferred 100% of the membership interests in Indeck Maine to Covanta Energy Corporation for an aggregate price of $53,858, which includes an estimated net working capital of $3,111 as defined in the purchase and sale agreement, as amended, less estimated retention and vacation payments of $1,162 relating to RPM staff based at the Indeck Maine facilities. The Trust recorded a gain of $7,197 on the sale of Indeck Maine in the accompanying consolidated statement of operations.

Immediately prior to the sale in 2008, Indeck Maine transferred to a wholly-owned subsidiary of the Trust, specific accounts receivable, deposits and rights to future cash flows. As these amounts were collected, in accordance with an agreement between the Trust, Trust V and Indeck Energy Services, Inc. (“IES”), 45% was distributed to IES, 27.5% distributed to Trust V and the Trust retained the other 27.5%. During 2009, the entire amount due to Trust V and IES was distributed.

Summarized statement of operations data for Indeck Maine for the period from January 1, 2008 to December 22, 2008 is as follows:

Revenues	$37,421

Cost of revenues	35,776
Other expenses, net	2,105

Total expenses	37,881

Net (loss) income	$(460)

Trust share of (loss) income in Indeck Maine	$(509)

During the second quarter of 2008, management fees due to IES’ board members totaling $933 was forgiven by the members. Indeck Maine has recorded this forgiveness as a capital contribution. The Trust and Trust V have each recorded this forgiveness as a deemed capital contribution of $467.

The Trust assigned the excess purchase price over the net assets acquired to fixed assets. The Trust depreciated the fixed assets over their remaining useful lives using the unit of production

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

method. Depreciation expense of $279 for the year ended December 31, 2008, was included in the equity loss from Indeck Maine in the accompanying consolidated statements of operations.

4.	ROYALTY EXPENSE

Prior to the formation of RILG, Ridgewood Providence and RRIG entered into agreements with Rhode Island Resource Recovery Corporation (“RIRRC”), the owner and operator of the Landfill, for the purpose of leasing the sites at the Landfill and to obtain the landfill gas rights necessary to operate the projects. The projects may occupy the site and take delivery of landfill gas for as long as the projects are able to generate electricity from such gas.

Under the prior existing RPS Attribute agreement between Ridgewood Providence and RIRRC, Ridgewood Providence is required to pay 15% net revenue royalties from the sale of its RPS Attributes to each of RIRRC and Ridgewood Gas Services LLC. In addition, Ridgewood Providence is also required to pay, as royalty, 18% of power generation revenue to RIRRC. Similarly, RRIG is required to pay a royalty to RIRRC equal to 15% of net revenues plus an amount equal to $0.18/MMBtu (adjusted for CPI) plus an amount equal to 10% of the net profits generated by RRIG in excess of a threshold profit level. The portion of the RRIG payment based on net profit is only to be made after RRIG has received a minimum return on its investment in the projects.

Effective November 17, 2008, RILG entered into new agreements with RIRRC which provide for a royalty of 15% of net revenue subject to certain credits, provided, however, that the existing royalty arrangement will remain in effect until the commercial operation of the new electric generating plant.

For the period from January 1, 2008 to November 16, 2008, royalty expense paid by Ridgewood Providence to RIRRC amounted to $1,702, which is included in cost of revenues in the accompanying consolidated statements of operations. As the Trust’s interest in RILG is accounted for using the equity method of accounting, royalty expense for the year ended December 31, 2009 and from November 17, 2008 to December 31, 2008, is included in equity loss of RILG in the accompanying consolidated statement of operations.

5.	COMMITMENTS AND CONTINGENCIES

RILG is obligated, under the terms of various agreements with RIRRC, to construct a new electric generating facility at the Landfill and to assume primary responsibility for costs associated with the landfill gas collection system at the Landfill as of the first to occur of the commencement of operation of a new electric generating facility or June 1, 2013. RILG is also responsible for the development and construction of a sulfur treatment facility on the Landfill and the construction of new pipes and headers. The cost of building and operating the sulfur treatment facility and the pipes and headers is estimated to be approximately $5,000. The cost of the sulfur treatment facility will be split equally between RILG and RIRRC and the entire cost associated with the construction of pipes and headers will be paid by RILG. In addition, the cost of new flares on the Landfill will be borne by RIRRC, but in certain circumstances, the costs may be shared with RILG. If RILG fails to comply with these obligations, it could be subject to monetary damages and also forfeit its contracted gas rights. While the full cost of the expansion activities is not yet known, it is the opinion of the Managing Shareholder that RILG has insufficient capital to meet all of its obligations

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

to expand its Landfill operations. As a result, for the development efforts to be completed, RILG must either be sold to entities that can invest in the development of these projects or obtain third-party financing to perform its duties under the various agreements. While the Managing Shareholder believes a portion of such financing will be available, there can be no assurance whether or when RILG can obtain sufficient financing or obtain it on satisfactory terms.

On August 16, 2006, the Trust and several affiliated entities, including the Managing Shareholder, filed lawsuits against the former independent registered public accounting firm for the Trust and several affiliated entities, Perelson Weiner LLP (“Perelson Weiner”), in New Jersey Superior Court. The suit alleged professional malpractice and breach of contract in connection with audit and accounting services performed for the Trust and other plaintiffs by Perelson Weiner. On October 20, 2006, Perelson Weiner filed a counterclaim against the Trust and other plaintiffs, alleging breach of contract due to unpaid invoices with a combined total of approximately $1,200. Discovery is ongoing and a trial date is currently scheduled for May 17, 2010. The costs and expenses of this litigation, including adverse judgments, if any, are being paid by the Managing Shareholder and affiliated management companies and not the underlying investment funds.

The Trust may become subject to legal proceedings involving ordinary and routine claims related to its business. The ultimate legal and financial liability with respect to all such matters cannot be estimated with certainty and requires the use of estimates in recording liabilities for potential litigation settlements. Estimates for losses from litigation are disclosed if considered reasonably possible and accrued if considered probable after consultation with outside counsel. If estimates of potential losses increase or the related facts and circumstances change in the future, the Trust may be required to record additional litigation expense. While it is not possible to predict the outcome of the litigation discussed in this Note with certainty and some lawsuits, claims or proceedings may be disposed of unfavorably to the Trust, based on its evaluation of matters which are pending or asserted, the Trust’s management believes the disposition of such matters will not have a material adverse effect on the Trust’s business or its financial condition or results of operations.

6.	TRANSACTIONS WITH MANAGING SHAREHOLDER AND AFFILIATES

The Trust operates pursuant to the terms of a management agreement (“Management Agreement”). Under the terms of the Management Agreement, the Managing Shareholder provides certain management, administrative and advisory services and office space to the Trust. The Trust paid the Managing Shareholder an annual management fee of $655 and $527 for the years ended December 31, 2009 and 2008, respectively, as compensation for the services the Managing Shareholder provides to the Trust, which was equal to 3% of the Trust’s prior year net asset value. The management fee is to be paid in monthly installments and, to the extent that the Trust does not pay the management fee on a timely basis, the Trust accrues interest at an annual rate of 10% on the unpaid balance.

Under the Operating Agreement with the Trust, RPM provides management, purchasing, engineering, planning and administrative services to the projects operated by the Trust. RPM charges the projects at its cost for these services and for the allocable amount of certain overhead items. Allocations of costs are on the basis of identifiable direct costs or in proportion to amounts invested in projects managed by RPM. For the years ended December 31, 2009 and 2008, RPM charged the

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

projects $581 and $947, respectively, for overhead items allocated in proportion to the amount invested in projects managed. In addition, for the years ended December 31, 2009 and 2008, RPM charged the projects $6,465 and $26,837, respectively, for direct expenses allocated in proportion to the amount invested in projects managed. These charges may not be indicative of costs incurred if the projects were not operated by RPM.

Under the Declaration of Trust, the Managing Shareholder is entitled to receive, concurrently with the shareholders of the Trust other than the Managing Shareholder, 1% of all distributions from operations made by the Trust in a year until the shareholders have received distributions in that year equal to 14% per annum of their equity contribution. Thereafter, the Managing Shareholder is entitled to receive 20% of the distributions for the remainder of the year. The Managing Shareholder is entitled to receive 1% of the proceeds from dispositions of Trust property until the shareholders other than the Managing Shareholder, have received cumulative distributions equal to their original investment (“Payout”). After Payout, the Managing Shareholder is entitled to receive 20% of all remaining distributions of the Trust. Distributions to the Managing Shareholder were $96 and $10 for the years ended December 31, 2009 and 2008, respectively. The Trust has not yet reached Payout.

Income is allocated to the Managing Shareholder until the profits so allocated equal distributions to the Managing Shareholder. Thereafter, income is allocated among the shareholders other than the Managing Shareholder in proportion to their ownership of Investor Shares. If the Trust has net losses for a fiscal period, the losses are allocated 99% to the shareholders other than the Managing Shareholder and 1% to the Managing Shareholder, subject to certain limitations as set forth in the Declaration of Trust. Amounts allocated to shareholders other than the Managing Shareholder are apportioned among them in proportion to their capital contributions.

Under the terms of the Declaration of Trust, if the Adjusted Capital Account (as defined in the Declaration of Trust) of a shareholder other than the Managing Shareholder would become negative using General Allocations (as defined in the Declaration of Trust), losses and expenses will be allocated to the Managing Shareholder. Should the Managing Shareholder’s Adjusted Capital Account become negative and items of income or gain occur, then such items of income or gain will be allocated entirely to the Managing Shareholder until such time as the Managing Shareholder’s Adjusted Capital Account becomes positive. This mechanism does not change the allocation of cash, as discussed above.

In accordance with the Declaration of Trust, upon or prior to the first distribution by the Trust in liquidation, the Managing Shareholder is required to contribute to the capital of the Trust an amount equal to any deficit in the tax basis capital account of the Managing Shareholder calculated just prior to the date of such distribution. As of December 31, 2008, the last date such calculation was made, the Managing Shareholder would have been required to contribute $119 to the Trust prior to the Trust making any liquidating distributions.

RRP owns 2.0331 Investor Shares of the Trust. The Trust granted the Managing Shareholder a single Management Share representing the Managing Shareholder’s management rights and rights to distributions of cash flow.

The Trust records short-term payables to and receivables from certain of its affiliates in the ordinary course of business. The amounts payable to and receivable from its affiliates, other than

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(dollar amounts in thousands, except per share data)

amounts relating to management fees, do not bear interest. At December 31, 2009 and 2008, the Trust had outstanding receivables and payables as follows:

	Due from	Due to
	2009	2008

Ridgewood Power Management LLC	$4	$20
Ridgewood Renewable Power LLC	9	8
Trust V	—	2,570
Maine Hydro	—	2
RILG	592	171
Other affiliates	1	—

Total	$606	$2,771

RIDGEWOOD ELECTRIC POWER TRUST IV

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(Unaudited)
	(In thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$7,540	$7,804
Due from affiliates	408	606
Prepaid expenses and other current assets	41	24

Total current assets	7,989	8,434
Investment	921	2,001

Total assets	$8,910	$10,435

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$13	$98

Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ equity (476.8 Investor Shares issued and outstanding)	9,076	10,502
Managing Shareholder’s accumulated deficit (1 management share issued and outstanding)	(179)	(165)

Total shareholders’ equity	8,897	10,337

Total liabilities and shareholders’ equity	$8,910	$10,435

The accompanying notes are an integral part of these condensed consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST IV

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited, in thousands, except per share data)

Operating expenses:
General and administrative expenses	$211	$443	$32	$158
Management fee to Managing Shareholder	155	328	77	164

Total operating expenses	366	771	109	322

Loss from operations	(366)	(771)	(109)	(322)

Other (expense) income:
Equity in loss of RILG	(1,080)	(1,104)	(343)	(571)
Equity in (loss) income of Maine Hydro	—	(92)	—	15
Other income, net	6	375	3	99

Total other expense, net	(1,074)	(821)	(340)	(457)

Net loss	$(1,440)	$(1,592)	$(449)	$(779)

Managing Shareholder — Net loss	$(14)	$(16)	$(4)	$(8)
Shareholders — Net loss	(1,426)	(1,576)	(445)	(771)
Net loss per Investor Share	(2,991)	(3,305)	(933)	(1,617)
Distributions per Investor Share	—	15,000	—	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST IV

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2010	2009
	(Unaudited, in thousands)

Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(264)	$3,557
Cash flows from financing activities:
Cash distributions to shareholders	—	(7,224)

Net decrease in cash and cash equivalents	(264)	(3,667)
Cash and cash equivalents, beginning of year	7,804	11,683

Cash and cash equivalents, end of period	$7,540	$8,016

The accompanying notes are an integral part of these condensed consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, dollar amounts in thousands)

1.	DESCRIPTION OF BUSINESS

The Trust is a Delaware trust formed on September 8, 1994. The Trust began offering shares in February 1995 and concluded its offering in September 1996. The objective of the Trust is to provide benefits to its shareholders through a combination of distributions of operating cash flow and capital appreciation. The Managing Shareholder of the Trust is RRP. The Trust has been organized to invest primarily in power generation facilities located in the US. The projects of the Trust have characteristics that qualify the projects for government incentives.

The Trust’s accompanying condensed consolidated financial statements include the accounts of the Trust. The Trust’s condensed consolidated financial statements also include the Trust’s 35.24% interest in RILG, which is accounted for under the equity method of accounting, as the Trust has the ability to exercise significant influence but does not control the operating and financial policies of the investment. The Trust owned a 50% interest in Maine Hydro, which was sold in November 2009, as further discussed in Note 5.

On July 26, 2010, the Trust along with Ridgewood Electric Power Trust I (“Trust I”) (through its 100% ownership of Ridgewood Olinda LLC), Ridgewood Electric Power Trust III (“Trust III”) and Ridgewood Power B Fund/Providence Expansion (B Fund, and together with the Trust, Trust I and Trust IIII, the “Trusts”) entered into an interest purchase agreement to sell all of their respective limited liability company membership interests in RILG to MIP II Biopower LLC (“MIP”), which is affiliated with Macquarie Group Limited, an Australian based international company. A summary of the material terms and conditions of the interest purchase agreement was provided in a Current Report on Form 8-K filed with the SEC on July 29, 2010. As of the date of the filing of this report, consent solicitations regarding the approval of the sale have not been mailed to the shareholders of any of the Trusts.

The Trust has evaluated subsequent events and transactions through the date of the issuance of its financial statements, and concluded that except for the interest purchase agreement for the sale of RILG, there were no additional events or transactions that require adjustment to, or disclosure in the notes to, the condensed consolidated financial statements.

2.	BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements are unaudited and have been prepared pursuant to the rules of the United States Securities and Exchange Commission (the “SEC”) and, in the opinion of management, include all adjustments that are necessary for a fair presentation of the consolidated financial statements. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the GAAP have been condensed or omitted pursuant to SEC rules. These condensed consolidated financial statements should be read in conjunction with the Trust’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 25, 2010 (the “2009 Form 10-K”). No significant changes have been made to the Trust’s accounting policies and estimates disclosed in its 2009 Form 10-K.

In the opinion of management, the condensed consolidated financial statements as of June 30, 2010, and for the six and three months ended June 30, 2010 and 2009, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited, dollar amounts in thousands)

consolidated financial position, results of operations and cash flows for the periods presented. The results of operations for the six and three months ended June 30, 2010 and 2009, are not necessarily indicative of the results to be expected for the full year or any other period.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

Fair Value Measurements

In January 2010, the FASB amended its previous guidance to clarify and provide additional disclosure requirements relating to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets in order to provide greater level of disaggregated information and more robust disclosures about valuation techniques and inputs to fair value measurements. The Trust adopted these amended standards on January 1, 2010, with no material impact on its condensed consolidated financial statements. Additionally, these amended standards require presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3), beginning in the first quarter of 2011. The Trust is currently evaluating the impact of adopting this guidance on its condensed consolidated financial statements.

Subsequent Events

In May 2009, the FASB issued guidance regarding subsequent events which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Trust adopted this guidance effective June 30, 2009, with no material impact on its consolidated financial statements. In February 2010, the FASB amended its previous guidance regarding subsequent events by removing the requirement for a registrant to disclose a date through which subsequent events have been evaluated.

4.	CASH AND CASH EQUIVALENTS

The Trust considers all highly liquid investments with maturities, when purchased, of three months or less as cash and cash equivalents. At June 30, 2010, cash and cash equivalents exceeded federal insured limits by $7,193, all of which was invested either in US Treasury bills or money market accounts that invest solely in US government securities.

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited, dollar amounts in thousands)

5.	INVESTMENTS

RILG

The Trust owns 35.2%, Trust I owns 6.8%, Trust III owns 19.6% and B Fund owns 38.4% of RILG. Summarized statements of operations data for RILG for the six and three months ended June 30, 2010 and 2009 were as follows:

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009

Revenues	$5,159	$6,972	$2,923	$3,257
Gross loss	(1,465)	(1,356)	(267)	(1,015)
Loss from operations	(3,066)	(3,129)	(975)	(1,617)
Net loss	(3,065)	(3,132)	(974)	(1,619)
Trust share of loss in RILG	(1,080)	(1,104)	(343)	(571)

On November 3, 2009, RILG received notice from the DOE that it had been awarded a grant of $14,973 towards development expenses relating to RILG expansion. The grant is subject to various final closing conditions, including DOE approval of a plan to finance the expansion construction to be submitted by RILG prior to December 31, 2010. As of June 30, 2010, RILG recorded $116 of grant revenue, which is included as revenues in the above table.

Currently, RILG sells all of its electrical output in the spot or day-ahead wholesale electricity market. Effective September 1, 2010, RILG will begin selling all of its electricity under a long-term fixed price contract with built in cost escalations to Connecticut Municipal Electric Energy Cooperative (“CMEEC”). RPS Attributes generated as a result of the volume of electricity produced by RILG are currently sold in the open market, but upon the commencement of the agreement with CMEEC, all RPS Attributes will be sold to CMEEC at a contracted price of $25 per megawatt hour, which is currently above spot market prices.

Maine Hydro

Maine Hydro was owned equally by the Trust and Ridgewood Electric Power Trust V (“Trust V”). On November 20, 2009, Maine Hydro entered into a purchase and sale agreement and sold all of its assets for cash. The total gross purchase price of the sale, including a post-closing adjustment made in 2010 for estimated working capital at the time of the sale, totaled $7,293, of which $3,646 was allocated to the Trust. In 2009, the Trust recorded a gain of $2,158 on the sale of Maine Hydro.

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited, dollar amounts in thousands)

Summarized statement of operations data for Maine Hydro for the six and three months ended June 30, 2009 were as follows:

	Six Months Ended	Three Months Ended
	June 30, 2009	June 30, 2009

Revenues	$1,575	$772
Gross profit	502	171
(Loss) income from operations	(184)	31
Net (loss) income	(184)	31
Trust share of (loss) income in Maine Hydro	(92)	15

6.	TRANSACTIONS WITH AFFILIATES

The Trust records short-term payables to and receivables from certain of its affiliates in the ordinary course of business. The amounts payable to and receivable from its affiliates, other than amounts relating to management fees, do not bear interest. At June 30, 2010 and December 31, 2009, the Trust had outstanding intercompany receivables from affiliates of $408 and $606, respectively, primarily due from RILG.

7.	COMMITMENTS AND CONTINGENCIES

In connection with RILG’s obligation to expand its electricity generating capacity, RILG is obligated, under the terms of various agreements with RIRRC, the owner and operator of the Landfill, to construct a new electric generating facility at the Landfill, with an estimated future construction cost of $130,000, and to assume primary responsibility for costs associated with the landfill gas collection system at the Landfill as of the first to occur of the commencement of operation of the new electric generating facility or December 31, 2014. As part of this commitment, RILG is also responsible for the development and construction of a sulfur treatment facility on the Landfill, the construction of new pipes and headers and the cost of new flares on the Landfill. Under an agreement with RIRRC, the cost of this construction is approximately $12,000 which will be split equally between RIRRC and RILG regardless of whether the sale of RILG is completed. If RILG fails to comply with its expansion obligations, it could forfeit its contracted gas rights. The Managing Shareholder is currently in negotiations to amend this agreement such that: 1) the obligation of RILG to build the sulfur treatment and flares increases to 100% of the costs, but is only an obligation of RILG if financing to complete the expansion is obtained, and 2) undertake site preparation work at an estimated cost of $500; with up to $500 being loaned to RILG by RIRRC.

A condition of the July 26, 2010, interest purchase agreement to sell RILG to MIP, is that if the shareholders of each of the Trusts, if asked in accordance with the interest purchase agreement, do not timely approve the sale, the Trusts must reimburse MIP for its reasonable documented out-of-pocket costs, fees and expenses incurred in connection with the sale and may be required, in certain circumstances, to pay a termination fee to MIP. As of the date of this report, MIP estimates that its out-of-pocket costs, fees and expenses through closing will total approximately $3,000.

On August 16, 2006, the Trust and several affiliated entities, including the Managing Shareholder, filed lawsuits against the former independent registered public accounting firm for the Trust and several affiliated entities, Perelson Weiner LLP (“Perelson Weiner”), in New Jersey

RIDGEWOOD ELECTRIC POWER TRUST IV

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited, dollar amounts in thousands)

Superior Court. The suit alleged professional malpractice and breach of contract in connection with audit and accounting services performed for the Trust and other plaintiffs by Perelson Weiner. On October 20, 2006, Perelson Weiner filed a counterclaim against the Trust and other plaintiffs, alleging breach of contract due to unpaid invoices with a combined total of approximately $1,200. In May 2010, this lawsuit was settled with no financial impact to the Trust.

The Trust may become subject to legal proceedings involving ordinary and routine claims related to its business. The ultimate legal and financial liability with respect to all such matters cannot be estimated with certainty and requires the use of estimates in recording liabilities for potential litigation settlements. Estimates for losses from litigation are disclosed if considered reasonably possible and accrued if considered probable after consultation with outside counsel. If estimates of potential losses increase or the related facts and circumstances change in the future, the Trust may be required to record additional litigation expense. While it is not possible to predict the outcome of the litigation discussed in this Note with certainty and some lawsuits, claims or proceedings may be disposed of unfavorably to the Trust, based on its evaluation of matters which are pending or asserted, the Trust’s management believes the disposition of such matters will not have a material adverse effect on the Trust’s business or its financial condition or results of operations.

RIDGEWOOD ELECTRIC POWER TRUST IV

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the operating results and financial condition of the Trust should be read in conjunction with its consolidated financial statements and notes as of December 31, 2009 and June 30, 2010, which appear elsewhere in this Annex.

Forward-Looking Statements

Certain statements discussed in this section and elsewhere in this Annex constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Trust’s plans, objectives and expectations for future events and include statements about the Trust’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. These statements are based upon management’s expectations, opinions and estimates as of the date they are made. Although management believes that the expectations, opinions and estimates reflected in these forward-looking statements are reasonable, such forward-looking statements are subject to known and unknown risks and uncertainties that may be beyond the Trust’s control, which could cause actual results, performance and achievements to differ materially from the results, performance and achievements projected, expected, expressed or implied by the forward-looking statements. Examples of events that could cause actual results to differ materially from historical results or those anticipated include:

•	the timing or terms of any sale of the Trust’s assets,

•	whether the landfill gas-fired electric generating project will be able to obtain financing required to expand and make planned changes to its operations,

•	the outcome of commitments and contingencies of the Trust,

•	changes in political and economic conditions, or federal or state regulatory structures,

•	government mandates, including those associated with climate change,

•	the ability of customers to pay for energy received,

•	supplies and prices of fuels,

•	operational status of generating plants, including mechanical breakdowns, and

•	volatility in the price for electric energy, natural gas, or renewable energy.

Additional information concerning the factors that could cause actual results to differ materially from those in the forward-looking statements is contained elsewhere in this Annex, and in “Forward-Looking Statements”, Item 1A. “Risk Factors”, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Trust’s 2009 Form 10-K. Any forward-looking statement that the Trust makes, speaks only as of the date of this report. The Trust undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events or otherwise, except as required by law.

Overview

The Trust is a Delaware trust formed on September 8, 1994, primarily to make investments in projects and businesses in the energy and infrastructure sectors. RRP, a New Jersey limited liability company, is the Managing Shareholder of the Trust and has direct and exclusive control over the management and operations of the Trust.

The Trust focuses primarily on small scale projects fueled by natural gas and renewable sources of fuel. These projects allowed the Trust to develop long-term positions in attractive specialty markets for products and services provided by its projects and companies. As of June 30, 2010, the Trust had one remaining operating investment in the United States, an investment in a landfill gas-fired electric generating project with total capacity of 20.4 MW. RRIG’s capacity declined by 2.6MW during 2009, from 9.2MW, as two gensets were decommissioned in the third quarter of 2009.

The Trust’s accompanying consolidated financial statements include the accounts of the Trust. The Trust’s consolidated financial statements also include the Trust’s 35.24% interest in RILG, effective November 17, 2008 accounted for under the equity method of accounting, as the Trust has the ability to exercise significant influence but does not control the operating and financial policies of the investment. The Trust owned a 50% interest in Maine Hydro and a 25% interest in Indeck Maine, which were sold in November 2009 and December 2008, respectively.

On November 20, 2009, Maine Hydro entered into a purchase and sale agreement and sold for cash, all of the assets of Maine Hydro to KEI USA. The total gross purchase price of the sale, including a post-closing adjustment made in 2010 for estimated working capital at the time of the sale, totaled $7.3 million, of which $3.6 million was allocated to the Trust. A summary of the terms and conditions of the sale is provided in a Current Report on Form 8-K filed with the SEC on November 23, 2009.

Prior to November 17, 2008, the Trust owned a 64.3% interest in Ridgewood Providence and the remaining 35.7% noncontrolling interest was owned by Trust III. The interest of Trust III was presented as noncontrolling interest in the accompanying consolidated statements of operations. On November 17, 2008, the Trust and other affiliated entities agreed to contribute their interest in Ridgewood Providence, RRIG, RIGM and RPPC to a new entity, RILG. The Trust contributed its 64.3% interest in Ridgewood Providence in exchange for a 35.24% interest in RILG. Effective November 17, 2008, the Trust’s interest in RILG is accounted for using the equity method of accounting, and therefore, the Trust no longer consolidates the assets, liabilities, revenues and expenses of Ridgewood Providence.

RILG’s revenue is derived from the sale of electricity generated and the sale of related RPS Attributes. For the year ended December 31, 2009, RILG derived $4.4 million, or 31%, of its annual revenues from the sale of RPS Attributes. As discussed in Item 1A. “Risk Factors”, the supply of RPS Attributes has been increasing and is expected to continue to increase in coming years, which has resulted in a decrease in the price of RPS Attributes. Historical operating revenues and cost of revenues of the Trust for the 2008 period have been derived from the Ridgewood Providence’s operations. As the Trust no longer consolidates Ridgewood Providence, and instead accounts for its investment in RILG as an equity interest, the Trust does not anticipate having any future reported revenues and cost of revenues.

On November 3, 2009, RILG received notice from the DOE that it had been awarded a grant of $15 million towards development expenses relating to RILG expansion. The grant is subject to various final closing conditions, including DOE approval of a plan to finance the expansion construction to be submitted by RILG prior to December 31, 2010.

The sale of Maine Hydro, Indeck Maine and the RILG reorganization have significantly impacted the comparability of period-to-period financial statements.

Critical Accounting Policies and Estimates

The following discussion and analysis of the Trust’s financial condition and results of operations are based upon the Trust’s condensed consolidated financial statements, which have been prepared in conformity with GAAP. In preparing these financial statements, the Trust is required to make certain estimates and assumptions that affect the reported amounts of the Trust’s assets, liabilities, revenues and expenses, including the disclosure of contingent assets and liabilities. The Trust evaluates these estimates and assumptions on an ongoing basis. The Trust bases its estimates and assumptions on historical experience and on various other factors that the Trust believes to be reasonable at the time the estimates and assumptions are made. However, future events and their effects cannot be predicted with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results may differ from these estimates and assumptions under different circumstances or conditions, and such differences may be material to the condensed consolidated financial statements. No material changes have been made to the Trust’s critical accounting policies and estimates disclosed in its 2009 Form 10-K.

No material changes have been made to the Trust’s critical accounting policies and estimates disclosed in its 2009 Form 10-K.

In the opinion of management, the condensed consolidated financial statements as of June 30, 2010, and for the six and three months ended June 30, 2010 and 2009, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the consolidated financial position, results of operations and cash flows for the periods presented. The results of operations for the six and three months ended June 30, 2010 and 2009, are not necessarily indicative of the results to be expected for the full year or any other period.

Results of Operations and Changes in Financial Condition

Year ended December 31, 2009 compared to the year ended December 31, 2008

Revenues and cost of revenues for the year ended December 31, 2008 were derived from Ridgewood Providence’s operations. As a result of the reorganization affecting Ridgewood Providence, effective November 17, 2008, the Trust recorded its interest in the RILG investment using the equity method of accounting, which eliminated the need to consolidate Ridgewood Providence’s results of operations in the 2009 period.

General and administrative expenses decreased $2.8 million from $3.4 million for the year ended December 31, 2008 to $0.6 million for the same period in 2009. This decrease was primarily due to the change in accounting for its investment in Ridgewood Providence and also due to a decrease in professional fees.

The Trust recorded equity loss of $2.7 million and $0.3 million from its investment in RILG in the 2009 and 2008 period, respectively. RILG incurred a loss in the 2009 period compared to Ridgewood Providence’s operating results in the 2008 period, primarily due to an increase in depreciation expense resulting from a change in estimated useful lives of a portion of the remaining plant assets as of November 2008 and also due to an impairment charge recorded in the third quarter of 2009 when decommissioned gensets were fully impaired as the Managing Shareholder made the decision of not repairing them and their having nominal salvage value. RILG operating results includes $0.9 million and $1.8 million of engineering development and legal fees relating to planned plant expansion for the years ended December 31, 2009 and 2008, respectively.

In July 2009, the purchaser to whom RILG sold the output from approximately 60% of its installed capacity under a long-term electric power sales contract, elected to exercise its one-time option to terminate its agreement, effective January 2010. The aggregate price for the output sold under this long-term contract exceeds current open market prices. RILG is currently seeking alternate arrangements for the sale of the output of its electricity generating capacity. Whether this effort will be successful and what the results to RILG will be if successful cannot be determined at this time.

For the year ended December 31, 2009, the Trust recorded equity loss of $0.4 million from its investment in Maine Hydro compared to equity income of $0.3 million for the same period in 2008. The decrease in equity income of $0.7 million in 2009 was primarily due to a decrease in power generation revenue by approximately 57% resulting from lower electricity prices compared to the 2008 period. At the end of 2008, eleven long-term electric power sales contracts expired and going forward, approximately 74% of Maine Hydro revenue was generated through electric output sold at market price, the average rate of which was significantly lower than prior contract price.

During the fourth quarter of 2009, Maine Hydro entered into a purchase and sale agreement and sold for cash, all of the assets of Maine Hydro to KEI USA. As a result of this transaction, the Trust recorded a $2.2 million gain on sale of Maine Hydro.

For the year ended December 31, 2008, the Trust recorded equity loss of $0.5 million from its investment in Indeck Maine. During the fourth quarter of 2008, Indeck Maine completed the sale and transferred 100% of the membership interests in Indeck Maine to Covanta. As a result of this transaction, the Trust recorded a $7.2 million gain on sale of Indeck Maine.

For the year ended December 31, 2008, the Trust recorded interest income of $0.4 million which represented interest earned on Indeck Maine’s note receivable balance.

For the year ended December 31, 2009, the Trust recorded other income of $0.4 million, which primarily represents the sale of RPS Attributes that were associated with electricity produced by Indeck Maine’s project prior to its sale.

The Trust recorded a noncontrolling interest in the loss of subsidiary of $0.6 million for the year ended December 31, 2008, relating to the portion of Ridgewood Providence owned by Trust III.

Six months ended June 30, 2010 compared to the six months ended June 30, 2009

General and administrative expenses decreased $0.2 million from $0.4 million for the six months ended June 30, 2009 to $0.2 million for the same period in 2010 primarily due to a decrease in professional fees.

Management fees to the Managing Shareholder declined by $0.2 million from $0.3 million for the six months ended June 30, 2009 to approximately $0.1 million for the same period in 2010, due to a decrease in the net asset value of the Trust.

For the six months ended June 30, 2010 and 2009, the Trust recorded equity loss of $1.1 million from its investment in RILG. Power generation revenue decreased as a result of a long-term power contract terminating in January 2010 and electric generation now being sold at a lower aggregate price in the open market. This was offset by decreases in maintenance expenses, royalty expenses and depreciation expenses. RILG operating results for both the 2010 and 2009 periods also include approximately $1.2 million of engineering development and legal fees relating to planned plant expansion.

For the six months ended June 30, 2009, the Trust recorded equity loss of $0.1 million from its investment in Maine Hydro. In November 2009, Maine Hydro entered into a purchase and sale agreement and sold for cash, all of the assets of Maine Hydro.

During the 2009 period, the Trust recorded other income of $0.4 million, which primarily represents the sale of RPS Attributes that were associated with electricity produced by Indeck Maine prior to its sale in December 2008.

Total assets decreased $1.5 million from $10.4 million at December 31, 2009 to $8.9 million at June 30, 2010 primarily due to decreases of approximately $1 million from the Trust’s investment in RILG, $0.2 million in intercompany receivables and $0.3 million in cash and cash equivalents.

Three months ended June 30, 2010 compared to the three months ended June 30, 2009

For the three months ended June 30, 2010, the Trust recorded equity loss of $0.3 million from its investment in RILG compared to equity loss of $0.6 million for the same period in 2009. The decrease in equity loss of $0.3 million was primarily attributable to a decrease in maintenance expenses and depreciation expenses, partially offset by a decrease in power generation revenue as a result of the long-term power contract terminating in January 2010 and electric generation now being sold at a lower aggregate price in the open market. RILG operating results for both the 2010 and 2009 periods also include approximately $0.5 million of engineering development and legal fees relating to planned plant expansion.

Liquidity and Capital Resources

Year ended December 31, 2009 compared to the year ended December 31, 2008

At December 31, 2009, the Trust had cash and cash equivalents of $7.8 million, a decrease of $3.9 million from $11.7 million at December 31, 2008. The cash flows for the year ended December 31, 2009 were $2.4 million provided by operating activities, $3.3 million provided by investing activities and $9.6 million used in financing activities.

In 2009, the Trust’s operating activities provided cash of $2.4 million, as compared to cash used of $1.6 million in 2008. This increase in cash flow provided by operating activities of $4 million in the 2009 period was primarily due to the collection of amounts related to Indeck Maine’s operations, net of related distributions to Trust V and IES.

In 2009, the Trust’s investing activities provided cash of $3.3 million which represents proceeds received on the disposition of Maine Hydro. In 2008, the Trust’s investing activities provided cash of $14 million which represents proceeds received on the disposition of Indeck Maine.

The Trust used cash for financing activities of $9.6 million and $1.5 million in 2009 and 2008, respectively, relating to the cash distributions to the shareholders and noncontrolling interest.

Six months ended June 30, 2010 compared to the six months ended June 30, 2009

At June 30, 2010 the Trust had cash and cash equivalents of $7.5 million, a decrease of $0.3 million from $7.8 million at December 31, 2009, as a result of cash used in operating activities.

Cash used in operating activities for the six months ended June 30, 2010 was $0.3 million as compared to cash provided by operating activities of $3.6 million for the same period in 2009. This decrease in cash flow provided by operating activities of approximately $3.9 million in the 2010 period was primarily due to the 2009 collection of amounts related to Indeck Maine’s operations net of related distributions to Trust V and Indeck Energy Services, Inc.

There were no financing activities for the 2010 period. For the six months ended June 30, 2009, the Trust used cash of $7.2 million relating to the cash distributions to shareholders.

Future Liquidity and Capital Resource Requirements

The Trust expects cash flows from its equity investment in RILG, along with existing cash, cash equivalents and borrowing capabilities will be sufficient to provide working capital and fund capital expenditures of the Trust, but not for its investment in RILG, for the next 12 months.

Off-Balance Sheet Arrangements

None.

Contractual Obligations and Commitments

In connection with RILG’s obligation to expand its electricity generating capacity, RILG is obligated, under the terms of various agreements with RIRRC, the owner and operator of the Landfill, to construct a new electric generating facility at the Landfill, with an estimated future construction cost of $130 million, and to assume primary responsibility for costs associated with the landfill gas collection system at the Landfill as of the first to occur of the commencement of operation of the new electric generating facility or December 31, 2014. As part of this commitment, RILG is also responsible for the development and construction of a sulfur treatment facility on the Landfill, the construction of new pipes and headers and the cost of new flares on the Landfill. Under an agreement with RIRRC, the cost of this construction is approximately $12 million which will be split equally between RIRRC and RILG regardless of whether the sale of RILG is completed. If RILG fails to comply with its expansion obligations, it could forfeit its contracted gas rights. The Managing Shareholder is currently in negotiations to amend this agreement such that: 1) the obligation of RILG to build the sulfur treatment and flares increases to 100% of the costs, but is only an obligation of RILG if financing to complete the expansion is obtained, and 2) undertake site preparation work at an estimated cost of $0.5 million; with up to $0.5 million being loaned to RILG by RIRRC.

A condition of the July 26, 2010, interest purchase agreement to sell RILG to MIP, is that if the shareholders of each of the Trusts, if asked in accordance with the interest purchase agreement, do not timely approve the sale, the Trusts must reimburse MIP for its reasonable documented out-of-pocket costs, fees and expenses incurred in connection with the sale and may be required, in certain circumstances, to pay a termination fee to MIP. As of the date of this report, MIP estimates that its out-of-pocket costs, fees and expenses through closing will total approximately $3 million.

CONSENT CARD

RIDGEWOOD ELECTRIC POWER TRUST III
CONSENT TO ACTION IN WRITING IN LIEU OF A MEETING OF SHAREHOLDERS
CONSENT SOLICITED ON BEHALF OF RIDGEWOOD ELECTRIC POWER TRUST III BY ITS
MANAGING SHAREHOLDER, RIDGEWOOD RENEWABLE POWER LLC

14 Philips Parkway, Montvale, New Jersey 07645-1811
Fax: (201) 447-0474

This consent is solicited on behalf of Ridgewood Electric Power Trust III by its Managing Shareholder, Ridgewood Renewable Power LLC. When properly executed and timely delivered to the Managing Shareholder at the address or via the facsimile number above, this consent will be counted as designated by the undersigned. If this Consent Card is signed, dated, and delivered to the Managing Shareholder with no designation by the undersigned, it will constitute the shareholder’s consent with respect to all investor shares of beneficial interest of Trust III beneficially owned by such shareholder to APPROVE the proposal below.

PROPOSAL:

To approve the Sale (as described in the consent statement that accompanied this Consent Card) and the transactions contemplated thereby and relating thereto.

☑ PLEASE MARK AS IN THIS EXAMPLE
(Mark only ONE of the following three boxes)

☐ Approve                    ☐ Not Approve                    ☐ Abstain

THE MANAGING SHAREHOLDER RECOMMENDS THAT YOU “APPROVE” THE PROPOSAL.

If you affirmatively elect to abstain, or if you fail to return this Consent Card, it will have the same effect as NOT APPROVING the proposal. If you sign, date, and deliver this Consent Card to the Managing Shareholder but provide no instructions, this Consent Card will be deemed to constitute your consent to APPROVE the proposal with respect to all investor shares of beneficial interest of Trust III that you beneficially own.

IMPORTANT — PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS CONSENT CARD.  When investor shares of beneficial interest of Trust III are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. THE DEADLINE FOR RETURNING THIS CONSENT TO THE MANAGING SHAREHOLDER OF RIDGEWOOD ELECTRIC POWER TRUST III IS NO LATER THAN 5:00 PM EASTERN TIME ON WEDNESDAY, SEPTEMBER 22, 2010.

NAME OF SHAREHOLDER:	SHARES:

SIGNATURE of Shareholder:	Date:

SIGNATURE of Shareholder:	Date: